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TABLE OF CONTENTS 3
CONTENTS

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190971

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

          On July 15, 2013, Saehan Bancorp ("Saehan") and Wilshire Bancorp, Inc. ("Wilshire") agreed to a strategic business combination in which Saehan will merge with and into WS Merger Acquisition Corp., a wholly-owned subsidiary of Wilshire ("Newco"), with Newco surviving the merger. Immediately following the completion of the merger, Saehan Bank, a California state chartered bank and wholly owned subsidiary of Saehan ("Saehan Bank") will merge with and into Wilshire State Bank, a California state chartered bank and wholly owned subsidiary of Wilshire that expects to change its name to Wilshire Bank on October 4, 2013 ("Wilshire Bank"), with Wilshire Bank continuing as the surviving bank (the "bank merger"). In the merger, all of the issued and outstanding shares of Saehan common stock will be converted into, in the aggregate, (1) 7,210,815 shares of Wilshire common stock and (2) $50,369,522 in cash. Each share of Saehan common stock will be converted into either (x) $0.4247 in cash, (y) 0.06080 shares of Wilshire common stock, or (z) a unit consisting of a mix of $0.21235 in cash and 0.03040 shares of Wilshire common stock. Saehan shareholders may elect to receive either all cash, all stock or a unit consisting of a mix of cash and stock, in an amount equal to such holder's pro rata share of the total merger consideration. However, because the total amount of cash and stock to be issued by Wilshire is fixed, a Saehan shareholder who elects to receive all cash or all stock may instead receive a combination of cash and stock if too many Saehan shareholders elect one form of consideration over the other.

          We are sending you this proxy statement/prospectus to notify you of and invite you to the special meeting of Saehan shareholders being held to consider the Agreement and Plan of Merger and Reorganization, dated as of July 15, 2013, as it may be further amended from time to time (which we refer to as the merger agreement), that Saehan has entered into with Wilshire and Newco, and to ask you to vote at the special meeting in favor of the approval of the merger agreement.

          The special meeting of Saehan shareholders will be held on Tuesday, November 5, 2013 at the corporate office of Saehan Bank, 3580 Wilshire Boulevard., Suite 600, Los Angeles, California 90010 at 10:00 a.m. local time.

          At the special meeting, you will be asked to approve the merger agreement. In the merger, Saehan will merge with and into Newco, with Newco surviving. You will also be asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

          The market value of the merger consideration will fluctuate with the market price of Wilshire common stock and will not be known at the time you vote on the merger. Wilshire common stock is currently quoted on the NASDAQ Global Select Market under the symbol "WIBC." On September 27, 2013, the last trading day before the date of this proxy statement/prospectus for which it was practicable to obtain this information, the closing share price of Wilshire common stock was $8.21 per share as reported on the NASDAQ Global Select Market. We urge you to obtain current market quotations for Wilshire and Saehan.

          Your vote is important. We cannot complete the merger unless Saehan's shareholders approve the merger agreement. In order for the merger to be approved, the holders of at least two-thirds (2/3) of the shares of Saehan common stock outstanding and entitled to vote must vote in favor of approval of the merger agreement. Regardless of whether or not you plan to attend the special meeting, please take the time to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Failing to vote will have the same effect as voting against the merger.

          Saehan's board of directors unanimously recommends that Saehan shareholders vote "FOR" approval of the merger agreement and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

          This proxy statement/prospectus describes the special meeting, the merger, the bank merger, the documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including "Risk Factors," for a discussion of the risks relating to the proposed merger. You also can obtain information about Wilshire from documents that it has filed with the Securities and Exchange Commission.

          If you have any questions concerning the merger, please contact Daniel Kim, Saehan's Executive Vice President, Chief Financial Officer and Secretary, at (213) 388-5550, or at Daniel.Kim@saehanbank.com. We look forward to seeing you at the special shareholders' meeting in Los Angeles, California.

/s/ IL YOUNG KIM Il Young Kim Chairman of the Board Saehan Bancorp

          Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the California Department of Business Oversight, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

          The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Wilshire or Saehan, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

          The date of this proxy statement/prospectus is October 2, 2013, and it is first being mailed or otherwise delivered to Saehan shareholders on or about October 7, 2013.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Saehan Bancorp:

        Saehan Bancorp will hold a special meeting of shareholders at 10:00 a.m. local time, on Tuesday, November 5, 2013 at the corporate office of Saehan Bank, 3580 Wilshire Boulevard, Suite 600, Los Angeles, California 90010, to consider and vote upon the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of July 15, 2013, by and among Wilshire, Newco and Saehan, pursuant to which Saehan will merge with and into Newco, with Newco surviving the merger, as more fully described in the attached proxy statement/prospectus; and

  •
  a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

        We have fixed the close of business on September 30, 2013 as the record date for the special meeting. Only Saehan shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. In order for the merger to be approved, the holders of two-thirds of the shares of Saehan common stock outstanding and entitled to vote must vote in favor of approval of the merger agreement.

        Your vote is very important.    We cannot complete the merger unless Saehan's common shareholders approve the merger agreement. Failure to vote will have the same effect as voting against the merger.

        Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

        The enclosed proxy statement/prospectus provides a detailed description of the special meeting, the merger, the bank merger, the documents related to the merger and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its appendices carefully and in their entirety. If you have any questions concerning the merger or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need help voting your shares of Saehan common stock, please contact Saehan's Corporate Secretary at (213) 388-5550 at or Daniel.Kim@saehanbank.com.

        Saehan's board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that Saehan shareholders vote "FOR" the approval of the merger agreement and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of such approval.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ DANIEL KIM Daniel Kim Corporate Secretary Saehan Bancorp, Inc.

Los Angeles, California
October 2, 2013

IMPORTANT NOTE ABOUT ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about Wilshire from documents filed with or furnished to the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Wilshire at no cost from the SEC's website at http://www.sec.gov. See "Where You Can Find More Information" for more details. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting Wilshire at the following address and telephone number:

Wilshire Bancorp, Inc.
3200 Wilshire Blvd.
Los Angeles, California 90010
Attention: Secretary
Telephone: (213) 387-3200

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that Saehan shareholders requesting documents must do so by Tuesday, October 29, 2013, in order to receive them before the special meeting.

        In addition, if you have questions about the merger or the Saehan special meeting, need additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Saehan at the following address and telephone number:

Saehan Bancorp
3580 Wilshire Blvd., Suite 600
Los Angeles, California 90010
Attention: Secretary
Telephone: (213) 388-5550

        Saehan does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly does not file documents or reports with the SEC.

        See "Where You Can Find More Information" for more details.

i

		Page
Saehan Shareholder Meeting and Recommendation of Saehan's Board of Directors		91
Agreement Not to Solicit Other Offers		93
Conditions to Complete the Merger		94
Termination of the Merger Agreement		95
Effect of Termination		96
Termination Fee		96
Expenses and Fees		97
Amendment, Waiver and Extension of the Merger Agreement		97
Voting Agreements		97
ACCOUNTING TREATMENT		98
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER		98
Tax Consequences of the Merger Generally		99
Information Reporting and Backup Withholding		101
DESCRIPTION OF CAPITAL STOCK OF WILSHIRE		102
COMPARISON OF SHAREHOLDERS' RIGHTS		105
COMPARATIVE MARKET PRICES AND DIVIDENDS		113
SECURITY OWNERSHIP OF MANAGEMENT OF SAEHAN		114
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SAEHAN		116
LEGAL MATTERS		136
EXPERTS		136
OTHER MATTERS		136
SHAREHOLDER PROPOSALS		136
WHERE YOU CAN FIND MORE INFORMATION		137
ANNEX A	AGREEMENT AND PLAN OF MERGER AND REORGANIZATION	A-1
ANNEX B	FAIRNESS OPINION OF B. RILEY & CO., LLC	B-1
ANNEX C	FAIRNESS OPINION OF MACQUARIE CAPITAL (USA), INC.	C-1
ANNEX D	CALIFORNIA CORPORATIONS CODE—CHAPTER 13: DISSENTERS' RIGHTS	D-1
ANNEX E	SAEHAN BANCORP'S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2013 AND DECEMBER 31, 2012 AND FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012	E-1
ANNEX F	SAEHAN BANCORP'S INDEPENDENT AUDITORS' REPORT AND AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011	F-1

        Wilshire has not authorized anyone to give any information or make any representation about the merger or the company that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SAEHAN SPECIAL MEETING

        The following are some questions that you may have regarding the merger and Saehan special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

        References in this proxy statement/prospectus to "Saehan" refer to Saehan Bancorp, a California corporation and registered bank holding company. References in this proxy statement/prospectus to "Saehan Bank" refer to Saehan Bank, a California state chartered bank and wholly owned subsidiary of Saehan. References in this proxy statement/prospectus to "Wilshire" refer to Wilshire Bancorp, Inc., a California corporation, and, unless the context otherwise requires, to its affiliates. References in this proxy statement/prospectus to "Wilshire Bank" refer to Wilshire State Bank, a California state chartered bank and a wholly owned subsidiary of Wilshire that expects to change its name to Wilshire Bank on October 4, 2013. References in this proxy statement/prospectus to "Newco" refer to WS Merger Acquisition Corp., a California corporation and a wholly owned subsidiary of Wilshire.

Q:    What am I being asked to vote on at the Saehan special meeting?

A:
Wilshire, Newco and Saehan have entered into an Agreement and Plan of Merger and Reorganization, dated as of July 15, 2013, which we refer to as the merger agreement, pursuant to which Wilshire has agreed to acquire Saehan. Under the terms of the merger agreement, Saehan will merge with and into Newco, a wholly owned subsidiary of Wilshire, with Newco continuing as the surviving entity. We refer to this transaction as the merger. Immediately following the merger, Saehan Bank will merge with and into Wilshire Bank, with Wilshire Bank surviving. We refer to this transaction as the bank merger.

  Saehan shareholders are also being asked to approve the possible adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement. This is referred to as the adjournment proposal.

Q:    What will Saehan shareholders receive in the merger?

A:
If the merger is completed, Saehan shareholders will receive their proportional share of the total merger consideration, which consists of (1) 7,210,815 shares of Wilshire common stock and (2) $50,369,522 in cash.

Q:    What will each Saehan shareholder receive in the merger?

A.
A Saehan shareholder may elect to receive (i) all cash, (ii) all Wilshire common stock, or (iii) a unit consisting of a mix of cash and Wilshire common stock. All elections are subject to the election, proration and allocation procedures described in this proxy statement/prospectus if too many shareholders elect one form of consideration over the other. Due to these limitations, Saehan shareholders may not receive the form of merger consideration that they elected, unless they elect the option described in (iii) above to receive a unit consisting of a mix of cash and Wilshire common stock. See "The Merger" for a more detailed discussion of allocation procedures under the merger agreement.

Q:
What is the amount of cash and/or the number of shares of Wilshire common stock that each Saehan shareholder will receive for his or her shares of Saehan common stock?

A.
Each share of Saehan common stock will be converted into either (i) $0.4247 in cash, (ii) 0.06080 shares of Wilshire common stock, or (iii) a unit consisting of a mix of $0.21235 in cash and 0.03040 shares of Wilshire common stock.

  Wilshire will not issue any fractional shares of Wilshire common stock in the merger. Saehan shareholders who would otherwise be entitled to a fractional share of Wilshire common stock upon the completion of the merger will instead receive an amount in cash calculated using $6.9856 (the volume weighted average closing price of Wilshire common stock on the NASDAQ Global Select Market for the 20 trading days prior to the date of the merger agreement) as the value of one share of Wilshire common stock.

Q:
Is the value of the per share consideration that a Saehan shareholder receives expected to be substantially equivalent regardless of which election he or she makes?

A:
The formula that was used to calculate the per share consideration substantially equalized the value of the consideration to be received for each share of Saehan common stock that is exchanged in the merger, as measured during the 20 trading day period prior to the date of the merger agreement, regardless of whether a Saehan shareholder elects to receive cash, stock or a unit consisting of a mix of cash and stock. As the value of Wilshire common stock fluctuates with its trading price during the time period between the signing of the merger agreement and the effective time of the merger, however, the value of the Wilshire common stock that a Saehan shareholder receives for a Saehan share will likely not be the same as the cash paid per share on any given day before or after the merger.

Q:
Will the value of the merger consideration change between the special meeting and the time the merger is completed?

A:
The value of the merger consideration may fluctuate between the special meeting and the completion of the merger based upon the market value of Wilshire common stock. Any fluctuation in the market price of Wilshire common stock after the special meeting will change the value of the shares of Wilshire common stock that you will receive.

Q:    How does Saehan's board of directors recommend that I vote at the special meeting?

A:
Saehan's board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and "FOR" the adjournment proposal.

Q:    When and where is the Saehan special meeting?

A:
The Saehan special meeting will be held at the corporate office of Saehan Bank, 3580 Wilshire Boulevard, Suite 600, Los Angeles, California 90010 on Tuesday, November 5, 2013, at 10:00 a.m. local time.

Q:    What constitutes a quorum for the special meeting?

A:
The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Saehan common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

Q:    What is the vote required to approve each proposal at the Saehan special meeting?

A:
Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Saehan common stock as of the close of business on September 30, 2013, the record date for the special meeting.

  Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of Saehan common stock represented in person or by proxy at the special meeting, even if less than a quorum.

Q:    Why is my vote important?

  If you do not vote, it will be more difficult for Saehan to obtain the necessary quorum to hold its special meeting. In addition, your failure to vote or failure to instruct your bank or broker as to how to vote will have the same effect as a vote against approval of the merger agreement. The merger agreement must be approved by the holders of two-thirds of the outstanding shares of Saehan common stock entitled to vote at the special meeting. Saehan's board of directors unanimously recommends that you vote to approve the merger agreement.

Q:
If my shares of common stock are held in "street name" by my bank or broker, will my bank or broker automatically vote my shares for me?

A:
No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker as to how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:    What if I abstain from voting or fail to instruct my bank or broker?

A:
If you fail to vote, mark "ABSTAIN" on your proxy or fail to instruct your bank or broker with respect to the proposal to approve the merger agreement, it will have the same effect as a vote "AGAINST" the proposal.

  If you mark "ABSTAIN" on your proxy with respect to the adjournment proposal, it will have the same effect as a vote "AGAINST" that proposal. The failure to vote or failure to instruct your bank or broker with respect to the adjournment proposal, however, will have no effect on the adjournment proposal.

Q:    Can I attend the special meeting and vote my shares in person?

A:
Yes. All shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Holders of record of Saehan common stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Saehan reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without Saehan's express written consent.

Q:    Can I change my vote?

A:
Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Saehan's corporate secretary, (3) voting again by telephone or the Internet or (4) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Saehan after the vote will not affect the vote. Saehan's corporate secretary's mailing address is: Secretary, Saehan Bancorp, 3580 Wilshire Boulevard, Suite 600, Los Angeles, California 90010. If you hold your shares in "street name" through a bank or broker, you should contact your bank or broker to revoke your proxy.

Q:
Will Saehan be required to submit the proposal to approve the merger agreement to its shareholders even if Saehan's board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Saehan special meeting, Saehan is required to submit the proposal to approve the merger agreement to its shareholders even if Saehan's board of directors has withdrawn or modified its recommendation.

Q:    What are the U.S. federal income tax consequences of the merger to Saehan shareholders?

A:
The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and U.S. holders of Saehan common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Saehan common stock solely for shares of Wilshire common stock in the merger. U.S. holders of Saehan common stock who exchange their shares of Saehan common stock for a combination of cash and Wilshire common stock in the merger will recognize gain (but not loss) in an amount equal to the lesser of: (i) the excess, if any, of the cash plus the fair market value of the Wilshire common stock received in the merger, over such U.S. holder's' adjusted tax basis in the shares of Saehan common stock surrendered by such U.S. holder in the merger and (ii) the amount of any cash received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of Wilshire common stock).

  For further information, see "Material U.S. Federal Income Tax Consequences of the Merger."

  The U.S. federal income tax consequences described above may not apply to all holders of Saehan common stock. A holder's tax consequences will depend on its individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:    What if I want to exercise dissenters' rights?

A:
If you want to exercise dissenters' rights and receive the fair value of your Saehan shares in cash instead of the merger consideration described in this proxy statement/prospectus, your shares must not be voted "FOR" approval of the merger agreement, and you must follow other procedures after the meeting, as described in Annex D. If you return a signed proxy without voting instructions or with instructions to vote "FOR" the merger agreement, your shares will be automatically voted in favor of the merger agreement and you will lose dissenters' rights. Thus, if you wish to dissent and you execute and return a proxy, you must specify that your shares are to be either voted "AGAINST" or "ABSTAIN" with respect to approval of the merger.

Q:    If I am a Saehan shareholder, should I send in my Saehan stock certificates now?

A:
No. Please do not send in your Saehan stock certificates with your proxy. After the merger, an exchange agent designated by Wilshire will send you instructions for exchanging Saehan stock certificates for the merger consideration. See "The Merger Agreement—Conversion of Shares; Exchange of Certificates."

Q:    How and when does a Saehan shareholder elect the form of consideration he or she prefers to receive?

A:
An election statement with instructions for making the election as to the form of consideration preferred is being mailed under separate cover from this proxy statement/prospectus to Saehan shareholders contemporaneously with this proxy statement/prospectus. To make an election, a Saehan shareholder must submit an election statement, to Wilshire's exchange agent (at the address specified in the election statement) before 5:00 p.m., Pacific Time, on the day prior to the fifth business day prior to the completion of the merger. This date is referred to as the "election deadline." Election choices and election procedures are described under "The Merger."

  NOTE:    The actual election deadline is not currently known. Wilshire and Saehan will issue a press release announcing the date of the election deadline at least five business days before that deadline. Additionally, Wilshire and Saehan will post the date of the election deadline on their respective web sites, also at least five business days before that deadline.

Q:    What should I do if I hold my shares of Saehan common stock in book-entry form?

A:
You are not required to take any specific actions if your shares of Saehan common stock are held in book-entry form, and you may vote your shares in the same manner as certificated shares may be voted. After the completion of the merger, shares of Saehan common stock held in book-entry form automatically will be exchanged for the merger consideration, including shares of Wilshire common stock in book-entry form, and any cash to be received in the merger.

Q:    What should I do if I cannot locate my Saehan stock certificate(s)?

A:
If you have lost or cannot locate your Saehan common stock certificate, the exchange agent will issue the consideration properly payable to you under the merger agreement upon receipt of an affidavit as to that loss and, if required by the exchange agent, Saehan or Wilshire, the posting of a bond to indemnify the exchange agent, Saehan and/or Wilshire against any claim that may be made against any of them with respect to such certificate. Further instructions with respect to a lost certificate will be included in the letter of transmittal sent to you after the completion of the merger.

Q:    When do you expect to complete the merger?

A:
Saehan and Wilshire expect to complete the merger during the fourth quarter of 2013. However, neither Saehan nor Wilshire can assure you when or if the merger will occur. Saehan and Wilshire must first obtain the approval of Saehan shareholders at the special meeting, as well as the necessary regulatory approvals. Wilshire received approval for the merger from the Federal Reserve and the FDIC on September 26, 2013 and September 25, 2013, respectively. Wilshire has not yet received approval from the DBO, but neither Saehan nor Wilshire know of any reason why such approval would not be obtained in a timely manner.

Q:    What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card. If you hold your shares in "street name" through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. "Street name" shareholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.

  Additionally, Saehan shareholders should complete, sign and date the election statement sent under separate cover contemporaneously with this proxy statement/prospectus. The election statement should be sent in the envelope that accompanies it to Wilshire's exchange agent (at the address specified in the election statement) in order to arrive before the election deadline.

Q:    What happens if an election is not made prior to the election deadline?

A:
If a Saehan shareholder fails to submit an election statement to the exchange agent prior to the election deadline, then that holder will be deemed to have made no election and will be issued shares of Wilshire common stock, cash, or a mixture of stock and cash, depending on the aggregate cash and stock elections made.

Q:    Whom should I call with questions?

A:
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Saehan common stock, please contact: Daniel Kim, Executive Vice President, Chief Financial Officer and Corporate Secretary of Saehan Bancorp, at (213) 388-5550 or at Daniel.Kim@saehanbank.com.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to carefully read the entire proxy statement/prospectus, including the appendices, and the other documents to which we refer in order to fully understand the merger. See "Where You Can Find More Information." Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

 In the Merger, Saehan Shareholders Will Receive Cash and Shares of Wilshire Common Stock (page 48)

        If the merger is completed, each holder of Saehan common stock outstanding immediately prior to the completion of the merger will receive his, her or its proportional share of (1) 7,210,815 shares of Wilshire common stock and (2) $50,369,522 in cash. Accordingly, each share of Saehan common stock will be converted into either (x) 0.06080 shares of Wilshire common stock, (y) $0.4247 in cash, or (z) a unit consisting of a mix of $0.21235 in cash and 0.03040 shares of Wilshire common stock.

        Saehan shareholders may elect to receive either all cash, all stock or a unit consisting of a mix of cash and Wilshire common stock. However, because the total amount of cash and stock to be issued by Wilshire is fixed, Saehan shareholders that elect to receive either all cash or all stock may receive a combination of cash and stock that differs from their election if too many Saehan shareholders elect one form of consideration over the other. Due to these limitations, Saehan shareholders may not receive the form of merger consideration that they elected, unless they elect the option described in (z) above to receive a unit consisting of a mix of cash and Wilshire common stock.

        Wilshire will not issue any fractional shares of Wilshire common stock in the merger. Saehan shareholders who would otherwise be entitled to a fractional share of Wilshire common stock upon the completion of the merger will instead receive an amount in cash calculated using $6.9856 (the volume weighted average closing price of Wilshire common stock on the NASDAQ Global Select Market for the 20 trading days prior to the date of the merger agreement) as the value of one share of Wilshire common stock.

        Based on the 7,210,815 fixed shares issued by Wilshire to Saehan shareholders, after completion of the merger, Saehan shareholders will own approximately 9.3% of Wilshire's common stock.

        The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. Please read the merger agreement carefully. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement.

Saehan's Board of Directors Unanimously Recommends that Saehan Shareholders Vote "FOR" Approval of the Merger Agreement (page 61)

        Saehan's board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Saehan and its shareholders and has unanimously approved the merger and the merger agreement. Saehan's board of directors unanimously recommends that Saehan shareholders vote "FOR" approval of the merger agreement. For the factors considered by Saehan's board of directors in reaching its decision to approve the merger agreement, see "The Merger—Saehan's Reasons for the Merger; Recommendation of Saehan's Board of Directors."

 B. Riley & Co., LLC Has Provided an Opinion to Saehan's Board of Directors Regarding the Merger Consideration (page 63 and Annex B)

        On July 15, 2013, B. Riley & Co., LLC, Saehan's financial advisor in connection with the merger, which we refer to as B. Riley, rendered its oral opinion to Saehan's board of directors, subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the written opinion, the merger consideration was fair, from a financial point of view, to the holders of shares of Saehan common stock.

        The full text of B. Riley's opinion, dated July 15, 2013, is attached as Annex B to this proxy statement/prospectus. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by B. Riley in rendering its opinion.

        B. Riley's opinion is directed to Saehan's board of directors, addresses only the fairness of the merger consideration from a financial point of view to the holders of shares of Saehan common stock on the date the opinion was rendered, and does not address any other aspect of the merger or constitute a recommendation as to how any shareholders of Saehan should vote at any shareholder meeting held in connection with the merger.

        For further information, see "The Merger—Opinion of B. Riley & Co., LLC."

Opinion of Wilshire's Financial Advisor (page 70 and Annex C)

        On July 15, 2013, Macquarie Capital (USA), Inc., Wilshire's financial advisor in connection with the merger, which we refer to as Macquarie, rendered an oral opinion to Wilshire's board of directors, which was subsequently confirmed in a written opinion dated July 15, 2013, that, as of such date and subject to and based on the qualifications and assumptions set forth in its written opinion, the aggregate consideration to be paid by Wilshire pursuant to the merger agreement was fair to Wilshire from a financial point of view.

        The full text of Macquarie's opinion, dated July 15, 2013, is attached as Annex C to this proxy statement/prospectus. You should read the opinion in its entirety for a discussion of, among other things, the assumptions made, procedures followed, matters considered and any limitations on the review undertaken by Macquarie in rendering its opinion.

        Macquarie's opinion is addressed to Wilshire's board of directors and the opinion is not a recommendation as to how any Saehan shareholder should vote respect to the merger.

        The opinion, dated July 15, 2013, addresses only the fairness of the aggregate consideration as of such date to be paid by Wilshire from a financial point of view and does not address the merits of the underlying decision by Wilshire to enter into the merger agreement, the merits of the merger as compared to other alternatives potentially available to Wilshire or the relative effects of any alternative transaction in which Wilshire might engage. Macquarie will receive a fee for its services, a portion of which has been paid upon rendering the opinion, and a final portion of which will be payable upon consummation of the merger.

        For further information, see "The Merger—Opinion of Macquarie Capital (USA), Inc."

What Holders of Saehan Stock Options Will Receive (page 77)

        The merger agreement provides that each holder of options to acquire Saehan common stock, which we refer to as Saehan options, shall have entered into an option cancellation agreement with Wilshire, prior to the closing date. Pursuant to the terms of the option cancellation agreements, each holder of Saehan options shall be entitled to receive an amount in cash equal to (i) for holders of "in-the-money" Saehan options, in lieu of each share of Saehan common stock that would otherwise have been issuable upon exercise thereof, (A) the weighted average sales price per share for Saehan common stock on the OTCQB on the closing date (or, in the event fewer than 100,000 shares of Saehan common stock traded on the OTCQB on the closing date, $0.4247), less (B) the exercise price per share with respect to the corresponding Saehan option in question, and (ii) for holders of "out-of-the-money" Saehan options, $500 per holder of out-of-the-money Saehan options. As of the date of this proxy statement/prospectus, all Saehan stock options are subject to an executed option cancellation agreement.

Saehan Will Hold its Special Meeting on Tuesday, November 5, 2013 (page 41)

        The special meeting of Saehan shareholders will be held on Tuesday, November 5, 2013, at 10:00 a.m. local time, at the corporate office of Saehan Bank, 3580 Wilshire Boulevard, Suite 600, Los Angeles, California 90010. At the special meeting, Saehan shareholders will be asked to:

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  approve the merger agreement and the transactions it contemplates; and

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  approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement, which we refer to as the adjournment proposal.

        Only holders of record at the close of business on September 30, 2013 will be entitled to vote at the special meeting. Each share of Saehan common stock is entitled to one vote on each proposal to be considered at the Saehan special meeting. As of the record date, there were 237,197,874 shares of Saehan common stock entitled to vote at the special meeting. Each of the directors of Saehan and certain of the executive officers and other shareholders of Saehan have entered into voting agreements with Wilshire, pursuant to which they have agreed, solely in their capacity as Saehan shareholders, to, among other things, vote all of their shares of Saehan common stock in favor of the proposals to be presented at the special meeting. As of the record date, Saehan directors, executive officers and other shareholders who are parties to such voting agreements were entitled to vote an aggregate of 122,829,497 shares of Saehan common stock, representing approximately 51.8% of the shares of Saehan common stock outstanding on that date. As of the record date, Wilshire owns 131,157 shares of Saehan common stock, or less than 0.1% of the outstanding shares of Saehan common stock, that were pledged as collateral for a loan on which Wilshire foreclosed. With the exception of the foregoing, as of the record date, Wilshire and its subsidiaries and its directors and executive officers or their affiliates held no shares of Saehan common stock (other than shares held as fiduciary, custodian or agent).

        To approve the merger agreement, holders of two-thirds of the outstanding shares of Saehan common stock entitled to vote at the special meeting must vote in favor of approving the merger agreement. Because approval is based on the affirmative vote of two-thirds of the shares outstanding, your failure to vote, failure to instruct your bank or broker how to vote with respect to the proposal to approve the merger agreement or abstention will have the same effect as a vote against approval of the merger agreement.

        Approval of the adjournment proposal requires the affirmative vote of a majority of shares of Saehan common stock entitled to vote on, and represented in person or by proxy at the special meeting, even if less than a quorum. Because approval of the adjournment proposal is based on the affirmative vote of a majority of shares voting or expressly abstaining at the special meeting, abstentions will have the same effect as a vote against such proposal. The failure to vote or failure to instruct your bank or broker how to vote with respect to the adjournment proposal, however, will have no effect on such proposal.

 Saehan's Officers and Directors Have Financial Interests in the Merger that Differ from Your Interests (page 76)

        Saehan shareholders should be aware that Saehan's directors and executive officers have interests in the merger that are different from, or in addition to, those of Saehan shareholders generally. These interests may create potential conflicts of interest. Saehan's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement and in recommending that Saehan's shareholders vote in favor of approving the merger agreement. These interests include:

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  Options.  Wilshire has entered into option cancellation agreements with all of Saehan's optionholders, pursuant to which each such person has agreed not to exercise his or her outstanding options prior to the effective time of the merger and Wilshire will pay to the optionholder for each share covered by his or her options an amount equal to (i) for holders of "in-the-money" Saehan options, in lieu of each share of Saehan common stock that would otherwise have been issuable upon exercise thereof, (A) the weighted average sales price per share for Saehan common stock on the OTCQB on the closing date (or, in the event fewer than 100,000 shares of Saehan common stock traded on the OTCQB on the closing date, $0.4247), less (B) the exercise price per share with respect to the corresponding Saehan option in question, and (ii) for holders of out-of-the-money Saehan options, $500 per holder of "out-of-the-money" Saehan options.

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  Change in Control Payments.  Pursuant to the Employment Agreement dated as of November 15, 2012 between Dong Il Kim and Saehan Bank, in the event of the termination of Mr. Kim's employment without cause in the event of a change in control, or within 12 months following a change in control, Mr. Kim will receive the amount of his base salary payable under the employment agreement equal to the lesser of (i) the period remaining until the scheduled expiration of the term of Mr. Kim's employment agreement or (ii) one (1) year. Mr. Kim's Employment Agreement will terminate on April 12, 2014. The merger would constitute a change in control under the agreement.

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  Pay to Stay Payments.  Saehan Bank has entered into pay-to-stay agreements providing for payments to certain of its officers if they remain employed by Saehan Bank through the effective date of the merger and remain in the employ of Wilshire Bank for a period of up to 90 days following the effective date of the merger. Each of Dong Il Kim, the President and Chief Executive Officer of Saehan and Saehan Bank and Daniel Kim, the Executive Vice President and Chief Financial Officer of Saehan and Saehan Bank have entered into such an agreement. If they satisfy the terms of the agreement, Don Il Kim will receive a payment in the amount of $117,604 and Daniel Kim will receive a payment in the amount of $95,481. These payments will be in lieu of, and not in addition to, any severance payments which may be offered to employees of Saehan Bank. In addition, the amount of any pay-to-stay payment made to Dong Il Kim will be offset against the amount of any change in control payment otherwise due under his employment agreement. See "Change in Control Payments," above.

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  Insurance.  Pursuant to the merger agreement, Wilshire Bancorp is required to maintain in effect the current policies of directors' and officers' liability insurance maintained by Saehan for a period of six (6) years from the effective date of the merger with respect to possible claims against directors and/or executive officers of Saehan Bank arising from facts or events which occurred prior the effective time of the merger.

        For a more complete description of these interests, see "The Merger—Interests of Saehan's Directors and Executive Officers in the Merger" and "The Merger Agreement—Treatment of Saehan Stock Options."

 Saehan Shareholders Who Do Not Vote "For" the Merger Will Have Dissenters' Rights (page 44)

        Under California law, which is the law under which Saehan is incorporated, the holders of Saehan common stock will be entitled to dissenters' appraisal rights in connection with the merger, provided they do not vote "FOR" the merger and comply with all other applicable statutory procedures for asserting dissenters' rights required by California law. Thus, if you wish to dissent and you execute and return a proxy in the accompanying form, you must specify that your shares are to be voted "AGAINST" or "ABSTAIN" with respect to approval of the merger. If you do not return your proxy then you also may exercise your dissenters' rights. Shareholders who exercise their dissenters' rights by complying with the applicable statutory procedures required by California law will be entitled to receive payment in cash for the fair value of their shares as determined by Saehan or, in the event that Saehan and such shareholders cannot agree on the fair value of their shares, in a judicial proceeding. The procedures to be followed by dissenting shareholders are described below in "The Merger—Dissenters' Rights in the Merger."

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 94)

        Currently, Saehan and Wilshire expect to complete the merger during the fourth quarter of 2013. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

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  approval of the merger agreement by Saehan's shareholders;

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  holders of not more than five percent (5%) of the outstanding shares of Saehan common stock having demanded or being entitled to demand payment of the fair value of their shares as dissenting shareholders under the applicable provisions of the California Corporate Code (the "Code"); and

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  the receipt of certain required regulatory approvals.

        Neither Saehan nor Wilshire can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page 95)

        The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

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  the merger has not been completed by March 31, 2014, unless extended by the mutual consent of the parties to a date not later than April 30, 2014 (if the failure to complete the merger by that date is not caused by the terminating party's breach of the merger agreement);

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  any required regulatory approval has been denied by the relevant regulatory authority and this denial has become final and nonappealable, or a regulatory authority has issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the completion of the merger or the other transactions contemplated by the merger agreement;

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  there is a breach of the merger agreement by the other party that would cause the conditions for completion of the merger not to be satisfied, and the breach is not cured within 30 business days following written notice of the breach;

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  Saehan shareholders fail to approve the merger agreement at the Saehan special meeting; or

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  there is a Material Adverse Effect, as such term is defined in the merger agreement, with respect to the other party.

        In addition, Saehan may terminate the merger agreement if Saehan enters into a definitive agreement providing for a superior proposal and, concurrently with such termination, Saehan pays to Wilshire the termination fee.

        In addition, Wilshire may terminate the merger agreement in the following circumstances:

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  Saehan's board of directors withdraws, modifies or qualifies its recommendation to approve the merger in a manner adverse to Wilshire or fails to include its recommendation in this proxy statement/prospectus;

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  Saehan enters into a definitive agreement providing for a superior proposal;

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  within 48 hours (or such longer period of time that the Saehan board of directors determines in good faith is reasonably necessary to comply with its fiduciary duties) of a written request by Wilshire for the Saehan board of directors to reaffirm its recommendation following the date any acquisition proposal or any material change thereto is first publicly announced, published or sent to Saehan's shareholders, Saehan fails to issue a press release that reaffirms, unanimously and without qualification, its recommendation (provided that such request such only be made once with respect to such acquisition proposal absent further material changes thereto);

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  a tender offer or exchange offer (whether or not conditional) relating to shares of Saehan's capital stock shall have been commenced and the Saehan board of directors (or any committee thereof) fails to recommend against such tender offer or exchange offer within 10 business days after the commencement of such tender offer or exchange offer (including, for these purposes, by taking no position with respect to the acceptance by the Saehan's stockholders of any such tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer);

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  Saehan's board of directors breaches its non-solicitation obligations described below in "The Merger Agreement—Agreement Not to Solicit Other Offers" or its obligations with respect to calling shareholder meetings, recommending the merger, and alternate acquisition proposals described below in "The Merger Agreement—Saehan Shareholder Meeting and Recommendation of Saehan's Board of Directors"; or

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  required regulatory approvals have been obtained, but which imposes materially burdensome conditions on Wilshire, Saehan or the surviving corporation, or would otherwise materially alter the economics of the merger for Wilshire.

Termination Fee (page 96)

        If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Saehan's board of directors, Saehan may be required to pay Wilshire a termination fee of $4,219,000. The termination fee could discourage other companies from seeking to acquire or merge with Saehan.

Regulatory Approvals Required for the Merger (page 81)

        Both Saehan and Wilshire have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. Wilshire filed applications seeking regulatory approval to complete the transactions contemplated by the merger agreement with the Federal Reserve Bank of San Francisco, which we refer to as the Federal Reserve, the Federal Deposit Insurance Corporation, which we refer to as the FDIC, and the California Department of Business Oversight—Division of Financial Institutions, which we refer to as the DBO. The application to the Federal Reserve was submitted on August 14, 2013. The application to the FDIC was submitted on August 14, 2013 and the application to the DBO was submitted on August 14,

2013. Wilshire received approval for the merger from the Federal Reserve and the FDIC on September 26, 2013 and September 25, 2013, respectively. Wilshire has not yet received approval from the DBO, but neither Saehan nor Wilshire know of any reason why such approval would not be obtained in a timely manner.

Board of Directors and Executive Officers of Wilshire Following Completion of the Merger (page 76)

        The size and composition of Wilshire's board of directors and Wilshire Bank's board of directors will not be affected by the merger. In addition, there will be no changes to senior management of Wilshire or Wilshire Bank as a result of the merger. Information about Wilshire's current directors and executive officers can be found in the documents listed in the section entitled "Where You Can Find More Information."

The Rights of Saehan Shareholders Will Change as a Result of the Merger (page 105)

        The rights of Saehan shareholders will change as a result of the merger due to differences in Wilshire's and Saehan's governing documents. The rights of Saehan shareholders are governed by California law and by Saehan's articles of incorporation and bylaws, each as amended to date (which we refer to as Saehan's articles of incorporation and bylaws, respectively). Upon the completion of the merger, Saehan shareholders will become Wilshire shareholders, and their rights will be governed by California law and Wilshire's articles of incorporation and bylaws, each as amended to date.

        See "Comparison of Shareholders' Rights" for a description of the material differences in shareholder rights under each of the Wilshire and Saehan governing documents.

Information About the Companies (pages 45 and 46)

Wilshire Bancorp, Inc.

        Wilshire is a California corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and its principal business is to serve as a holding company for its wholly-owned banking subsidiary, Wilshire State Bank, a California state chartered bank, referred to herein as Wilshire Bank. Wilshire Bank operates out of 18 full service locations in California, three (3) full service locations in New York, two (2) full service locations in New Jersey and two (2) full service locations in Texas.

        On October 1, 2013, Wilshire acquired BankAsiana, a New Jersey state chartered bank, for cash, which we refer to as the BankAsiana merger. BankAsiana operated out of two (2) full service locations in New Jersey and one (1) full service location in New York. Upon consummation of the BankAsiana merger, the BankAsiana offices became branches of Wilshire Bank.

        At June 30, 2013, Wilshire had consolidated total assets of approximately $2.8 billion, loans and leases receivable, net of allowances (including loans held-for-sale), of $2.2 billion and total deposits of $2.2 billion.

        The principal executive offices of Wilshire are located at 3200 Wilshire Blvd., Los Angeles, California 90010, and its telephone number is (213) 387-3200. Wilshire's website can be accessed at http://www.wilshirebank.com. Information contained in Wilshire's website does not constitute part of, and is not incorporated into, this proxy statement/prospectus. Wilshire's common stock is traded on the NASDAQ Global Select Market under the symbol "WIBC."

        Additional information about Wilshire and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information."

Saehan Bancorp

        Saehan Bancorp is a bank holding company registered under the BHC Act and its principal business is to serve as a holding company for its wholly-owned banking subsidiary, Saehan Bank. Saehan Bank is authorized to engage in the general commercial banking business and it operates out of ten (10) full service locations in Los Angeles County and Orange County in Southern California. Saehan Bank also operates loan production offices in New York, New York and Seattle, Washington.

        Saehan Bank is a community bank engaged in the general commercial banking business. Saehan Bank specializes in serving professionals and small to mid-sized businesses in its market area. In addition, Saehan Bank provides loans to small businesses under the SBA programs of the United States Government's Small Business Administration.

        At June 30, 2013, Saehan Bancorp had approximately $548.8 million in assets, $394.7 million in net loans (excluding loans held-for-sale) and $464.6 million in total deposits.

        The website for Saehan Bank is www.saehanbank.com. Information on this website should not be considered part of this proxy statement/prospectus. Saehan's common stock is traded on the OTCQB under the symbol "SAEB."

RISK FACTORS

        In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. In addition, you should read and consider the risks associated with the business of Wilshire because these risks will relate to the combined company. Descriptions of some of these risks can be found in the Annual Report on Form 10-K filed by Wilshire for the year ended December 31, 2012, as updated by other reports filed with the SEC, which is filed with the SEC and incorporated by reference into this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

Because the market price of Wilshire common stock will fluctuate, Saehan shareholders cannot be certain of the market value of the merger consideration they will receive.

        If the merger is completed, each holder of Saehan common stock outstanding immediately prior to the completion of the merger will receive his, her or its proportional share of (1) 7,210,815 shares of Wilshire common stock and (2) $50,369,522 in cash. The market value of the merger consideration on the date the merger is completed may differ from the market value of the merger consideration on the date Wilshire announced the merger, on the date that this proxy statement/prospectus was mailed to Saehan shareholders, and on the date of the special meeting of the Saehan shareholders. Any change in the market price of Wilshire common stock prior to the completion of the merger will affect the market value of the Wilshire common stock that Saehan shareholders will receive upon completion of the merger. Stock price changes may result from a variety of factors that are beyond the control of Wilshire and Saehan, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the Saehan special meeting you will not know the precise market value of the stock consideration you will receive at the effective time of the merger. You should obtain current market quotations for shares of Wilshire common stock and for shares of Saehan common stock.

Saehan shareholders may receive a form of consideration different from what they elect.

        Although each Saehan shareholder may elect to receive all cash or all Wilshire common stock in the merger, or a unit consisting of a mix of cash and stock, the pools of cash and Wilshire common stock to be paid in the merger are fixed. As a result, if either the aggregate cash or stock elections exceed the maximum available, and you choose the consideration election that exceeds the maximum available, some or all of your consideration may be in a form that you did not choose.

The results of operations of Wilshire after the merger may be affected by factors different from those currently affecting the results of operations of Wilshire and Saehan.

        The businesses of Wilshire and Saehan differ in certain respects and, accordingly, the results of operations of the combined company and the market price of the combined company's common stock may be affected by factors different from those currently affecting the independent results of operations of Wilshire and Saehan. For a discussion of the business of Wilshire and certain factors to be considered in connection with Wilshire's business, see "Information Concerning Wilshire" and the documents incorporated by reference in this document and referred to under "Where You Can Find More Information". For a discussion of the business of Saehan and certain factors to be considered in connection with Saehan's business, see "Information Concerning Saehan" and the documents incorporated by reference in this document and referred to under "Where You Can Find More Information".

Combining Wilshire with BankAsiana and Saehan may be more difficult, costly or time consuming than expected.

        Wilshire, BankAsiana and Saehan have operated and, until the completion of the respective mergers, continue to operate, independently. As noted above, the merger of BankAsiana with and into Wilshire was consummated on October 1, 2013. The Saehan merger is independent of the completion of the BankAsiana merger, and there is no assurance that the Saehan merger will be completed.

        The success of the BankAsiana merger and the Saehan merger, including anticipated cost savings, will depend, in part, on our ability to successfully combine the businesses of Wilshire with BankAsiana and/or Saehan. To realize these anticipated benefits, after the completion of each merger, Wilshire expects to integrate the businesses of BankAsiana and Saehan into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company's ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect Wilshire's ability to successfully conduct its business in the markets in which BankAsiana and Saehan now operate, which could have an adverse effect on Wilshire's financial results and the value of its common stock. If Wilshire experiences difficulties with the integration process, the anticipated benefits of these combinations may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause BankAsiana or Saehan to lose customers or cause customers to remove their accounts from BankAsiana or Saehan and move their business to competing financial institutions. Integration efforts between the companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Saehan, BankAsiana and Wilshire during this transition period and for an undetermined period after completion of these combinations. In addition, the actual cost savings of the mergers could be less than anticipated.

If we fail to successfully integrate BankAsiana and/or Saehan into our internal control over financial reporting or if the internal control of BankAsiana or Saehan over financial reporting were found to be ineffective, the integrity of our, and/or BankAsiana's or Saehan's, financial reporting could be compromised which could result in a material adverse effect on our reported financial results.

        As a private company, each of Saehan and BankAsiana has not been subject to the requirements of the Exchange Act with respect to internal control over financial reporting, and for a period of time after the consummation of the merger transaction, our management evaluation and auditor attestation regarding the effectiveness of our internal control over financial reporting will be permitted to exclude the operations of Saehan and BankAsiana. The integration of Saehan and BankAsiana into our internal control over financial reporting has required and will continue to require significant time and resources from our management and other personnel and will increase our compliance costs. If we fail to successfully integrate these operations into our internal control over financial reporting, our internal control over financial reporting may not be effective. Failure to achieve and maintain an effective internal control environment could have a material adverse effect on our ability to accurately report our financial results and the market's perception of our business and our stock price. In addition, if Saehan's or BankAsiana's internal control over financial reporting were found to be ineffective, the integrity of Saehan's or BankAsiana's, respectively, past financial reporting could be adversely impacted.

The merger agreement limits Saehan's ability to pursue an alternative transaction and requires Saehan to pay a termination fee of $4,219,000 under certain circumstances relating to alternative acquisition proposals.

        The merger agreement prohibits Saehan from soliciting, initiating, encouraging or knowingly facilitating certain alternative acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See "The Merger Agreement—No Solicitation" included elsewhere in this proxy statement/prospectus. The merger agreement also provides for the payment by Saehan to Wilshire of a termination fee of $4,219,000 in the event that the merger agreement is terminated in certain circumstances, involving, among others, certain changes in the recommendation of Saehan's board of directors, a failure of Saehan's shareholders to approve the merger agreement or the termination of the merger agreement in certain circumstances followed by an acquisition of Saehan by a third party. These provisions may discourage a potential competing acquiror that might have an interest in acquiring Saehan from considering or proposing such an acquisition. It should be noted, however, that the failure of Saehan shareholders to approve the merger agreement will not in and of itself trigger Saehan's obligation to pay the termination fee, unless other factors, including a third-party acquisition proposal for Saehan made prior to the Saehan special meeting, also exist. See "The Merger Agreement—Termination; Termination Fee" included elsewhere in this proxy statement/prospectus.

The fairness opinions that Wilshire and Saehan have obtained from Macquarie and B. Riley, respectively, have not been, and are not expected to be, updated to reflect any changes in circumstances that may have occurred since the signing of the merger agreement.

        The fairness opinions issued to Wilshire and Saehan by Macquarie and B. Riley, which are Wilshire's and Saehan's respective financial advisors, regarding the fairness, from a financial point of view, of the consideration to be paid in connection with the merger, speak only as of July 15, 2013. Changes in the operations and prospects of Wilshire or Saehan, general market and economic conditions and other factors which may be beyond the control of Wilshire and Saehan, and on which the fairness opinions were based, may have altered the value of Wilshire or Saehan or the market prices of shares of Wilshire or Saehan as of the date of this document, or may alter such values and market prices by the time the merger is completed. Macquarie and B. Riley do not have any obligation to update, revise or reaffirm their respective opinions to reflect subsequent developments, and have not done so. Because Saehan and Wilshire do not currently anticipate asking their respective financial advisors to update their opinions, the opinions will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. Saehan's board of directors' recommendation that Saehan shareholders vote "FOR" approval of the merger agreement, however, is made as of the date of this document. For a description of the opinions that Wilshire and Saehan received from their respective financial advisors, see "Opinion of Wilshire's Financial Advisor" and "Opinion of Saehan's Financial Advisor" included elsewhere in this proxy statement/prospectus.

The merger is subject to the receipt of consents and approvals from governmental entities that may impose conditions that could have an adverse effect on the combined company following the merger.

        Before the merger may be completed, various approvals and consents must be obtained from the Federal Reserve, the FDIC and the DBO. Wilshire received approval for the merger from the Federal Reserve and the FDIC on September 26, 2013 and September 25, 2013, respectively, but has not yet received approval from the DBO. These governmental entities may impose conditions on the granting of such approvals and consents, including conditions that relate to the BankAsiana merger. Although Wilshire and Saehan do not currently expect that any such material conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger. In addition, each of Wilshire and Saehan has agreed to use its reasonable best efforts to avoid or overcome impediments to completing the merger, including, among other things, making expenditures and incurring costs, raising capital, divesting or otherwise disposing of businesses or assets, and effecting the dissolution, internal merger or consolidation of subsidiaries or enhancing internal controls. Such actions may entail costs and may adversely affect Wilshire, Saehan, or the combined company following the merger.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the prices of Wilshire common stock or Saehan common stock to decline.

        The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approval of the Saehan shareholders. If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, Wilshire and Saehan may terminate the merger agreement under certain circumstances even if the merger agreement is approved by Saehan shareholders. If Wilshire and Saehan do not complete the merger, the trading prices of Wilshire common stock or Saehan common stock may decline to the extent that the current prices reflect a market assumption that the merger will be completed. In addition, neither company would realize any of the expected benefits of having completed the merger. If the merger is not completed and Saehan's board of directors seeks another merger or business combination, Saehan shareholders cannot be certain that Saehan will be able to find a party willing to offer equivalent or more attractive consideration than the consideration Wilshire has agreed to provide in the merger. If the merger is not completed, additional risks could materialize, which could materially and adversely affect the business, financial condition and results of Wilshire or Saehan. For more information on closing conditions to the merger agreement, see "The Merger Agreement—Conditions to the Merger" included elsewhere in this proxy statement/prospectus.

Some of the directors and executive officers of Saehan may have interests and arrangements that may have influenced their decisions to support or recommend that you approve the merger agreement.

        The interests of some of the directors and executive officers of Saehan may be different from those of Saehan common shareholders, and directors and officers of Saehan may be participants in arrangements that are different from, or in addition to, those of Saehan common shareholders. These interests are described in more detail in the section entitled "The Merger—Interests of Saehan's Directors and Executive Officers in the Merger."

Termination of the merger agreement could negatively impact Saehan.

        If the merger agreement is terminated, there may be various consequences. For example, Saehan's businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, or the market price of Saehan common stock could decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and Saehan's board of directors seeks another merger or business combination, Saehan shareholders cannot be certain that Saehan will be able to find a party willing to pay the equivalent or greater consideration than that which Wilshire has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Saehan's board of directors, Saehan may be required to pay Wilshire a termination fee of $4,219,000.

Saehan will be subject to business uncertainties and contractual restrictions while the merger is pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Saehan. These uncertainties may impair Saehan's ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Saehan to seek to change existing business relationships with Saehan. Retention of certain employees by Saehan may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Saehan. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Saehan, Saehan's business prior to the merger could be harmed. In addition, subject to certain exceptions, Saehan has agreed to operate its business in the ordinary course prior to closing. See "The Merger Agreement—Covenants and Agreements" for a description of the restrictive covenants applicable to Saehan.

The unaudited pro forma financial data for Wilshire, BankAsiana and Saehan included in this proxy statement/prospectus are preliminary, and Wilshire's actual financial position and operations after the completion of the merger may differ materially from the unaudited pro forma financial data included in this proxy statement/prospectus.

        The unaudited pro forma financial data for Wilshire, BankAsiana and Saehan in this proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what Wilshire's actual financial position or operations would have been had the merger and the BankAsiana merger been completed on the dates indicated. For more information, see "Unaudited Pro Forma Combined Condensed Consolidated Financial Information."

Shares of Wilshire common stock to be received by Saehan shareholders as a result of the merger will have rights different from the shares of Saehan common stock.

        Upon completion of the merger, the rights of former Saehan shareholders who receive Wilshire common stock in the merger and thereby become Wilshire shareholders will be governed by the certificate of incorporation and bylaws of Wilshire. The rights associated with Saehan common stock are different from the rights associated with Wilshire common stock. See "Comparison of Rights of Holders of Wilshire and Saehan Common Stock" for a discussion of the different rights associated with Wilshire common stock.

Wilshire has various provisions in its articles of incorporation that could impede a takeover of Wilshire.

        Wilshire's restated articles of incorporation contain provisions providing for, among other things, preferred stock, super majority approval of certain business transactions, and consideration of non-monetary factors in evaluating a takeover offer. Although these provisions were not adopted for the express purpose of preventing or impeding the takeover of Wilshire without the approval of the Wilshire board of directors, such provisions may have that effect. Such provisions may prevent former Saehan shareholders who receive shares of Wilshire common stock in the merger from taking part in a transaction in which such shareholders could realize a premium over the current market price of Wilshire common stock. See "Comparison of Rights of Holders of Wilshire and Saehan Common Stock."

Risk Factors Relating to Wilshire and Wilshire's Business

        Wilshire is, and will continue to be, subject to the risks described in Wilshire's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See "Documents Incorporated by Reference" and "Where You Can Find More Information" included elsewhere in this proxy statement/prospectus.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF WILSHIRE

        The following selected consolidated financial information for the fiscal years ended December 31, 2008 through December 31, 2012 is derived from audited financial statements of Wilshire. The financial information as of and for the six months ended June 30, 2012 and 2013 is derived from unaudited financial statements, has been prepared on the same basis as the historical information derived from audited financial statements and, in the opinion of Wilshire's management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates. The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2013. You should read this information in conjunction with Wilshire's consolidated financial statements and related notes thereto included in Wilshire's Annual Report on Form 10-K for the year ended December 31, 2012, and in Wilshire's Quarterly Report on Form 10-Q for the six months ended June 30, 2013, which are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information."

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In thousands, except per share data)
Selected Financial Condition Data:
Total assets	$2,787,401	$2,591,399	$2,750,863	$2,696,854	$2,970,525	$3,435,997	$2,450,011
Cash and cash equivalents	217,558	207,206	173,500	325,250	198,535	235,756	97,541
Total loans net of unearned income (including HFS)	2,154,854	2,023,091	2,152,340	1,981,486	2,326,624	2,427,441	2,051,529
Loans held for sale	60,910	66,485	145,973	53,814	17,098	36,233	18,427
Other real estate owned (OREO)	982	4,351	2,080	8,221	14,983	3,797	2,663
Securities available-for-sale	303,836	298,364	332,504	320,064	316,623	651,318	229,136
Total deposits	2,182,298	2,179,998	2,166,809	2,202,309	2,460,940	2,828,215	1,812,601
Total FHLB and other borrowings	150,000	—	150,000	60,000	158,011	232,000	274,000
Junior subordinated debentures	61,857	87,321	61,857	87,321	87,321	87,321	87,321
Total equity	355,334	289,056	342,417	309,582	229,162	266,136	255,060
Tangible common equity(1)	347,762	281,202	334,705	240,587	160,392	197,517	187,757
Selected Operations Data:
Total interest and dividend income	$57,612	$58,037	$116,957	$129,964	$156,420	$158,354	$148,633
Total interest expense	6,306	9,354	17,055	22,589	42,704	58,891	66,014

Net interest income before provision/(credit) for losses on loans and loan commitments	51,306	48,683	99,902	107,375	113,716	99,463	82,619
Provision/(credit) for losses on loans and loan commitments	—	(10,000)	(34,000)	59,100	150,800	68,600	12,110

Net interest income after provision/(credit) for losses on loans and loan commitments	51,306	58,683	133,902	48,275	(37,084)	30,863	70,509
Net gain on sales/calls of securities available for sale	15	3	3	99	8,782	11,158	—
Bargain purchase gain	—	—	—	—	—	21,679	—
Total noninterest income	17,022	14,898	28,246	23,706	27,130	24,479	20,646
Total noninterest expense	34,366	35,097	74,179	68,785	67,376	57,369	48,400

Income/(loss) before income taxes	33,977	38,487	87,972	3,295	(68,548)	30,810	42,755
Income tax expense/(benefit)	10,849	(139)	(4,333)	33,625	(33,790)	10,686	16,282

Net income/(loss)	23,128	38,626	92,305	(30,330)	(34,758)	20,124	26,473
Dividends paid on preferred stock, discount accretion, and gain on repurchase	—	1,401	1,401	(3,658)	(3,626)	(3,620)	(155)

Net income/(loss) available to common shareholders	$23,128	$40,027	$93,706	$(33,988)	$(38,384)	$16,504	$26,318

Basic earnings/(loss) per common share	$0.33	$0.56	$1.31	$(0.61)	$(1.30)	$0.56	$0.90
Diluted earnings/(loss) per common share	0.32	0.56	1.31	(0.61)	(1.30)	0.56	0.90

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In thousands, except per share data)
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets (ratio of net income/(loss) annualized to average total assets)	1.68%	2.96%	3.55%	-1.10%	-1.04%	0.67%	1.14%
Return on equity (ratio of net income/(loss) annualized to average equity)	13.13%	26.14%	30.18%	-11.46%	-12.69%	7.42%	14.14%
Return on tangible common equity annualized(2)	13.30%	28.47%	28.00%	-14.13%	-23.93%	8.36%	14.02%
Common Dividend payout ratio	18.34%	0.00%	0.00%	0.00%	-3.84%	35.65%	22.34%
Net interest margin annualized(3)	4.08%	4.10%	4.22%	4.34%	3.76%	3.60%	3.81%
Efficiency ratio(4)	50.28%	55.20%	57.88%	52.44%	45.03%	36.59%	46.87%
Net loans/deposits	96.23%	88.71%	96.41%	85.30%	90.03%	83.63%	111.56%
Asset quality Ratios:
Non-performing assets to total assets	1.00%	1.80%	1.09%	1.93%	2.90%	2.17%	0.74%
Nonperforming loans	$26,781	$42,408	$27,953	$43,832	$71,232	$70,782	$15,552
Nonperforming assets	$27,763	$46,759	$30,033	$52,053	$86,215	$74,579	$18,215
Allowance for loan and lease losses to non-performing loans(5)	205.13%	210.18%	226.40%	234.95%	155.76%	87.78%	189.27%
Allowance for loan and lease losses to gross loans and leases(6)	2.62%	4.54%	3.15%	5.33%	4.79%	2.59%	1.44%
Wilshire State Bank Regulatory Capital Ratios
Leverage ratio	13.35%	13.24%	14.52%	13.53%	8.98%	9.71%	10.24%
Tier 1 RBC ratio	17.66%	17.60%	18.02%	19.12%	12.34%	14.29%	11.86%
Total RBC ratio	18.93%	18.89%	19.29%	20.42%	13.72%	15.73%	13.59%
Consolidated Capital Ratios:
Equity to total assets at end of period	12.75%	11.15%	12.45%	11.48%	7.71%	7.75%	10.41%
Average common equity to average assets	12.82%	11.34%	11.76%	7.39%	6.39%	7.08%	7.89%
Other Data:
Number of full-service offices	25	24	24	24	24	23	20

(1)
The following table presents a reconciliation of shareholders' equity to tangible common equity (dollars in thousands):

	As of and for the Six Months Ended June 30,		As of and for the years ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In thousands)
Shareholders' equity	$355,334	$289,056	$342,417	$309,582	$229,162	$266,136	$255,060
Less: Preferred stock	—	—	—	61,000	60,450	59,931	59,443
Less: Intangible assets	897	1,179	1,037	1,320	1,645	2,013	1,185
Less: Goodwill	6,675	6,675	6,675	6,675	6,675	6,675	6,675

Tangible common equity	$347,762	$281,202	$334,705	$240,587	$160,392	$197,517	$187,757

(2)
Return on tangible common equity is calculated by dividing net income (loss) annualized available to common shareholders by tangible common equity. Management believes that this non-GAAP financial measure provides information on the earnings return of our common equity investors.

(3)
Net interest income divided by average interest-earnings assets (annualized).

(4)
Efficiency ratio represents noninterest expense as a percentage of net interest income plus noninterest income.

(5)
The allowance for loan and lease losses at June 30, 2013 and 2012 was $54.9 million and $89.1 million, respectively, and at December 31, 2012, 2011, 2010, 2009 and 2008, it was $63.3 million, $103.0 million, $111.0 million, $62.1 million and $29.4 million, respectively.

(6)
Excludes loans held-for-sale.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF SAEHAN

        The following table presents selected historical financial information of Saehan, including share and per share information as described below. The selected financial and other data as of and for the years ended December 31, 2012 and December 31, 2011 is derived in part from the audited consolidated financial statements of Saehan presented as Annex F in this proxy statement/prospectus. The selected financial and other data presented as of and for the six months ended June 30, 2013 and 2012 is derived in part from the unaudited consolidated financial statements of Saehan presented as Annex E in this proxy statement/prospectus. The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results of operations to be expected for the entire year.

	As of and For the Six Months Ended June 30,		As of and For the Year Ended December 31,
	2013	2012	2012	2011
	(Dollars in Thousands, except per share data)
Income Statement:
Interest income	$10,347	$10,877	$21,325	$25,171
Interest expense	2,306	3,277	6,262	8,327
Net interest income before provision for credit losses	8,041	7,600	15,063	16,844
Provision for credit losses	—	—	—	—
Noninterest income	2,946	3,456	6,867	7,552
Noninterest expense	10,527	11,203	21,753	22,599
Income (loss) before provision (benefit) for income taxes	460	(147)	177	1,797
Provision (benefit) for income taxes	3	3	3	(110)
Net income (loss)	457	(150)	174	1,907
Share Data:
Earnings (loss) per common share:
Basic	$0.00	$(0.00)	$0.00	$0.01
Diluted	$0.00	$(0.00)	$0.00	$0.01
Weighted average common shares outstanding:
Basic	237,197,874	237,197,874	237,197,874	201,353,490
Diluted	237,220,491	237,221,149	237,255,333	201,411,164
Balance Sheet:
Total assets	$548,771	$608,659	$602,520	$576,570
Investment securities	38,274	27,434	35,797	23,151
Loans, net	394,739	350,833	347,910	362,886
Total deposits	464,557	521,522	518,786	488,527
Total shareholders' equity	57,964	58,090	58,472	58,553
Performance Ratios:
Return on average equity(1)	1.56%	-0.51%	0.30%	3.90%
Return on average assets(2)	0.16	-0.05	0.03	0.34
Net interest spread(3)	2.42	2.06	2.01	2.29
Net interest margin(4)	2.93	2.60	2.54	3.00
Efficiency ratio(5)	95.81	101.33	99.19	92.63
Net loans to total deposits at period end	84.97	67.27	67.06	74.28
Dividend payout ratio	0.00	0.00	0.00	0.00
Capital Ratios:
Average shareholders' equity to average total assets	10.40	9.82	9.62	8.61
Tier I capital to adjusted total assets	14.64	12.74	12.84	13.66
Tier I capital to total risk-weighted assets	18.76	20.62	20.94	18.74
Total capital to total risk-weighted assets	20.13	22.08	22.37	20.16
Asset Quality Ratios:
Nonperforming loans to total loans(6)	1.93	3.58	2.19	5.35
Nonperforming assets to total loans and other real estate owned(7)	3.31	4.15	2.97	6.72
Net charge-offs to average total loans	0.15	0.38	1.01	2.14
Allowance for loan losses to total loans at period end	3.16	4.29	3.72	4.51
Allowance for loan losses to nonperforming loans	163.75	119.81	169.54	84.33

(1)
Annualized net income divided by average shareholders' equity.

(2)
Annualized net income divided by average total assets.

(3)
Represents the annualized weighted average yield on interest-earning assets less the annualized weighted average cost of interest-bearing liabilities.

(4)
Represents annualized net interest income as a percentage of average interest-earning assets.

(5)
Represents the ratio of noninterest expense to the sum of net interest income before provision for credit losses and total noninterest income excluding securities gains and losses.

(6)
Nonperforming loans consist of nonaccrual loans, accruing loans past due 90 days or more and restructured loans.

(7)
Nonperforming assets consist of nonperforming loans (see footnote 6 above) and other real estate owned.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the BankAsiana and Saehan mergers. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of Wilshire, BankAsiana and Saehan as of June 30, 2013, and assumes that the BankAsiana and Saehan mergers were completed on that date. The unaudited pro forma combined condensed consolidated statements of operations for the six month period ended June 30, 2013 and the year ended December 31, 2012 give effect to the BankAsiana and Saehan mergers, as if all such transactions had been completed as of January 1, 2012.

        The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

        The number of Wilshire shares of common stock issued in connection with the Saehan acquisition was based on the volume weighted average closing price of Wilshire's common stock on the NASDAQ Global Select Market for the 20 trading days prior to the date of the merger agreement. For purposes of the unaudited pro forma combined condensed consolidated financial information, the fair value of our common stock is $6.9856 per share. The actual value of the Wilshire common stock at the completion of the merger could be different.

        The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of BankAsiana and Saehan at their respective fair values and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the fair value of the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocations of the purchase prices will be determined after the BankAsiana and Saehan acquisitions are completed and after completion of thorough analyses to determine the fair values of BankAsiana's and Saehan's tangible and identifiable intangible assets and liabilities as of the dates the acquisitions are completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase prices allocated to goodwill and other assets and liabilities and may impact our consolidated statement of operations due to adjustments in yields and interest rates and/or amortization or accretion of the adjusted assets or liabilities. Any changes to BankAsiana's or Saehan's shareholders' equity, including results of operations from June 30, 2013 through the dates the acquisitions are completed, will also change the purchase price allocations, which may include the recording of a lower or higher amount of goodwill in each case. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

        Wilshire anticipates that the BankAsiana and Saehan mergers will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

        The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the applicable historical consolidated financial statements and the related notes of Wilshire, BankAsiana and Saehan. Historical consolidated financial statements of Wilshire have been filed with the SEC and incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

        The unaudited pro forma combined shareholders' equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Wilshire common stock or the actual or future results of operations of Wilshire for any period. Actual results may be materially different than the pro forma information presented.

Wilshire Bancorp, BankAsiana Merger and
Saehan Pending Merger

Unaudited pro forma combined condensed consolidated statement of financial condition as of June 30, 2013
(In thousands of dollars)

		BankAsiana Merger				Saehan Merger			Pro Forma Combined Wilshire, BankAsiana & Saehan
					Pro Forma Combined Wilshire and BankAsiana
	Wilshire Historical	BankAsiana Historical	Pro Forma Merger Adjustments			Saehan Historical	Pro Forma Merger Adjustments
Assets:
Cash and due from banks	$162,553	$9,663	$(37,775)	a	$134,441	$47,459	$(52,252)	l	$129,648
Interest-bearing deposits, fed funds sold & time deposits	55,005	17,650	0		72,655	50,011	0		122,666
Securities available for sale	303,836	11,767	(148)	b	315,455	38,274	(677)	m	353,052
Federal Home Loan Bank stock, at cost	13,280	672	0		13,952	2,670	0		16,622
Loans held for sale	60,910	0	0		60,910	1,955	0		62,865
Loans held for investment	2,093,944	168,477	(3,770)	c	2,258,651	407,674	(18,299)	n	2,648,026
Less: Allowance for loan and lease losses	54,937	3,563	(3,563)	d	54,937	12,935	(12,935)	o	54,937

Net Loans	2,099,917	164,914	(207)		2,264,624	396,694	(5,364)		2,655,954
Servicing rights, net	11,040	0	0		11,040	1,925	0		12,965
Real estate owned, net	982	0	0		982	5,849	0		6,831
Premises and equipment, net	11,699	1,062	0	e	12,761	2,017	0	p	14,778
Bank owned life insurance investment	22,225	0	0		22,225	0	0		22,225
Deferred income tax asset, net	17,734	1,279	154	f	19,167	0	8,170	q	27,337
Goodwill	6,675	0	8,607	g	15,282	0	28,887	r	44,169
Other identifiable intangibles	897	0	812	h	1,709	0	3,417	s	5,126
Accrued interest receivable and other assets	81,558	2,103	0		83,661	3,872	0		87,533

Total assets	$2,787,401	$209,110	$(28,557)		$2,967,954	$548,771	$(17,819)		$3,498,906

Liabilities and Stockholders' Equity:
Noninterest-bearing	$624,770	$40,196	$0		$664,966	$162,494	$0		$827,460
Interest-bearing	27,527	1,156	0		28,683	1,482	0		30,165
Money market accounts	625,204	40,363	0		665,567	159,965	0		825,532
Savings accounts	102,825	2,397	0		105,222	14,417	0		119,639
Certificates of deposits	801,972	83,442	508	i	885,922	126,199	0	t	1,012,121

Total deposits	2,182,298	167,554	508		2,350,360	464,557	0		2,814,917
Advances from Federal Home Loan Bank	150,000	10,000	428	j	160,428	0	0		160,428
Notes Payable, net	61,857	0	0		61,857	20,619	(13,101)	u	69,375
Reserve for loss reimbursements on sold loans	0	0	0		0	0	0		0
Accrued expenses and other liabilities	37,912	2,063	0		39,975	5,631	(1,845)	l	43,761

Total liabilities	2,432,067	179,617	936		2,612,620	490,807	(14,946)		3,088,481
Stockholders' equity	355,334	29,493	(29,493)	k	355,334	57,964	(2,873)	v	410,425

Total liabilities and stockholders' equity	$2,787,401	$209,110	$(28,557)		$2,967,954	$548,771	$(17,819)		$3,498,906

The accompanying notes are an integral part of these pro forma financial statements.

Wilshire Bancorp, BankAsiana Merger and
Saehan Pending Merger

Unaudited pro forma combined condensed consolidated statement of operations
For the six month period ended June 30, 2013
(In thousands of dollars except share and per share data)

		BankAsiana Merger				Saehan Merger			Pro Forma Combined Wilshire, BankAsiana & Saehan
					Pro Forma Combined Wilshire and BankAsiana
	Wilshire Historical	BankAsiana Historical	Pro Forma Merger Adjustments			Saehan Historical	Pro Forma Merger Adjustments
Interest income
Loans, including fees	$53,855	$4,909	$370	a	$59,134	$9,775	$1,798	j	$70,707
Securities and other	3,757	107	37	b	3,901	572	169	k	4,642

Total interest income	57,612	5,016	407		63,035	10,347	1,967		75,349
Interest expense
Deposits	5,599	673	(127)	c	6,145	2,031	0	l	8,176
Borrowings	707	108	(43)	d	772	275	273	m	1,320

Total interest expense	6,306	781	(170)		6,917	2,306	273		9,496

Net interest income before credit (provision) for loan and lease losses and loan commitments	51,306	4,235	577		56,118	8,041	1,694		65,853
Credit (provision) for loan and lease losses and loan commitments	0	(442)	0		(442)	0	0		(442)

Net interest income after credit (provision) for loan and lease losses and loan commitments	51,306	3,793	577		55,676	8,041	1,694		65,411
Non-interest income:
Customer service charges, fee and other	5,619	168	0		5,787	950	0		6,737
Loan servicing, net	2,693	0	0		2,693	322	0		3,015
Net gain (loss) on sale of loans and securities	6,636	939	0		7,575	1,043	0		8,618
Other	2,089	116	0		2,205	631	0		2,836

Total non-interest income	17,037	1,223	0		18,260	2,946	0		21,206

Non-interest expense
Salaries and benefits	18,353	1,584	0		19,937	5,445	0		25,382
Occupancy and equipment expense	4,078	582	0		4,660	1,961	0		6,621
OREO expense	(171)	0	0		(171)	105	0		(66)
Amortization of core deposit and other intangibles	140	0	58	e	198	0	244	n	442
Other	11,966	1,079	(143)	f	12,902	3,016	(370)	o	15,548

Total non-interest expense	34,366	3,245	(85)		37,526	10,527	(126)		47,927

Income before income taxes	33,977	1,771	662		36,410	460	1,820		38,690
Income tax expense	10,849	752	213	g	11,814	3	585	p	12,402

Net income	23,128	1,019	449		24,596	457	1,235		26,288

Preferred stock dividends and discount accretion	0	53	(53)	h	0	0	0		0

Net income available to common shareholders	$23,128	$966	$502		$24,596	$457	$1,235		$26,288
Basic earnings per common share	$0.33	$0.44			$0.35	$0.00			$0.34
Diluted earnings per common share	$0.32	$0.39			$0.35	$0.00			$0.34
Weighted average common shares outstanding—basic	71,119,180	2,200,000	(2,200,000)	i	71,119,180	237,197,874	(229,987,059)	q	78,329,995
Weighted average common shares outstanding—diluted	71,262,224	2,476,500	(2,476,500)	i	71,262,224	237,220,491	(230,009,676)	q	78,473,039

The accompanying notes are an integral part of these pro forma financial statements.

Wilshire Bancorp, BankAsiana Merger and
Saehan Pending Merger

Unaudited pro forma combined condensed consolidated statement of operations
For the year ended December 31, 2012
(In thousands of dollars except share and per share data)

		BankAsiana Merger				Saehan Merger			Pro Forma Combined Wilshire, BankAsiana & Saehan
					Pro Forma Combined Wilshire and BankAsiana
	Wilshire Historical	BankAsiana Historical	Pro Forma Merger Adjustments			Saehan Historical	Pro Forma Merger Adjustments
Interest income
Loans, including fees	$109,367	$9,508	$740	a	$119,615	$20,129	$3,596	i	$143,340
Securities and other	7,590	344	74	b	8,008	1,196	339	j	9,543

Total interest income	116,957	9,852	814		127,623	21,325	3,935		152,883
Interest expense
Deposits	15,021	1,471	(254)	c	16,238	5,674	0	k	21,912
Borrowings	2,034	218	(86)	d	2,166	588	546	l	3,300

Total interest expense	17,055	1,689	(340)		18,404	6,262	546		25,212

Net interest income before credit (provision) for loan and lease losses and loan commitments	99,902	8,163	1,154		109,219	15,063	3,389		127,671
Credit (provision) for loan and lease losses and loan commitments	34,000	(1,786)	0		32,214	0	0		32,214

Net interest income after credit (provision) for loan and lease losses and loan commitments	133,902	6,377	1,154		141,433	15,063	3,389		159,885
Non-interest income:
Customer service charges, fee and other	12,672	376	0		13,048	1,723	0		14,771
Loan servicing, net	5,267	0	0		5,267	694	0		5,961
Net gain (loss) on sale of loans and securities	6,396	2,157	0		8,553	3,140	0		11,693
Other	3,914	530	0		4,444	1,996	0		6,440

Total non-interest income	28,249	3,063	0		31,312	7,553	0		38,865

Non-interest expense
Salaries and benefits	34,475	2,812	0		37,287	9,814	0		47,101
Occupancy and equipment expense	7,875	1,183	0		9,058	3,938	0		12,996
OREO expense	(459)	0	0		(459)	1,024	0		565
Amortization of core deposit and other intangibles	283	0	116	e	399	0	488	m	887
Other	32,005	2,015	0		34,020	7,663	0		41,683

Total non-interest expense	74,179	6,010	116		80,305	22,439	488		103,232

Income before income taxes	87,972	3,430	1,038		92,440	177	2,901		95,518
Income tax expense/(benefit)	(4,333)	1,372	334	f	(2,627)	3	932	n	(1,692)

Net income	92,305	2,058	704		95,067	174	1,969		97,210

Preferred stock dividends and discount accretion	(1,401)	105	(105)	g	(1,401)	0	0		(1,401)

Net income available to common shareholders	$93,706	$1,953	$809		$96,468	$174	$1,969		$98,611
Basic earnings per common share	$1.31	$0.89			$1.35	$0.00			$1.26
Diluted earnings per common share	$1.31	$0.79			$1.35	$0.00			$1.25
Weighted average common shares outstanding—basic	71,288,484	2,200,000	(2,200,000)	h	71,288,484	237,197,874	(229,987,059)	o	78,499,299
Weighted average common shares outstanding—diluted	71,375,150	2,471,600	(2,471,600)	h	71,375,150	237,255,333	(230,044,518)	o	78,585,965

The accompanying notes are an integral part of these pro forma financial statements.

Note A—Basis of Presentation

        The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of Wilshire resulting from the BankAsiana merger and Saehan merger under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of BankAsiana and Saehan will be recorded by Wilshire at their respective fair values as of the date each transaction is completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of Wilshire, BankAsiana and Saehan as of June 30, 2013, and assumes that the BankAsiana and Saehan mergers were completed on that date. The unaudited pro forma combined condensed consolidated statements of operations for the six month period ended June 30, 2013 and for the year ended December 31, 2012 gives effect to the BankAsiana and Saehan mergers as if both transactions had been completed on January 1, 2012.

        Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Wilshire's balance sheet. In addition, certain nonrecurring costs associated with the BankAsiana and Saehan mergers such as potential severance, professional fees, legal fees and conversion-related expenditures are expensed as incurred and not reflected in the unaudited pro forma combined condensed consolidated statements of operations.

        While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for loan and lease losses and the allowance for loan and lease losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012, Wilshire assumed no adjustments to the historical amount of BankAsiana's or Saehan's provision for loan losses. If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of BankAsiana's or Saehan's provision for loan losses presented.

        The historical results of BankAsiana and Saehan for the six month period ended June 30, 2013 included professional fees of $38,171 and $257,082, respectively, which were associated with corporate activities, including the pending acquisition by Wilshire.

Note B—Accounting Policies and Financial Statement Classifications

        The accounting policies of Saehan and BankAsiana are in the process of being reviewed in detail by Wilshire. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

        In connection with the BankAsiana and Saehan mergers, the plan to integrate the operations of Saehan and BankAsiana is still being developed. The specific details of the plan to integrate the operations of Wilshire, Saehan and BankAsiana will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where Wilshire may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment, and re-assessing a possible deferred tax asset valuation allowance from a potential change in control for tax purposes. Wilshire also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

No such costs were considered in the accompanying unaudited pro forma combined condensed consolidated statements of operations.

Note D—Estimated Annual Cost Savings

        Wilshire expects to realize cost savings from the Saehan and BankAsiana mergers. These cost savings are not reflected in the unaudited pro forma combined condensed consolidated financial information and there can be no assurance they will be achieved in the amount, manner or timing currently contemplated.

Note E—Pro Forma Adjustments to Condensed Consolidated Statement of Financial Condition

        The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change. All numbers are in thousands except, percentages.

a)	Adjustment for cash and cash equivalents
To reflect use of cash to purchase BankAsiana		$(32,525)
To reflect use of cash to redeem BankAsiana's CDCI preferred equity		$(5,250)

		$(37,775)
b)	Adjustment to securities
To reflect additional adjustments to estimated fair value at June 30, 2013 based on Wilshire's methodology for pricing and current market rates for similar products. This adjustment will be accreted into income over the estimated lives of the securities, which is estimated to be 2 years.		$(148)
c)	Adjustment to loans, excluding covered loans, net of unearned income
To reflect estimated fair value at June 30, 2013, calculated as a 2.24% discount to the BankAsiana loan balance. The adjustment to loans is related to credit, interest rates and other factors in the acquired loan portfolio. During Wilshire's due diligence on BankAsiana, Wilshire reviewed loan information across collateral types and geographic distributions. Wilshire applied traditional examination methodologies to arrive at the fair value adjustment for the purpose of these proformas.		$(3,770)

In accordance with GAAP, subsequent to the effective date of the merger, Wilshire will record the fair value difference pertaining to the market rate differential into interest income over the remaining term of the loan portfolio, which is estimated to be 5 years. In addition, the fact that the loans acquired with deteriorated credit quality are recorded at fair value as of the acquisition date could result in a reduction in the amount of loan loss provision expense required on these loans in the future.

d)	Adjustment to allowance for loan and lease losses
Since the acquired BankAsiana loans are carried at fair value at the acquisition date, there is no carryover of the seller's allowance for loan losses.		$(3,563)
e)	Adjustment to premises and equipment, net
BankAsiana premises and equipment currently are estimated to be carried at fair value.		$0
f)	Adjustment to other assets
To reflect the net deferred tax asset (liability) created in the merger		$154

Calculated as follows:
Adjustment to securities	$(148)
Adjustment to loans, net	(207)
Adjustment to deposits	(508)
Adjustment to borrowings	(428)
Adjustment to identifiable intangibles	812

Subtotal for fair value adjustments	(1,478)

Calculated deferred tax asset (liability) at Wilshire estimated statutory rate of 32.14%	$154

g)

Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the value of the consideration paid to BankAsiana shareholders. The excess of the value of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows:

Calculation of Pro Forma Goodwill for BankAsiana (Asiana) (In thousands of dollars)	June 30, 2013
Wilshire shares to be issued to BankAsiana shareholders	0

Value of stock consideration paid to BankAsiana shareholders	$0
Cash consideration to Saehan shareholders and option holders	$32,525

Total pro forma consideration paid	$32,525

Carrying value of BankAsiana net assets attributable to common shareholders at June 30, 2013	$24,243
Fair value adjustments (debit/credit)):
Securities	$(148)
Loans, net	(207)
Core deposit intangible, net	812
Certificates of deposit	(508)
Borrowings	(428)
Deferred tax effect of adjustments (32.14%)	154

Total fair value adjustments	$(325)
Fair value of net assets acquired on June 30, 2013	$23,918

Excess of consideration paid over fair value of net assets acquired—(Goodwill)	$8,607

h)	Adjustment to core deposit intangible

To record the estimated fair value of acquired identifiable intangible assets, calculated as approximately 1% of BankAsiana's core deposits. Core deposits were identified as the demand, savings, and money market accounts. Although a core deposit study was not performed for the BankAsiana merger, the fair value adjustment of 1% was determined to be appropriate based on the valuation methodology utilized for Wilshire's prior acquisitions taken in conjunction with a review of BankAsiana's historical deposit trends. A more detailed analysis will be completed upon closing of the merger. The total core deposit intangible was calculated as $812. The acquired core deposit intangible will be amortized over 7 years using a straight line method. The estimated 7 year life was validated through review of the core deposit intangible lives utilized by our industry peers.

$812

i)	Adjustment to certificates of deposits
To reflect estimated fair value at June 30, 2013 based on current market rates for similar products. This adjustment will be accreted into income over the weighted average lives of the certificates of deposits.		$508
j)	Adjustment to borrowings
To reflect estimated fair value at June 30, 2013 based on current market rates for similar products. This adjustment will be accreted into income over the weighted average life of the borrowings.		$428
k)	Adjustment to Equity
To eliminate BankAsiana historical common equity.		$(24,243)
To reflect the repayment of BankAsiana's CDCI preferred equity.		$(5,250)

		$(29,493)
l)	Adjustment for cash and cash equivalents
To reflect use of cash to purchase Saehan.		$(50,407)
To reflect use of cash to pay off accrued trust preferred dividends as of June 30, 2013.		$(1,845)

		$(52,252)
m)	Adjustment to securities
To reflect additional adjustment to estimated fair value at June 30, 2013 based on Wilshire's methodology for pricing and current market rates for similar products. This adjustment will be accreted into income over the estimated lives of the securities.		$(677)
n)	Adjustment to loans, excluding covered loans, net of unearned income
To reflect estimated fair value at merger date, calculated as a 4.5% discount to the Saehan loan balance. The adjustment to loans is related to credit, interest rates and other factors in the acquired loan portfolio. During Wilshire's due diligence on Saehan, Wilshire reviewed loan information across collateral types and geographic distributions. Wilshire applied traditional examination methodologies to arrive at the fair value adjustment for the purpose of these proformas.		$(18,299)

In accordance with GAAP, subsequent to the effective date of the merger, Wilshire will record the fair value difference pertaining to the market rate differential into interest income over the remaining term of the loan portfolio, which is estimated to be 5 years. In addition, the fact that the loans acquired with deteriorated credit quality are recorded at fair value as of the acquisition date could result in a reduction in the amount of loan loss provision expense required on these loans in the future.

o)	Adjustment to allowance for loan and lease losses
Since the acquired Saehan loans are carried at fair value at the acquisition date, there is no carryover of the seller's allowance for loan losses.		$(12,935)
p)	Adjustment to premises and equipment, net
Saehan premises and equipment are currently estimated to be carried at fair value.		$0
q)	Adjustment to other assets
To reflect the net deferred tax asset (liability) created in the merger		$8,170

Calculated as follows:
Adjustment to securities	$(677)
Adjustment to loans, net	(5,364)
Adjustment to trust preferreds	13,101
Adjustment to other identifiable intangibles	3,417

Subtotal for fair value adjustments	10,477

Calculated deferred tax asset (liability) at Wilshire estimated statutory rate of 32.14% including the reversal of $11.537 million of Saehan's $26.7 million deferred tax asset valuation allowance based on the estimated amount that may be used by Wilshire.	$8,170

r)

Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the value of the consideration paid to Saehan shareholders. The excess of the value of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows (in thousands of dollars, except share and per share data):

Calculation of Pro Forma Goodwill for Saehan Bancorp (Saehan) (In thousands of dollars)	June 30, 2013
Wilshire shares to be issued to Saehan shareholders	7,210,815

Value of stock consideration paid to Saehan shareholders, based on Wilshire closing price of $7.64 on July 12, 2013	$55,091
Cash consideration to Saehan shareholders and option holders	$50,407

Total pro forma consideration paid	$105,498

Carrying value of Saehan's net assets attributable to common shareholders at June 30, 2013	$57,964
Fair value adjustments (debit/credit)):
Securities	$(677)
Loans, net	(5,364)
Core deposit intangible, net	3,417
Trust Preferreds	13,101
Deferred tax effect of adjustments (32.14%) net of the reversal of DTA valuation allowance in the amount of $11.537 million	8,170

Total fair value adjustments	$18,647
Fair value of net assets acquired on June 30, 2013	$76,611

Excess of consideration paid over fair value of net assets acquired—(Goodwill)	$28,887

s)	Adjustment to establish core deposit intangible

To record the estimated fair value of acquired identifiable intangible assets, calculated as approximately 1% of Saehan's core deposits. Core deposits were identified as the demand, savings, and money market accounts. Although a core deposit study was not performed for the Saehan merger, the fair value adjustment of 1% was determined to be appropriate based on the valuation methodology utilized for Wilshire's prior acquisitions taken in conjunction with a review of Saehan's historical deposit trends. A more detailed analysis will be completed upon closing of the merger. The acquired core deposit intangible will be amortized over 7 years using a straight line method. The estimated 7 year life was validated through review of the core deposit intangible lives utilized by our industry peers.

$3,417

t)	Adjustment to certificates of deposit
Fair value analysis used to determine that the mark on certificates of deposit was de minimis based on current market rates for similar products.		$0
u)	Adjustment to trust preferreds
To reflect estimated fair value at June 30, 2013 based on current market rates for similar products. This adjustment will be amortized into income over the life of the trust preferreds.		$(13,101)
v)	Adjustment to Equity
To eliminate Saehan historical common equity		$(57,964)
To reflect the issuance of Wilshire stock to Saehan shareholders		$55,091

		$(2,873)

Note F—Pro Forma Adjustments to Condensed Consolidated Statement of Operations for the Six Month Period Ended June 30, 2013

a)	Adjustment to loan interest income—BankAsiana
To reflect accretion of the loan discount resulting from the loan fair value pro forma adjustment based on weighted average remaining life of five years. This adjustment will be accreted into income over the weighted average lives of the loans. $66 is assumed to be non accretable based on the acquisition of the credit impaired loans.		$370
b)	Adjustment to securities interest income—BankAsiana
To reflect accretion of the securities discount resulting from the securities fair value pro forma adjustment based on weighted average remaining life of two years. This adjustment will be accreted into income over the weighted average lives of the securities.		$37
c)	Adjustment to deposit interest expense—BankAsiana
To reflect amortization of deposit premium resulting from the deposit fair value pro forma adjustment based on weighted average life of time deposits being two years.		$(127)
d)	Adjustment to borrowings interest expense—BankAsiana
To reflect amortization of a borrowings premium resulting from the borrowings fair value pro forma adjustment based on weighted average life of time borrowings being five years.		$(43)
e)	Adjustment to amortization of intangibles—BankAsiana
To reflect amortization of acquired intangible assets based on amortization period of 7 years and using the straight line method of amortization.		$58
f)	Adjustment to legal and professional expenses—BankAsiana
To remove direct, incremental costs of the merger incurred by Wilshire and Asiana.
Adjustment for Wilshire M&A related expenses		$(105)
Adjustment for BankAsiana M&A related expenses		$(38)

		$(143)

g)	Adjustment to income tax provision—BankAsiana
To reflect the income tax effect of pro forma adjustments at Wilshire's estimated statutory tax rate of 32.14%		$213
h)	Adjustment to preferred dividend—BankAsiana
To reflect the elimination of the BankAsiana preferred dividend associated with the repayment of BankAsiana's CDCI preferred equity.		$(53)
i)	Adjustment to weighted average number of common shares and diluted common shares—BankAsiana
Shares issued by Wilshire to BankAsiana Shareholders		0
Removal of BankAsiana weighted average number of common shares		(2,200,000)

Adjustment to weighted average number of common shares		(2,200,000)
Shares issued by Wilshire to BankAsiana Shareholders		0
Removal of BankAsiana weighted average number of diluted common shares		(2,476,500)

Adjustment to weighted average number of common shares		(2,476,500)
j)	Adjustment to loan interest income—Saehan
To reflect amortization of the loan premium resulting from the loan fair value pro forma adjustment based on weighted average remaining life of five years. This adjustment will be amortized through income over the weighted average lives of the loans. $319 of the fair value adjustment is assumed to be non accretable based on the acquisition of credit impaired loans.		$1,798
k)	Adjustment to securities interest income—Saehan
To reflect accretion of the securities discount resulting from the securities fair value pro forma adjustment based on weighted average remaining life of two years. This adjustment will be accreted into income over the weighted average lives of the securities.		$169
l)	Adjustment to deposit interest expense—Saehan
No adjustment was made as deposit premium was de minimus		$0
m)	Adjustment to trust preferred interest expense—Saehan
To reflect amortization of a trust preferred discount resulting from the trust preferred fair value pro forma adjustment based on weighted average life of time trust preferred being twenty-four years.		$273
n)	Adjustment to amortization of intangibles—Saehan
To reflect amortization of acquired core deposit intangible assets based on amortization period of 7 years and using the straight line method of amortization		$244
o)	Adjustment to legal and professional expenses—Saehan
To remove direct, incremental costs of the merger incurred by Wilshire and Saehan.
Wilshire M&A related expenses		$(113)
Saehan M&A related expenses		$(257)

		$(370)

p)	Adjustment to income tax provision—Saehan
To reflect the income tax effect of pro forma adjustments m at Wilshire's estimated statutory tax rate of 32.14%.		$585
q)	Adjustment to weighted average number of common shares and diluted common shares—Saehan
Shares issued by Wilshire to Saehan Shareholders		7,210,815
Removal of Saehan weighted average number of common shares		(237,197,874)

Adjustment to weighted average number of common shares		(229,987,059)
Shares issued by Wilshire to Saehan Shareholders		7,210,815
Removal of Saehan weighted average number of diluted common shares		(237,220,491)

Adjustment to weighted average number of common shares		(230,009,676)

Note G—Pro Forma Adjustments to Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012

a)	Adjustment to loan interest income—BankAsiana
To reflect accretion of the loan discount resulting from the loan fair value pro forma adjustment based on weighted average remaining life of five years. This adjustment will be accreted into income over the weighted average lives of the loans. $66 is assumed to be non accretable based on the acquisition of the credit impaired loans.		$740
b)	Adjustment to securities interest income—BankAsiana
To reflect accretion of the securities discount resulting from the securities fair value pro forma adjustment based on weighted average remaining life of two years. This adjustment will be accreted into income over the weighted average lives of the securities.		$74
c)	Adjustment to deposit interest expense—BankAsiana
To reflect amortization of deposit premium resulting from the deposit fair value pro forma adjustment based on weighted average life of time deposits being two years.		$(254)
d)	Adjustment to borrowings interest expense—BankAsiana
To reflect amortization of a borrowings premium resulting from the borrowings fair value pro forma adjustment based on weighted average life of time borrowings being five years.		$(86)
e)	Adjustment to amortization of intangibles—BankAsiana
To reflect amortization of acquired intangible assets based on amortization period of 7 years and using the straight line method of amortization		$116
f)	Adjustment to income tax provision—BankAsiana
To reflect the income tax effect of pro forma adjustments at Wilshire's estimated statutory tax rate of 32.14%		$334
g)	Adjustment to preferred dividend—BankAsiana
To reflect the elimination of the BankAsiana preferred dividend associated with the repayment of BankAsiana's CDCI preferred equity.		$(105)

h)	Adjustment to weighted average number of common shares and diluted common shares—BankAsiana
Shares issued by Wilshire to BankAsiana Shareholders		0
Removal of BankAsiana weighted average number of common shares		(2,200,000)

Adjustment to weighted average number of common shares		(2,200,000)
Shares issued by Wilshire to BankAsiana Shareholders		0
Removal of BankAsiana weighted average number of diluted common shares		(2,471,600)

Adjustment to weighted average number of common shares		(2,471,600)
i)	Adjustment to loan interest income—Saehan
To reflect amortization of the loan premium resulting from the loan fair value pro forma adjustment based on weighted average remaining life of five years. This adjustment will be amortized through income over the weighted average lives of the loans. $319 of the fair value adjustment is assumed to be non accretable based on the acquisition of credit impaired loans.		$3,596
j)	Adjustment to securities interest income—Saehan
To reflect accretion of the securities discount resulting from the securities fair value pro forma adjustment based on weighted average remaining life of two years. This adjustment will be accreted into income over the weighted average lives of the securities.		$339
k)	Adjustment to deposit interest expense—Saehan
No adjustment was made as deposit premium was de minimus		$0
l)	Adjustment to trust preferred interest expense—Saehan
To reflect amortization of a trust preferred discount resulting from the trust preferred fair value pro forma adjustment based on weighted average life of time trust preferred being twenty-four years.		$546
m)	Adjustment to amortization of core deposit intangibles—Saehan
To reflect amortization of acquired intangible assets based on amortization period of 7 years and using the straight line method of amortization.		$488
n)	Adjustment to income tax provision—Saehan
To reflect the income tax effect of pro forma adjustments m at Wilshire's estimated statutory tax rate of 32.14%.		$932
o)	Adjustment to weighted average number of common shares and diluted common shares—Saehan
Shares issued by Wilshire to Saehan Shareholders		7,210,815
Removal of Saehan weighted average number of common shares		(237,197,874)

Adjustment to weighted average number of common shares		(229,987,059)
Shares issued by Wilshire to Saehan Shareholders		7,210,815
Removal of Saehan weighted average number of diluted common shares		(237,255,333)

Adjustment to weighted average number of common shares		(230,044,518)

COMPARATIVE PER SHARE DATA
(Unaudited)

        The table below summarizes selected per share information about Wilshire, BankAsiana and Saehan. Wilshire share information is presented on a pro forma basis to reflect the mergers with BankAsiana and Saehan. The data in the table should be read together with the financial information and the financial statements of Wilshire, BankAsiana and Saehan incorporated by reference or included in this proxy statement/prospectus. See "Where You Can Find More Information." The pro forma per share data or combined results of operations per share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included herein which reflect potential effects of merger integration expenses, cost savings or operational synergies which may be obtained by combining the operations of Wilshire, BankAsiana and Saehan, or the costs of combining the companies and their operations.

For the Six Months Ended June 30, 2013	Wilshire Historical	BankAsiana Historical		Pro Forma Combined Wilshire and BankAsiana	Saehan Historical	Combined Pro Forma Amounts for Wilshire, BankAsiana and Saehan	Pro Forma Saehan Shares Equivalent(a)
Book value per common share	$5.03	$11.02	(b)	$5.03	$0.24	$5.27	$0.32
June 30, 2013
Basic outstanding shares outstanding	70,697,944	2,200,000		70,697,944	237,197,874	77,908,759
June 30, 2013
Cash dividends declared per common share	$0.03	$0.00		$0.03	$0.00	$0.03	$0.00
June 30, 2013
Basic earnings (loss) per common share	$0.33	$0.44		$0.35	$0.00	$0.34	$0.02
June 30, 2013
Diluted earnings (loss) per common share	$0.32	$0.39		$0.35	$0.00	$0.34	$0.02
June 30, 2013
Weighted average shares—basic	71,119,180	2,200,000		71,119,180	237,197,874	78,329,995
June 30, 2013
Weighted average shares—diluted	71,262,224	2,476,500		71,262,224	237,220,491	78,473,039
June 30, 2013

(a)
Reflects Saehan shares at the exchange ratio of 0.06080

(b)
Common equity of $29,493 divided by 2,200,000 shares

For the Year Ended December 31, 2012	Wilshire Historical	BankAsiana Historical	Pro Forma Combined Wilshire and BankAsiana	Saehan Historical	Combined Pro Forma Amounts for Wilshire, BankAsiana and Saehan	Pro Forma Saehan Shares Equivalent(a)
Basic outstanding shares outstanding	71,295,144	2,200,000	71,295,144	237,197,874	78,505,959
December 31, 2012
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
December 31, 2012
Basic earnings (loss) per common share	$1.31	$0.89	$1.35	$0.00	$1.26	$0.08
December 31, 2012
Diluted earnings (loss) per common share	$1.31	$0.79	$1.35	$0.00	$1.25	$0.08
December 31, 2012
Weighted average shares—basic	71,288,484	2,200,000	71,288,484	237,197,874	78,499,299
December 31, 2012
Weighted average shares—diluted	71,375,150	2,471,600	71,375,150	237,255,333	78,585,965
December 31, 2012

(a)
Reflects Saehan shares at the exchange ratio of 0.06080

(b)
Common equity of $23,356 divided by 2,200,000 shares

        The following table shows trading information for Wilshire and Saehan common shares as of market close on July 12, 2013. July 12, 2013 was the last full trading date before the parties executed the merger agreement. August 30, 2013 is a recent date before this proxy statement/prospectus was finalized.

Date	Wilshire	Saehan
July 12, 2013	$7.65	$0.44
September 27, 2013	$8.21	$0.45

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and prospects of Wilshire, Saehan and the combined company following the proposed transaction and statements for the period following the completion of the merger. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Wilshire, Saehan, the proposed transaction or the combined company following the transaction often identify forward-looking statements.

        These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

        The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus reflect the view of management as of the date of this proxy statement/prospectus with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Factors that could cause or contribute to such differences include, but are not limited to: (1) matters set forth under the section entitled "Risk Factors"; (2) expected benefits of the merger may not materialize in the timeframe expected or at all, or may be more costly to achieve; (3) the merger may not be timely completed, if at all; (4) prior to the completion of the merger or thereafter, Wilshire's and Saehan's respective businesses may not perform as expected due to transaction-related uncertainty or other factors; (5) the parties may be unable to successfully implement integration strategies; (6) required regulatory, shareholder or other approvals might not be obtained or other closing conditions might not be satisfied in a timely manner or at all; (7) Wilshire and Saehan may experience reputational risks and the companies' customers may react negatively to the transaction; (8) management may have their time diverted from ordinary activities due to merger-related issues; and (9) those factors referenced in Wilshire's filings with the SEC.

        For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, Wilshire and Saehan claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. Wilshire and Saehan do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Wilshire, Saehan or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

 THE SAEHAN SPECIAL MEETING

        This section contains information for Saehan shareholders about the special meeting that Saehan has called to allow its shareholders to consider and approve the merger agreement. Saehan is mailing this proxy statement/prospectus to you, as a Saehan shareholder, on or about October 7, 2013. Together with this proxy statement/prospectus, Saehan is also sending to you a notice of the special meeting of Saehan shareholders and a form of proxy card that Saehan's board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

        This proxy statement/prospectus is also being furnished by Wilshire to Saehan shareholders as a prospectus in connection with the issuance of shares of Wilshire common stock upon completion of the merger.

Date, Time and Place of Meeting

        The special meeting will be held at the corporate office of Saehan Bank, 3580 Wilshire Blvd., Suite 600, Los Angeles, California 90010 on Tuesday, November 5, 2013, at 10:00 a.m. local time.

Matters to Be Considered

        At the special meeting of shareholders, you will be asked to consider and vote upon the following matters:

  •
  a proposal to approve the merger agreement and the transactions it contemplates; and

  •
  a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

Recommendation of Saehan's Board of Directors

        Saehan's board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Saehan and its shareholders and has unanimously approved the merger and the merger agreement. Saehan's board of directors unanimously recommends that Saehan shareholders vote "FOR" approval of the merger agreement and "FOR" the adjournment proposal. See "The Merger—Saehan's Reasons for the Merger; Recommendation of Saehan's Board of Directors" for a more detailed discussion of Saehan's board of directors' recommendation.

Record Date and Quorum

        Saehan's board of directors has fixed the close of business on September 30, 2013 as the record date for determining the holders of Saehan common stock entitled to receive notice of and to vote at the Saehan special meeting.

        As of the record date, there were 237,197,874 shares of Saehan common stock outstanding and entitled to vote at the Saehan special meeting held by approximately 390 holders of record. Each share of Saehan common stock entitles the holder to one vote at the Saehan special meeting on each proposal to be considered at the Saehan special meeting.

        The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Saehan common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of Saehan common stock, whether present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Saehan special meeting. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

Vote Required; Treatment of Abstentions and Failure to Vote

        Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Saehan common stock entitled to vote at the special meeting. You are entitled to one vote for each share of Saehan common stock you held as of the record date. Because approval is based on the affirmative vote of two-thirds of shares outstanding, your failure to vote, failure to instruct your bank or broker with respect to the proposal to approve the merger agreement or an abstention will have the same effect as a vote against approval of the merger agreement.

        Approval of the adjournment proposal requires the affirmative vote of a majority of shares of Saehan common stock entitled to vote on, and represented in person or by proxy at the special meeting, even if less than a quorum. Because approval of the adjournment proposal is based on the affirmative vote of a majority of shares voting or expressly abstaining at the special meeting, abstentions will have the same effect as a vote against such proposal. The failure to vote or failure to instruct your bank or broker how to vote with respect to the adjournment proposal, however, will have no effect on such proposal.

Shares Held by Directors and Principal Shareholders

        Each of the directors and certain principal shareholders of Saehan have entered into voting agreements with Wilshire, pursuant to which they have agreed, solely in their capacity as Saehan shareholders, to vote all of their shares of Saehan common stock in favor of the proposals to be presented at the special meeting. As of the record date, the directors and shareholders that are party to the voting agreements were entitled to vote an aggregate of 122,829,497 shares of Saehan common stock, representing approximately 51.8% of the shares of Saehan common stock outstanding on that date. As of the record date, Wilshire owns 131,157 shares of Saehan common stock, or less than 0.1% of the outstanding shares of Saehan common stock, that were pledged as collateral for a loan on which Wilshire foreclosed. With the exception of the foregoing, as of the record date, Wilshire and its subsidiaries and its directors and executive officers or their affiliates held no shares of Saehan common stock (other than shares held as fiduciary, custodian or agent). See "The Merger—Interests of Saehan's Directors and Executive Officers in the Merger."

Voting of Proxies; Incomplete Proxies

        Each copy of this proxy statement/prospectus mailed to holders of Saehan common stock is accompanied by a form of proxy with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this proxy statement/prospectus, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card, regardless of whether you plan to attend the special meeting.

        If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.

        Saehan shareholders should not send Saehan stock certificates with their proxy cards. After the merger is completed, holders of Saehan common stock will be mailed a transmittal form with instructions on how to exchange their Saehan stock certificates for the merger consideration.

        All shares represented by valid proxies (including those given by telephone or the Internet) that Saehan receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" approval of the merger agreement and "FOR" approval of the adjournment proposal. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

Shares Held in "Street Name"; Broker Non-Votes

        Under stock exchange rules, banks, brokers and other nominees who hold shares of Saehan common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine," such as approval of the merger agreement proposal, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Saehan special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and for which the broker does not have discretionary voting power with respect to such proposal. It is expected that brokers, banks and other nominees will not have discretionary authority to vote on either proposal and, as a result, Saehan anticipates that there will not be any broker non-votes cast in connection with either proposal. Therefore, if your broker, bank or other nominee holds your shares of Saehan common stock in "street name," your broker, bank or other nominee will vote your shares of Saehan common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus.

Revocability of Proxies and Changes to a Saehan Shareholder's Vote

        If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Saehan's corporate secretary, (3) voting again by telephone or the Internet or (4) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting.

        Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Saehan's corporate secretary) of a Saehan shareholder at the special meeting will not constitute revocation of a previously given proxy.

        Written notices of revocation and other communications about revoking your proxy should be addressed to:

  Saehan Bancorp
  3580 Wilshire Blvd., Suite 600
  Los Angeles, California 90010
  Attention: Secretary

        If your shares are held in "street name" by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Solicitation of Proxies

        Saehan is soliciting your proxy in conjunction with the merger. Saehan will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Saehan will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Saehan common stock and secure their voting instructions. Saehan will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Saehan may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the Saehan shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Meeting

        All holders of Saehan common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Saehan reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without Saehan's express written consent.

Dissenters' Rights

        Under California law, which is the law under which Saehan is incorporated, the holders of Saehan common stock will be entitled to dissenters' appraisal rights in connection with the merger, provided they do not vote "FOR" the merger and comply with all other applicable statutory procedures for asserting dissenters' rights required by California law. Thus, if you wish to dissent and you execute and return a proxy in the accompanying form, you must specify that your shares are to be voted "AGAINST" or "ABSTAIN" with respect to approval of the merger. If you do not return your proxy then you also may exercise your dissenters' rights. Shareholders who exercise their dissenters' rights by complying with the applicable statutory procedures required by California law will be entitled to receive payment in cash for the fair value of their shares as determined by Saehan or, in the event that Saehan and such shareholders cannot agree on the fair value of their shares, in a judicial proceeding. The procedures to be followed by dissenting shareholders are described below in "The Merger—Dissenters' Rights in the Merger."

Assistance

        If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Saehan common stock, please contact Daniel Kim, Executive Vice President, Chief Financial Officer and Secretary of Saehan Bancorp at the following address:

Saehan Bancorp
3580 Wilshire Blvd., Suite 600
Los Angeles, California 90010
Telephone: (213) 388-5550

INFORMATION ABOUT WILSHIRE

        Wilshire Bancorp, Inc. is a bank holding company offering a broad range of financial products and services primarily through its wholly-owned subsidiary, Wilshire Bank, a California state chartered bank. Wilshire's corporate headquarters and primary banking facilities are located at 3200 Wilshire Boulevard, Los Angeles, California 90010. In addition to its main office, Wilshire Bank has 24 full-service branch offices in Southern California, Texas, New Jersey, and the greater New York City metropolitan area. Wilshire Bank also has eight (8) loan production offices, or "LPOs", utilized primarily for the origination of loans under our Small Business Administration, or "SBA", lending program in California, Colorado, Georgia, Texas (2 offices), New Jersey, Washington, and Virginia. On October 1, 2013, Wilshire consummated its acquisition of BankAsiana, whereby Wilshire acquired an additional two (2) branches in New Jersey and one (1) branch in New York.

        At June 30, 2013, Wilshire had consolidated total assets of approximately $2.8 billion, loans and leases receivable, net of allowances (including loans held-for-sale), of $2.2 billion and total deposits of $2.2 billion.

        Wilshire operates a community bank focused on the general commercial banking business, with its primary market encompassing the multi-ethnic populations of Southern California, Dallas-Fort Worth, New Jersey, and the New York metropolitan area. Its client base reflects the ethnic diversity of these communities.

        To address the needs of its multi-ethnic customer base, Wilshire has many multilingual employees who are able to converse with its clientele in their native languages. Wilshire believes that the ability to speak the native language and understanding of different traditions of its customers assists the bank in tailoring products and services for its customers' needs.

        Wilshire Bank operates in three primary business segments: Banking Operations, Trade Finance Services, and Small Business Administration Lending Services. Wilshire determines operating results of each segment based on an internal management system that allocates certain expenses to each segment. These segments are described in additional detail below:

        Banking Operations—Wilshire raises funds from deposits and borrowings for loans and investments, and provides lending products, including commercial, consumer, and real estate loans to its customers.

        Small Business Administration ("SBA") Lending Services—The SBA department mainly provides customers with access to the U.S. SBA guaranteed lending program. Through the SBA loan program, Wilshire is able to offer customers with small businesses a variety of loans to meet their needs. A portion of SBA loans are guaranteed by the SBA, with the backing of the U.S. government, making them attractive to both Wilshire and its customers. A significant portion of Wilshire's business entails selling the guaranteed portion of SBA loans that it originates in the secondary market for a premium.

        Trade Finance Services ("TFS")—Wilshire's TFS primarily deals in letters of credit issued to customers whose businesses involve the international sale of goods. A letter of credit is an arrangement (usually expressed in letter form) whereby Wilshire, at the request of and in accordance with customers instructions, undertakes to reimburse or cause to reimburse a third party, provided that certain documents are presented in strict compliance with its terms and conditions.

        The principal executive offices of Wilshire are located at 3200 Wilshire Boulevard, Los Angeles, California 90010, and its telephone number is (213) 387-3200. Wilshire's website can be accessed at http://www.wilshirebank.com. Information contained in Wilshire's website does not constitute part of, and is not incorporated into, this proxy statement/prospectus. Wilshire's common stock is traded on the NASDAQ Global Select Market under the symbol "WIBC."

        Additional information about Wilshire and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information."

INFORMATION ABOUT SAEHAN

General

        Saehan is a bank holding company registered under the BHC Act and its principal business is to serve as a holding company for its wholly-owned banking subsidiary, Saehan Bank. Saehan Bank is authorized to engage in the general commercial banking business and its deposits are insured by the Federal Deposit Insurance Corporation up to the applicable limits of the law. At June 30, 2013, Saehan had approximately $548.8 million in assets, $394.7 million in net loans (excluding loans held-for-sale) and $464.6 million in total deposits.

        Saehan was incorporated on September 10, 1997, as a California corporation, and became the holding company of Saehan Bank on December 2, 1997. Saehan's corporate headquarters is located at 3580 Wilshire Boulevard, Suite 600, Los Angeles, California 90010.

        Saehan Bank was incorporated under the laws of the State of California on April 18, 1990, and commenced operations as a California state-chartered bank on June 12, 1991. The primary market area of Saehan Bank is Los Angeles County and Orange County in Southern California. Saehan Bank has ten branch offices, with eight of these offices in Los Angeles County (Western Office, Downtown Office, La Crescenta Office, Rowland Heights Office, Wilshire Office, Olympic Office, Torrance Office, and Gardena Office) and two branch offices in Orange County (Fullerton Office and Irvine Office). In addition to its full service branch offices, the Bank has one loan production offices in each of New York, New York and Seattle, Washington.

        Saehan Bank offers a wide variety of lending products; however, a substantial majority of its loans are commercial loans and real estate loans. Commercial loans are made for working capital, equipment financing, business procurement, and other business purposes. Saehan Bank makes commercial real estate loans for a variety of purposes including loans for building construction and permanent term financing. Saehan Bank also engages in trade finance activities through its trade finance/international department which provides services to facilitate import and expert activities, including domestic and international commercial letters of credit. As a Preferred Lender in the SBA's Preferred Lender Program, Saehan Bank also specializes in providing loans to small businesses under the SBA programs of the United States Government.

        Under applicable state banking laws, Saehan Bank is limited in the amount it can loan to a single borrower to no more than 15% of Saehan Bank's statutory capital base, unless the entire amount of the loan is secured by readily marketable collateral or certain real estate in which case the limit is increased to 25% of the statutory capital to a single borrower. Where a borrower's needs exceed its legal lending limit, Saehan Bank may participate the loan out to other institutions. At June 30, 2013, Saehan Bank's legal lending limit to a single borrower, and such borrower's related parties, was approximately $23.0 million on a secured basis and $13.8 million for unsecured loans.

        Saehan Bank also offers a full range of deposit accounts, including non-interest bearing demand deposit accounts, interest bearing checking accounts, regular savings accounts and certificates of deposit. Other services offered by Saehan Bank include credit cards, cashier's checks, traveler's checks, a "remote capture" deposit product, internet banking, electronic bill-pay and ACH origination. Saehan Bank also has 24-hour automated teller machines at most of its branches which are integrated into multi-state ATM networks. Saehan Bank does not have a trust department but can provide that service through a correspondent bank.

Regulatory Matters

        On June 5, 2013 Saehan entered into a Memorandum of Understanding (the "FRB MOU") with the Federal Reserve. The FRB MOU replaced a prior written agreement dated January 21, 2010 between Saehan and the Federal Reserve. Pursuant to the FRB MOU, Saehan has agreed (i) that its board of directors will take all appropriate steps to utilize its financial and managerial resources to assist Saehan and Saehan Bank in functioning in a safe and sound manner; (ii) that its board of directors will take all necessary steps to ensure full compliance with any separate enforcement action issued against Saehan Bank; (iii) not to receive dividends or any other form of payment or distribution representing a reduction of capital from Saehan Bank without the prior written approval of the Federal Reserve; (iv) not to declare or pay any dividends, make any distribution representing interest, principal or other sums on subordinated debentures or trust preferred securities or make any other capital distributions without the prior written approval of the Federal Reserve; (v) it will not incur, renew, increase or guarantee any debt without the prior written approval of the Federal Reserve; (vi) it will not issue any trust preferred securities without the prior written approval of the Federal Reserve; (vii) not to purchase, redeem or otherwise acquire any of its stock without the prior written approval of the Federal Reserve; (viii) comply with applicable notice provisions of Section 32 of the Federal Deposit Insurance Act and Subpart H of Regulation Y of the regulations of the Federal Reserve in appointing any new director or senior executive officer or changing the responsibilities of any senior executive officer; (ix) to obtain prior written approval from the Federal Reserve and concurrence from the FDIC before making any indemnification and severance payments and entering into any agreements, such as employment contracts, to make indemnification and severance payments to institution-affiliated parties; and (x) to submit quarterly progress reports to the Federal Reserve detailing the status of compliance by Saehan with each provision of the FRB MOU.

        Saehan Bank entered into a Memorandum of Understanding dated March 12, 2013 (the "Bank MOU") with the FDIC and the California Department of Business Oversight (formerly, the Department of Financial Institutions)("DBO"). The Bank MOU replaced a Consent Order entered into by Saehan Bank with the FDIC and the DBO dated January 25, 2011. The Bank MOU requires, among other things, that Saehan Bank: (i) have and retain qualified management and members of the Bank's board of directors acceptable to the FDIC and DBO; (ii) notify the FDIC and the DBO prior to adding any individual as a senior executive officer of the Bank or a director; (iii) update the Classified Assets Reduction Plan at least quarterly; (iv) develop, revise, adopt and implement written policies and procedures to address the credit administration and credit risk management weaknesses noted in the Bank's Report of Examination within 45 days; (v) maintain an acceptable methodology for determining, documenting and recording the allowance for loan losses at an appropriate level; (vi) maintain a minimum Tier 1 leverage capital ratio of not less than 10.0% during the life of the Bank MOU; (vii) not declare or pay any cash dividends, or make any other distribution to its shareholders, without the prior written approval of the FDIC Regional Director and DBO Commissioner; (viii) submit a realistic three-year plan to the FDIC Regional Director and the DBO Commissioner; (ix) not establish any new branches or offices or engage in any new lines of business without the prior written consent of the FDIC Regional Director and the DBO Commissioner; (x) provide quarterly progress reports to the FDIC and the DBO detailing the form and manner of any actions to secure compliance with the Bank MOU.

        Saehan is currently in compliance with the terms of the FRB MOU and Saehan Bank is currently in compliance with the terms of the Bank MOU, and management believes that these MOUs will have no material impact on the operating results or financial condition of Saehan or Saehan Bank and that continued compliance with the MOUs will not constrain the business of Saehan or Saehan Bank. Any material failure to comply with the provisions of the FRB MOU or the Bank MOU could result in further enforcement actions by certain regulatory agencies.

THE MERGER

        The following discussion contains material information about the merger. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A to this proxy statement/prospectus, for a more complete understanding of the merger.

Terms of the Merger

        Wilshire's and Saehan's boards of directors have approved the merger agreement. The merger agreement provides for the acquisition of Saehan by Wilshire through the merger of Saehan with and into Newco, a wholly-owned subsidiary of Wilshire, with Newco continuing as the surviving entity in the merger. As soon as reasonably practicable following the merger, Saehan Bank will be merged with and into Wilshire Bank, with Wilshire Bank surviving the merger. We refer to the merger of Saehan with and into the wholly-owned Wilshire subsidiary as the "merger," the merger of Saehan Bank with and into Wilshire Bank as the "bank merger," and the two mergers together as the "mergers."

        In the merger, Saehan shareholders will have the right, with respect to each of their shares of Saehan common stock, to elect to receive, subject to proration and adjustment as described below, either cash, stock, or a unit consisting of a mix $0.21235 in cash and 0.03040 shares of Wilshire common stock, in an amount equal to such shareholder's pro rata share of the total merger consideration, which consists of (i) $50,369,522 in cash (the total cash amount), and (ii) 7,210,815 shares of Wilshire common stock (the total stock consideration), as determined by the volume weighted average closing price of Wilshire common stock for the 20 trading days prior to the date of the merger agreement, or $6.9856 (the "Wilshire Average Closing Price").

        Wilshire will not issue any fractional shares of Wilshire common stock in the merger. Saehan shareholders who would otherwise be entitled to a fractional share of Wilshire common stock upon the completion of the merger will instead receive an amount in cash calculated using $6.9856 (the volume weighted average closing price of Wilshire common stock on the NASDAQ Global Select Market for the 20 trading days prior to the date of the merger agreement) as the value of one share of Wilshire common stock.

        The following table sets forth information concerning the approximate market value of aggregate and per share merger consideration that would be payable in the merger based on different assumed

Wilshire closing prices at the effective time of the merger. The table does not reflect the fact that cash will be paid instead of fractional shares.

	Assumed Closing Price at the Effective Time	Assumed Value of Wilshire Common Stock Consideration (in millions)	Total Cash Amount (in millions)	Assumed Value of Total Consideration (in millions)	Assumed Value of Per Share Consideration
	$6.00	$43.3	$50.4	$93.6	$0.39
	$6.25	$45.1	$50.4	$95.4	$0.40
	$6.50	$46.9	$50.4	$97.2	$0.41
	$6.75	$48.7	$50.4	$99.0	$0.42
Actual Wilshire Average Closing Price as of 07/15/2013	$6.99	$50.4	$50.4	$100.7	$0.42
	$7.25	$52.3	$50.4	$102.6	$0.43
	$7.50	$54.1	$50.4	$104.5	$0.44
	$7.75	$55.9	$50.4	$106.3	$0.45
	$8.00	$57.7	$50.4	$108.1	$0.46
	$8.25	$59.5	$50.4	$109.9	$0.46
	$8.50	$61.3	$50.4	$111.7	$0.47
	$8.75	$63.1	$50.4	$113.5	$0.48
	$9.00	$64.9	$50.4	$115.3	$0.49

  Cash Election

        The merger agreement provides that each Saehan shareholder who makes a valid cash election will have the right to receive, in exchange for each share of Saehan common stock, subject to proration and adjustment as described below, an amount in cash equal to $0.4247 per share in cash. We refer to this as the per share cash consideration. The aggregate amount of cash that Wilshire has agreed to pay in the merger is fixed at the total cash amount and as a result, even if a Saehan shareholder makes a cash election, that holder may nevertheless receive a mix of cash and stock. If a Saehan shareholder makes a valid cash election, such holder's shares are referred to as cash election shares.

  Stock Election

        The merger agreement provides that each Saehan shareholder who makes a valid stock election will have the right to receive, in exchange for each share of Saehan common stock, subject to proration and adjustment as described below, 0.06080 shares of Wilshire common stock. We refer to this as the per share stock consideration. No fractional shares of Wilshire common stock will be issued in the merger, and a holder of Saehan common stock who would otherwise be entitled to a fractional share of Wilshire common stock will receive cash in lieu thereof. Because the aggregate amount of cash that will be paid in the merger is fixed at the total cash amount, in the event that the total cash amount is undersubscribed, even if a Saehan shareholder makes a stock election, that holder may nevertheless receive a mix of cash and stock. If a Saehan shareholder makes a valid stock election, such holder's shares are referred to as stock election shares.

  Mixed Election

        The merger agreement provides that each Saehan shareholder who makes a valid mixed election will have the right to receive, in exchange for each share of Saehan common stock, $0.21235 in cash and 0.03040 shares of Wilshire stock. If a Saehan shareholder makes a valid mixed election, the shares with respect to which such holder has the right to receive the cash consideration are referred to as mixed cash shares and the shares with respect to which such holder has the right to receive the stock consideration are referred to as mixed stock shares.

  Non-Election

        Saehan shareholders who make no election to receive cash or shares of Wilshire common stock in the merger, whose elections are not received by the exchange agent by the election deadline, or whose forms of election are improperly completed and/or are not signed will be deemed not to have made an election. Saehan shareholders not making an election may be paid in cash, Wilshire common stock or a mix of cash and shares of Wilshire common stock depending on, and after giving effect to, the adjustment procedures described below, the number of valid cash elections and stock elections that have been made by other Saehan shareholders, and the number of shares held by Saehan shareholders who provided notice of dissent to Saehan and do not vote in favor of the merger agreement and who have not lost their right to dissenters' rights in accordance with the procedures and requirements of California law (sometimes referred to as proposed dissenting shares). Shares of Saehan common stock with respect to which no election is deemed to have been made are referred to as no election shares.

  Adjustment on a Prorated Basis

        The cash and stock elections are subject to adjustment to ensure that the aggregate amount of cash that would be paid in the merger is equal to the total cash amount. As a result, even if a Saehan shareholder makes an all cash election or all stock election, such Saehan shareholder may nevertheless receive some stock consideration or some cash consideration, respectively. If a Saehan shareholder elects to receive the unit mix of cash and stock, such Saehan shareholder will receive the form of consideration elected.

  Proration Adjustment if Cash Consideration is Oversubscribed

        Shares of Wilshire common stock may be issued to Saehan shareholders who make cash elections if the total cash amount is oversubscribed, meaning the aggregate cash amount that would be paid in the merger exceeds the total cash amount, in which case:

  •
  all mixed stock shares, stock election shares and no election shares will be converted into the right to receive the per share stock consideration;

  •
  all proposed dissenting shares (meaning all shares of Saehan common stock whose holders provide notice of dissent to Saehan prior to the Saehan special meeting and who do not vote in favor of the merger agreement) will be deemed, for the purposes of proration, to be converted into the right to receive the per share cash consideration;

  •
  the exchange agent will select from among the cash election shares, by a pro rata selection process, a sufficient number of shares such that the aggregate cash amount that will be paid in the merger equals as closely as practicable the total cash amount, and all shares so selected will be converted into the right to receive the per share stock consideration (such shares are referred to as stock designated shares);

  •
  a Saehan shareholder making a cash election will receive:

  •
  the per share stock consideration for such holder's shares that are stock designated shares; and

  •
  the per share cash consideration for such holder's remaining shares; and

  •
  all mixed cash shares will be converted into the right to receive the per share cash consideration.

  Example of Oversubscription of Total Cash Amount

        The total cash amount is $50,369,522. The per share consideration is $0.4247 and the aggregate consideration is equal to approximately $100.8 million, consisting of $50,369,522 in cash and 7,210,815 shares of Wilshire stock valued at approximately $50.4 million. Accordingly, there are a total of 118,596,173 shares of Saehan common stock exchangeable for cash consideration and 118,601,701 shares of Saehan common stock exchangeable for stock consideration in the merger.

        Assuming that:

  •
  the number of cash election shares, proposed dissenting shares and mixed cash shares combined is equal to 150,000,000, which would require the payment of approximately $63,705,700 in cash (150,000,000*$0.4247) (in other words, there is only $50,369,522 in total cash consideration, but based on the elections received approximately $63,705,700 in cash would be paid in the merger), then a Saehan shareholder that has made a valid cash election with respect to 1,000 shares of Saehan common stock would receive the per share stock consideration with respect to 209 shares (as rounded to the nearest whole share) of Saehan common stock and the per share cash consideration with respect to the remaining 791 shares (as rounded to the nearest whole share) of Saehan common stock. Therefore, that Saehan shareholder would receive 13 shares (as rounded to the nearest whole share) of Wilshire common stock and approximately $336 in cash (as rounded to the nearest dollar). This example does not reflect any cash that may be paid in lieu of fractional shares of Wilshire common stock.

  Proration Adjustment if Cash Consideration is Undersubscribed

        Saehan shareholders who make stock elections may receive cash in respect of some of their shares if the total cash amount is undersubscribed, meaning the aggregate cash amount that would be paid in the merger is less than the total cash amount, in which case:

  •
  all cash election shares and mixed cash shares will be converted into the right to receive the per share cash consideration;

  •
  all proposed dissenting shares will be deemed, for the purposes of proration, to be converted into the right to receive the per share cash consideration;

  •
  the exchange agent will select first from among the no election shares and then (if necessary) from among the stock election shares, by a pro rata selection process, a sufficient number of shares such that the aggregate cash amount that will be paid in the merger equals as closely as practicable the total cash amount (such shares are referred to as cash designated shares);

  •
  a Saehan shareholder making a stock election will receive:

  •
  the per share cash consideration for such holder's shares that are cash designated shares; and

  •
  the per share stock consideration for such holder's remaining shares; and

  •
  all mixed stock shares and all no election shares that are not cash designated shares will be converted into the right to receive the per share stock consideration; and

  •
  all no election shares that are cash designated shares will be converted into the right to receive the per share cash consideration.

  Examples of Undersubscription of Total Cash Amount

        The total cash amount is $50,369,522. The per share consideration is $0.4247 and the aggregate consideration is equal to approximately $100.8 million, consisting of $50,369,522 in cash and 7,210,815 shares of Wilshire stock valued at approximately $50.4 million. Accordingly, there are a total of 118,596,173 shares of Saehan common stock exchangeable for cash consideration and 118,601,701 shares of Saehan common stock exchangeable for stock consideration in the merger.

        Scenario 1:    Undersubscription of total cash amount and only no election shares are prorated into receiving cash consideration:

        Assuming that:

  •
  the number of cash election shares, proposed dissenting shares and mixed cash shares combined is equal to 110,000,000, which would require the payment of approximately $46,717,513 in cash (110,000,000*$0.4247) (in other words, there is $50,369,522 in total cash consideration, but based on the number of elections received only approximately $46,717,513 in cash would be paid in the merger),

  •
  the number of stock election shares and mixed stock shares combined is equal to 110,000,000, which would require the payment of approximately $46,717,513 in Wilshire common stock (110,000,000*$0.4247), and

  •
  there are 17,197,874 no election shares, which would require the payment of approximately $7,304,017 (17,197,874*$0.4247),

        then a Saehan shareholder that has not made a valid election prior to the election deadline with respect to 1,000 shares of Saehan common stock would receive the per share stock consideration with respect to 500 shares (as rounded to the nearest whole share) of Saehan common stock and the per share cash consideration with respect to the remaining 500 shares (as rounded to the nearest whole share) of Saehan common stock. Therefore, that Saehan shareholder would receive 30 shares (as rounded to the nearest whole share) of Wilshire common stock and approximately $212 in cash (as rounded to the nearest dollar). In this example, all stock election shares would receive the per share stock consideration.

        Scenario 2:    Undersubscription of total cash amount and both no election shares and stock election shares are prorated into receiving cash consideration:

        Assuming instead that:

  •
  the number of cash election shares and mixed cash shares (and proposed dissenting shares, in the event that dissenters' rights apply) combined is equal to 80,000,000, which would require the payment of approximately $33,976,373 in cash (80,000,000*$0.4247) (in other words, there is approximately $50,369,522 in total cash consideration, but based on the number of elections received only approximately $33,976,373 in cash would be paid in the merger),

  •
  the number of stock election shares is equal to 137,197,874, which would require the payment of approximately $58,268,577 in Wilshire common stock (137,197,874*$0.4247), and

  •
  there are 20,000,000 no election shares, which would require the payment of approximately $8,494,093 (20,000,000*$0.4247),

        then a Saehan shareholder that has not made a valid election prior to the election deadline with respect to 1,000 shares of Saehan common stock would receive the per share cash consideration with respect to all 1,000 shares. Therefore, that Saehan shareholder would receive approximately $425 in cash (as rounded to the nearest dollar).

        In this same case, a Saehan shareholder that has made a valid stock election with respect to 1,000 shares of Saehan common stock would receive the per share stock consideration with respect to 864 shares (as rounded to the nearest whole share) of Saehan common stock and the per share cash consideration with respect to the remaining 136 shares (as rounded to the nearest whole share) of

Saehan common stock. Therefore, that Saehan shareholder would receive 53 shares (as rounded to the nearest whole share) of Wilshire common stock and approximately $58 in cash (as rounded to the nearest dollar). These examples do not reflect any cash that may be paid in lieu of fractional shares of Wilshire common stock.

  No Adjustment if Cash Consideration is Sufficiently Subscribed

        If the aggregate cash amount that would be paid in the merger is equal or nearly equal to the total cash amount, then:

  •
  a Saehan shareholder making a cash election will receive the per share cash consideration for each share of Saehan common stock held by such holder;

  •
  a Saehan shareholder making a stock election will receive the per share stock consideration for each share of Saehan common stock held by such holder;

  •
  all mixed cash shares will be converted into the right to receive the per share cash consideration; and

  •
  all mixed stock shares and no election shares will be converted into the right to receive the per share stock consideration.

        Saehan shareholders are being asked to approve the merger agreement. See "The Merger Agreement" for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Conversion of Shares; Exchange of Certificates; Elections as to Form of Consideration

        The conversion of Saehan common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, the exchange agent will exchange certificates representing shares of Saehan common stock for merger consideration to be received in the merger pursuant to the terms of the merger agreement.

  Election Statement

        An election statement is being distributed under separate cover contemporaneously with this proxy statement/prospectus by the exchange agent which will allow Saehan shareholders to make a cash, stock or mixed election, or to make no election with respect to the type of merger consideration they wish to receive.

        Holders of Saehan common stock who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the election statement. Saehan shareholders who hold their shares in "street name" should follow their broker's instructions for making an election with respect to such shares. All election statements must be received by the exchange agent by 5:00 p.m., Pacific Time, on the day prior to the fifth business day before the completion of the merger. This date is referred to as the election deadline. Shares of Saehan common stock as to which the holder has not made a valid election prior to the election deadline will be treated as though they had not made an election.

        NOTE:    The actual election deadline is not currently known. Wilshire and Saehan will issue a press release announcing the date of the election deadline at least five business days before that deadline. Additionally, Wilshire and Saehan will post the date of the election deadline on their respective web sites, also at least five business days before that deadline.

        To make an election, a holder of Saehan common stock must submit a properly completed election statement so that it is actually received by the exchange agent at or prior to the election deadline in accordance with the instructions on the election statement. Neither Saehan nor Wilshire is under any obligation to notify any holder of defects in such holder's election statement.

        Generally, an election may be revoked or changed, but only by written notice received by the exchange agent prior to the election deadline. If an election is revoked and unless a subsequent properly executed election statement is actually received by the exchange agent at or prior to the election deadline, the holder having revoked the election will be deemed to have made no election with respect to his or her shares of Saehan common stock.

        Holders will not be entitled to revoke or change their elections following the election deadline. As a result, holders who have made elections will be unable to revoke their elections.

        Shares of Saehan common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed to have made no election. If it is determined that any purported cash election, stock election or mixed election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

  Letters of Transmittal

        As soon as reasonably practicable after the completion of the merger, the exchange agent will send a letter of transmittal and instructions for surrendering certificates or book-entry shares in exchange for the merger consideration, any cash in lieu of fractional shares of Wilshire common stock (as described below), and any dividends or distributions to which a holder may be entitled (as described below), to each holder of record of certificates or book-entry shares which, immediately prior to the completion of the merger, represented shares of Saehan common stock, whose shares were converted into the right to receive the merger consideration.

        If a certificate for Saehan common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit as to that loss, theft or destruction and, if requested by the exchange agent, Wilshire or Saehan, the posting of a bond to indemnify the exchange agent, Wilshire or Saehan against any claim that may be made against any of them with respect to such certificate.

  Cash in Lieu of Fractional Shares

        No fractional shares of Wilshire common stock will be issued upon the surrender of certificates or book-entry shares for exchange, and no dividend or distribution with respect to Wilshire common stock will be payable on or with respect to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Wilshire. In lieu of the issuance of any such fractional share, Wilshire will pay to each former shareholder of Saehan who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) $6.9856 by (ii) the fraction of a share (after taking into account all shares of Saehan common stock held by such holder at the effective time of the merger and rounded to the nearest thousandth when expressed in decimal form) of Wilshire common stock which such holder would otherwise be entitled to receive.

  Dividends and Distributions

        Until certificates or book-entry shares representing shares of Saehan common stock are surrendered for exchange, any dividends or other distributions with a record date after the effective time of the merger with respect to Wilshire common stock into which such shares of Saehan common stock may have been converted will not be paid. Following surrender of any such certificates or book-entry shares, the record holder thereof will be entitled to receive, without interest, any dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of Wilshire common stock represented by such certificates or book-entry shares and paid prior to the surrender date, and at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Wilshire common stock represented by such certificates or book-entry shares with a record date after the effective time of the merger but before the surrender date and with a payment date after the issuance of Wilshire common stock issuable with respect to such certificates or book-entry shares.

        After the effective time of the merger, there will be no transfers on the stock transfer books of Saehan of any shares of Saehan common stock whose holders have elected to convert such shares, other than to settle transfers that occurred prior to the effective time of the merger. If certificates representing such shares are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares represented by that certificate have been converted.

Background of the Merger

        Each of Wilshire and Saehan's board of directors has from time to time separately engaged with senior management of their respective companies in reviews and discussions of potential strategic alternatives, and has considered ways to enhance their respective companies' performance and prospects in light of competitive and other relevant developments. For each company, these reviews have included periodic discussions with respect to potential transactions that would further its strategic objectives, and the potential benefits and risks of those transactions.

        In December 2011, Michael Ko, project manager of Hana Financial Group, contacted president and chief executive officer Dong Il Kim of Saehan to discuss a potential strategic investment under which Hana Financial Group would acquire sufficient newly issued common shares of Saehan to give it 51% ownership of Saehan. Hana Financial Group is a major Korean financial institution based in Seoul, and the owner of Korea Exchange Bank.

        On January 10, 2012, Eunhyuang Lee, deputy president, and Michael Ko of Hana Financial Group met with the entire board of directors of Saehan and members of its management team, including president and chief executive officer Dong Il Kim and executive vice president and chief financial officer Daniel Kim, and expressed their interest in completing the investment subject to the completion of satisfactory due diligence. Following initial due diligence, preliminary pricing indications were to be based upon the tangible common equity of Saehan, after taking into account projected merger expenses and future loan losses and a control premium for the majority ownership to be acquired by Hana Financial Group.

        On January 17, 2012, the parties executed a confidentiality agreement and Hana Financial Group commenced due diligence with respect to the loan portfolio of Saehan Bank and other areas of its business. On January 23, 2012, the board of directors of Saehan retained B. Riley to act as its financial advisor in connection with the proposed transaction.

        On January 27, 2012, vice chairman Thomas Han of Saehan spoke with Hana Financial Group chairman Seung Yu Kim. In that conversation, chairman Seung Yu Kim indicated a preliminary price per share for an investment in newly issued common shares representing 51% of the total outstanding

Saehan shares. The terms were presented by chairman Dong Soo Han to the Saehan board of directors at a board meeting on February 2, 2012. The board of directors authorized the continuation of negotiations by management, and requested that certain additional matters be discussed with Hana Financial Group, including the possibility of purchasing some outstanding shares from existing shareholders, development of a plan to undertake a future public offering or listing of shares to provide existing shareholders with liquidity and Hana Financial Group's plans for U.S. expansion.

        On February 10, 2012, Hana Financial Group and Saehan entered into a memorandum of understanding setting forth certain terms and conditions of a proposed investment, following completion of mutual due diligence. The memorandum of understanding also provided for an exclusive negotiation period of 90 days, in which neither party could pursue a similar transaction without the consent of the other. On February 10, 2012, at the request of Hana Financial Group, Saehan and Hana Financial Group publicly announced the memorandum of understanding.

        Following the public announcement of the memorandum of understanding with Hana Financial Group, Saehan received two unsolicited written indications of interest to acquire all of the business and assets of Saehan. The first indication of interest was received by chairman Dong Soo Han from a bank holding company we will refer to as Holding Company A. The letter indicated that, after due diligence, Holding Company A believed that it could offer financial terms at least equal to, if not more beneficial to, Saehan than those offered by Hana Financial Group. The transaction was to be in the form of a merger where Holding Company A would acquire 100% ownership of Saehan and Saehan shareholders would receive shares of Holding Company A. B. Riley evaluated Holding Company A, its capacity to complete the transaction and estimated pricing range, but substantive negotiations were not undertaken at that time with Holding Company A in light of the exclusive negotiation provision in the memorandum of understanding with Hana Financial Group.

        On March 12, 2012, Saehan president and chief executive officer Dong Il Kim received a written indication of interest from another bank holding company we will refer to as Holding Company B. In the indication of interest no financial terms were proposed. A 120-day exclusivity period was requested in order to complete due diligence. Negotiations were not undertaken with Holding Company B in light of the terms of the memorandum of understanding with Hana Financial Group. However, B. Riley did analyze the capacity of Holding Company B to complete a transaction and estimated the anticipated pricing range.

        Throughout February and March of 2012 representatives of Saehan, including its financial advisor and legal counsel, and its management actively attempted to re-negotiate with Hana Financial Group and its representatives to increase the pricing terms contemplated by the memorandum of understanding. However, Hana Financial Group declined to adjust its pricing and the memorandum of understanding was terminated by mutual agreement and the termination publicly announced on April 9, 2012.

        On May 24, 2012, the board of directors authorized B. Riley to engage in preliminary merger discussions with both Holding Company A and Holding Company B.

        On June 13, 2012, Saehan entered into a confidentiality agreement with Holding Company B. Holding Company A did not express further serious interest in proceeding. Holding Company B conducted due diligence with respect to Saehan and its credit portfolio, but the parties could not agree upon price and discussions terminated in August 2012.

        On February 7, 2013, the board of directors of Saehan met with a representative of a financial advisory firm to hear a presentation on the feasibility and benefits of merging Saehan with another bank holding company we will refer to as Holding Company C, as well as with Wilshire. The alternatives of maintaining Saehan as an independent institution were also discussed. On February 12, 2013, the board of directors of Saehan appointed a special committee of directors comprised of

Thomas J. Han and Chul Chung to conduct further discussions with Holding Company C, and to retain counsel and other professionals to advise Saehan on the potential transaction with Holding Company C. Vice chair Caroline Choe was subsequently added to the special committee. On February 26, 2013, the special committee retained the law firm of King, Holmes, Paterno & Berliner, which we will refer to as King Holmes, to advise Saehan with respect to a transaction with Holding Company C. At this time, Saehan did not contact Wilshire or pursue the possibility of a transaction with Wilshire any further.

        During March and April 2013, representatives of Holding Company C and Saehan conducted limited due diligence activities with respect to their respective assets and business. In April and May, 2013, members of the special committee and management of Saehan and representatives of the Company, including King, Holmes, and members of the board of directors of Holding Company C, and its counsel, met separately in a series of meetings with representatives of the bank regulatory agencies that have oversight responsibility for the institutions or their bank subsidiaries to discuss the transaction and its timing. Following these meetings, the parties concluded that it would be prudent to defer consideration of a possible merger until after the forthcoming regularly scheduled regulatory examinations of their bank subsidiaries were completed, and discussions ceased.

        During early 2013, Wilshire's management and board of directors also regularly reviewed the financial services industry environment, including the trend towards consolidation in the industry, and periodically discussed ways in which to enhance Wilshire's competitive position, including through the possible acquisition of other financial institutions. For example, at the March 27, 2013 regular meeting of the Wilshire board of directors, management and the Wilshire board of directors discussed a potential transaction with Saehan, along with two to four other potential merger transaction targets, and the impact that some of these potential transactions would have on Wilshire's regulatory capital levels and ratios, particularly in the context of an evaluation of a stock repurchase program which Wilshire was reviewing at that time. In addition, some of Wilshire's board members also had informal discussions about potential acquisitions from time to time at the weekly Directors Loan Committee meetings.

        On or about May 23, 2013, Steven Koh, chairman of Wilshire, called Saehan director Thomas Han to explore Wilshire's interest in acquiring Saehan. On or about May 24, 2013, Thomas Han and Steven Koh met to discuss the level of Wilshire's interest. At the meeting, Mr. Koh indicated Wilshire's willingness to pay a purchase price to Saehan shareholders that would represent a 20% premium to the current book value per share of Saehan. On May 27, 2013, the board of directors of Saehan held a meeting and reviewed the prospects of successfully concluding a transaction with Wilshire, and authorized director Thomas Han to continue discussions with Wilshire on pricing, at a price above a 20% premium to book value per share, and other terms of the transaction, including board representation and a management retention plan. On or about May 30, 2013, Saehan chairman, Il Young Kim, vice chair Caroline Choe and director Thomas Han met with Wilshire chairman Steven Koh to discuss the transaction further.

        A final confidential meeting was held on June 4, 2013 between the Saehan board of directors and certain shareholders who would likely be required to enter into voting and support agreements in connection with any definitive agreement with respect to a transaction where the potential merger was discussed. At that meeting, Saehan chairman Il Young Kim delivered a letter of interest received from another bank holding company we will refer to as Holding Company D. This letter indicated an aggregate pricing range of between 1.2 and 1.4 times Saehan's tangible book value, that Saehan would be afforded two seats on the acquiror's board of directors, and requested a 60 day exclusivity period. Following this last meeting, the board of directors authorized King Holmes to prepare a confidentiality agreement for Wilshire, which was forwarded to Wilshire by Saehan and executed by the parties on or about June 5, 2013.

        Also on June 5, 2013, Wilshire's board of directors convened a special meeting where Chairman Koh updated the board on his recent exploratory meetings with certain of Saehan's board members and to get approval to form a Special Projects Committee that would pursue further discussions with Saehan as well as review other possible strategic transactions as such opportunities come up from time to time. The Wilshire board appointed five members—Kyu-Hyun Kim, Donald Byun, Lawrence Jeon, John Taylor, and Steven Koh to serve on the Special Projects Committee and authorized the Special Projects Committee to pursue further discussions with and due diligence of Saehan.

        Shortly after the execution of the confidentiality agreement, Wilshire was provided access to a virtual data room containing Saehan information and over the course of the subsequent weeks through June 21, 2013, Wilshire's management, advisors and diligence teams evaluated the operational and financial materials provided, relating to the proposed consolidation of the businesses of Wilshire and Saehan, including performing a review of Saehan's loans and loan policies as well as soliciting a review conducted by an outside loan quality review firm. During this time, Wilshire began discussing internally the material terms on which a transaction could be reached, including the conditions to a potential transaction and other significant provisions. In the course of these conversations Wilshire indicated, among other things, that any indication of interest would be contingent upon the execution of voting and support agreements by the Saehan directors and management.

        On or about June 7, 2013, instructions were sent by Saehan chairman Il Young Kim to Wilshire for submission of an indication of interest and setting a deadline of 12:00 p.m. on June 21, 2013. The instructions requested that Wilshire indicate the total purchase price, form of consideration, material regulatory and other approvals and conditions, additional due diligence requests, and material contingencies and timing. During this process, Saehan vice chair Caroline Choe and director Han interviewed prospective financial advisors for the transaction. The decision was made to continue Saehan's relationship with B. Riley & Co. and the firm was engaged as Saehan's financial advisor.

        Saehan and Holding Company D executed a confidentiality agreement on June 10, 2013. Holding Company D received the same bid instructions as Wilshire. Both Wilshire and Holding Company D were asked by chairman Il Young Kim to submit best and final offers for the acquisition of Saehan by 12:00 p.m. on June 21, 2013.

        During the bidding process, King Holmes had conversations with counsel to both Wilshire and Holding Company D to answer questions concerning the bid procedures, and to advise them that the board of directors of Saehan had requested a draft of a definitive agreement for the transaction by the end of business on June 24, 2013. B. Riley & Co. representatives were also in contact with representatives of Macquarie Capital (USA), Inc., Wilshire's financial advisor, and also with the financial advisor for Holding Company D, to discuss pricing and other material terms.

        On June 19, 2013, Wilshire's Special Projects Committee of the board of directors met to consider the proposed transaction. Attending the meeting were representatives of Wilshire's management, Wilshire's in-house legal counsel, and Macquarie, Wilshire's financial advisor. Wilshire's management provided information regarding operational, tax and financial considerations relating to the proposed consolidation of the businesses of Wilshire and Saehan, and provided due diligence review findings including a review of Saehan's loans and loan policies based on Wilshire's on-going due diligence review as well as a review conducted by an outside loan quality review firm. At this meeting, Macquarie reviewed the preliminary financial aspects of the proposed indication of interest to Wilshire.

        On June 21, 2013, the Wilshire board of directors held a Special Projects Committee meeting followed by a special full board meeting to evaluate and approve the proposed indication of interest to Saehan. The Special Projects Committee approved the proposed indication of interest to Saehan at its meeting and recommended that the Wilshire board of directors also approve the proposed indication of interest. Attending the full board meeting were representatives of Wilshire's management, Wilshire's in-house legal counsel, and Macquarie, Wilshire's financial advisor. Wilshire's management provided information regarding operational, financial and tax considerations relating to the proposed consolidation of the businesses of Wilshire and Saehan, and provided summary of further due diligence review. At this meeting, Macquarie further reviewed the financial aspects of the proposed indication of interest to Wilshire. The Wilshire board of directors approved providing the proposed indication of interest to Saehan at this meeting.

        On June 21, 2013, Wilshire communicated and provided the preliminary indication of interest in merging with Saehan in a stock and cash transaction, an interest in continuing detailed due diligence investigation of Saehan, and other customary conditions including a 30-day exclusivity and no-shop provision. Wilshire's initial indication of interest contemplated a $0.45 per share consideration with an approximate aggregate consideration consisting of $53.5 million in cash and 8.1 million shares of Wilshire common stock, with a total value (based on an assumed per share price of Wilshire stock of $6.57) equal to $107.0 million. During this same period, B. Riley & Co. LLC also received a preliminary indication of interest from one additional financial institutions expressing interest in a possible strategic transaction with Saehan. Wilshire's non-binding indication of interest was subject to continued ongoing due diligence, standard assumptions/closing conditions /approvals, director support agreements and principal shareholder voting agreements.

        Both Wilshire and Holding Company D submitted bids by the 12:00 p.m. deadline on June 21, 2013. The bids were opened and reviewed at a board of directors meeting on that date. The meeting was also attended by executive vice president and chief financial officer Daniel Kim and representatives of B. Riley & Co. and King Holmes.

        The Wilshire proposal was for a merger transaction, payable in the form of a maximum of 50% Wilshire common stock, and the balance in cash. The indication of interest placed a value on the total consideration of $107 million or $0.45 per share. The offer was also subject to customary closing conditions, including Saehan shareholder and regulatory approvals, and a 30-day exclusive negotiation period.

        The Wilshire proposal was deemed superior to Holding Company D by the Saehan board and the board of directors unanimously voted to approve the proposal of Wilshire, and the proposal of Wilshire was countersigned by Saehan chairman Il Young Kim and delivered to Wilshire that evening.

        On June 26, 2013, the Special Projects Committee of Wilshire held a status meeting to review and discuss the terms of a draft merger agreement that had been distributed to representatives of Wilshire by Hunton & Williams LLP, who we refer to herein as Hunton Williams, outside legal counsel for Wilshire. After discussion, Wilshire authorized Hunton Williams to distribute the draft of the merger agreement to King Holmes. Accordingly, on June 26, 2013, Hunton Williams delivered a first draft of the merger agreement to King Holmes. King Holmes provided its initial comments to the draft merger agreement on July 1, 2013, which highlighted a number of issues for the parties to discuss and resolve before the merger agreement could be finalized, including, among other issues, certain minimum equity requirements for Saehan proposed by Wilshire and the treatment of Saehan's net operating loss carryforwards and their potential value to Wilshire. Outside counsel also discussed during this time period, among other things, appropriate restrictive covenants and commitments of directors, executive officers and principal shareholders under the support, non-compete and voting agreements requested by Wilshire from those persons, as well as how to treat persons holding outstanding options of Saehan upon a consummation of the merger. As discussions among outside counsel were on-going, other representatives of Saehan and Wilshire, including their respective financial advisors and management individuals, also discussed various terms proposed in the draft merger agreement, including those mentioned above as discussed by counsel. Several times while such discussions were on-going, Wilshire authorized Hunton Williams to revise the draft merger agreement and distribute to King Homes and Saehan authorized King Holmes to respond to such drafts with comments, in each case reflecting the current views of the parties on the outstanding issues that were being discussed. During this same week, representatives of the parties discussed the terms of the option cancellation agreements and the support, non-competition and voting agreements for the directors, executive officers and principal shareholders of Saehan and reached an understanding on the final form of these agreements and the universe of persons who would be required to enter into such agreements in connection with the proposed transaction.

        As a result of such on-going discussions and trading of drafts of the merger agreement, during the week of July 8, 2013, the parties were able to resolve most of their open issues with respect to the draft merger agreement, including a revised transaction pricing that provided for a total cash amount of consideration of $50,369,522 and total Wilshire common shares of approximately the same value based upon the volume weighted average closing price on NASDAQ for the 20 trading days prior to, and including, July 12, 2013, or $6.9856, yielding a value of approximately $100.7 million on the total transaction. The actual closing price of Wilshire shares on July 12, 2013 was $7.64. Hunton Williams revised the draft of the merger agreement and delivered the substantially complete form of merger agreement to King Holmes on Saturday, July 13, 2013 for consideration by the respective boards of directors of Saehan and Wilshire on Monday, July 15, 2013.

        On the morning of July 15, 2013 Saehan's board of directors, including the members of the Special Project Committee, held a special meeting to discuss and consider the terms and conditions of the merger and the draft merger agreement. In the course of that meeting, Saehan's board of directors received presentations from management, B. Riley & Co. and King Holmes. Saehan's board of directors reviewed a fairness opinion from B. Riley & Co. indicating that the merger consideration was fair from a financial point of view to Saehan shareholders. For more information on the fairness opinion from B. Riley & Co., see "—Opinion of Saehan's Financial Advisor, B. Riley & Co., LLC" and Annex B to this proxy statement/prospectus, in which the full text of the opinion is attached. Representatives of King Holmes also thoroughly reviewed the details of the merger agreement with Saehan's board of directors.

        Following an extensive discussion, Saehan's board of directors unanimously voted to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and authorized Saehan's management to execute the merger agreement.

        Also on the morning of July 15, 2013, Wilshire's board of directors met to consider the proposed transaction. Attending the meeting were representatives of Wilshire's management, Wilshire's in-house legal counsel, and Macquarie, Wilshire's financial advisor. Wilshire's management provided information regarding operational and financial considerations relating to the proposed consolidation of the businesses of Wilshire and Saehan. Wilshire's legal counsel reviewed the board duties and responsibilities in considering the proposed transaction, provided the board of directors with an overview of the legal due diligence conducted by it, and summarized the major terms and conditions of the merger agreement and related agreements and board resolutions. Macquarie reviewed certain financial aspects of the proposed transaction, and rendered its oral opinion, confirmed in a letter dated July 15, 2013, that as of such date and based on the qualifications and assumptions set forth in its written opinion, the aggregate merger consideration to be paid by Wilshire pursuant to the merger agreement was fair to Wilshire from a financial point of view. See "The Merger—Opinion of Wilshire's Financial Advisor, Macquarie Capital (USA), Inc." and Annex C to this proxy statement/prospectus.
        Following these presentations, reviews and a discussion among Wilshire's board of directors, including consideration of the factors described under "—Recommendation of the Wilshire Board of Directors and Reasons for the Merger," Wilshire's board of directors also determined that it is in the best interest of Wilshire and its shareholders to proceed with the merger, and unanimously approved the merger agreement and the transactions contemplated by the merger agreement.

        Following market close on July 15, 2013, the merger agreement was executed by officers of Saehan and Wilshire, and the parties issued a joint press release announcing the execution of the merger agreement and the terms of the proposed merger.

Reasons of Saehan for the Merger; Recommendation of Board of Directors of Saehan

        After careful consideration, at its meeting on July 15, 2013, the board of directors of Saehan determined that the plan of merger contained in the merger agreement is in the best interests of Saehan and its shareholders and that the consideration to be received in the merger is fair to the shareholders of Saehan. Accordingly, Saehan's board of directors, by a unanimous vote, adopted and approved the merger agreement and unanimously recommends that Saehan shareholders vote "FOR" approval of the merger agreement.

        In reaching its decision to adopt and approve the merger agreement and recommend the merger to its shareholders, Saehan's board of directors consulted with Saehan's management, as well as its legal and financial advisors, and considered a number of positive factors, including the following material factors:

  •
  Its knowledge of Saehan's business, operations, financial condition, earnings and prospects and of Wilshire's business, operations, financial condition, earnings and prospects, taking into account the results of Saehan's due diligence review of Wilshire;

  •
  Its knowledge of the current environment in the financial services industry, including national and regional economic conditions, continued consolidation, increased regulatory burdens, evolving trends in technology and increasing nationwide and global competition, the current financial market conditions and the likely effects of these factors on the companies' potential growth, development, productivity, profitability and strategic options, and the historical market prices of Saehan common stock;

  •
  The terms of the transactions proposed by the financial institutions that submitted proposals to acquire Saehan, including both the amount and nature of the consideration proposed to be paid in comparison to one another;

  •
  The recent market performance of the common stock of the financial institutions that submitted proposals, as well as the recent earnings performance and dividend payment history of those institutions;

  •
  The belief of the Saehan board of directors that the terms of the merger agreement with Wilshire are attractive in that the merger agreement allows Saehan's shareholders to become shareholders of Wilshire and/or receive a cash payment in exchange for their shares of Saehan common stock;

  •
  The impact of the proposed merger on Saehan's employees and Saehan's Korean-American communities;

  •
  The expectation that the merger will generally be a tax-free transaction to Saehan shareholders with respect to Wilshire common stock received by virtue of the merger;

  •
  The careful review undertaken by Saehan's board of directors and management, with the assistance of Saehan's legal and financial advisors, with respect to the strategic alternatives available to Saehan if it remained an independent bank;

  •
  The complementary aspects of the Saehan and Wilshire businesses, including customer focus and geographic coverage;

  •
  Wilshire's commitment to enhancing its strategic position in Southern California;

  •
  The potential expense-saving and revenue-enhancing opportunities in connection with the merger, the related potential impact on the combined company's earnings and the fact that the nature of the merger consideration would allow former Saehan shareholders to participate as Wilshire shareholders in the benefits of such savings opportunities and the future performance of the combined company generally;

  •
  The fact that, subject to certain conditions set forth in the merger agreement, including the payment of a termination fee, the merger agreement allows the board of directors of Saehan in the exercise of its fiduciary duties, to consider a superior proposal, as defined in the merger agreement, which is presented to it, and to withdraw its recommendation to its shareholders to adopt the merger agreement and to terminate the merger agreement to accept such a superior proposal;

  •
  The respective presentations by Saehan management and its financial advisors concerning the operations, financial condition and prospects of Saehan and the expected financial impact of the merger on the combined company, including pro forma assets, earnings and deposits;

  •
  The terms of the merger agreement, and the presentation by Saehan's outside legal advisors regarding the merger and the merger agreement;

  •
  The opinion delivered to Saehan by B. Riley on July 15, 2013 to the effect that, as of July 15, 2013, and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the opinion, the consideration to be paid to Saehan under the merger agreement was fair, from a financial point of view, to the holders of shares of Saehan common stock;

  •
  Saehan's board of directors' belief that a merger with Wilshire would allow Saehan shareholders to participate in the future performance of a combined company that would have better future prospects than Saehan was likely to achieve on a stand-alone basis or through other strategic alternatives, including a combination with other potential merger partners;

  •
  Saehan's board of directors' belief that Saehan and Wilshire shared a similar strategic vision; and

  •
  The regulatory and other approvals required in connection with the merger and the likelihood that the approvals needed to complete the merger would be obtained without unacceptable conditions.

        Saehan's board of directors also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations on the proposed transaction, including the following material factors:

  •
  The potential risk that another downturn in California, national or regional economic conditions could negatively impact Wilshire's loan portfolio, and thereby affect the value of the Wilshire common stock;

  •
  The potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

  •
  The provisions of the merger agreement restricting Saehan's solicitation of third-party acquisition proposals, and providing for the payment of a termination fee in certain circumstances, which Saehan's board of directors understood, thereby potentially limiting the willingness of a third party to propose a competing business combination transaction with Saehan, were a condition to Wilshire's willingness to enter into the merger agreement; and

  •
  The fact that some of Saehan's directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Saehan shareholders. See "—Interests of Saehan's Directors and Executive Officers in the Merger."

        The foregoing discussion of factors considered by Saehan's board of directors is not intended to be exhaustive, but is believed to include all material factors considered by Saehan's board of directors. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, Saehan's board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of Saehan's board of directors may have given different weight to different factors. Saehan's board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, Saehan management and Saehan's legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

        The foregoing explanation of Saehan's board of directors' reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements."

Opinion of Saehan's Financial Advisor, B. Riley & Co., LLC

        The board of directors of Saehan retained B. Riley & Co., LLC to render specific financial advisory services to Saehan in connection with the transaction with Wilshire. B. Riley agreed to provide Saehan with assistance on assessing, from a financial and valuation point of view, the competing merger offers presented to the board. In addition, B. Riley agreed to provide advice assessing the fairness, from a financial point of view, of the aggregate valuation, transaction composition and exchange ratio in the proposed merger with Wilshire, to the common shareholders of Saehan. Saehan engaged B. Riley for such services due to its experience in similar transactions with community banks and its knowledge and experience in transactions involving Korean-American focused businesses.

        A complete copy of the fairness opinion, dated July 15, 2013, provided by B. Riley is attached as Annex B to this proxy statement prospectus and is incorporated herein by reference. Saehan shareholders should read the opinion in its entirety for details of the valuation process and results and assumptions made by B. Riley in rendering their opinion.

        On June 21, 2013, the board of directors of Saehan held a special meeting to evaluate sealed proposals submitted to the board by two potential acquirers. During this meeting B. Riley reviewed the summary proposals, from a financial standpoint, the pricing, composition and other terms of the proposals, along with the board. B. Riley's advice agreed with the board that the proposal from Wilshire was a superior proposal. Upon the completion of the definitive agreement between Saehan and Wilshire, the board of Saehan held a special meeting on July 15, 2013 to review and approve the proposed terms and pricing of the transaction with Wilshire. During this meeting B. Riley reviewed with the board the financial aspects of the proposed transaction and rendered its opinion that on that date the pricing, composition and exchange ratio of the transaction was fair, from a financial point of view, to Saehan's common shareholders. At this meeting the Saehan board approved the definitive agreement with Wilshire.

        B. Riley's opinion is as of the date of the opinion only and is addressed and directed to the board of directors of Saehan. The opinion speaks only to the fairness, from a financial point of view, of the pricing, mix of consideration and exchange ratio offered to the common shareholders of Saehan. It does not evaluate or address any underlying business risk or decision related to the transaction nor does it make any recommendation to shareholders of Saehan on their vote on the transaction.

        In preparing its opinion to the Saehan board, B. Riley reviewed and analyzed documents and materials related to the merger and to the financial and operations performance and condition of both Saehan and Wilshire. Included in this process were the following:

  •
  The Definitive Agreement between Saehan and Wilshire;

  •
  Annual and quarterly reports to stockholders and filings with the SEC for three years ended December 31, 21012 for Wilshire;

  •
  Annual and quarterly reports provided to stockholders of Saehan and filed with the FDIC; and

  •
  Projections and financial analysis related to the operations and the proposed transaction provided by Saehan and Wilshire.

        In addition to these materials, B. Riley held discussions with senior management of both Saehan and Wilshire regarding recent financial and operational performance, anticipated results of the proposed transaction, projected stand-alone financial performance, regulatory issues and conditions and other business matters expected to impact the financial aspects of the proposed transaction.

        In addition, B. Riley reviewed and analyzed comparable financial and market information for peer community banks of Saehan and Wilshire as well as comparable acquisition transactions, where such information was available.

        In completing its assessment and opinion, B. Riley relied upon the accuracy and completeness of information provided by both banks and from public sources and did not independently verify or test the information provided. B. Riley assumed no liability for the verification or accuracy of such information, nor did B. Riley perform any independent analysis or assessment of the asset quality or adequacy of either bank's loan loss reserve or the probability of future credit related losses. B. Riley did not perform any review or opine on the business decisions related to the proposed transaction.

        In rendering its opinion to the Saehan board, B. Riley assumed that:

  •
  The transaction would be completed substantially on the terms as provided in the definitive agreement without any change to the consideration mix or exchange ratio;

  •
  All representations and warranties of each party in the definitive agreement and all related documents referred to in agreement are correct;

  •
  That each party to the definitive agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; and

  •
  That all conditions to the completion of the merger will be satisfied without any material changes to such condition.

        Certain assumptions were integral parts of the analysis performed by B. Riley in the developing its opinion, including general industry trends and performance, macro-economic conditions, performance of financial markets and other issues not related to the business operations controllable by Saehan or Wilshire. B. Riley also did not conduct stress tests based on such changes in overall economic conditions that might have significant impacts on the financial performance of Saehan, Wilshire or their combined operations.

        The following is a summary of the critical analyses and findings that B. Riley provided to the board of Saehan during the July 15, 2013 meeting. This summary does not cover all of the discussions with the Saehan board but rather is a review of the material items covered in the meeting. A fairness opinion addresses a large range of issues and valuation topics and is a complex process that results in the best use and estimate of the relevant data and projections applicable to each specific transaction. As a result, a shareholder cannot rely on a summary or partial reading of such opinion. The following information provides tables and other summary data that provides only a numerical presentation that does not include the relevant discussion points that occurred.

        Among the methods utilized by B. Riley in completing its opinion were:

        Comparable Companies Analysis.    B. Riley used comparable financial and market valuation metrics of publicly traded peer banks for both Saehan and Wilshire, based on both asset size and ethnic focus. Included in that group were:

Wilshire Comps:
American Business Bank	Exchange Bank	Pacific City Financial Corp
Bank of Marin Bancorp	Farmers & Merchants Bancorp	Pacific Continental Corp
BankGuam Holding Company	Farmers & Merchants Bank of LB	Pacific Mercantile Bancorp
Banner Corporation	First National Bank Alaska	Pacific Premier Bancorp
BBCN Bancorp	Bank of California	Preferred Bank
Bofi Holding	Hanmi Financial	Provident Financial Holdings
Bridge Capital Holdings	Heritage Commerce Corp	Sierra Bancorp
Cascade Bancorp	Heritage Financial Corp	Territorial Bancorp
Central Pacific Financial	Heritage Oaks Bancorp	TriCo Bancshares
Columbia Banking System	Home Federal Bancorp	W.T.B. Financial Corp
Commonwealth Business Bank	HomeStreet, Inc.	Washington Banking Company
Community Bank	Mechanics Bank	Westamerica Bancorporation
CU Bancorp	Northrim BanCorp
Saehan Comps:
1st Capital Bank	Community West Bancshares	Plumas Bancorp
1st Century Bancshares	Greater Sacramento Bancorp	Premier Valley Bank
American River Bankshares	Manhattan Bancorp	Presidio Bank
Avidbank Holdings	Mission Bancorp	Santa Cruz County Bank
Bay Commercial Bank	Mission Community Bancorp	Security California Bancorp
California Bank of Commerce	NCL Bancorp	Summit State Bank
California Republic Bancorp	Open Bank	Valley Commerce Bancorp
CommerceWest Bank	Pacific City Financial Corp	Valley Republic Bank
Commonwealth Business Bank	Plaza Bank

        Financial data for all peers was for the 12 and three months ended June 30, 2013, as were available, with market data as of July 11. 2013. Certain adjustments to both Saehan and Wilshire, as well as to the peer banks, were made to reflect normalized performance and results for one time or non-standard financial items.

        Summary data for the respective financial performance information included:

	Saehan	Wilshire	Saehan Peer Group Minimum	Saehan Peer Group Maximum
Stock Price Performance: % of One Year High	100.0%	99.0%	68.3%	100.0%
Stock Price Performance: % One Year Price Change	0.0%	40.6%	-20.9%	128.6%
Stock Price / Book Value per Share	1.83x	1.54x	0.71x	2.20x
Stock Price / Tangible Book Value per Share	1.83x	1.58x	0.71x	2.20x
Stock Price / LTM EPS(1)	562.5x	11.10x	7.06x	41.50x
Dividend Yield	NA	1.4%	0.0%	4.6%

(1)
Ratio for Saehan utilizes most recent quarters EPS annualized.

	Saehan	Wilshire	Saehan Peer Group Minimum	Saehan Peer Group Maximum
Return on Average Assets	0.02%	2.88%	-1.02%	1.88%
Return on Average Equity	0.18%	22.99%	-27.92%	18.52%
Net Interest Margin	2.47%	4.05%	2.61%	5.96%
Efficiency Ratio	98.75%	54.28%	49.39%	115.75%

	Saehan	Wilshire	Saehan Peer Group Minimum	Saehan Peer Group Maximum
Tangible Common Equity / Tangible Assets	10.78%	12.51%	0.39%	15.92%
Loans / Deposits	81.78%	95.95%	43.95%	92.10%
Loan Loss Reserves / Loans	3.43%	2.55%	0.55%	2.70%
Net Charge-Offs / Average Loans	1.06%	0.55%	-0.85%	1.41%

        Comparable Acquisition Analysis.    B. Riley utilized selected relevant bank acquisition with publicly available information for transactions within the Western United States with sellers total assets between

$400MM and $800MM as well as the ethnic Korean-American market. Included in this peer group were:

Acquiror	Acquiree
F.N.B. Corporation	BCSB Bancorp, Inc.
Heartland Financial USA, Inc.	Morrill Bancshares, Inc.
Wilshire Bancorp, Inc.	BankAsiana
Ameris Bancorp	Prosperity Banking Company
SI Financial Group, Inc.	Newport Bancorp, Inc.
F.N.B. Corporation	PVF Capital Corp.
First Financial Bankshares, Inc.	Orange Savings Bank, SSB
Old Florida Bancshares, Inc.	New Traditions National Bank
F.N.B. Corporation	Annapolis Bancorp, Inc.
MidSouth Bancorp, Inc.	PSB Financial Corporation
Nicolet Bankshares, Inc.	Mid-Wisconsin Financial Services, Inc.
City Holding Company	Community Financial Corporation
First PacTrust Bancorp, Inc.	Private Bank of California
WesBanco, Inc.	Fidelity Bancorp, Inc.
Equity Bancshares, Inc.	First Community Bancshares, Inc.
BNC Bancorp	First Trust Bank
WashingtonFirst Bankshares, Inc.	Alliance Bankshares Corporation
Independent Bank Corp.	Central Bancorp, Inc.
Carlile Bancshares, Inc.	Washington Investment Company
United Financial Bancorp, Inc.	New England Bancshares, Inc.
National Australia Bank, Limited	North Central Bancshares, Inc.
Provident New York Bancorp	Gotham Bank of New York
ESSA Bancorp, Inc.	First Star Bancorp, Inc.
SCBT Financial Corporation	Peoples Bancorporation, Inc.
ViewPoint Financial Group, Inc.	Highlands Bancshares, Inc.
California United Bank	Premier Commercial Bancorp
First Financial Corporation	Freestar Bank, National Association
Opus Bank	RMG Capital Corporation
BankUnited, Inc.	Herald National Bank
Park Sterling Corporation	Community Capital Corporation
IBERIABANK Corporation	Cameron Bancshares, Inc.
IBERIABANK Corporation	Omni Bancshares, Inc.
CBM Florida Holding Company	First Community Bank of America
Industrial and Commercial Bank of China Limited	Bank of East Asia (USA), National Association
BBCN Bancorp	Foster Bankshares
BBCN Bancorp	Pacific International Bancorp

        B. Riley based the analysis on selected financial ratios applicable to Saehan and this particular transaction, assuming a per share transaction price of $0.45 per share. Included in the assessment of the proposed transaction were:

  •
  Price to tangible book value ratio paid for the acquired bank based upon the latest published information prior to the announcement of the transaction;

  •
  Total transaction premium to tangible common equity as a percentage of core deposits;

  •
  Price premium to the market price of the acquired institution one day prior to the announcement of the transaction;

  •
  Price premium to the market price of the acquired institution one month prior to the announcement of the transaction;

  •
  Relative capital and asset quality ratios; and

  •
  Price to twelve month and annualized most recent quarter's earnings based on stated performance at the time of the respective transactions' announcement.

        The comparable transactions had a range for the relevant pricing multiples as follows:

	Wilshire / Saehan Merger	Recent Transactions Minimum	Recent Transactions Maximum
Transaction Price to:
LTM EPS	NM	11.0%	64.3%
Tangible Book Value	168.0%	37.0%	174.3%
Core Deposit Premium	11.1%	-5.5%	21.1%
1-Day Market Premium(1)	-4.5%	0.1%	90.2%
1-Month Market Premium(2)	10.5%	2.5%	121.6%

(1)
Based on Saehan's stock price of $0.44 on 7/12/2013

(2)
Based on Saehan's stock price of $0.38 on 6/12/2013

	Saehan	Recent Transactions Minimum	Recent Transactions Maximum
Tangible Equity / Assets	10.8%	2.4%	15.6%
NPAs / Assets	3.2%	0.2%	10.7%
Reserve Coverage Ratio	182.3%	18.2%	414.2%

        Each of the comparable acquisitions was unique and not directly comparable to the proposed transaction with Wilshire. B. Riley utilized the data from the comparable deals as one of several inputs into its fairness opinion.

        Relative Contribution Analysis.    B. Riley created a relative contribution analysis based on selected balance sheet items, income statement and market valuation ratio for Saehan and Wilshire. The results are as follows:

	Wilshire	Saehan
Balance Sheet:
Assets	85.0%	15.0%
Gross Loans	85.1%	14.9%
Deposits	82.6%	17.4%
Tangible Equity	97.7%	2.3%
Tangible Common Equity	97.7%	2.3%
Income Statement:
2013 Estimated Net Interest Income	85.6%	14.4%
2013 Estimated Net Income	93.8%	6.2%
Market Value	85.7%	14.3%

        Discounted Cash Flow Analysis.    B. Riley performed a discounted cash flow analysis based on Saehan's internal earnings estimate for the three years ended 2015 to estimate a range of the present values of after-tax cash flows that Saehan could generate for shareholders on a stand-alone basis.

B. Riley used management earnings estimated, including the use of Net Operating Losses benefits for those years, applying discount rates ranging from 8.0% to 12.0%. The range of values was determined by adding (1) the present value of projected cash flows to Saehan shareholders through the applicable time periods and (2) the present value of the terminal value of Saehan's common shares, using price to earnings multiples ranging from 13 times to 17 times the 2015 forecast. The resulting range of values for Saehan common shares was from $0.34 to $0.47 per share. The discounted cash flow analysis is a commonly used valuation methodology that uses numerous broad assumptions that can vary greatly based on a number of factors. The analysis is not a projection of actual implied values for Saehan common shares.

        General.    The Saehan board of directors retained B. Riley as financial adviser to Saehan regarding the merger. As part of its investment banking business, B. Riley is engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for other purposes. As specialists in the securities of banking companies, B. Riley has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, B. Riley may, from time to time, purchase securities of the firms involved in this transaction. As a market maker in securities B. Riley may from time to time have a long or short position in, and buy or sell, debt or equity securities of Saehan and Wilshire for B. Riley's own account and for the accounts of its customers. To the extent B. Riley held any such positions, it was disclosed to Saehan.

        Saehan and B. Riley entered into an agreement on June 17th, 2013 relating to the services to be provided by B. Riley in connection with the merger. B. Riley was paid a non-refundable retainer of $25,000, which was paid upon the signing of the engagement agreement. Saehan also agreed to pay B. Riley a cash fee of $75,000 concurrently with the rendering of its opinion as well as a cash fee of $150,000 due immediately upon the closing of the merger. In addition, Saehan agreed to reimburse B. Riley for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention up to the amount of $10,000 and to indemnify against certain liabilities, including liabilities under the federal securities laws.

        During the two years preceding the date of its opinion to Saehan, B. Riley provided investment banking services to Saehan for which it received customary compensation of approximately $185,000 in the aggregate for financial advisory services.

        Other than as noted above, Saehan has had no material relationship with B. Riley in the last two years.

Wilshire's Reasons for the Merger

        Wilshire believes that the acquisition of Saehan will complement Wilshire's footprint and its growth strategy, including by enabling it to deepen its footprint in the greater Los Angeles market, particularly since Saehan has a strong reputation in these markets. Saehan's management team has long-term expertise providing private banking services to small- and mid-sized businesses, entrepreneurs and high net worth individuals throughout Southern California. Wilshire's board of directors and Wilshire Bank's board of directors at a joint meeting approved the merger agreement, after Wilshire's senior management discussed with the Wilshire and Wilshire Bank boards a number of factors, including those described above and the business, assets, liabilities, results of operations, financial performance, strategic direction and prospects of Saehan. Neither Wilshire's board of directors nor Wilshire Bank's board of directors considered it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Wilshire's board of directors and Wilshire Bank's board of directors viewed their respective positions as being based on all of the information and the factors presented to and considered by them. In addition, individual directors may have given different weights to different information and factors.

Opinion of Wilshire's Financial Advisor, Macquarie Capital (USA), Inc.

        On July 5, 2013, Wilshire executed an engagement agreement with Macquarie. Macquarie's engagement encompassed assisting Wilshire in analyzing, structuring, negotiating and effecting a transaction with Saehan. As further explained below, Wilshire selected Macquarie because Macquarie is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Wilshire and its business.

        On July 15, 2013, the Wilshire board of directors held a meeting to evaluate the proposed merger of Saehan with and into Wilshire. At this meeting, Macquarie reviewed the financial aspects of the proposed merger and rendered an oral opinion (subsequently confirmed in writing), to Wilshire that, as of such date, and based upon and subject to factors and assumptions set forth therein, the aggregate consideration to be paid by Wilshire in the merger is fair, from a financial point of view, to Wilshire. The Wilshire board of directors approved the merger agreement at this meeting.

        The full text of Macquarie's written opinion, dated July 15, 2013, which sets forth the assumptions made, procedures followed, qualifications and limitations on the review undertaken and other matters considered by Macquarie in connection with the opinion, is attached as Annex C to this document and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Shareholders are urged to read the opinion in its entirety.

        Macquarie's opinion speaks only as of the date of the opinion. The opinion is directed to the Wilshire board and addresses only the fairness, from a financial point of view to Wilshire, of the aggregate consideration in the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the special meeting on the merger or any related matter.

        In connection with its opinion, Macquarie:

  •
  Reviewed a July 15, 2013 draft of the merger agreement, which Macquarie assumed was in substantially final form and would not vary in any respect material to its analysis from the definitive merger agreement;

  •
  Reviewed certain publicly available business and financial information relating to Saehan, Wilshire and their respective subsidiaries that Macquarie deemed to be relevant;

  •
  Reviewed certain non-public internal financial statements and other non-public financial and operating data relating to Saehan, Wilshire and their respective subsidiaries that were prepared and provided to Macquarie by the management of Saehan and/or Wilshire and their respective other advisors;

  •
  Reviewed financial projections provided to us by Saehan and/or Wilshire and discussed with management of Saehan and/or Wilshire;

  •
  Discussed the past and current operations, financial projections, current financial condition and prospects of Saehan and Wilshire with the respective management teams of Saehan and Wilshire;

  •
  Reviewed the financial terms of certain publicly available transactions in the industry in which Saehan and Wilshire operate that Macquarie deemed relevant;

  •
  Performed such other analyses and examinations, made such inquiries, and considered such other factors that Macquarie deemed appropriate; and

  •
  Without limiting the generality of the foregoing, and upon the Company's direction, relied exclusively upon Wilshire's and its tax advisor's valuation and adjustment of Saehan's deferred tax asset.

        In conducting its review and arriving at its opinion, Macquarie relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. Macquarie relied upon the managements of Wilshire and Saehan as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to or discussed with Macquarie and Macquarie assumed that such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Saehan or Wilshire, as applicable. Macquarie is not an expert in the independent valuation of the adequacy of allowances for loan losses, and without independent verification, assumed that the aggregate allowances for loan and lease losses for Wilshire and Saehan are adequate to cover those losses.

        The projections and associated assumptions used by Macquarie in certain of its analyses were sourced from Wilshire's and Saehan's senior management teams. Wilshire and Saehan do not publicly disclose internal management projections of the type provided to Macquarie in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Any estimates or projections contained in the analyses performed by Macquarie are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

        Macquarie was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger, other than the aggregate consideration, to the extent expressly specified in Macquarie's opinion. Additionally, Macquarie's opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for Wilshire, nor does it address the effect of any other transaction in which Wilshire might engage.

        For purposes of rendering its opinion, Macquarie assumed, with Wilshire's consent, that:

  •
  the representations and warranties of each party contained in the merger agreement were true and correct,

  •
  that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver or modification thereof,

  •
  that the July 15, 2013 draft of the merger agreement was in substantially final form and that the final execution version of the merger agreement does not vary from that draft in any respect material to Macquarie's analysis, and

  •
  that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Saehan, Wilshire or the consummation of the merger.

        In performing its analyses, Macquarie considered such financial and other factors it deemed appropriate, including among other things, the historical and current financial position and results of operations of Wilshire and Saehan, the assets and liabilities of Wilshire and Saehan, and the nature and terms of certain other merger transactions involving banks and bank holding companies. Macquarie also took into account its assessment of general economic, market and financial conditions and other matters, which are beyond the control of Macquarie, Wilshire and Saehan and none of Wilshire, Saehan, Macquarie or any other person assumes responsibility if future results are materially different from those projected.

        The aggregate consideration was determined through negotiation between Wilshire and Saehan and the decision to enter into the merger was solely that of Wilshire's board of directors. In addition, the Macquarie opinion was among several factors taken into consideration by the Wilshire board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Wilshire board with respect to the fairness of the aggregate consideration in the merger.

Summary of Analysis by Macquarie

        The following is a summary of the material financial analyses presented by Macquarie to the Wilshire board, in connection with rendering the fairness opinion described above. The following summary is not a complete description of the financial analyses performed by Macquarie in rendering its opinion or the presentation made by Macquarie to the Wilshire board, nor does the order of analysis described represent relative importance or weight given to any particular analysis by Macquarie and is qualified in its entirety by reference to the written opinion of Macquarie attached as Annex C. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth herein, without considering the analysis as a whole, could create an incomplete view of the processes underlying Macquarie's opinion. In arriving at its opinion, Macquarie considered the results of its entire analysis and Macquarie did not attribute any particular weight to any analysis or factor that it considered. Rather, Macquarie made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its entire analysis. The financial analyses summarized below include information presented in tabular format. Accordingly, Macquarie believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 12, 2013, the last practical trading day prior to the date that Macquarie delivered its opinion to the Wilshire board, and it is not necessarily indicative of current market conditions.

        Selected Peer Group Analysis.    Using publicly available information, Macquarie compared the financial performance and financial condition of Saehan to the following depository institutions that Macquarie considered comparable to Saehan.

        Companies included in Saehan's California state market (includes all NASDAQ and NYSE listed banks headquartered in California with assets between $500 million and $10 billion, excluding those with NPAs/Assets greater than 4%) peer group were:

CVB Financial Corp.	Pacific Premier Bancorp, Inc.
BBCN Bancorp	Heritage Commerce Corp.
PacWest Bancorp	Bridge Capital Holdings
Westamerica Bancorp	CU Bancorp
Hanmi Financial Corp.	Heritage Oaks Bancorp
Wilshire Bancorp, Inc.	North Valley Bancorp
TriCo Bancshares	Central Valley Community Bancorp
Preferred Bank	Oak Valley Bancorp
Bank of Marin Bancorp	American River Bankshares

        To perform this analysis, Macquarie used financial information as of or for the last twelve months and quarter ended March 31, 2013. Certain financial data prepared by Macquarie, and as referenced in the tables presented below may not correspond to the data presented in Saehan's historical financial statements, or to the data prepared by B. Riley & Co., presented under the section "Opinion of Saehan's Financial Advisor," as a result of the different periods, assumptions and methods used by Macquarie to compute the financial data presented.

        Macquarie's analysis showed the following concerning Saehan's financial performance:

(Data for Last Twelve Months Reported)	Saehan	Peer Group Minimum	Peer Group Maximum
Return on Average Assets	0.02%	0.29%	3.34%
Return on Average Equity	0.2%	3.0%	27.8%
Net Interest Margin	2.47%	3.73%	5.63%
Efficiency Ratio	98.7%	42.4%	80.7%

        Macquarie's analysis showed the following concerning Saehan's financial condition:

	Saehan	Peer Group Minimum	Peer Group Maximum
Tangible Common Equity / Tangible Assets	10.8%	8.5%	13.9%
Total Risk-Based Capital Ratio	21.7%	12.5%	25.6%
Loans / Deposits	81.8%	48.9%	98.8%
Loan Loss Reserve / Nonperforming Assets	134.0%	28.0%	174.1%
Nonperforming Assets / Assets	1.79%	0.33%	3.91%
Net Charge-Offs / Average Loans	1.06%	-0.01%	1.96%

        Macquarie's analysis showed the following concerning Saehan's market performance:

	Saehan	Peer Group Minimum	Peer Group Maximum
Stock Price Performance: YTD Return	25.7%	3.7%	42.9%
Stock Price / Book Value Per Share	1.79x	0.84x	2.31x
Stock Price / Tangible Book Value Per Share	1.79x	0.98x	3.11x
Stock Price / LTM EPS	NM	5.9x	50.7x
Stock Price Premium / Core Deposits	11.0%	-0.3%	23.6%

        Selected Transaction Analysis.    Macquarie reviewed publicly available information related to all comparably sized acquisitions of nationwide banks and thrifts announced since January 1, 2012 with target assets between $500 million and $10 billion, excluding transactions in which the target had NPAs/Assets at announcement greater than 4%. The transactions included in the group were:

Acquirer	Target
Prosperity Bancshares, Inc.	FVNB Corp.
First Federal Bancshares of Arkansas, Inc.	First National Security Company
Peoples Financial Services Corp.	Penseco Financial Services Corp.
Home BancShares, Inc.	Liberty Bancshares, Inc.
F.N.B. Corp.	BCSB Bancorp, Inc.
Heartland Financial USA, Inc.	Morrill Bancshares, Inc.
Union First Market Bankshares Corp.	StellarOne Corp.
Banco de Credit e Inversiones SA	City National Bank of Florida
Provident New York Bancorp	Sterling Bancorp
CBFH, Inc.	VB Texas, Inc.
SCBT Financial Corp.	First Financial Holdings, Inc.
United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.
Renasant Corp.	First M&F Corp.
PacWest Bancorp	First California Financial Group, Inc.
NBT Bancorp Inc.	Alliance Financial Corporation
Columbia Banking System, Inc.	West Coast Bancorp
Prosperity Bancshares, Inc.	Coppermark Bancshares, Inc.
FirstMerit Corp.	Citizens Republic Bancorp, Inc.
First PacTrust Bancorp, Inc.	Private Bank of California
WesBanco, Inc.	Fidelity Bancorp, Inc.
Investors Bancorp, Inc.	Marathon Banking Corp.
Park Sterling Corp.	Citizens South Banking Corp.
Hilltop Holdings Inc.	PlainsCapital Corp.
WashingtonFirst Bankshares, Inc.	Alliance Bankshares Corp.
Independent Bank Corp.	Central Bancorp, Inc.
United Financial Bancorp, Inc.	New England Bancshares, Inc.
Mitsubishi UFJ Financial Group, Inc.	Pacific Capital Bancorp
Cadence Bancorp, LLC	Encore Bancshares, Inc.
Carlile Bancshares, Inc.	Northstar Financial Corp.
Tompkins Financial Corp.	VIST Financial Corp.
Prosperity Bancshares, Inc.	American State Financial Corp.

        Transaction multiples for the merger were derived from an implied aggregate deal value of $105.5 million (based on stock prices as of July 12, 2013) for Saehan. For each precedent transaction, Macquarie derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

  •
  last twelve months earnings per share ("LTM EPS") based on the latest publicly available financial statements of the acquired company prior to the announcement of the acquisition,

  •
  tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition,

  •
  tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition,

  •
  market premium based on the latest closing price 1 week prior to the announcement of the acquisition, and

  •
  adjusted metrics, which include the reversal of $11.5 million of Saehan's deferred tax asset (DTA) valuation allowance (out of a total potential reversal of $26.8 million), based on the portion of the DTA deemed to be usable by Wilshire's tax advisor at the time its analysis.

        The results of the analysis are set forth in the following table:

Transaction Price to:	Wilshire / Saehan	Peer Group Minimum	Peer Group Maximum
Book Value	1.80x	0.73x	2.02x
Adjusted Book Value(1)	1.51x	0.73x	2.02x
Tangible Book Value	1.80x	0.76x	2.58x
Adjusted Tangible Book Value(1)	1.51x	0.76x	2.58x
LTM EPS	NM	3.4x	62.2x
Core Deposit Premium	11.3%	-1.6%	22.2%
Adjusted Core Deposit Premium(1)	8.5%	-1.6%	22.2%
1-Week Market Premium	1.0%	8.0%	103.3%

(1)
Includes the reversal of $11.5 million of Saehan's DTA valuation allowance (out of a total potential reversal of $26.8 million) based on the portion of the DTA deemed to be usable by Wilshire's tax advisor at the time of their analysis

        No company or transaction used as a comparison in the above analysis is identical to Wilshire, Saehan or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

        Discounted Cash Flow Analysis.    Macquarie performed a discounted cash flow analysis to estimate a range for the implied equity value of Saehan. In selecting the appropriate discount rate to use, Macquarie evaluated the cost of equity of Saehan's selected peer group, which ranged from 7.8% to 16.8% as of July 12, 2013. In this analysis, Macquarie assumed discount rates ranging from 11.5% to 14.5% to derive (i) the present value of the estimated free cash flows that Saehan could generate over a five year period, including certain cost savings forecasted as a result of the merger, and (ii) the present value of Saehan's terminal value at the end of year five. Terminal values for Saehan were calculated based on a range of 11.0x to 14.0x estimated year six earnings. In performing this analysis, Macquarie used Saehan projections provided by Wilshire's management, including the $11.5 million reversal of Saehan's DTA valuation allowance out of a possible $26.8 million reversal, as calculated by Wilshire's tax advisor. Certain data were adjusted to account for certain restructuring charges anticipated by management to result from the merger. Macquarie assumed that Saehan would maintain a tangible common equity / tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for Saehan.

        Based on these assumptions, Macquarie derived a range of implied value of Saehan of $111.8 million to $149.4 million when including cost synergies and the DTA valuation allowance reversal associated with the transaction.

        The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Saehan.

        Forecasted Pro Forma Financial Analysis.    Macquarie analyzed the estimated financial impact of the merger on Wilshire's 2014 estimated earnings per share. For Wilshire, at the direction of Wilshire's management, Macquarie used consensus street estimates of earnings per share for 2014 as adjusted for the BankAsiana transaction announced in June 2013. For Saehan, at the direction of Wilshire's management, Macquarie used earnings projections provided by Wilshire's management. In addition, Macquarie assumed that the merger will result in cost savings equal to Wilshire's management's estimates. Based on its analysis, Macquarie determined that the merger would be accretive to Wilshire's estimated GAAP earnings per share in 2014, excluding one-time charges associated with the proposed merger.

        Furthermore, the analysis indicated that Wilshire's Leverage Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk Based Capital Ratio would all remain "well capitalized" by regulatory standards. For all of the above analysis, the actual results achieved by Wilshire following the merger may vary from the projected results, and the variations may be material.

        The Wilshire board retained Macquarie as an independent contractor to act as financial adviser to Wilshire regarding the merger, because, as part of its investment banking business, Macquarie is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Macquarie has experience in, and knowledge of, the valuation of banking enterprises. For Macquarie's services, Wilshire agreed to pay Macquarie a cash fee of $250,000 concurrently with the rendering of its opinion. In addition, Wilshire agreed to pay to Macquarie a cash fee equal to $550,000, contingent upon consummation of the merger. Wilshire also agreed to reimburse Macquarie for all reasonable out-of-pocket expenses and disbursements, including fees and reasonable expenses of counsel, incurred in connection with the engagement and to indemnify Macquarie and related parties against certain liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

        In the ordinary course of its business, Macquarie or its affiliates may actively trade in the debt and equity securities, or options on securities, of Wilshire or Saehan, for its own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Macquarie and its affiliates may have in the past provided, may be currently providing and in the future may provide, financial advisory services to Wilshire, Saehan or their respective affiliates, for which Macquarie or its affiliates have received, and would expect to receive, compensation. Specifically, in the past two years, Macquarie has served as a financial advisor to Wilshire on a bulk loan sale and as an underwriter.

Board of Directors and Management of Wilshire After the Merger

        The size and composition Wilshire's board of directors and Wilshire Bank's board of directors will not be affected by the merger. In addition, there will be no changes to senior management of Wilshire or Wilshire Bank as a result of the merger.

Interests of Saehan's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board of Directors of Saehan that you vote to approve the merger agreement, you should be aware that some of the executive officers and directors of Saehan have financial interests in the merger that are different from, or in addition to, those of the shareholders of Saehan generally. The members of the Board of Directors of Saehan were aware of and considered these interests, as such interests are addressed below, among other matters, in evaluating the merger agreement and the merger, and in recommending to the shareholders that the merger agreement be approved.

        Stock Ownership.    The directors and executive officers of Saehan, and their affiliates, owned (excluding stock options) as of the record date a total of 63,968,518 shares of Saehan common stock, representing approximately 27.0% of the total outstanding shares of Saehan common stock. Each of the directors of Saehan has entered into a voting agreement pursuant to which, among other things, the directors have agreed to vote their shares in favor of the merger. The directors and executive officers of Saehan will receive the same merger consideration as the other shareholders of Saehan. In addition, certain principal shareholders of Saehan holding an aggregate of 24.9% of the issued and outstanding shares of Saehan have entered into voting agreements pursuant to which these shareholders have agreed to vote their shares of Saehan common stock in favor of the merger. These principal shareholders will receive the same merger consideration as the other shareholders of Saehan.

        Options.    Wilshire has entered into option cancellation agreements with Saehan's optionholders pursuant to which each individual party to such agreement has agreed not to exercise his or her outstanding options prior to the effective time of the merger and, subject to completion of the merger, Saehan will pay (i) to the holders of "in-the-money" Saehan stock options, in lieu of each share of Saehan common stock that would otherwise have been issuable upon exercise thereof, (A) the weighted average sales price per share for Saehan common stock on the OTCQB on the closing date (or, in the event fewer than 100,000 shares of Saehan common stock traded on the OTCQB on the closing date, the per share cash consideration), less (B) the exercise price per share with respect to the corresponding Saehan stock option in question, and (ii) for holders of "out-of-the-money" Saehan stock options, $500 per holder of out-of-the-money Saehan stock options.

        Dong Il Kim, the President and Chief Executive Officer of the Bank, and Robert Ross, the former Executive Vice President and Chief Credit Officer of the Bank, hold options to purchase the common stock of the Saehan which are exercisable at a price less than the per share merger consideration. Specifically, Mr. Kim holds options to purchase 250,000 shares of the common stock of Saehan at an exercise price of $0.35 per share and Mr. Ross holds options to purchase 100,000 shares to the common stock of Saehan at an exercise price of $0.35 per share.

        The following sets forth the amount of cash that each Saehan option holder subject to such agreements will receive:

Name	No. of Company Options	Cash Consideration for Stock Options(1)
Dong Soo Han	49,061	$500.00
Il Young Kim	49,061	500.00
Steven Lee	10,000	600.00
Dong Il Kim	250,000	22,500.00
Robert Ross	100,000	9,000.00
Other nine "out-of-the-money" option holders (as a group)	179,680	4,500.00

Total:	637,802	$37,600

(1)
Assumes the weighted average sales price per share for Saehan common stock on the closing date on the OTCQB is $0.44, the price of Saehan common stock as of the date of the merger agreement.

        Pay to Stay Payments.    Each of Dong Il Kim, the President and Chief Executive Officer of Saehan and Saehan Bank and Daniel Kim, the Executive Vice President and Chief Financial Officer of Saehan and Saehan Bank have entered into an agreement with Saehan Bank which provides that if these individuals remain in the employ of Saehan Bank through the effective date of the merger, and remain in the employ of Wilshire Bank for a period of up to 90 days following the effective time of the merger, they will receive a payment in the amount of $117,604, in the case of Don Il Kim, and in the amount of $95,481, in the case of Daniel Kim. These payments will be in lieu of, and not in addition to, any severance payments which may be offered to employees of Saehan Bank. In addition, the amount of any pay to stay payment made to Dong Il Kim will be offset against the amount of any change in control payment otherwise due under his employment agreement. See "Change in Control Payments," below.

        Change in Control Payments.    Pursuant to the Employment Agreement dated as of November 15, 2012 between Dong Il Kim and Saehan Bank, in the event of the termination of Mr. Kim's employment without cause in the event of a change in control, or within 12 months following a change in control, Mr. Kim will receive the amount of his base salary payable under the employment agreement equal to the lesser of (i) the period remaining until the scheduled expiration of the term of Mr. Kim's employment agreement or (ii) one (1) year. Mr. Kim's Employment Agreement will terminate on April 12, 2014.

        Insurance.    Pursuant to the merger agreement, Wilshire Bancorp is required to maintain in effect the current policies of directors' and officers' liability insurance maintained by Saehan for a period of six (6) years from the effective date of the merger with respect to possible claims against directors and/or executive officers of Saehan Bank arising from facts or events which occurred prior the effective time of the merger. Cancellation and Cash-Out of Options.

New Employment and Retention Agreements and Other Arrangements with Wilshire

        Wilshire has not entered into any new employment or retention agreements or other arrangements with Saehan's officers or employees.

Public Trading Markets

        Wilshire common stock is quoted for trading on the NASDAQ Global Select Market under the symbol "WIBC," and Saehan common stock is quoted on the OTCQB under the symbol "SAEB." Upon completion of the merger, Saehan common stock will no longer be quoted on the OTCQB.

        Under the merger agreement, Wilshire will use reasonable best efforts to cause the shares of Wilshire common stock to be issued in connection with the merger to be quoted on the NASDAQ Global Select Market, and the merger agreement provides that neither Wilshire nor Saehan will be required to complete the merger if such shares are not approved for listing, subject to notice of issuance, on the NASDAQ Global Select Market.

Resale of Wilshire Common Stock

        All shares of Wilshire common stock received by Saehan shareholders in the merger will be freely tradable for purposes of the Securities Act and the Exchange Act, except for shares of Wilshire common stock received by any such holder who becomes an "affiliate" of Wilshire after completion of the merger. This document does not cover resales of shares of Wilshire common stock received by any person upon completion of the merger, and no person is authorized to make any use of this document in connection with any resale.

Wilshire's Dividend Policy

        No assurances can be given that Wilshire will pay any dividends on its common stock or that, if paid, such dividends will not be reduced or eliminated in future periods. Special cash dividends, stock dividends or returns of capital may, to the extent permitted by the FDIC and other applicable regulations, be paid in addition to, or in lieu of, regular cash dividends. Dividends from Wilshire will depend, in large part, upon receipt of dividends from Wilshire Bank because Wilshire will have limited sources of income other than dividends from Wilshire Bank and earnings from the investment of proceeds from the sale of shares of common stock retained by Wilshire. Wilshire's board of directors may change its dividend policy at any time, and the payment of dividends by bank holding companies is generally subject to legal and regulatory limitations. For further information, see "Comparative Market Prices and Dividends."

Dissenters' Rights in the Merger

        Any Saehan shareholder wishing to exercise dissenters' rights is urged to consult legal counsel before attempting to exercise dissenters' rights. Failure to comply strictly with all of the procedures set forth in Chapter 13 of the California General Corporation Law, which we refer to as the Code, which consists of Sections 1300-1313, may result in the loss of a shareholder's statutory dissenters' rights. In such case, such shareholder will be entitled to receive the merger consideration under the merger agreement.

        The following discussion is a summary of Sections 1300-1313 of the Code, which sets forth the procedures for Saehan shareholders to dissent from the proposed merger and to demand statutory dissenters' rights of appraisal of their shares under the Code. The following discussion is not a complete statement of the provisions of the Code relating to the rights of Saehan shareholders to receive payment of the fair market value of their shares and is qualified in its entirety by reference to the full text of Sections 1300-1313 of the Code, which are provided in their entirety as Annex D to this proxy statement/prospectus.

        All references in Sections 1300-1313 of the Code and in this section to a "shareholder" are to the holder of record of the shares of Saehan common stock as to which dissenters' rights are asserted. A person having a beneficial interest in the shares of Saehan common stock held of record in the name of another person, such as a broker or nominee, cannot enforce dissenters' rights directly and must act promptly to cause the holder of record to follow the steps summarized below properly and in a timely manner to perfect such person's dissenters' rights.

        Chapter 13 of the Code provides Saehan shareholders who do not vote "FOR" approval of the merger with the right, subject to compliance with the requirements summarized below, to dissent and demand the payment of, and be paid in cash, the fair market value of the Saehan shares owned by such shareholders as of September 30, 2013, the record date for Saehan's special meeting. In accordance with Chapter 13 of the Code, the fair market value of Saehan shares will be their fair market value determined as of July 12, 2013, the day before the first public announcement of the terms of the merger, exclusive of any appreciation or depreciation in the value of the shares in consequence of the merger.

        Even though a shareholder who wishes to exercise dissenters' rights may be required to take certain actions following Saehan's special meeting to perfect their dissenters' rights, if the merger agreement is later terminated and the merger is abandoned, no Saehan shareholder will have the right to any payment from Saehan, other than necessary expenses incurred in proceedings initiated in good faith and reasonable attorneys' fees, by reason of having taken that action. The following discussion is subject to the foregoing qualifications.

Not Vote "FOR" the Merger

        Any Saehan shareholder who desires to exercise dissenters' rights must not have voted his, her or its shares "FOR" approval of the merger agreement. If a Saehan shareholder returns a proxy without voting instructions or with instructions to vote "FOR" approval of the merger agreement, or votes in person at the special meeting "FOR" approval of the merger agreement, his, her or its shares will be counted as votes in favor of the merger and such shareholder will lose any dissenters' rights. Thus, if you wish to dissent and you execute and return a proxy in the accompanying form, you must specify that your shares are to be voted "AGAINST" or "ABSTAIN" with respect to approval of the merger.

Notice of Approval by Saehan

        If the merger is approved by the Saehan shareholders, Saehan is required within ten days after the approval to send to those Saehan shareholders who have not voted "FOR" approval of the merger agreement a written notice of the Saehan shareholder approval, accompanied by a copy of Sections 1300, 1301, 1302, 1303 and 1304 of the Code, a statement of the price determined by Saehan to represent the fair market value of the dissenting shares as of July 12, 2013, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' right under the Code. The statement of price determined by Saehan to represent the fair market value of dissenting shares, as set forth in the notice of approval, will constitute an offer by Saehan to purchase the dissenting shares at the stated price if the merger is completed and the dissenting shares do not otherwise lose their status as such. Within 30 days after the date of the mailing of the notice of shareholder approval, a dissenting shareholder must submit to Saehan or its transfer agent for endorsement as dissenting shares, the stock certificates representing the Saehan shares as to which such shareholder is exercising dissenter's rights. If the dissenting shares are uncertificated, then such shareholder must provide written notice of the number of shares which the shareholder demands that Saehan purchase within 30 days after the date of the mailing of the notice of shareholder approval.

Written Demand for Payment

        In addition, to preserve dissenters' rights, a Saehan shareholder must make a written demand for the purchase of the shareholder's dissenting shares and payment to the shareholder of their fair market value within 30 days after the date on which the notice of approval is mailed. Simply failing to vote for, or voting against, the merger does not constitute a proper written demand under the Code. To comply with the requirements under the Code, the written demand must:

  •
  specify the shareholder's name and mailing address and the number and class of shares of Saehan stock held of record which the shareholder demands that Saehan purchase;

  •
  state that the shareholder is demanding purchase of the shares and payment of their fair market value; and

  •
  state the price which the shareholder claims to be the fair market value of the shares as of July 12, 2013. The statement of fair market value constitutes an offer by the shareholder to sell the shares to Saehan at that price.

        Any written demands for payment should be sent to Saehan, Attention: Secretary, 3580 Wilshire Blvd., Suite 600, Los Angeles, California 90010. Shares of Saehan stock held by shareholders who have perfected their dissenters' rights in accordance with Chapter 13 of the Code and have not withdrawn their demands or otherwise lost their dissenters' rights are referred to in this summary as dissenting shares.

Payment of Agreed Upon Price

        If Saehan and a dissenting shareholder agree that the shares are dissenting shares and agree on the price of the shares, the dissenting shareholder is entitled to receive the agreed upon price with interest at the legal rate on judgments from the date of that agreement. Payment for the dissenting shares must be made within 30 days after the later of the date of that agreement or the date on which all statutory and contractual conditions to the merger are satisfied. Payments are also conditioned on the surrender of the certificates representing the dissenting shares.

Determination of Dissenting Shares or Fair Market Value

        If Saehan denies that shares are dissenting shares or the shareholder fails to agree with Saehan as to the fair market value of the shares, then, within six months after notice of approval of the merger is sent by Saehan to its shareholders, any shareholder demanding purchase of such shares as dissenting shares or any interested corporation may file a complaint in the Superior Court in the proper California county asking the court to determine whether the shares are dissenting shares or to determine the fair market value of the shareholder's shares, or both, or may intervene in any action pending on such complaint. If a complaint is not filed or intervention in a pending action is not made within the specified six month period, the dissenter's rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

Maintenance of Dissenting Share Status

        Except as expressly limited by Chapter 13 of the Code, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined. A holder of dissenting shares may not withdraw a demand for payment unless Saehan consents to the withdrawal.

        Dissenting shares lose their status as dissenting shares, and dissenting shareholders cease to be entitled to require Saehan to purchase their shares, upon any of the following:

  •
  the merger is abandoned;

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  the shares are transferred before their submission to Saehan for the required endorsement;

  •
  the dissenting shareholder and Saehan do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither Saehan nor the shareholder files a complaint or intervenes in a pending action within six months after Saehan mails a notice that its shareholders have approved the merger; or

  •
  with Saehan's consent, the dissenting shareholder withdraws the shareholder's demand for purchase of the dissenting shares.

        To the extent that the provisions of Chapter 5 of the Code (which place conditions on the power of a California corporation to make distributions to its shareholders) prevent the payment to any holders of dissenting shares of the fair market value of the dissenting shares, the dissenting shareholders will become creditors of Saehan for the amount that they otherwise would have received in the repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors of Saehan in any liquidation proceeding, with the debt to be payable when permissible under the provisions of Chapter 5 of the Code.

Regulatory Approvals Required for the Merger

        Both Wilshire and Saehan have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. Wilshire filed applications seeking regulatory approval to complete the transactions contemplated by the merger agreement with the Federal Reserve, the FDIC and the DBO. Wilshire received approval for the merger from the Federal Reserve and the FDIC on September 26, 2013 and September 25, 2013, respectively, but has not yet received approval from the DBO. Although neither Wilshire nor Saehan knows of any reason why it cannot obtain the DBO approval in a timely manner, Wilshire and Saehan cannot be certain when or if such approval will be obtained.

Additional Regulatory Approvals and Notices

        Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

        Neither Saehan nor Wilshire can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals.

        Wilshire and Saehan believe that the merger does not raise significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis. However, neither Wilshire nor Saehan can assure you that all of the required regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a materially adverse effect on the financial conditions, results of operations, assets or business of Wilshire following completion of the merger.

        Neither Saehan nor Wilshire is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

THE MERGER AGREEMENT

        The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

 Structure of the Merger

        Each of Saehan's board of directors, Wilshire's board of directors and Newco's board of directors has approved the merger agreement. The merger agreement provides for the merger of Saehan with and into Newco, with Newco continuing as the surviving entity in the merger. The merger agreement additionally provides that, immediately following the consummation of the merger, Saehan Bank will merge with and into Wilshire Bank, with Wilshire Bank surviving the bank merger.

Merger Consideration

        If the merger is completed, Saehan shareholders will have the right, with respect to each of their shares of Saehan common stock, to elect to receive, subject to proration and adjustment as described below, either all cash, all stock, or a unit consisting of a mix of $0.21235 in cash and 0.03040 shares of Wilshire common stock, in an amount equal to his or her pro rata share of the total consideration, which consists of $50,369,522 in cash and 7,210,815 shares of Wilshire common stock. Based on 237,197,874 shares of Saehan common stock outstanding, each share of Saehan common stock will be converted into either (i) 0.06080 shares of Wilshire common stock, (ii) $0.4247 in cash or (iii) a unit consisting of a mix of $0.21235 in cash and 0.03040 shares of Wilshire common stock.

        Saehan shareholders may elect to receive either all cash, all stock or a unit consisting of a mix of $0.21235 in cash and 0.03040 shares of Wilshire common stock. However, because the total amount of cash and stock to be issued by Wilshire is fixed, Saehan shareholders that elect to receive either all cash or all stock may receive a combination of cash and stock that differs from their election if too many Saehan shareholders elect one form of consideration over the other. Due to these limitations, Saehan shareholders may not receive the form of merger consideration that they elected, unless they elect to receive a unit consisting of a mix of cash and Wilshire common stock. For further discussion and examples of such adjustments, see "The Merger—Terms of the Merger" on page 48.

Fractional Shares

        Wilshire will not issue any fractional shares of Wilshire common stock in the merger. Saehan shareholders who would otherwise be entitled to a fractional share of Wilshire common stock upon the completion of the merger will instead receive an amount in cash calculated using $6.9856 (the volume weighted average closing price of Wilshire common stock on the NASDAQ Global Select Market for the 20 trading days prior to the date of the merger agreement) as the value of one share of Wilshire common stock.

Surviving Corporation; Governing Documents; Directors and Officers

        At the effective time of the merger, the articles of incorporation and bylaws of Newco in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving corporation after completion of the merger until thereafter amended in accordance with their respective terms and applicable law.

        The size and composition Wilshire's board of directors and Wilshire Bank's board of directors will not be affected by the merger. In addition, there will be no changes to senior management of Wilshire or Wilshire Bank as a result of the merger.

Treatment of Saehan Stock Options

        The directors and executive officers of Saehan held options to purchase an aggregate of 637,802 shares of Saehan common stock as of May 31, 2013. Each holder of Saehan stock options has entered into the option cancellation agreements, as described under "The Merger—Interests of Saehan's Directors and Executive Officers in the Merger—Equity Based Awards."

Closing and Effective Time of the Merger

        The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See "—Conditions to Complete the Merger."

        The merger will become effective when the agreement of merger is accepted for filing by the California Secretary of State. The completion of the merger will occur on (1) the last business day of the month in which the latter of the following occurs: (a) the receipt of all necessary regulatory approvals (including the expiration or termination of any mandatory waiting periods), or (b) the receipt of the requisite vote of the Saehan shareholders approving the merger agreement, or (2) another mutually agreed upon date. It currently is anticipated that the completion of the merger will occur during the fourth quarter of 2013 subject to the receipt of required approvals and other customary closing conditions, but neither Saehan nor Wilshire can guarantee when or if the merger will be completed.

Conversion of Shares; Exchange of Certificates

        The conversion of Saehan common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. Promptly after completion of the merger, the exchange agent will exchange certificates or book-entry shares representing shares of Saehan common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Letter of Transmittal

        As soon as reasonably practicable after the completion of the merger, the exchange agent will mail appropriate transmittal materials and instructions to those persons who were holders of Saehan common stock immediately prior to the completion of the merger. These materials will contain instructions on how to surrender shares of Saehan common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

        If a certificate for Saehan common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration promptly upon receipt of (1) an affidavit of that fact by the claimant and (2) such bond as Wilshire may determine is reasonably necessary as indemnity against any claim that may be made against Wilshire with respect to the certificate.

        After completion of the merger, there will be no further transfers on the stock transfer books of Saehan other than to settle transfers of Saehan common stock that occurred prior to the effective time of the merger.

Withholding

        Wilshire and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any Saehan shareholder the amounts either of them are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

        Whenever a dividend or other distribution is declared by Wilshire on Wilshire common stock, the record date for which is at or after the effective time of the merger, the declaration will include dividends or other distributions on all shares of Wilshire common stock issuable under the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its Saehan stock certificates.

Representations and Warranties

        The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Wilshire and Saehan, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Wilshire and Saehan rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Wilshire, Saehan or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Wilshire or Saehan. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

        The merger agreement contains customary representations and warranties of Wilshire and Saehan relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.

        The merger agreement contains representations and warranties made by Saehan to Wilshire relating to a number of matters, including the following:

  •
  corporate matters, including due organization and qualification and subsidiaries;

  •
  capitalization;

  •
  authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

  •
  required governmental and other regulatory filings and consents in connection with the merger;

  •
  financial statements, internal controls and absence of undisclosed liabilities;

  •
  reports to regulatory authorities;

  •
  the absence of certain changes or events;

  •
  legal proceedings;

  •
  tax matters;

  •
  employee benefit and labor matters;

  •
  compliance with applicable legal and reporting requirements;

  •
  certain material contracts;

  •
  agreements with regulatory authorities;

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  derivative instruments and transactions;

  •
  ownership of bank subsidiary;

  •
  environmental matters;

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  insurance matters;

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  real and personal property;

  •
  condition of assets;

  •
  intellectual property matters;

  •
  broker's fees payable in connection with the merger;

  •
  loan matters;

  •
  related party transactions;

  •
  inapplicability of takeover statutes;

  •
  compliance with various banking statutes and regulations;

  •
  good faith belief that there are no dissenting Saehan shareholders;

  •
  good faith belief that necessary regulatory approvals are obtainable; and

  •
  the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents.

        The merger agreement contains representations and warranties made by Wilshire to Saehan relating to a number of matters, including the following:

  •
  corporate matters, including due organization and qualification and subsidiaries;

  •
  authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

  •
  required filings with the SEC;

  •
  ownership of bank subsidiary;

  •
  broker's fees payable in connection with the merger;

  •
  compliance with applicable legal and reporting requirements;

  •
  legal proceedings;

  •
  the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents; and

  •
  agreements with regulatory authorities.

        Certain representations and warranties of Wilshire and Saehan are qualified as to "materiality" or "material adverse effect." For purposes of the merger agreement, a "material adverse effect," when used in reference to Wilshire or Saehan, means any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has had a material adverse effect on, the business, condition (financial or otherwise), properties, assets, liabilities or results of operations of Wilshire or

Saehan and its respective subsidiaries, taken as a whole, on the ability of Wilshire or Saehan to perform its obligations under the merger agreement or under the bank merger agreement on a timely basis, or on the ability of Wilshire or Saehan to consummate the merger or the bank merger as contemplated by the merger agreement, including a reduction in the stockholders' equity of Wilshire or Saehan, determined in accordance with GAAP, of 20% measured from March 31, 2013; provided, however, that none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be a "Material Adverse Effect": Any change or event occurring after the date of the merger agreement that is caused by or results from

  •
  changes in prevailing interest rates, currency exchange rates, credit or capital markets conditions, or other financial, economic, monetary or political conditions in the United States or elsewhere,

  •
  changes in United States or foreign securities markets, including changes in price levels or trading volumes, unless such change has a materially disproportionate adverse effect on Wilshire or Saehan relative to similarly situated California state chartered banks operating in Los Angeles, California,

  •
  changes or events affecting the financial services industry generally, unless such changes or events have a materially disproportionate adverse effect on Wilshire or Saehan relative to similarly situated California state chartered banks operating in Los Angeles, California,

  •
  changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally,

  •
  actions or omissions of Wilshire or Saehan taken with the prior written consent of the other or required under the merger agreement,

  •
  any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located, unless such change has a materially disproportionate adverse effect on Wilshire or Saehan relative to similarly situated California state chartered banks,

  •
  the announcement of the merger agreement, the bank merger agreement, the merger, the bank merger and the other transactions contemplated by the merger agreement or the bank merger agreement, including any stockholder litigation relating to the merger and the other transactions contemplated by the merger agreement,

  •
  a decline in the price of the Saehan common stock or the Wilshire common stock on any established exchange (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect (as defined in the merger agreement) if such facts and circumstances are not otherwise described above), or

  •
  any failure by Wilshire or Saehan to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect (as defined in the merger agreement) if such facts and circumstances are not otherwise described above).

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

        Saehan has agreed that, prior to the effective time of the merger, it will, and will cause each of its subsidiaries to, conduct its business in the usual, regular and ordinary course consistent with past practice, use reasonable best efforts to preserve intact its business organization, rights, franchises, authorizations issued by government entities and current relationships and take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Saehan or Wilshire to obtain any required regulatory approvals or to perform their respective obligations under the merger agreement.

        Additionally, Saehan has agreed that prior to the effective time of the merger, except as expressly required by the merger agreement or with the prior written consent of Wilshire, Saehan will not, and will not permit any of its subsidiaries to, subject to certain exceptions, undertake the following actions:

  •
  (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) for dividends by a wholly owned subsidiary of Saehan, and (B) the declaration and payment of regular cash dividends on any currently outstanding trust preferred securities issued by any subsidiary of Saehan in accordance with the terms of the trust documents entered into by such subsidiary, (ii) split, combine, exchange, adjust or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, or permit any subsidiary to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

  •
  issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or voting debt, or enter into any agreement with respect to any of the foregoing, other than issuances by a wholly owned Subsidiary of its capital stock to its parent or to another wholly owned subsidiary of Saehan;

  •
  amend or propose to amend its articles of incorporation, bylaws or similar organizational documents, as applicable, or, except to the extent permitted by the merger agreement, enter into, or permit any subsidiary to enter into, a plan of consolidation, merger or reorganization with any person other than a wholly owned subsidiary of Saehan;

  •
  acquire or agree to acquire, by merging or consolidating with, by purchasing no more than a 1% equity interest in or no more than 10% of the assets of, by forming a partnership or joint venture with, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets not in the ordinary course of business; provided, however, that the foregoing shall not prohibit foreclosures, repossessions or other DPC acquisitions in the ordinary course of business;

  •
  other than sales of other real estate owned ("OREO") and nonperforming assets not exceeding $2.0 million in the aggregate in each calendar month in the ordinary course of business consistent with past practice and other than sales of OREO and non-performing assets at a price that equals or exceeds the book value of such assets (net of allocated reserves), and sales of performing loans and investment securities in the ordinary course of business consistent with past practice, Saehan shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including capital stock of its subsidiaries and indebtedness of others held by Saehan and its subsidiaries) which are material, individually or in the aggregate, to Saehan;

  •
  (i) incur, create or assume any long-term indebtedness for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Saehan or any of its subsidiaries or guarantee any long-term debt securities of others, other than (A) indebtedness of any subsidiary of Saehan to Saehan or to another subsidiary of Saehan, and (B) in the ordinary course of business consistent with past practice (including advances under existing lines of credit with the Federal Home Loan Bank of San Francisco or the Federal Reserve Bank Discount Window) or (ii) prepay or voluntarily repay any subordinated indebtedness or trust preferred securities;

  •
  make, commit to make, renew, extend the maturity of, or alter any of the material terms of any loan or group of loans to any borrower and its affiliates that, individually or collectively, would be in excess of $1.5 million, without submitting a complete loan write-up to the chief credit officer of Wilshire Bank for review with a right of comment at least two (2) business days prior to taking such action;

  •
  make any change in accounting methods or systems of internal accounting controls, except as required by GAAP as concurred in by Saehan's independent auditors, or revalue in any material respect any of its assets, except as required by GAAP and in the ordinary course of business consistent with past practice;

  •
  intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in the merger agreement being or becoming untrue, or in any of the conditions to the merger set forth the merger agreement not being satisfied or in a violation of any provision of the merger agreement, or (unless such action is required by Applicable Legal Requirements (as defined in the merger agreement)) which would adversely affect the ability of the parties to the merger agreement to obtain any of the requisite regulatory approvals without imposition of a materially burdensome condition;

  •
  make any material change its methods of accounting in effect at March 31, 2013, except as required by changes in generally accepted accounting principles as concurred in by Saehan's independent auditors or required by bank regulatory authorities;

  •
  make or rescind any tax election, make any amendments to tax returns previously filed, or settle or compromise any tax liability or refund, without the prior written consent of Wilshire and Newco;

  •
  (i) enter into, adopt, amend (except for such amendments as may be required by Applicable Legal Requirements) or terminate any Saehan benefit plan, or any agreement, arrangement, plan or policy between Saehan or a subsidiary of Saehan and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of the date hereof, increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, provided that, Saehan, with Wilshire's prior consent, may offer retention bonuses to certain employees of Saehan in such amounts and to such employees as the parties have agreed, provided further that, such retention bonuses shall not be paid to the employees until satisfactory completion of such employees' duties under the retention bonus arrangements, (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by the merger agreement, or (iv) provide that, with respect to the right to any bonus or incentive compensation and the grant of any stock option, restricted stock, restricted stock unit or other equity-related award pursuant to the Saehan stock plans or otherwise granted on or after the date hereof, the vesting of any such bonus, incentive compensation, or stock option, restricted stock, restricted stock unit or other equity-related award shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by the merger agreement, either alone or in combination with some other event;

  •
  materially restructure or materially change (on a consolidated basis) its investment securities portfolio, its hedging strategy or its interest rate risk position, through purchases, sales or otherwise, or the manner in which its investment securities portfolio is classified or reported or materially increase the credit or other risk concentrations associated with its investment securities portfolio; provided, however, that the foregoing shall not restrict the purchase or sale of investment securities by Saehan or any of its subsidiaries in the ordinary course of business consistent with past practice;

  •
  adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; or

  •
  agree to, or make any commitment to, take, or authorize, any of the actions prohibited by the restrictive covenants in the merger agreement.

Regulatory Matters

        Wilshire and Saehan have agreed to use their respective reasonable best efforts to take all actions that are necessary or advisable to comply promptly with all legal requirements with respect to the merger and the other transactions contemplated by the merger agreement and to obtain all actions, nonactions, permits, consents, authorizations, orders, clearances, waivers or approvals of any regulatory authority required or advisable in connection with the merger and the other transactions contemplated by the merger agreement. However, in no event will Wilshire or Saehan be obligated to take any action or agree to any condition or restriction if such action, condition or restriction shall result in a condition or restriction on Wilshire or Saehan or the surviving corporation that would have a materially burdensome effect. Wilshire filed applications seeking regulatory approval to complete the transactions contemplated by the merger agreement with the Federal Reserve, FDIC and the DBO. Wilshire received approval for the merger from the Federal Reserve and the FDIC on September 26, 2013 and September 25, 2013, respectively, but has not yet received approval from the DBO. Although neither Wilshire nor Saehan knows of any reason why it cannot obtain the DBO approval in a timely manner, Wilshire and Saehan cannot be certain when or if such approval will be obtained.

Trust Preferred Securities

        Saehan and Wilshire have agreed to work together with respect to Wilshire's assumption of Saehan's trust preferred securities. Wilshire agrees to execute and deliver at or prior to the effective time of the merger supplemental indentures and other instruments required for the due assumption of Saehan's outstanding trust preferred securities.

Stock Exchange Listing

        Wilshire has agreed to use all reasonable best efforts to cause the shares of Wilshire common stock to be issued in the merger to be authorized for listing on NASDAQ, subject to official notice of issuance, prior to the closing date of the merger.

Tax Matters

        Wilshire and Saehan have agreed to use their respective reasonable best efforts to cause the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and to not take any action that could reasonably be expected to prevent the merger from so qualifying.

Employee Matters

        Saehan agrees that its benefit plans may be terminated, modified or merged into Wilshire's benefit plans on or after the consummation of the merger, as determined by Wilshire in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce any benefits already accrued thereunder. At the request of Wilshire, Saehan and its subsidiaries agree to terminate no later than immediately before the closing date any Saehan benefit plans for which Saehan may have liability, to the extent such Saehan benefit plans permit termination so that Saehan will have no liability from and after the closing date, and Saehan will accrue any and all obligations with respect to the termination of such plans before the closing date. Wilshire acknowledges that any termination or modification at the direction of Wilshire will not (a) be deemed to cause the Saehan Financial Statements to have been prepared other than in accordance with GAAP, or (b) constitute a breach of any provision of the merger agreement by Saehan or its subsidiaries.

Director and Officer Indemnification and Insurance

        The merger agreement provides that after the completion of the merger, the surviving corporation in the merger will indemnify, defend and hold harmless and provide advancement of expenses to all present and former directors, officers and employees of Saehan or its subsidiaries against all liabilities arising out of the fact that such person is or was a director, officer or employee of Saehan or any of its subsidiaries if the claim pertains to any matter of fact arising, existing or occurring at or before the effective time of the merger, to the fullest extent permitted by applicable law and Saehan's governing documents.

        The merger agreement requires the surviving corporation in the merger to maintain for a period of six (6) years after completion of the merger Saehan's existing directors' and officers' liability insurance policy, or policies of at least the same coverage and amounts and containing terms and conditions that are substantially no less advantageous than the current policy (or, with the consent of Saehan prior to the completion of the merger, any other policy), with respect to claims arising from facts or events that occurred prior to the completion of the merger, and covering such individuals who are currently covered by such insurance. However, the surviving corporation in the merger is not required to incur annual premium payments greater than 250% of Saehan's current annual directors' and officers' liability insurance premium. In lieu of the insurance described in the preceding sentence, prior to the completion of the merger, Saehan, with Wilshire's consent, may obtain a six-year "tail" prepaid policy providing coverage equivalent to such insurance.

Certain Additional Covenants

        The merger agreement also contains additional covenants, including covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of Wilshire common stock to be issued in the merger on the NASDAQ Global Select Market, the delivery of support agreements and option cancellation agreements, access to information of the other company, public announcements with respect to the transactions contemplated by the merger agreement and the provision of notice to each party on the occurrence of certain events related to the merger, such as any incidence of merger-related litigation against either party or the breach, by either party, of the representations and warranties contained in the merger agreement.

Saehan Shareholder Meeting and Recommendation of Saehan's Board of Directors

        Saehan has agreed to hold a meeting of its shareholders for the purpose of voting upon approval of the merger agreement as promptly as practicable. Saehan will use its reasonable best efforts to obtain from its shareholders the requisite shareholder approval of the merger agreement, including by recommending that its shareholders approve and adopt the merger agreement (subject to the provisions governing making a change in Saehan's recommendation as described below).

        The board of directors of Saehan has agreed to recommend that Saehan's shareholders vote in favor of approval of the merger agreement and to not (1) withdraw, modify, amend or qualify the recommendation of the Saehan board of directors in a manner adverse to Wilshire, (2) adopt a resolution to withdraw, modify, amend or qualify the recommendation of the Saehan board of directors in a manner adverse to Wilshire, (3) publicly announce its intention to withdraw, modify, amend or qualify the recommendation of the Saehan board of directors in a manner adverse to Wilshire, (4) approve, endorse or recommend any acquisition proposal (as defined in the merger agreement) with respect to Saehan, (5) cause, authorize or permit Saehan or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, asset purchase or share exchange agreement, acquisition agreement or other similar agreement relating to any acquisition proposal, other than (a) an acceptable confidentiality agreement as provided in the merger agreement, or (b) a definitive agreement providing for a superior proposal (as defined in the merger agreement) pursuant to the merger agreement, or (6) publicly propose or announce an intention to take any of the foregoing actions (which we collectively refer to as a change in Saehan's recommendation), except that Saehan's board of directors may effect a change in Saehan's recommendation if the Saehan board of directors reasonably determines in good faith, after consultation with its advisors, that the failure to change the recommendation of the Saehan board of directors would result in a breach of its fiduciary duties to the shareholders of Saehan under applicable law. Further, the Saehan board of directors shall not change its recommendation unless:

  •
  after the date of the merger agreement, an unsolicited, bona fide written offer to effect an acquisition proposal is made to Saehan and is not withdrawn;

  •
  such unsolicited, bona fide, written offer was not obtained or made in violation of the merger agreement;

  •
  Saehan has complied in all material respects with the applicable obligations under the merger agreement, including its obligations to provide notice(s) to Wilshire of any acquisition proposal and other matters requiring notice under the merger agreement;

  •
  at least three (3) business days prior to any intended meeting of the Saehan board of directors at which such board of directors intends to consider and determine whether to change its recommendation, Saehan provides Wilshire with a written notice specifying the date and time of such intended meeting, the reasons for convening such intended meeting, the material terms and conditions of the acquisition proposal that is the basis of the intended meeting at which the Saehan board of directors will consider a change in recommendation (the "Target Offer") (including a copy of any draft agreement reflecting the Target Offer, if any) and the identity of the Person making the Target Offer (it being agreed that any substantive change to the terms and conditions of the Target Offer shall require a new notice and three (3) business day period);

  •
  after receipt by Wilshire of the information and notice described above, Wilshire notifies Saehan of its desire to negotiate an amendment to the terms and conditions of the merger agreement and during such three (3) business day period, Wilshire and Saehan engage in good faith negotiations to amend the merger agreement in such a manner that, after giving effect to such amendment(s), Saehan's board of directors may conclude that the Target Offer does not constitute a superior proposal;

  •
  at the end of such three (3) business day period, Saehan's board of directors (x) concludes, after and taking into account any amendment(s) to the merger agreement proposed by Wilshire during such three (3) business day period, that such Target Offer is a superior proposal, and (y) determines in good faith, after consultation with its advisors, that the failure by the Saehan board of directors to change its recommendation would result in a breach of its fiduciary duties to the Saehan shareholders under applicable law; and

  •
  Saehan thereafter enters into a definitive agreement providing for such superior proposal and concurrently terminates the merger agreement in accordance with the terms of the merger agreement, and pays to Wilshire the $4,219,000 termination fee.

        For purposes of the merger agreement:

  •
  an "acquisition proposal" means any inquiry, proposal or offer with respect to any transaction contemplating a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Saehan or any of its subsidiaries or any purchase or sale of 20% or more of the consolidated assets (including stock of its subsidiaries) of Saehan and its subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, Saehan's voting securities that, if consummated, would result in any person (or the stockholders of such person) beneficially owning securities representing 20% or more of the total voting power of Saehan (or of the surviving parent entity in such transaction) or of any of its subsidiaries; and

  •
  "superior proposal" means an unsolicited, bona fide written acquisition proposal which the Saehan board of directors concludes in good faith, after consultation with its advisors, taking into account all legal, financial, regulatory and other aspects of such acquisition proposal and the person making such acquisition proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the shareholders of Saehan, from a financial point of view, than the transactions contemplated by the merger agreement, (ii) in the case of any acquisition proposal contemplating cash consideration, is not subject to any financing contingencies (and if financing is required, then such financing would, upon execution of a definitive agreement providing for such superior proposal, be fully committed to the third party making such acquisition proposal), and (iii) reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed without unreasonable delay in relation to what is customary for a transaction of the nature so proposed; provided that, for purposes of this definition of "Superior Proposal," the term "acquisition proposal" shall have the meaning assigned to such term above, except that the reference to "20% or more" in the definition of "acquisition proposal" shall be deemed to be a reference to "100%" and "acquisition proposal" shall only be deemed to refer to a transaction involving Wilshire or Saehan, as the case may be.

Agreement Not to Solicit Other Offers

        Saehan also has agreed that it will not, and will cause each of its subsidiaries and its and their respective officers, directors, employees, agents and representatives not to, directly or indirectly:

  •
  solicit, initiate, or knowingly encourage (including by furnishing nonpublic information) any acquisition proposal;

  •
  engage in any discussions or negotiations with or provide any nonpublic information to any person concerning an acquisition proposal, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal; or

  •
  approve, endorse or recommend (including by resolution or otherwise of the Saehan board of directors), or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, asset purchase, share exchange agreement, option agreement or other similar agreement (whether binding or not) related to any acquisition proposal (other than an Acceptable Confidentiality Agreement (as defined in the merger agreement) or propose or agree to do any of the foregoing.

        However, prior to obtaining the required vote of the Saehan shareholders, Saehan is permitted to engage in discussions or negotiations with, and provide nonpublic information to, any person who has submitted and not withdrawn an unsolicited, bona fide written acquisition proposal after the date of the merger agreement that did not result from a breach of the merger agreement if the Saehan board of directors concludes in good faith, after consultation with its advisors, that such acquisition proposal constitutes or is reasonably likely to result in a superior proposal; provided, however, that Saehan:

  •
  first enters into an acceptable confidentiality agreement,

  •
  provides Wilshire at least 24 hours prior written notice before engaging in any such discussions or negotiations or providing information to such person, and

  •
  thereafter keeps Wilshire promptly and fully informed on a current basis of the status of all discussions and negotiations with such person, including by providing within 24 hours of receipt a copy of all material documentation or correspondence relating thereto, if any (including copies of all changes in any terms).

        Saehan has also agreed to provide Wilshire written notice within 24 hours following the receipt of any acquisition proposal or any inquiry, request for nonpublic information or request for discussions or negotiations that relates to or might reasonably be expected to lead to an acquisition proposal with respect to Saehan. The notice will indicate the identity of the person making the acquisition proposal or requesting nonpublic information or access and the material terms of the acquisition proposal or modification to an acquisition proposal.

        Saehan and its subsidiaries have agreed to (1) immediately cease and cause to be terminated any existing discussions or negotiations conducted with any third party with respect to any alternative transaction or acquisition proposal, (2) enforce and not release any third party from the confidentiality and standstill provisions of any agreement to which Saehan or its subsidiaries is a party and (3) immediately terminate any approval previously given under any such provisions authorizing any person to make an acquisition proposal.

Conditions to Complete the Merger

        Wilshire's and Saehan's respective obligations to complete the merger are subject to the fulfillment or waiver of the following conditions:

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  the approval of the merger agreement by Saehan's shareholders;

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  the listing of the Wilshire common stock to be issued in the merger on the NASDAQ Global Select Market, subject to official notice of issuance;

  •
  the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the Wilshire common stock to be issued in the merger under the Exchange Act, and the absence of any stop order or proceedings threatened by the SEC for that purpose;

  •
  the receipt of required regulatory approvals without a condition or restriction that (i) requires any of Wilshire, Newco, Saehan or the surviving corporation, to pay any amounts (other than customary filing fees), or divest any banking office, line of business or operations, or (ii) imposes any condition, requirement or restriction upon the surviving corporation or its subsidiaries, that, in the case of clause (i) or (ii), would, individually or in the aggregate, reasonably be expected to impose a materially burdensome condition on Saehan, Wilshire or the surviving corporation, as applicable, or otherwise would materially alter the economics of the merger for Wilshire;

  •
  the absence of any order, injunction, decree or judgment by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the other transactions contemplated by the merger agreement;

  •
  the accuracy of the representations and warranties of each other party in the merger agreement as of the closing date of the merger, subject to the materiality standards provided in the merger agreement and the performance of the other party in all material respects of all obligations required to be performed by it at or prior to the effective time of the merger under the merger agreement (and the receipt by each party of certificates from the other party to such effects);

  •
  the delivery by each of Wilshire and Saehan of various closing documents and officers' certificates; and

  •
  receipt by each of Wilshire and Saehan of an opinion of legal counsel as to certain tax matters.

        Wilshire's obligations to complete the merger are further subject to the holders of no more than 5% of the outstanding shares of Saehan common stock having demanded payment of the fair value of their shares as dissenting shareholders.

        Neither Saehan nor Wilshire can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, neither Saehan nor Wilshire has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

        The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

  •
  the merger has not been completed by March 31, 2014, unless extended by the mutual consent of the parties to a date not later than April 30, 2014 (if the failure to complete the merger by that date is not caused by the terminating party's breach of the merger agreement);

  •
  any required regulatory approval has been denied by the relevant regulatory authority and this denial has become final and nonappealable, or a regulatory authority has issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the completion of the merger or the other transactions contemplated by the merger agreement;

  •
  there is a breach of the merger agreement by the other party that would cause the conditions for completion of the merger not to be satisfied, and the breach is not cured within 30 business days following written notice of the breach; or

  •
  Saehan shareholders fail to approve the merger agreement at the Saehan special meeting; or

  •
  there is a material adverse effect with respect to the other party.

        In addition, Saehan may terminate the merger agreement if Saehan enters into a definitive agreement providing for a superior proposal and, concurrently with such termination, Saehan pays to Wilshire the termination fee.

        In addition, Wilshire may terminate the merger agreement in the following circumstances:

  •
  Saehan's board of directors withdraws, modifies or qualifies its recommendation to approve the merger in a manner adverse to Wilshire or fails to include its recommendation in this proxy statement/prospectus;

  •
  Saehan enters into a definitive agreement providing for a superior proposal;

  •
  within 48 hours (or such longer period of time that the Saehan board of directors determines in good faith is reasonably necessary to comply with its fiduciary duties) of a written request by Wilshire for the Saehan board of directors to reaffirm its recommendation following the date any acquisition proposal or any material change thereto is first publicly announced, published or sent to Saehan's shareholders, Saehan fails to issue a press release that reaffirms, unanimously and without qualification, its recommendation (provided that such request shall only be made once with respect to such acquisition proposal absent further material changes thereto);

  •
  a tender offer or exchange offer (whether or not conditional) relating to shares of Saehan's capital stock shall have been commenced and the Saehan board of directors (or any committee thereof) fails to recommend against such tender offer or exchange offer within 10 business days after the commencement of such tender offer or exchange offer (including, for these purposes, by taking no position with respect to the acceptance by the Saehan's stockholders of any such tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer);

  •
  Saehan's board of directors breaches its non-solicitation obligations described below in "The Merger Agreement—Agreement Not to Solicit Other Offers" or its obligations with respect to calling shareholder meetings, recommending the merger, and alternate acquisition proposals described below in "The Merger Agreement—Saehan Shareholder Meeting and Recommendation of Saehan's Board of Directors"; or

  •
  required regulatory approvals have been obtained, but which impose materially burdensome conditions on Wilshire, Saehan or the surviving corporation, or would otherwise materially alter the economics of the merger for Wilshire.

Effect of Termination

        If the merger agreement is terminated, it will become void, except that (1) both Wilshire and Saehan will remain liable for its own fraud or any willful and material breach of the merger agreement and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

        Saehan will pay Wilshire a $4,219,000 termination fee in the following circumstances:

  •
  Saehan's board of directors withdraws, modifies or qualifies its recommendation to approve the merger in a manner adverse to Wilshire or fails to include its recommendation in this proxy statement/prospectus;

  •
  Saehan enters into a definitive agreement providing for a superior proposal;

  •
  within 48 hours (or such longer period of time that the Saehan board of directors determines in good faith is reasonably necessary to comply with its fiduciary duties) of a written request by Wilshire for the Saehan board of directors to reaffirm its recommendation following the date any acquisition proposal or any material change thereto is first publicly announced, published or sent to Saehan's shareholders, Saehan fails to issue a press release that reaffirms, unanimously and without qualification, its recommendation (provided that such request only be made once with respect to such acquisition proposal absent further material changes thereto);

  •
  a tender offer or exchange offer (whether or not conditional) relating to shares of Saehan's capital stock shall have been commenced and the Saehan board of directors (or any committee thereof) fails to recommend against such tender offer or exchange offer within 10 business days after the commencement of such tender offer or exchange offer (including, for these purposes, by taking no position with respect to the acceptance by the Saehan's stockholders of any such tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer);

  •
  Saehan's board of directors breaches its non-solicitation obligations described below in "The Merger Agreement—Agreement Not to Solicit Other Offers" or its obligations with respect to calling shareholder meetings, recommending the merger, and alternate acquisition proposals described below in "The Merger Agreement—Saehan Shareholder Meeting and Recommendation of Saehan's Board of Directors";

  •
  if Saehan enters into a definitive agreement providing for a superior proposal in accordance with the terms of the merger agreement;

  •
  if (A) the merger agreement is terminated by Wilshire or Saehan because the merger is not consummated on or before March 31, 2014 or Wilshire terminates the merger agreement due to Saehan's breach that has not been cured, (B) at any time after the date of the merger agreement and at or before such termination, Saehan shall have received an acquisition proposal, and (C) within eighteen (18) months of the date of such termination, Saehan or any of its subsidiaries executes any definitive agreement with respect to, or consummates, any acquisition proposal (provided that for purposes of this clause (iii) only, the reference to "20% or more" in the definition of "acquisition proposal" shall be deemed to be a reference to "50% or more" and "acquisition proposal" shall only be deemed to refer to a transaction involving Saehan); or

  •
  if (A) either Wilshire or Saehan terminate the merger agreement due to failure to obtain the approval of two-thirds of the outstanding shares of Saehan common stock, (B) at any time after the date of the merger agreement and at or before the date of the Saehan shareholders' meeting, an acquisition proposal with respect to Saehan shall have been publicly announced, and (C) within eighteen (18) months of the date of such termination, Saehan or any of its subsidiaries executes any definitive agreement with respect to, or consummates, any acquisition proposal, then Saehan shall pay the termination fee upon the date of such execution or consummation.

Expenses and Fees

        Each of Wilshire and Saehan will be responsible for all costs and expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.

Amendment, Waiver and Extension of the Merger Agreement

        Subject to applicable law, Wilshire and Saehan may amend the merger agreement by written agreement. However, after any approval of the merger agreement by Saehan's shareholders, there may not be, without further approval of Saehan's shareholders, any amendment of the merger agreement that requires further approval under applicable law.

        At any time prior to the effective time of the merger, each party, to the extent legally allowed, may extend the time for the performance of any of the obligations or other acts of the other party; waive any inaccuracies in the representations and warranties of the other party; and waive compliance by the other party with any of the agreements and conditions contained in the merger agreement.

Voting Agreements

        In connection with entering into the merger agreement, Wilshire entered into Voting and Non-Competition Agreements with each of the directors of Saehan, except for Dong Il Kim, President and Chief Executive Officer of Saehan, pursuant to which such directors agreed, subject to the terms set forth therein, to vote their shares of Saehan common stock in favor of the merger and related matters, and to become subject to certain noncompetition and nonsolicitation restrictions for a period of two (2) years after the consummation of the merger. Mr. Kim has entered into a Voting and Non-Solicitation Agreement with Wilshire, pursuant to which Mr. Kim has agreed, subject to the terms set forth therein, to vote his shares of Saehan common stock in favor of the merger and related matters, and to become subject to certain nonsolicitation restrictions for a period of two (2) years after the consummation of the merger.

        In addition, Wilshire entered into a Voting and Support Agreement with each of Dahaam-Net Co., Ltd., William Park, Don Rhee, The Rhee Family Trust, Don Rhee & Bok Kyung Rhee Jt Ten, Rhee Family Venture, LLC, as assignee of Active USA, Inc., Abacus Capital Group, Il Young Kim Pension Trust, Imedra #841 Family Limited Partnership, Dong Soo Han MD, Inc., DS Han Family Partnership, Dong S Han et al PTR, Hanpark Investments LLC, and Maple Drive Investments LLC, principal shareholders of Saehan, pursuant to which such shareholders have agreed, subject to the terms set forth therein, to vote their shares of Saehan common stock in favor of the merger and related matters.

        As of September 30, 2013, the record date for the special meeting, the principal shareholders that are party to the voting agreements beneficially own an aggregate of approximately 122,829,497 outstanding shares of Saehan common stock, which represent approximately 51.8% of the shares of Saehan common stock entitled to vote at the special meeting. A two-thirds vote of the outstanding shares of Saehan common stock is necessary for shareholder approval of the merger.

ACCOUNTING TREATMENT

        The merger will be accounted for as an acquisition by Wilshire using the acquisition method of accounting. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Saehan as of the effective time of the merger will be recorded at their respective fair values and added to those of Wilshire. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of Wilshire issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of Saehan.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to "U.S. holders" (as defined below) of Saehan common stock. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax.

        The following discussion applies only to U.S. holders of shares of Saehan common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other pass-through entities or investors in partnerships or such other pass-through entities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold shares of Saehan common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Saehan common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, or holders who exercise appraisal rights).

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Saehan common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996, was treated as a domestic trust and has made a valid election to continue to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

        The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Saehan common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Saehan common stock should consult their own tax advisors.

        Holders of Saehan common stock should consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws.

 Tax Consequences of the Merger Generally

Material U.S. Federal Income Tax Consequences of the Merger

        The parties intend for the merger to qualify as a reorganization for U.S. federal income tax purposes. It is a condition to the obligation of Wilshire to complete the merger that Wilshire receive an opinion from Hunton & Williams LLP, dated the date the merger is completed, substantially to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Saehan to complete the merger that Saehan receive an opinion from Katten Muchin Rosenman LLP, dated the date the merger is completed, substantially to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In addition, in connection with the filing of the registration statement of which this document is a part, Hunton & Williams LLP has delivered an opinion to Wilshire to the same effect as the opinions described above. These opinions will be based on assumptions, representations, warranties and covenants, including those contained in the merger agreement and in tax representation letters provided by Wilshire and Saehan. The accuracy of such assumptions, representations and warranties, and compliance with such covenants, could affect the conclusions set forth in such opinions. Neither of the opinions described above will be binding on the Internal Revenue Service, which we refer to as the IRS. Wilshire and Saehan have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

        Based on the opinion delivered in connection herewith, the material U.S. federal income tax consequences of the merger to U.S. holders are as described below.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

        The U.S. federal income tax consequences of the merger to a U.S. holder of Saehan common stock will depend on whether such U.S. holder receives solely shares of Wilshire common stock, solely cash or a combination of cash and shares of Wilshire common stock in exchange for such U.S. holder's shares of Saehan common stock. As described above under "The Merger—Terms of the Merger", Saehan shareholders will make a stock, cash or mixed stock and cash election pursuant to the terms of the merger agreement. Shares held by those Saehan shareholders who do not make an election to receive stock, cash or a combination of stock and cash will be issued shares of Wilshire common stock, cash, or a mixture of stock and cash, depending on the aggregate cash and stock elections made. A Saehan shareholder will not know the exact amount or the form of consideration it will receive. As a result, the tax consequences to such Saehan shareholders will not be ascertainable with certainty until such shareholder knows the precise number of shares of Wilshire common stock and/or cash that it will receive pursuant to the merger.

        Exchange of Saehan common stock solely for Wilshire common stock.    Except as discussed below under "—Cash Instead of Fractional Shares," a U.S. holder that exchanges all of its shares of Saehan common stock solely for shares of Wilshire common stock pursuant to the merger will not recognize gain or loss in connection with such exchange.

        A U.S. holder's aggregate tax basis in the Wilshire common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below under "—Cash Instead of Fractional Shares," will equal such U.S. holder's aggregate tax basis in the Saehan common stock surrendered by such U.S. holder in the merger. The holding period for the shares of Wilshire common stock received by such U.S. holder in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below under "—Cash Instead of Fractional Shares," will include the holding period for the shares of Saehan common stock exchanged therefor.

        Exchange of Saehan common stock solely for cash.    A U.S. holder that exchanges all of its shares of Saehan common stock solely for cash pursuant to the merger will recognize gain or loss equal to the difference between the amount of cash received by such U.S. holder and the U.S. holder's adjusted tax basis in the Saehan common stock exchanged therefor. Any such gain or loss generally will be capital gain or loss. Any capital gain or loss will be long-term capital gain or loss if the U.S. holder held the shares of Saehan common stock for more than one year at the effective time of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Exchange of Saehan common stock for a combination of Wilshire common stock and cash.    Except as discussed below under "—Cash Instead of Fractional Shares," a U.S. holder that exchanges shares of Saehan common stock for a combination of Wilshire common stock and cash pursuant to the merger will recognize gain (but not loss) equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any Wilshire common stock received in the merger, over such U.S. holder's adjusted tax basis in the shares of Saehan common stock surrendered by such U.S. holder in the merger and (ii) the amount of cash received by such U.S. holder in the merger (other than cash received instead of fractional shares of Wilshire common stock).

        A U.S. holder's aggregate tax basis in the Wilshire common stock received by such U.S. holder in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below under "—Cash Instead of Fractional Shares," will equal such U.S. holder's aggregate tax basis in the Saehan common stock surrendered in the merger, increased by the amount of gain, if any, recognized by such U.S. holder in the merger (other than with respect to cash received in lieu of fractional shares of Wilshire common stock), and decreased by the amount of cash, if any, received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of Wilshire common stock). The holding period for the shares of Wilshire common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below under "—Cash Instead of Fractional Shares," will include the holding period for the shares of Saehan common stock exchanged therefor.

        Any recognized gain generally will be capital gain. Any capital gain will be long-term capital gain if the U.S. holder held the shares of Saehan common stock for more than one year at the effective time of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation.

        As to each of the foregoing elections, if a U.S. holder of Saehan common stock acquired different blocks of Saehan common stock at different times or different prices, the holder should consult its tax advisor concerning the manner in which gain or loss should be recognized.

Cash Instead of Fractional Shares

        A U.S. holder who receives cash instead of a fractional share of Wilshire common stock will be treated as having received such fractional share pursuant to the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the tax basis allocated to such fractional share of Wilshire common stock. Such gain or loss generally will be long-term capital gain or loss if, as of the date the merger is completed, the holding period for the fractional share (including the holding period for the shares of Saehan common stock surrendered therefor) exceeds one year. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Cash payments received in the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%), unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against the holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

DESCRIPTION OF CAPITAL STOCK OF WILSHIRE

        As a result of the merger, Saehan shareholders who receive shares of Wilshire common stock in the merger will become shareholders of Wilshire. Your rights as shareholders of Wilshire will be governed by California law and the amended and restated articles of incorporation and the amended and restated bylaws of Wilshire. The following briefly summarizes the material terms of Wilshire common stock and preferred stock. We urge you to read the applicable provisions of the California Corporate Code (which we refer to as the Code), Wilshire's articles of incorporation and bylaws and federal law governing bank holding companies carefully and in their entirety. Copies of Wilshire's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

 Authorized Capital Stock

        Wilshire's authorized capital stock consists of 200,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, par value $1,000 per share. As of the record date, there were 70,770,019 shares of Wilshire common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Dividend Rights

        The holders of Wilshire common stock are entitled to receive and share equally in dividends declared by the Wilshire board of directors out of funds legally available for such dividends. If we issue preferred stock in the future, the holders of that preferred stock may have a priority over the holders of our common stock with respect to dividends.

        Wilshire is a bank holding company, and its primary source for the payment of dividends is dividends from its direct, wholly-owned subsidiary, Wilshire Bank. Various banking laws applicable to limit the payment of dividends, management fees and other distributions by Wilshire Bank to Wilshire, and may therefore limit Wilshire's ability to pay dividends on its common stock.

        Any future determination relating to dividend policy will be made at the discretion of Wilshire's board of directors and will depend on a number of factors, including Wilshire's future earnings, capital requirements, financial condition, future prospects and such other factors as our board of directors may deem relevant.

Voting Rights

        Under California law, each holder of a share of Wilshire common stock is entitled to one vote per share for each matter submitted to the vote of the shareholders. Cumulative voting generally is required for the election of directors, except that "listed corporations" (generally, a corporation with outstanding shares listed on a national stock exchange) may expressly eliminate cumulative voting for directors in the articles of incorporation of the corporation. Wilshire is considered a "listed company" for purposes of California law, and its articles of incorporation expressly eliminate cumulative voting for directors.

Liquidation Rights

        In the event of a liquidation of Wilshire, its common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over the Wilshire common stock.

        Wilshire's board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of its common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of Wilshire.

Preemptive Rights

        Holders of Wilshire common stock do not have preemptive rights with respect to any shares that may be issued.

Anti-Takeover Provisions

        Provisions of Wilshire's articles of incorporation and bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Wilshire without negotiation with Wilshire's board of directors. The effect of these provisions is discussed briefly below.

        Authorized Stock.    The shares of Wilshire common stock authorized by its articles of incorporation but not issued provide Wilshire's board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a stockholder vote. Wilshire's board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for its preferred stock being issued, in an effort to deter attempts to gain control of Wilshire.

        Classification of Board of Directors.    Wilshire's articles of incorporation and bylaws currently provide that its board of directors is divided into three classes of as nearly equal size as possible, with one class elected annually to serve for a term of three years. This classification of its board of directors may discourage a takeover of Wilshire because a stockholder with a majority interest in Wilshire would have to wait for at least two consecutive annual meetings of stockholders to elect a majority of the members of Wilshire's board of directors.

        Removal of Directors without Cause.    Because Wilshire has a classified board of directors, a director generally may be removed without cause only if the votes cast against removal of a director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, of if greater, the number of directors for whom removal is being sought, were then being elected.

        Restrictions on Certain "Business Combinations" with Third Parties who may Acquire Wilshire's Securities Outside of an Action taken by Wilshire.    Wilshire's articles of incorporation contain a provision restricting certain "Business Combinations" with persons, known as "Interested Shareholders," who may obtain Wilshire securities outside of an action of Wilshire. An "Interested Shareholder" is defined in our articles of incorporation as a person who directly or indirectly beneficially owns, alone or with associates or affiliates, more than 20% of the outstanding voting shares of Wilshire or a subsidiary of Wilshire, and, subject to certain limits, certain assignees of, or successors to, the stock once held by an interested shareholder.

        Super-Majority Shareholder Voting Requirements to Modify Certain Provisions of Wilshire's Articles of Incorporation and Bylaws.    Wilshire's articles of incorporation provide that any amendment or modification or provision inconsistent with the provisions of the articles of incorporation relating to Business Combinations, the authorized number of directors, the provision for a classified election of directors and any amendment or modification or provision inconsistent with the provisions of our bylaws relating to the advance notice of nominations of directors and the indemnification of directors generally requires the affirmative vote of the holders of at least 66 2/3% of the then outstanding voting stock.

        Stricter Time Limitations on the Ability of Shareholders to Nominate Directors for Election at Annual Meetings of Wilshire's Shareholders.    Wilshire's bylaws provide that nominations for election of directors may be made by the Board or by any shareholder. Notice of the name of any person to be nominated for election as a director must be delivered to the Secretary of Wilshire not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, then such advance notice must be given not more than 10 days after such date is first announced.

        The application of the above-described provisions could have the effect of delaying or preventing a change of control or management of Wilshire. Other than the application of these provisions, Wilshire does not have any existing provisions of its articles of incorporation or bylaws, or other present arrangements, agreements or understandings which could be deemed to have material anti-takeover effects.

        These provisions were not included in Wilshire's articles of incorporation and bylaws as a result of or in response to any known accumulation of stock or threatened takeover or attempt to obtain control of it by means of a business combination, tender offer, solicitation in opposition to management or otherwise by any person. Wilshire has no present plans to implement or propose any additional measures or bylaws having anti-takeover effects.

        For more information regarding the rights of holders of Wilshire common stock, see "Comparison of Shareholders' Rights."

Preferred Stock

        Wilshire's articles of incorporation permit Wilshire's board of directors to issue up to 5,000,000 shares of preferred stock in one or more series, with such designations, titles, voting powers, preferences and rights and such qualifications, limitations and restrictions as may be fixed by Wilshire's board of directors without any further action by Wilshire shareholders. The issuance of preferred stock could adversely affect the rights of holders of common stock.

COMPARISON OF SHAREHOLDERS' RIGHTS

        If the merger is completed, in addition to cash consideration, holders of Saehan common stock will receive shares of Wilshire common stock in exchange for their shares of Saehan common stock. Saehan and Wilshire are both organized under the laws of the State of California. The following is a summary of the material differences between (1) the current rights of Saehan shareholders under Saehan's articles of incorporation and bylaws and (2) the current rights of Wilshire shareholders under Wilshire's articles of incorporation and bylaws.

        Wilshire and Saehan believe that this summary describes the material differences between the rights of holders of Wilshire common stock as of the date of this proxy statement/prospectus and the rights of holders of Saehan common stock as of the date of this proxy statement/prospectus; however, it does not purport to be a complete description of those differences. Copies of Wilshire's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

 Authorized Capital Stock

Wilshire

        Wilshire's authorized capital stock consists of 200,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, par value $1,000 per share. As of the record date, there were 70,770,019 shares of Wilshire common stock outstanding and no shares of preferred stock outstanding.

Saehan

        Saehan's articles of incorporation authorize Saehan to issue up to 600,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of the record date, there were 237,197,874 shares of Saehan common stock outstanding and no shares of Saehan preferred stock outstanding.

Voting Limitations

Wilshire

        Wilshire's articles of incorporation and bylaws do not limit the number of shares held by a shareholder that may be voted by such shareholder.

Saehan

        Saehan's articles of incorporation and bylaws do not limit the number of shares held by a shareholder that may be voted by such shareholder.

Size of Board of Directors

Wilshire

        Wilshire's bylaws provide that its authorized number of directors shall not be less than eight nor more than 15 until changed by a bylaw amendment duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified herein, but a bylaw or amendment thereof or by a resolution duly adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by a resolution duly adopted by the board of directors. Wilshire's board of directors currently has eight directors.

Saehan

        Saehan's bylaws provide that its authorized number of directors shall not be less than six nor more than 11 with the exact number of directors to be fixed from time to time by the resolutions of the majority of the board of directors or by resolution of the shareholders at each annual meeting. Saehan's board of directors currently has seven directors.

Cumulative Voting

Wilshire

        Wilshire shareholders do not have the right to cumulate their votes with respect to the election of directors.

Saehan

        Saehan's shareholders have the right to cumulate their votes with respect to the election of directors.

Classes of Directors

Wilshire

        Wilshire's board of directors is divided into three classes, as nearly equal in number as reasonably possible, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.

Saehan

        Saehan does not have a classified board of directors, and all directors are elected annually.

Removal of Directors

Wilshire

        Wilshire's bylaws provide that directors may be removed without cause by the affirmative vote of holders of a majority of the outstanding voting shares. However, because Wilshire has a classified board, a director of a classified board may not be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors, for whom removal is being sought, were then being elected.

Saehan

        Saehan's bylaws provide that directors may be removed in the manner provided by the Code. The Code provides that any or all of the directors may be removed without cause if the removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

 Filling Vacancies on the Board of Directors

Wilshire

        Wilshire's bylaws state that, unless otherwise provided in the Articles of Incorporation and except for a vacancy caused by the removal of a director, vacancies on the board may be filled by appointment by the board. A vacancy on the board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created by the board declaring an office of a director vacant because a director has been convicted of a felony or declared of unsound mind by an order of court may be filled by the board. The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors. If the number of directors then in office is less than a quorum, vacancies on the Board of Directors may be filled by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with the bylaws or a sole remaining director.

        Wilshire's articles of incorporation provide that any vacancies in the board of directors that occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies that occur by reason of an increase in the number of directors, may be filled only by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon or by the board of directors, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum.

Saehan

        Under Saehan's bylaws, a vacancy on the board of directors may be filled by the affirmative vote of the majority of the remaining directors even though less than a quorum of the board of directors, or by a sole remaining director.

Special Meetings of Shareholders

Wilshire

        Under Wilshire's bylaws, a special meeting of shareholders may be called at any time by Wilshire's board of directors, the Chairman of the Board, the Chief Executive Officer or the holders of shares entitled to cast not less than 10% of the votes at the meeting.

Saehan

        Under Saehan's bylaws, a special meeting of shareholders may be called by the President, the Chief Executive Officer, the Chairman of the Board, Saehan's board of directors, or the holders of shares of not less than 10% of all shares entitled to vote at such meeting.

Quorum

Wilshire

        Under Wilshire's bylaws, the presence in person or by proxy of holders of a majority of the votes entitled to vote at a meeting of Wilshire shareholders constitutes a quorum for such meeting of shareholders. If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares who are present or represented at the meeting may adjourn the meeting until a quorum is obtained.

Saehan

        Saehan's bylaws provide that a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitutes a quorum at any meeting of Saehan shareholders.

 Dividends

Wilshire

        Under Section 500 of the Code, neither a corporation nor any of its subsidiaries shall make any distribution to the corporation's shareholders unless the board of directors has determined in good faith either of the following: (1) The amount of retained earnings of the corporation immediately prior to the distribution equals or exceeds the sum of (A) the amount of the proposed distribution plus (B) the preferential dividends arrears amount; and (2) immediately after the distribution, the value of the corporation's assets would equal or exceed the sum of its total liabilities plus the preferential rights amount.

Saehan

        Saehan shareholders are subject to the same dividend rights as Wilshire shareholders. The FRB MOU currently prohibits the payment of dividends by Saehan without prior regulatory approval.

Shareholder Proposals

Wilshire

        Wilshire's bylaws provide that, at any annual or special meeting of shareholders, persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided in the bylaws and such nominations are otherwise proper for consideration under applicable law and the Articles of Incorporation and bylaws of Wilshire. Notice of the name of any person to be nominated by any shareholders for election as a director of Wilshire at any meeting of shareholders shall be delivered to the Secretary of Wilshire at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if Wilshire shall have been previously disclosed, in the bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. The bylaws contain specific requirements regarding what must be included in the notice and nominations for director not made in accordance with the bylaw requirements will be disregarded.

Saehan

        Saehan is not required to bring any shareholder proposals before its annual meeting. Saehan's bylaws provide that nominations for directors, other than by the Board of Directors, may be made by any shareholder entitled to vote for the election of directors. Notice of a shareholders' intention to make a nomination must be given in writing to the President not more than 60 days prior to any meeting of shareholders called for the election of directors and no more than 10 days after the date of the notice of such meeting is sent to shareholders pursuant to the Bylaws; provided, however, that if 10 days' notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the President not later than the time fixed in the notice of the meeting for the opening of the meeting. The bylaws contain specific requirements regarding what must be included in the notice and nominations for director not made in accordance with the bylaw requirements will be disregarded.

 Notice of Shareholder Meetings

Wilshire

        Wilshire's bylaws provide that Wilshire must give written notice between 10 and 60 days before any shareholder meeting to each shareholder entitled to vote at such meeting and to each other shareholder entitled to notice of the meeting. The notice must state the time and place of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, and in the case of the annual meeting, those matters which Wilshire's board of directors, at the time of the mailing of the notice, intends to present for action by the shareholders, including the names of the nominees for director to be presented by management.

Saehan

        Saehan's bylaws provide that Saehan must give written notice between 10 and 60 days before any shareholder meeting to each shareholder entitled to vote at such meeting.

Anti-Takeover Provisions and Other Shareholder Protections

Wilshire

        Wilshire is subject to various anti-takeover measures. Please see "Description of Capital Stock of Wilshire—Common Stock—Anti-Takeover Provisions."

Saehan

        Saehan's Articles of Incorporation provide that no merger, consolidation, share exchange or liquidation of Saehan nor any action that would result in the sale or other disposition of all or substantially all of the assets of Saehan shall be valid unless first approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Saehan.

Limitation of Personal Liability of Officers and Directors

Wilshire

        Wilshire's articles of incorporation provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law.

Saehan

        Saehan's articles of incorporation provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law.

Indemnification of Directors and Officers and Insurance

Wilshire

        In accordance with Section 317 of the Code, Wilshire's articles of incorporation limit the liability of a director of Wilshire or its shareholders for monetary damages to the fullest extent permissible under California law. Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation's shareholders for any violation of a director's fiduciary duty to the corporation or its shareholders. Wilshire's articles of incorporation further authorize the company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. Wilshire's articles of incorporation and bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Code.

Saehan

        Saehan's articles of incorporation authorize Saehan to indemnify its officers and directors to the fullest extent permissible under California law, and further provide that the liability of the directors of Saehan for monetary damages shall be eliminated to the fullest extent permissible under California law. Saehan's bylaws further provide that Saehan has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of Saehan to procure a judgment in its favor) by reason of the fact that such person is or was an "agent" of Saehan (as defined in the bylaws) if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of Saehan and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Saehan also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of Saehan to procure a judgment in its favor by reason of the fact that such person is or was an agent of Saehan if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of Saehan, subject to certain exceptions. To the extent an agent of Saehan is successful on the merits, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Amendments to Articles of Incorporation and Bylaws

Wilshire

        Wilshire's articles of incorporation generally may be amended in accordance with the provisions of the Code. The Code generally requires the approval of the board of directors and the approval of the majority of the outstanding shares entitled to vote, either before or after the approval by the board of directors. However, Wilshire's articles of incorporation provide that any change to Article VI (Business Combinations) and Article VIII (Election of Directors) shall require the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of common stock.

        Except as provided in Wilshire's articles of incorporation, Wilshire's bylaws may be altered, amended or repealed, in whole or in part, or new bylaws adopted, by the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire board of directors then in office, provided, however, that notice of such alteration, amendment, repeal or adoption be contained in the notice of such meeting of shareholders or board of directors as the case may be. Wilshire's articles provide that the affirmative vote of the holders of at least two-thirds or more of the outstanding shares entitled to vote thereon shall be required to amend or repeal or adopt any provision inconsistent with Sections 1.12 (Advanced Notice of Nomination of Directors), 2.1 (Powers; Number; Qualifications) and 7.5 (Indemnification) of Wilshire's bylaws.

Saehan

        Saehan's articles of incorporation may be amended in accordance with the provisions of the Code. The Code generally requires the approval of the board of directors and the approval of the majority of the outstanding shares entitled to vote, either before or after the approval by the board of directors. However, Saehan's articles of incorporation provide that any change to Article VII (shareholder vote) with respect to mergers, etc. shall require the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of common stock.

        Saehan's bylaws may be amended, altered or repealed, from time to time, in whole or in part, by the affirmative vote of a majority of the board of directors at a meeting called for that purpose or by written consent of Saehan's shareholders.

 Action by Written Consent of the Shareholders

Wilshire

        Under Wilshire's bylaws, any action which, under any provision of the Code, may be taken at a meeting of shareholders may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing:

          (a)   Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of Wilshire as authorized by the Bylaws, (iii) a reorganization of Wilshire as defined in Section 181 of the Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

          (b)   Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in the Bylaws.

        Unless, as provided in the Bylaws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of Wilshire.

        Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxyholders, may revoke the consent by a writing received by Wilshire prior to the time that written consents by the number of shares required to authorize the proposed action have been filed with the Secretary of Wilshire, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of Wilshire.

Saehan

        Under Saehan's bylaws, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting in accordance with the applicable provisions of the Code, including Section 603 thereof. Such consent shall be delivered to the Secretary of Saehan for inclusion in the minutes or for filing with Saehan records. Any action taken is effective when the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, unless the consent specified a different effective date.

Shareholder Rights Plan

        Neither Wilshire nor Saehan has a shareholder rights plan in effect.

Rights of Dissenting Shareholders

Wilshire

        Under the Code, if a merger is consummated and a shareholder of a California corporation who is entitled to dissenters' rights under the Code elects to exercise dissenters' rights by complying with the procedures set forth in the Code, that shareholder will be entitled to receive an amount equal to the fair market value of such shareholder's shares. Fair market value will be determined as of the day before the public announcement of the merger.

        In addition, a company will be required to purchase dissenting shares only if the following conditions exist:

  •
  the shareholder must have shares of common stock outstanding as of the record date of the shareholder's meeting;

  •
  the shareholder must not vote the shares "FOR" the approval of the merger; and

  •
  the shareholder must make a written demand to have the corporation purchase those shares of

  •
  common stock for cash at their fair market value. The demand must meet the requirements of the Code and must be received by the corporation or its transfer agent no later than 30 days after the date on which the corporation mails notice of approval of the merger to the shareholder.

        Because the common stock of Wilshire is listed for trading on the NASDAQ Global Select Market, the shareholders of Wilshire would only be able to exercise their dissenters' rights, as described above, if (i) holders of 5% or more of the common stock of Wilshire dissent from a proposed transaction and demand appraisal, in which case all holders of such class will have the right to dissent and seek appraisal for their shares; or (ii) the stock for which dissenters' rights are sought is subject to restrictions on transfer imposed by the corporation or by any law or regulation.

Saehan

        Saehan shareholders are subject to the same dissenters' rights as Wilshire shareholders, provided, however, that there is no requirement that holders of 5% or more of the common stock of Saehan dissent from a proposed transaction or that the stock of Saehan be subject to transfer restrictions in order for shareholders of Saehan to be able to exercise their dissenters' rights.

        See "The Merger—Dissenters' Rights in the Merger."

 COMPARATIVE MARKET PRICES AND DIVIDENDS

        Wilshire common stock is quoted on the NASDAQ Global Select Market under the symbol "WIBC," and Saehan common stock is quoted on the OTCQB under the symbol "SAEB." The following table sets forth the high and low reported intra-day sales prices per share of Wilshire common stock and Saehan common stock, and the cash dividends declared per share for the periods indicated.

	Wilshire Common Stock			Saehan Common Stock
	High	Low	Dividend	High	Low	Dividend
2011
First Quarter	$3.63	$2.49	—	$0.40	$0.25	—
Second Quarter	$3.32	$2.42	—	$0.34	$0.25	—
Third Quarter	$5.34	$2.92	—	$0.39	$0.27	—
Fourth Quarter	$8.01	$4.77	—	$0.52	$0.26	—
2012						—
First Quarter	$4.98	$3.50	—	$0.65	$0.26	—
Second Quarter	$5.47	$4.51	—	$0.50	$0.30	—
Third Quarter	$6.67	$5.37	—	$0.45	$0.30	—
Fourth Quarter	$6.55	$5.59	—	$0.38	$0.30	—
2013						—
First Quarter	$6.80	$5.88	—	$0.35	$0.29	—
Second Quarter	$6.99	$6.04	$0.03	$0.42	$0.33	—
Third Quarter (through September 27, 2013)	$9.05	$6.62	$0.03	$0.50	$0.42	—

        On July 12, 2013, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of Wilshire common stock as reported on the NASDAQ Global Select Market were $7.68 and $7.50, respectively. On September 27, 2013, the last practicable trading day before the date of this proxy statement/prospectus, the high and low sales prices of shares of Wilshire common stock as reported on the NASDAQ Global Select Market were $8.37 and $8.14, respectively.

        Saehan declared and paid no cash dividends on its shares of common stock for the periods indicated. Historically, there has only been a sporadic trading market for the common stock of Saehan. The average trading volume of the common stock of Saehan for the thirty (30) consecutive trading days prior to the announcement of the merger on July 15, 2013 was approximately 50,377 shares per trading day.

        On July 12, 2013, the last full trading day before the public announcement of the merger agreement, the last reported sales price of shares of common stock of Saehan as reported on the OTCQB was $0.44. On September 27, 2013, the last practicable trading day before the date of this proxy statement/prospectus, the last reported sales prices of shares of common stock of Saehan as reported on the OTCQB was $0.45.

        Saehan shareholders are advised to obtain current market quotations for Wilshire common stock and Saehan common stock. The market price of Wilshire common stock and Saehan common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market price of Wilshire common stock or Saehan common stock before or after the effective date of the merger. Changes in the market price of Wilshire common stock prior to the completion of the merger will affect the market value of the merger consideration that Saehan's shareholders will receive upon completion of the merger.

SECURITY OWNERSHIP OF MANAGEMENT OF SAEHAN

        The following table sets forth certain information as of September 27, 2013, with respect to (a) members of the Board of Directors of Saehan, (b) the executive officers of Saehan, and (c) the directors and executive officers as a group:

Names and Offices Held With Saehan(1)	Common Shares Beneficially Owned(2)		Shares Issuable Upon Exercise of Options	Percentage of Shares Outstanding
Directors:
Caroline Choe	23,371,428	(3)	—	9.85%
Vice Chairwoman of the Board
Chul Chung	400,000		—	*
Director
Dong Soo Han	10,584,199	(4)	49,061	4.46%
Chairman of the Board
Thomas J. Han	7,714,286	(5)	—	3.25%
Director
Dong Il Kim	800,000		166,667	*
Director, President and Chief Executive Officer
Il Young Kim	13,798,605	(6)	49,061	5.82%
Director
Jay Ju Yeon Kim	7,300,000		—	3.08%
Director
Other Executive Officers:
Daniel H. Kim	4,476		—	*
Executive Vice President, Chief Financial
Officer and Corporate Secretary
Robert Ross(7)	0		50,000	*
Executive Vice President and Chief Credit Officer
All Directors and Executive Officers as a Group (9 persons)	63,972,994		314,789	27.10%

*
Less than 1%

(1)
The address of each person in the table is c/o Saehan Bancorp, 3580 Wilshire Boulevard, Suite 600, Los Angeles, California 90010.

(2)
Except as otherwise noted, may include shares held by or with such person's spouse and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shared power with a spouse); shares held in street name for the benefit of such person; or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power.

(3)
Consists entirely of shares held of record by Abacus Capital Group of which Ms. Choe is a 50% owner and managing member, and with respect to which shares Ms. Choe has sole voting and investment power.

(4)
Includes 655,450 shares held of record by Dong Soo Han MD, Inc. of which Dr. Han is the sole shareholder, and with respect to which shares Dr. Han has sole voting and investment power, 5,884,286 shares held of record by DS Han Family Partnership of which Dr. Han is a general partner, and with respect to which shares Dr. Han has sole voting and investment power and 4,000,000 shares held of record by Dong S. Han et al PTR, of which Dr. Han is a general partner, and with respect to which shares Dr. Han has sole voting and investment power.

(5)
Includes 2,000,000 shares held of record by Hanpark Investments, LLC and 2,857,143 shares held of record by Maple Drive Investments LLC, of which companies Mr. Han is the managing director and, together with his spouse, sole owner, and with respect to which shares Mr. Han has sole voting and investment power.

(6)
Includes 21,119 shares held of record by each of four adult children of Dr. Kim, as to which shares Dr. Kim has sole voting and investment power pursuant to an agreement with the record holders, and 13,286,429 held of record by IMEDRA #841 Family Limited Partnership of which Dr. Kim is a general partner and as to which shares Dr. Kim has sole voting and investment power.

(7)
Mr. Ross' employment agreement with Saehan terminated on August 15, 2013 upon the termination of his employment agreement..

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF SAEHAN

        Other than as set forth in the table below, and as set forth above in "Security Ownership of Management of Saehan," our management knows of no person who beneficially owned more than 5% of our outstanding common stock as of September 27, 2013.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Dahaam-Net Co., Ltd.	23,371,429	9.85%
	326-4 Gasan Dong, Keumchon-Gu
	Seoul, South Korea 153-802
Common Stock	William Park	23,371,428	9.85%
	15325 Fairfield Ranch Road, Suite 200
	Chino Hills, California 91709
Common Stock	Don Rhee(8)	12,118,122	5.11%
	1807 East 48th Place
	Los Angeles, California 90058

(8)
Includes 11,679,410 shares owned by the Don Rhee Family Trust over which shares Mr. Rhee has sole voting and investment power.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF SAEHAN

        This discussion presents Management's analysis of the financial condition and results of operations of Saehan Bancorp as of and for each of the years in the two-year period ended December 31, 2012 and as of and for each of the six months ended June 30, 2013 and June 30, 2012. This discussion is designed to provide shareholders with a more comprehensive review of the operating results and financial position than could be obtained from an examination of the financial statements alone. The discussion should be read in conjunction with the consolidated financial statements of Saehan Bancorp and the notes related thereto which appear elsewhere in this proxy statement/prospectus.

General

        Saehan's primary source of income is from the interest earned on its loans and investments and its primary area of expense is the interest paid on deposits, borrowings and salaries and benefits.

        At June 30, 2013, Saehan had approximately $548.8 million in total assets, $394.7 million in net loans, $464.6 million in total deposits and $58.0 million in shareholders' equity. At December 31, 2012, Saehan had approximately $602.5 million in total assets, $347.9 million in net loans, $518.8 million in total deposits and $58.5 million in shareholders' equity.

        For the six months ended June 30, 2013, Saehan recorded net income of $457,000 or $0.00 per common diluted share compared to a net loss of $150,000 or $0.00 per diluted common share for the same period in 2012. The annualized return on average equity for the six months ended June 30, 2013 was 1.56% and the annualized return on average assets was 0.16% compared with -0.51% and -0.05%, respectively, for the same period a year ago. The increase of $607,000 in net income was primarily due to an increase of $441,000 in net interest income and a decrease of $676,000 in noninterest expense, partially offset by a decrease of $510,000 in noninterest income.

        For the year ended December 31, 2012, Saehan realized net income of $174,000 or $0.00 per common diluted share compared to net income of $1.9 million or $0.01 per diluted common share for 2011. The decrease of approximately $1.7 million in net income for 2012 compared to that of 2011 was due primarily to a decrease of $1.8 million in net interest income and a decrease of $685,000 in noninterest income, partially offset by an $846,000 decrease in noninterest expense. The return on average equity was 0.30% and 3.90% for the years ended December 31, 2012 and 2011, respectively. The return on average assets for the same years was 0.03% and 0.34%, respectively.

Critical Accounting Policies

        Saehan's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained within these statements is, to a significant extent, financial information that is based on approximate measures of the financial effects of transactions and events that have already occurred. Based on its consideration of accounting policies that involve the most complex and subjective decisions and assessments, Management has identified its most critical accounting policy to be that related to the allowance for loan losses. Saehan's allowance for loan losses methodology incorporates a variety of risk considerations, both quantitative and qualitative, in establishing an allowance for loan losses that Management believes is appropriate at each reporting date. Although Management believes the level of the allowance as of June 30, 2013 and December 31, 2012 is adequate to absorb losses inherent in the loan portfolio, a decline in the local economy or other adverse factors may result in increasing losses that cannot reasonably be predicted at this time. See the portion of this Management's Discussion and Analysis section entitled "—Financial Condition—Allowance For Loan Losses."

 Results of Operations

Net Interest Income

        Saehan's earnings depend largely upon its net interest income, which is the difference between the income received from its loan portfolio and other interest-earning assets and the interest paid on deposits and other interest-bearing liabilities. The net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as the net interest margin. Saehan's net interest income is affected by the change in the level and the mix of interest-earning assets and interest-bearing liabilities, referred to as volume changes. Saehan's net interest income is also affected by changes in the yields earned on interest-earning assets and rates paid on interest-bearing liabilities, referred to as rate changes. Interest rates charged on Saehan's loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. Those factors are, in turn, affected by general economic conditions and other factors beyond Saehan's control, such as federal economic policies, the general supply of money in the economy, legislative tax policies, governmental budgetary matters and the actions of the Federal Reserve Board. Interest rates on deposits are affected primarily by rates charged by competitors.

        Net interest income, before the provision for credit losses, totaled $8.0 million for the first six months of 2013. This represents an increase of $441,000, or 5.8%, from net interest income, before provision for credit losses, of $7.6 million for the same period in 2012. This increase in net interest income resulted from a $971,000 decrease in interest expense, partially offset by a $530,000 decrease in interest income.

        Interest income totaled $10.3 million for the first six months of 2013. This represented a decrease of $530,000, or 4.9%, compared to total interest income of $10.9 million in the same period in 2012. The decrease in interest income is primarily due to lower average interest-earning assets, which decreased from $585.4 million for the six months ended June 30, 2012 to $549.3 million for the six months ended June 30, 2013. The average yield on interest-earning assets was 3.77% and 3.72% for the first six months of 2013 and 2012, respectively.

        Interest expense totaled $2.3 million for the first six months of 2013. This represented a decrease of $971,000, or 29.6%, from total interest expense of $3.3 million for the same period in 2012. The decrease in interest expense was primarily due to the decrease in the average interest bearing liabilities and the average rate paid on average interest bearing liabilities. The average interest bearing liabilities decreased from $394.5 million for the six months ended June 30, 2012 to $341.6 million for the six months ended June 30, 2013. The average rate paid on interest-bearing liabilities decreased to 1.35% for the first six months of 2013 from 1.66% for the same period in 2012, or 31 basis points.

        For the year ended December 31, 2012, net interest income, before the provision of credit losses, totaled $15.1 million compared to $16.8 million for the year ended December 31, 2011. This represents a year over year decrease of $1.8 million, or 10.6%. Total interest income and interest expense decreased $3.8 million and $2.1 million, respectively, in 2012 compared to 2011.

        Interest income totaled $21.3 million for the year ended December 31, 2012. This represented a decrease of $3.8 million, or 15.3%, compared to total interest income of $25.2 million in 2012. The decrease in interest income is primarily due to lower average yield on average interest-earning assets. The average yield on interest-earning assets decreased to 3.60% for the year ended December 31, 2012 from 4.48% for 2011, or 88 basis points.

        Interest expense totaled $6.3 million for the year ended December 31, 2013. This represented a decrease of $2.1 million, or 24.8%, from total interest expense of $8.3 million for 2012. The decrease in interest expense was primarily due to the decrease in the average rate paid on average interest bearing liabilities which decreased to 1.59% for the year ended December 31, 2012, from 2.19% for the same period in 2011, or 60 basis points.

 Net Interest Margin

        Net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as the net interest margin. The net interest margin was 2.93% and 2.60% for the six months ended June 30, 2013 and 2012, respectively. The net interest margins for the years ended December 31, 2012 and 2011 were 2.54%, and 3.00%, respectively.

        The net interest spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities. The net interest spread is an indication of the ability of Saehan to manage rates received on loans and investments and rates paid on deposits and borrowings in a competitive and changing interest rate environment. The net interest spread was 2.42% for the first six months of 2013 and 2.06% for the same period in 2012. The increase in net interest spread for the first six months of 2013 resulted from a 5 basis point increase in the yield on average interest-earning assets and a 31 basis point decrease in the cost of average interest-bearing liabilities, generating a 36 basis point increase in the net interest spread from the same period in 2012.

        For the year ended December 31, 2012, Saehan's net interest spread was 2.01% compared to 2.29% for the same period in 2011. The decrease in net interest spread for the year ended December 31, 2012 resulted from a 88 basis point decrease in the yield on average interest-earnings assets, and a 60 basis point decrease in the cost of average interest-bearing liabilities, generating a 28 basis point decrease in the net interest spread from 2011.

        The yield on average interest-earning assets increased to 3.77% for the first six months of 2013, from 3.72% for the same period in 2012. Average loans as a percentage of average interest-earning assets increased to 70.5% in the first six months of 2013 from 63.2% for the same period in 2012. The yield on loans for the first six months of 2013 decreased to 5.06% as compared to 5.57% for the same period in 2012.

        The cost of average interest-bearing liabilities decreased to 1.35% for the first six months of 2013 as compared to 1.66% for the same period in 2012, reflecting a decrease in interest rates on deposit accounts and junior subordinated debentures.

        For the year ended December 31, 2012, the yield on average interest-earning assets decreased to 3.60%, from 4.48% for 2011, or 88 basis points. The cost of average interest-bearing liabilities decreased to 1.59% for the year ended December 31, 2012 as compared to 2.19% for 2011. The decrease in the yield on average interest-earning assets and the decrease in the cost of average interest-bearing liabilities is primarily a result of the decreasing interest rate environment.

        The following table shows Saehan's average balances of assets, liabilities and shareholders' equity; the amount of interest income and interest expense; the average yield or rate for each category of interest-earning assets and interest-bearing liabilities; and the net interest spread and the net interest margin for the periods indicated:

	For the Six Months Ended June 30,
	2013			2012
	Average Balance	Interest Income/ Expense	Annualized Average Yield Rate/ Yield(1)	Average Balance	Interest Income/ Expense	Annualized Average Yield Rate/ Yield(1)
	(Dollars in Thousands)
Interest Earning Assets:
Investment Securities
U.S. Government Agencies	$28,147	$137	0.97%	$18,714	$147	1.57%
Mortgage-backed securities	7,464	69	1.85%	9,268	147	3.17%
Others	3,125	48	3.07%	4,143	11	0.53%

Total Investment Securities	38,736	254	1.31%	32,125	305	1.90%
Federal fund sold	24,708	31	0.25%	37,265	51	0.27%
Due from banks (Interest-earning)	99,625	287	0.58%	147,842	271	0.37%
Loans	387,371	9,775	5.06%	369,748	10,250	5.57%
Unearned Income on Loans, net of costs	(1,109)			(1,554)

Total Interest Earning Assets	549,331	10,347	3.77%	585,426	10,877	3.72%

Cash and due from banks	1,742			2,921
Premises and Equipment	1,976			2,404
Other Assets	9,212			5,468

Total Assets	$562,261			$596,219

Interest Bearning Liabilites
NOW and Money Market accounts	$168,064	$547	0.65%	$155,601	$644	0.83%
Savings deposits	6,106	3	0.10%	6,597	3	0.09%
Time deposits	146,864	1,481	2.02%	206,649	2,286	2.21%
Other Borrowings	—	—	0.00%	5,000	127	5.08%
Junior Subordinated Debt	20,610	275	2.67%	20,619	217	2.10%

Total Interest Bearing Liabilities	341,644	2,306	1.35%	394,466	3,277	1.66%

Demand deposits	156,739			139,329
Other Liabilities	5,414			3,893
Shareholders' Equity	58,464			58,531

Total Liabilities and Shareholders' Equity	$562,261			$596,219

Net Interest Income		$8,041			$7,600

Net Interest Spread(2)			2.42%			2.06%
Net Interest Margin(3)			2.93%			2.60%
Average interest-earning assets as a percentage of average interest-bearning liabilites			160.79%			148.41%

(1)
Loan Def Fees and Costs were approximately $339,000 and $350,000 for the six months ended June 30, 2013 and 2012, respectivley. Nonaccrual loans have been included in the average balances for computation purposes, but the foregone interest of such loans is excluded.

(2)
Represents the weighted average yield on interest-earning assets less the weighted average cost of interest-bearing liabilities

(3)
Represents the net interest income (before provison for credit losses) as a percentage of average interest-earning assets.

Distribution, Yield and Rate Analysis of Net Interest Income

	For the Tweleve Months Ended December 31,
	2012			2011
	Average Balance	Interest Income/ Expense	Average Rate/Yield(1)	Average Balance	Interest Income/ Expense	Average Rate/Yield(1)
	(Dollars in Thdousands)
Interest Earning Assets:
Investment Securities
U.S. Treasury and U.S. Government Agencies	$25,503	309	1.21%	$22,965	$479	2.09%
Mortgage-backed securities	6,868	178	2.59%	7,876	304	3.86%
Others	3,901	39	1.00%	4,757	14	0.29%

Total Investment Securities	36,272	526	1.45%	35,598	797	2.24%
Federal fund sold	33,443	88	0.26%	45,067	125	0.28%
Due from banks (Interest-earning)	155,710	581	0.37%	63,600	298	0.47%
Loans	368,325	20,130	5.49%	418,777	23,951	5.74%
Unearned Income on Loans, net of costs	(1,670)			(1,329)

Total Interest Earning Assets	592,080	21,325	3.60%	561,713	25,171	4.48%

Cash and due from banks	2,853			1,888
Premises and Equipment	2,248			2,791
Other Assets	7,020			1,873

Total Assets	$604,201			$568,265

Interest Bearning Liabilites
NOW and Money Market accounts	$163,518	$1,213	0.74%	$131,541	$1,174	0.89%
Savings deposits	6,700	7	0.10%	6,396	6	0.09%
Time deposits	200,801	4,454	2.22%	214,495	5,711	2.66%
Other Borrowings	3,224	164	5.09%	8,023	1,045	13.03%
Junior Subordinated Debt	20,619	424	2.06%	20,619	391	1.90%

Total Interest Bearing Liabilities	394,862	6,262	1.59%	381,074	8,327	2.19%

Demand deposits	147,184			133,812
Other Liabilities	4,049			4,456
Shareholders' Equity	58,106			48,923

Total Liabilities and Shareholders' Equity	$604,201			$568,265

Net Interest Income		$15,063			$16,844

Net Interest Spread(2)			2.01%			2.29%
Net Interest Margin(3)			2.54%			3.00%
Average interest-earning assets as a percentage of average interest-bearning liabilites			149.95%			147.40%

(1)
Loan Def Fees and Costs were approximately $777,000 and $732,000 for the twelve months ended December 31, 2012 and 2011, respectively. Nonaccrual loans have been included in the average balances for computation purposes, but the foregone interest of such loans is excluded.

(2)
Represents the weighted average yield on interest-earning assets less the weighted average cost of interest-bearing liabilities

(3)
Represents the net interest income (before provison for credit losses) as a percentage of average interest-earning assets.

        The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities and the amount of change attributable to changes in average daily balances (volume) or changes in interest rates (rate). The variances attributable to both the volume and rate changes have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the changes in each:

Rate/Volume Analysis of Net Interest Income

	Six Months Ended June 30, 2013 vs. 2012			Year Ended December 31, 2012 vs. 2011
	Increases (Decreases) Due to Change In			Increases (Decreases) Due to Change In
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in Thousands)
Increase (decrease) in interest income:
Loans	$947	$(1,422)	$(475)	$(2,792)	$(1,029)	$(3,821)
Securities available-for-sale	59	(110)	(51)	10	(281)	(271)
Other interest-earning assets	(245)	241	(4)	324	(78)	246

Total interest income	761	(1,291)	(530)	(2,458)	(1,388)	(3,846)
(Increase) decrease in interest expense:
NOW and Money Market accounts	97	(194)	(97)	257	(218)	39
Savings deposits	—	—	—	—	1	1
Time deposits	(1,233)	428	(805)	(348)	(909)	(1,257)
Other borrowings	(127)	—	(127)	(436)	(445)	(881)
Junior subordinated debt	—	58	58	—	33	33

Total interest expense	(1,263)	292	(971)	(527)	(1,538)	(2,065)

Net interest income differential	$2,024	$(1,583)	$441	$(1,931)	$150	$(1,781)

Provision for Credit Losses

        Credit risk is inherent in the business of making loans. Saehan sets aside an allowance for loan losses through charges to net income. The charges are shown on the income statements as provision for credit losses, and specifically identifiable and quantifiable losses are immediately charged off against the allowance. The periodic provision for credit loss expense is a reflection of the needed balance in the allowance for loan losses. The procedures for monitoring the adequacy of the allowance, as well as detailed information concerning the allowance itself, are included below under "Allowance For Loan Losses."

        Management believes that Saehan maintained adequate balances of allowance for loan losses at December 31, 2012 and 2011, and June 30, 2013 and 2012, and that no additional provision for credit losses was needed for the years ended December 31, 2012 and 2011 and for first six months of 2013 and 2012 in light of improvements in credit quality.

Noninterest Income

        Saehan generates noninterest income primarily from gain on sale of SBA loans, service charges on deposit accounts, and other service charges and fees.

        Noninterest income totaled $2.9 million for the first six months of 2013 compared to $3.5 million for the same period in 2012. The decrease of $511,000 in noninterest income is primarily attributed to a $787,000 decrease in net gain on sale of securities and a $274,000 decrease in other income, partially offset by a $372,000 increase in net gain on sales of SBA loans and a $131,000 increase in services charges on deposits. Saehan received a $210,000 payment in a legal settlement and recorded it in other income during the second quarter of 2012.

        For the year ended December 31, 2012, Saehan recorded $6.9 million in noninterest income compared to $7.6 million for 2011 for a decrease of $0.7 million, or 9.1%. A $0.6 million reduction in net gains on sales of loans was more than offset by a $0.9 million increase in net gain on sale of securities. A net loss on sale of sales of OREO of $0.7 million in 2012 compared to a net gain in 2011 of $1.0 million resulted in a $1.6 million reduction in noninterest income for 2012 as compared to 2011.

Noninterest Expense

        Noninterest expense, which is comprised primarily of salaries and employee benefits, occupancy and equipment, data processing, professional services, FDIC insurance, OREO and other expenses, decreased $677,000, or 6.0%, to $10.5 million for the six months ended June 30, 2013, compared to $11.2 million for the six months ended June 30, 2012. Saehan's total noninterest expense decreased $0.8 million, or 3.7%, to $21.8 million in 2012, compared with $22.6 million in 2011.

        Salaries and employee benefits were up $785,000 and $1.1 million for the first six months of 2013 and for the year ended December 31, 2012, respectively. The increase for the first six months of 2013 and for the year 2012 was primarily due to an increase in the number of employees. The number of full-time equivalent employees increased from 132 at December 31, 2011 to 143 at June 30, 2012, to 151 at December 31, 2012 and June 30, 2013. Saehan hired additional marketing and loan underwriting personnel since December 31, 2011. The decrease in occupancy and equipment expenses was primarily due to new lease contracts for relocation of its headquarters in Los Angeles and moving its New York Loan Production Office to smaller space in January 2012 and March 2012, respectively.

        Professional services expense decreased 57.2% to $595,000 for the six months ended June 30, 2013, compared to $1.4 million for the six months ended June 30, 2012, and 23.6% to $1.8 million for the year ended 2012 from $2.4 million for 2011. The decrease in professional services expense is primarily due to improved asset quality and less loan workouts.

        FDIC assessment expense decreased $83,000, or 13.0%, to $556,000 for the six months ended June 30, 2013 from $639,000 for the same period in 2012, and decreased $232,000, or 15.0%, to $1.3 million for the year ended 2012 from $1.5 million for 2011. The decrease in FDIC assessment expense is primarily due to an improved regulatory risk rating and the termination of the Consent Order with the regulators.

        Noninterest expenses reflect the direct expenses and related administrative expenses associated with staffing, maintaining and operating the branch facilities. Saehan's ability to control noninterest expenses in relation to asset growth can be measured in terms of noninterest expenses as a percentage of average interest-earning assets. Annualized noninterest expenses measured as a percentage of average interest-earning assets was 3.83% for the first six months of 2013 and 2012, and 3.67% and 4.02% for the years ended December 31, 2012 and 2011, respectively.

        The following table sets forth the breakdown of noninterest expense for the periods indicated:

Noninterest Expense

	For the Six Months Ended June 30,				For the Years Ended December 31,
	2013		2012		2012		2011
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
			(Dollars in Thousands)
Salaries and employee benefits	$5,445	52%	$4,659	42%	$9,814	45%	$8,716	39%
Occupancy and equipment	1,961	19%	1,591	14%	3,938	18%	4,547	20%
Professional services	595	6%	1,391	12%	1,805	8%	2,361	10%
Data processing fees	391	4%	416	4%	857	4%	839	4%
Directors' compensation	120	1%	115	1%	227	1%	201	1%
Business development expenses	244	2%	236	2%	540	3%	510	2%
Supplies and communication	235	2%	262	2%	510	2%	496	2%
FDIC assessment	556	5%	639	6%	1,316	6%	1,549	7%
OREO expenses	105	1%	230	2%	213	1%	571	3%
Provision for OREO valuation allowance	—	0%	—	0%	125	1%	885	4%
Other operating expenses	875	8%	1,664	15%	2,408	11%	1,924	8%

Total noninterest expense	$10,527	100%	$11,203	100%	$21,753	100%	$22,599	100%

As a percentage of average total interest-earning assets		3.83% (1)		3.83% (1)		3.67%		4.02%

Efficiency ratio		95.81%		101.33%		99.19%		92.63%

(1)
Annualized

Provision for Income Taxes

        As of December 31, 2012, after the consideration of the reduction to pre-transaction net operating loss carryforwards due to the Section 382 limitation, Saehan had net operating loss carryforwards of $44.4 million and $51.7 million for federal and state income tax purposes, respectively, which will begin to expire in 2029 for federal tax purposes and in 2028 for state tax purposes, if unused. Thus, only a $3,000 provision for income taxes was necessary for the six months ended June 30, 2013 and 2012 and for the full year 2012. For the full year 2011, a $109,000 benefit for income taxes was recognized.

        As of December 31, 2012 and 2011, Saehan has recorded $26.8 million and $26.1 million, respectively, for a deferred tax asset valuation allowance due to the uncertainty of being able to utilize the net deferred tax assets of $26.8 million and $26.1 million, respectively. The valuation allowance may be reversed in future years to the extent that the related deferred tax assets are realized or the valuation allowance is otherwise no longer required.

Market Risk/Interest Rate Risk Management

        Market risk is the risk of loss from adverse changes in market prices and rates. Saehan's market risk arises primarily from interest rate risk inherent in its lending, investment and deposit taking activities. Saehan's profitability is affected by fluctuations in interest rates. A sudden and substantial change in interest rates may adversely impact Saehan's earnings to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent or on the same basis. To that end, Management actively monitors and manages its interest rate risk exposure.

        Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the objective of Saehan to control risks associated with interest rate movements. In general, Management's strategy is to match asset and liability balances within maturity categories to limit Saehan's exposure to earnings variations and variations in the value of assets and liabilities as interest rates change over time.

        Interest Rate Risk.    Interest rate risk occurs when assets and liabilities re-price at different times as interest rates change. Generally speaking, the rates of interest that Saehan earns on its assets, and pays on its liabilities, are established contractually for specified periods of time. Market interest rates change over time and if a financial institution cannot quickly adapt to interest rate changes, it may be exposed to volatility in earnings. For instance, if Saehan were to fund long-term fixed rate assets with short-term variable rate deposits, and interest rates were to rise over the term of the assets, the short-term variable rate deposits would rise in cost, adversely affecting net interest income. Similar risks exist when rate sensitive assets (for example, prime rate-based loans) are funded by longer-term fixed rate liabilities in a falling interest rate environment.

        In the management of interest rate risk, Saehan utilizes the following measurement techniques: quarterly gap analysis, and quarterly simulation modeling to determine the sensitivity of net interest income and the economic value sensitivity of the balance sheet. These techniques are complementary and are used to provide a more accurate measurement of interest rate risk.

        Gap analysis measures the repricing mismatches between assets and liabilities. The interest rate sensitivity gap is determined by subtracting the amount of liabilities from the amount of assets that reprice during a particular time interval. A liability sensitive position results when more liabilities than assets reprice or mature within a given period. Conversely, an asset sensitive position results when more assets than liabilities reprice within a given period. As of June 30, 2013, Saehan was asset sensitive, with a cumulative interest rate sensitivity one-year gap of $73.4 million or 13.37% of total assets and 14.13% of interest-earning assets. As Saehan's assets tend to reprice more frequently than its liabilities over a one year horizon, Saehan will realize higher net interest income in a rising rate environment and lower net interest income in a falling rate environment.

        The following table sets forth the interest rate sensitivity of Saehan's interest-earning assets and interest-bearing liabilities as of June 30, 2013 using the interest rate sensitivity gap ratio. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within its contractual terms. Actual payment patterns may differ from contractual payment patterns.

Interest Rate Sensitivity Analysis

	As of June 30, 2013 Amounts Subject to Repricing Within
	0 - 3 Months	3 - 12 Months	1 - 5 Years	After 5 Years	Non-Rate sensitive	Total
	(Dollars in Thousands)
Assets
Cash and due from banks	$34,184	$—	$—	$—	$13,275	$47,459
Federal funds sold	14,245	—	—	—	—	14,245
Interest-earning time deposits with other financial institutions	6,250	9,266	20,250	—	—	35,766
Securities available-for-sale	442	1,170	27,975	8,608	79	38,274
Loans receivable, net	124,919	61,032	128,962	94,611	(14,785)	394,739
Loans hed for sale, at the lower of cost or fair value	1,955	—	—	—	—	1,955
Other assets					16,333	16,333

Total assets	$181,995	$71,468	$177,187	$103,219	$14,902	$548,771

Liabilities
Demand deposits	$—	$—	$—	$—	$162,494	$162,494
Interest-bearing demand deposits	40	120	640	681	—	1,481
Savings and money market deposits	1,512	37,766	115,285	19,819	—	174,382
Time deposits	19,586	100,451	6,162	—	—	126,199
Other borrowings	—	—	—	—	—	—
Junior Subordinated Debenture	20,619	—	—	—	—	20,619
Noninterest-bearing liabilities	—	—	—	—	5,632	5,632
Shareholders' equity	—	—	—	—	57,964	57,964

Total liabilities and shareholders' equity	$41,757	$138,337	$122,087	$20,500	$226,090	$548,771

Interest rate sensitivity gap	$140,238	$(66,869)	$55,100	$82,719	$(211,188)	$—
Cumulative interest rate sensitivity gap	$140,238	$73,369	$128,469	$211,188	$—
As a percentage of total assests:
Interest rate sensitivity gap	25.55%	-12.19%	10.04%	15.07%	-38.48%
Cumulative interest rate sensitivity gap	25.55%	13.37%	23.41%	38.48%	0.00%
As a percentage of interest-earning assets:
Cumulative interest rate sensitivity gap	27.01%	14.13%	24.75%	40.68%	0.00%

Liquidity and Capital Resources

        Liquidity.    Liquidity is Saehan's ability to maintain sufficient cash flow to meet deposit withdrawals and loan demands and to take advantage of investment opportunities as they arise. Saehan's principal sources of liquidity have been growth in deposits, proceeds from the maturity of securities, and prepayments from loans. To supplement its primary sources of liquidity, Saehan maintains contingent funding sources, which include unsecured borrowing arrangement with Federal Home Loan Bank and Federal Reserve Bank advance lines. At June 30, 2013, Saehan had borrowing capacity of $58.3 million and $36.1 million at the Federal Home Loan Bank and the Federal Reserve Bank, respectively. There were no amounts outstanding under these arrangements at June 30, 2013.

        Capital Resources.    Shareholders' equity as of June 30, 2013 was $58.0 million, compared to $58.5 million and $58.6 million as of December 31, 2012 and 2011, respectively. The slight decrease in shareholders' equity is primarily attributable to decreases in net unrealized gains on securities classified as available-for-sale from December 31, 2011 to December 31, 2012 and further decreasing to a net unrealized loss as of June 30, 2013. Saehan is committed to maintaining capital at a level sufficient to assure shareholders, customers and regulators that Saehan is financially sound and able to support its growth from its retained earnings. Saehan is subject to risk-based capital regulations adopted by the federal banking regulators. These guidelines are used to evaluate capital adequacy and are based on an institution's asset risk profile and off-balance sheet exposures. The risk-based capital guidelines assign risk weightings to assets both on and off-balance sheet and place increased emphasis on common equity. According to the regulations, institutions whose Tier I capital risk based capital ratio, total risk based capital ratio and leverage ratio meet or exceed 6%, 10%, and 5%, respectively, are deemed to be "well capitalized." Based on these guidelines, Saehan's Tier 1 and total risk based capital ratios as of June 30, 2013 were 18.8% and 20.1%, respectively, compared to 20.9% and 22.4%, respectively, as of December 31, 2012; and 18.7% and 20.2%, respectively as of December 31, 2011. Saehan's leverage ratios were 14.6% as of June 30, 2013, compared to 12.8% and 13.7% as of December 31, 2012 and 2011, respectively. All of Saehan's capital ratios were above the minimum regulatory requirements for a "well capitalized" institution.

        In July 2013, the Federal banking regulators approved a final rule to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision, commonly called Basel III, and to address relevant provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act). The final rule strengthens the definition of regulatory capital, increases risk-based capital requirements, makes selected changes to the calculation of risk-weighted assets, and adjusts the prompt corrective action thresholds. Community banking organizations, such as Saehan Bancorp and Saehan Bank, become subject to the new rule on January 1, 2015 and certain provisions of the new rule will be phased in over the period of 2015 through 2019.

        The final rule:

  •
  Permits banking organizations that had less than $15 billion in total consolidated assets as of December 31, 2009, or were mutual holding companies as of May 19, 2010, to include in Tier 1 capital trust preferred securities and cumulative perpetual preferred stock that were issued and included in Tier 1 capital prior to May 19, 2010, subject to a limit of 25% of Tier 1 capital elements, excluding any non-qualifying capital instruments and after all regulatory capital deductions and adjustments have been applied to Tier 1 capital.

  •
  Establishes new qualifying criteria for regulatory capital, including new limitations on the inclusion of deferred tax assets and mortgage servicing rights.

  •
  Requires a minimum ratio of common equity Tier 1 capital to risk-weighted assets of 4.5%.

  •
  Increases the minimum Tier 1 capital to risk-weighted assets ratio requirement from 4% to 6%.

  •
  Retains the minimum total capital to risk-weighted assets ratio requirement of 8%.

  •
  Establishes a minimum leverage ratio requirement of 4%.

  •
  Retains the existing regulatory capital framework for 1-4 family residential mortgage exposures.

  •
  Permits banking organizations that are not subject to the advanced approaches rule, such as Saehan Bancorp and Saehan Bank, to retain, through a one-time election, the existing treatment for most accumulated other comprehensive income, such that unrealized gains and losses on securities available for sale will not affect regulatory capital amounts and ratios.

  •
  Implements a new capital conservation buffer requirement for a banking organization to maintain a common equity capital ratio more than 2.5% above the minimum common equity Tier 1 capital, Tier 1 capital and total risk-based capital ratios in order to avoid limitations on capital distributions, including dividend payments, and certain discretionary bonus payments. The capital conservation buffer requirement will be phased in beginning on January 1, 2016 at 0.625% and will be fully phased in at 2.50% by January 1, 2019. A banking organization with a buffer of less than the required amount would be subject to increasingly stringent limitations on such distributions and payments as the buffer approaches zero. The new rule also generally prohibits a banking organization from making such distributions or payments during any quarter if its eligible retained income is negative and its capital conservation buffer ratio was 2.5% or less at the end of the previous quarter. The eligible retained income of a banking organization is defined as its net income for the four calendar quarters preceding the current calendar quarter, based on the organization's quarterly regulatory reports, net of any distributions and associated tax effects not already reflected in net income.

  •
  Increases capital requirements for past-due loans, high volatility commercial real estate exposures, and certain short-term commitments and securitization exposures.

  •
  Expands the recognition of collateral and guarantors in determining risk-weighted assets.

  •
  Removes references to credit ratings consistent with the Dodd Frank Act and establishes due diligence requirements for securitization exposures.

        Saehan's management is currently evaluating the provisions of the final rule and their expected impact on Saehan.

Contractual Obligations

        As of December 31, 2012, Saehan had contractual obligations for the following payments, by type and period due:

Contractual Obligations-Payments Due by Period:

	(Dollars in Thousands)
	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	Over 5 Years
Junior Suboridinated Debenture	$20,619	$—	$—	$—	$20,619
Operating lease obligations	8,157	2,235	3,499	1,955	468

Total	$28,776	$2,235	$3,499	$1,955	$21,087

Impact of Inflation

        The impact of inflation on a financial institution differs significantly from such impact on other companies. Banks, as financial intermediaries, have assets and liabilities that tend to move in concert with inflation both as to interest rates and value. A bank can reduce the impact of inflation if it can manage its interest rate sensitivity gap. Saehan attempts to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income and therefore its earnings and capital. See "—Market Risk/Interest Rate Risk Management." Inflation has been moderate for the last several years and has had little or no effect on the financial condition and results of operations of Saehan during the periods covered in this proxy statement.

 Financial Condition

Summary

        Total assets were $548.8 million as of June 30, 2013, compared to $602.5 million and $576.6 million as of December 31, 2012 and 2011, respectively, representing an increase from year-end 2011 to year-end 2012 of $26.0 million, or 4.5%, and a decrease during the first six months of 2013 of $53.7 million, or 8.9%. Total loans, net of allowance for loan losses, increased to $394.7 million as of June 30, 2013, compared to $347.9 million and $362.9 million as of December 31, 2012 and 2011, respectively, representing a decrease from year-end 2011 to year-end 2012 of $15.0 million, or 4.1%, and an increase during the first six months of 2013 of $46.8 million, or 13.5%. Total deposits were $464.6 million as of June 30, 2013, compared to $518.8 million and $488.5 million as of December 31, 2012 and 2011, respectively, representing an increase from year-end 2011 to year-end 2012 of $30.3 million, or 6.2%, and a decrease during the first six months of 2013 of $54.2 million, or 10.5%.

Investment Portfolio

        The main objectives of Saehan's investment portfolio are to support a sufficient level of liquidity while providing means to manage the interest rate risk, and to generate an adequate level of interest income without taking undue risks. The portfolio of investment securities consists primarily of U.S. Treasuries, U.S. government agencies, mortgage-backed securities, and FNMA preferred stock. Saehan carries its entire securities portfolio as available-for-sale securities.

        The following table summarizes the amortized cost, fair value and distribution of Saehan's investment securities as of the dates indicated:

Investment Portfolio

	As of June 30,				As of December 31,
	2013		2012		2012		2011
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollars in Thousands)
Available for Sale:
Treasury note	$1,152	$1,152	$—	$—	$1,152	$1,152	$—	$—
U.S. government-sponsored agency securities	27,990	27,577	22,994	23,023	30,985	31,127	12,479	13,004
Mortgage-backed securities	9,886	9,465	4,256	4,388	3,450	3,489	9,759	10,127
FNMA preferred stock	4	80	4	23	3	29	3	20

Total	$39,032	$38,274	$27,254	$27,434	$35,590	$35,797	$22,241	$23,151

        At June 30, 2013 the fair value of securities available for sale totaled $38.3 million, an increase of $10.8 million, or 39.5%, from $27.4 million at June 30, 2012. The fair value of securities increased by $12.6 million, or 54.6%, from $23.2 million at December 31, 2011 to $35.8 million at December 31, 2012. The increase in securities from December 31, 2011 to December 31, 2012 is primarily due to management's conscious effort to reduce lower yielding overnight federal funds sold and increase interest income.

        The available-for-sale securities portfolio had a net unrealized loss of $758,000 at June 30, 2013 compared to net unrealized gains of $180,000 at June 30, 2012 and $207,000 and $910,000 at December 31, 2012 and 2011, respectively. The net unrealized gain or loss on available-for-sale securities is excluded from net income and reported as an amount net of taxes as a separate component of accumulated other comprehensive income or loss included in shareholders' equity.

        On a quarterly basis, Saehan makes an assessment to determine whether there has been any credit or economic events to indicate that a security with an unrealized loss in the investment portfolio is impaired on an other-than-temporary basis. Saehan considers many factors including the severity and duration of the impairment, the intent and ability for Saehan to hold the security for a period of time sufficient for full recovery in value, recent downgrades in external credit ratings and other current events specific to the issuer or industry.

        The following table summarizes, as of June 30, 2013, the maturity characteristics of the investment portfolio, by investment category. Expected remaining maturities may differ from remaining contractual maturities because obligors may have the right to prepay certain obligations with or without penalties.

	Within One Year		After One But Within Five Years			After Five But Within Ten Years		After Ten Years		Total
	Amount	Yield	Amount		Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in Thousands)
Available for Sale:
Treasury note	$1,152	0.10%	$			$—	—	$—	—	$1,152	0.10%
U.S. government-sponsored agency securities	—	—		25,637	0.93%	1,940	1.30%	—	—	27,577	0.96%
Mortgage-backed securities	459	4.00%		2,338	1.74%	—	—	6,668	2.59%	9,466	2.45%
FNMA preferred stock								80	—	80	0.00%

Total	$1,611	1.21%		$27,975	1.00%	$1,940	1.30%	$6,748	2.56%	$38,275	1.30%

Loan Portfolio

        Saehan's loan portfolio represents the largest single portion of invested assets, substantially greater than the investment portfolio or any other asset placement category. The quality and diversification of Saehan's loan portfolio are important considerations when reviewing Saehan's results of operations.

        Total loans, net of allowance for loan losses, increased to $394.7 million as of June 30, 2013, compared to $347.9 million and $362.9 million as of December 31, 2012 and 2011, respectively, representing a decrease from year-end 2011 to year-end 2012 of $15.0 million, or 4.1%, and an increase during the first six months of 2013 of $46.8 million, or 13.5%. The decrease from year-end 2011 to year-end 2012 was primarily a result of soft loan demand and management's conscious effort to reduce problem loans. The economic environment has impacted the ability of borrowers to repay outstanding loans and has impacted the value of real estate and other collateral securing loans which has had a negative impact on the origination of quality loans. Since the beginning of 2013, the value of real estate and the economy in general started to show improvements and the demand for new loans has increased in 2013.

        The following table sets forth the composition of Saehan's loan portfolio as of the dates indicated:

	As of June 30,				As of December 31,
	2013		2012		2012		2011
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in Thousands)
Commercial	$44,031	10.75%	$65,181	17.70%	$52,710	14.51%	$82,279	21.56%
Commercial real estate	363,108	88.67%	298,979	81.17%	307,626	84.65%	292,262	76.57%
Consumer
Equity	461	0.11%	782	0.21%	626	0.17%	1,613	0.42%
Auto	—	0.00%	13	0.01%	4	0.00%	279	0.07%
Personal	1,924	0.47%	3,362	0.91%	2,425	0.67%	5,271	1.38%

Total gross loans	409,524	100.00%	368,316	100.00%	363,391	100.00%	381,704	100.00%

Net deferred loans fees	(1,850)		(1,676)		(1,974)		(1,597)

Total loans	407,674		366,640		361,417		380,107
Less allowance for loan losses	(12,935)		(15,808)		(13,507)		(17,221)

Loans, net	$394,739		$350,832		$347,910		$362,886

Off-Balance Sheet Commitments.

        During the ordinary course of business, Saehan will provide various forms of credit lines to meet the financing needs of its customers. These commitments to provide credit represent an obligation of Saehan to its customers which is not represented in any form within the balance sheets of Saehan. These commitments represent a credit risk to Saehan.

        The effect on Saehan's revenues, expenses, cash flows and liquidity from the unused portion of the commitments to provide credit cannot be reasonably predicted because there is no guarantee that the lines of credit will ever be used.

        The following table shows the outstanding financial commitments whose contractual amount represents credit risk for the dates indicated:

	June 30, 2013	December 31, 2012
	(Dollars in Thousands)
Commitments to extend credit	$7,000	$11,052
Letters of credit	2,153	2,408

	$9,153	$13,460

        For more information regarding Saehan's off-balance sheet arrangements, see Note 16 to Saehan's audited consolidated financial statements located elsewhere herein.

Loan Maturities and Sensitivity to Changes in Interest Rates.

        The following table shows the maturity distribution and repricing intervals of Saehan's outstanding loans as of June 30, 2013. In addition, the table shows the distribution of such loans between those with variable or floating interest rates and those with fixed or predetermined interest rates. The table includes nonaccrual loans of $5.8 million, and excludes unearned income and deferred fees totaling $1.9 million.

Loan Maturities and Repricing Schedule

	As of June 30, 2013 (Dollars in Thousands)
	Within One Year	After One But Within Five Year	After Five Years	Total
Commercial real estate	$107,210	$176,889	$79,009	$363,108
Commercial and industrial	29,709	11,759	2,563	44,031
Consumer
Equity	366	95	—	461
Personal	933	991	—	1,924

Total gross loans before net deferred loan fees	$138,218	$189,734	$81,572	$409,524

Repricing:
Loans with variable (folating) interest rates	$174,019	$48,616	$8,132	$230,767
Loans with predetermined (fixed) interest rates	11,932	80,346	86,479	178,757

	$185,951	$128,962	$94,611	$409,525

Nonperforming Assets

        Nonperforming assets are comprised of loans on nonaccrual status, loans 90 days or more past due but not on nonaccrual status, loans restructured where the terms of repayment have been renegotiated resulting in a reduction or deferral of interest or principal, and OREO (Other Real Estate Owned). Management generally places loans on nonaccrual status when they become 90 days past due, unless they are both fully secured and in process of collection. Loans may be restructured by Management when a borrower has experienced some change in financial status causing an inability to meet the original repayment terms, where Saehan believes the borrower will eventually overcome those circumstances and repay the loan in full. OREO consists of real property acquired through foreclosure or similar means that Management intends to offer for sale.

        Management's classification of a loan as nonaccrual or restructured is an indication that there is reasonable doubt as to the full collectability of principal or interest on the loan. At this point, Saehan stops recognizing income from the interest on the loan and reverses any uncollected interest that had been accrued but unpaid. If the loan deteriorates further due to a borrower's bankruptcy or similar financial problems, unsuccessful collection efforts or a loss classification by regulators or auditors, the remaining balance of the loan is then charged off. These loans may or may not be collateralized, but collection efforts are continuously pursued.

        Nonperforming loans as a percentage of total loans were 1.93%, 2.19% and 5.35% as of June 30, 2013, December 31, 2012 and December 31, 2011, respectively. Saehan had nonperforming loans totaling $7.9 million and $8.0 million as of June 30, 2013 and December 31, 2012, respectively, compared to $20.4 million as of December 31, 2011. Nonperforming loans at year-end 2011 was a result of the economic downturn and a reduction in real estate collateral values. Nonperforming assets consist of nonperforming loans and OREO. When appropriate or necessary to protect Saehan's interest, real estate taken as collateral on a loan may be taken by Saehan through foreclosure or a deed in lieu of foreclosure. Real property acquired in this manner is known as "other real estate owned" ("OREO"). The OREO is carried on Saehan's books as an asset, at the lesser of recorded investment or the fair value less estimated costs to sell. Saehan periodically revalues the OREO properties and charges other expenses for any further write-downs. Saehan had OREO of $5.8 million, $2.9 million and $5.6 million as of June 30, 20013, December 31, 2012 and December 31, 2011, respectively.

        At least quarterly, or more frequently if warranted, loans which have been identified as impaired are reviewed to determine the fair value of the real estate collateral, and Saehan charges-off the portions of such loans considered uncollectible based upon this analyses.

        The following table provides information with respect to the components of Saehan's nonperforming assets as of the dates indicated:

	2013	2012	2012	2011
	(Dollars in Thousands)
Non-accrual loans:
Commercial	$2,320	$1,172	$1,154	$1,023
Commercial real estate	3,311	8,609	3,994	15,784
Consumer
Equity	167	196	—	325
Auto	—	—	—	5
Personal	—	99	184	109

Total non-accrual loans	$5,798	$10,076	$5,332	$17,246

Restructured loans on accrual status:
Commercial	$—	$32	$—	$47
Commercial real estate	2,101	3,086	2,141	3,128
Consumer
Equity	—	—	—	—
Auto	—	—	—	—
Personal	—	—	—	—

Total restructured loans on accrual status	$2,101	$3,118	$2,141	$3,175

Loans past due 90 days or more and still accruing	—	—	494	—

Total nonperforming loans	$7,899	$13,194	$7,967	$20,421

Other real estate owned	5,849	2,176	2,899	5,609

Total nonperforming assets	$13,748	$15,370	$10,866	$26,030

Nonperforming loans as a percentage of total loans	1.93%	3.58%	2.19%	5.35%
Nonperforming assets as a percentage of total loans and other real estate owned	3.31%	4.15%	2.97%	6.72%
Allowance for loan losses as a percentage of nonperforming loans	163.75%	119.81%	169.54%	84.33%

Allowance For Loan Losses

        The allowance for loan losses reflects management's judgment of the level of allowance adequate to provide for probable incurred losses inherent in the loan portfolio as of the balance sheet date. On a quarterly basis, Saehan assesses the overall adequacy of the allowance for loan losses, utilizing a disciplined and systematic approach which includes an individual analysis of specific categories of loans, specific categories of classified loans and individual classified loans. The adequacy of the allowance is determinable only on an approximate basis, since estimates as to the magnitude and timing of loan losses are not predictable because of the impact of external events.

        The allowance for loan losses, which is charged against operating expense, is based upon relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy and credit documentation plus an amount for other factors that, in management's judgment, deserve recognition in estimating probable incurred loan losses. These factors include, but not limited to, historical charge-offs; estimated future loss in all significant loans; credit concentrations; certain classes or composition of loans; trends in the portfolio; delinquencies and nonaccruals; economic factors; and the experience of management.

Allowance for Loan Losses

	For the six months ended June 30,		For the year ended December 31,
	(Dollars in Thousands)
	2013	2012	2012	2011
Balances:
Average loans outstanding during period	$387,371	$369,748	$368,325	$418,777
Total loans outstanding at the end of period	$409,524	$368,318	$363,391	$381,704
Allowance for credit losses:
Balance at beginning of period	$13,507	$17,221	$17,221	$26,185
Charge offs:
Commercial	846	1,400	1,244	5,965
Commercial real estate	752	1,053	4,413	7,992
Consumer
Equity		96	95	163
Auto		3	4	21
Personal			—	191

Total charge-offs	1,598	2,552	5,756	14,332

Recoveries:
Commercial	813	885	1,479	1,634
Commercial real estate	212	225	525	3,671
Consumer
Equity	—	—	—	—
Auto	1	29	38	43
Personal		—	—	20

Total recoveries	1,026	1,139	2,042	5,368

Net charge-offs/(recoveries)	572	1,413	3,714	8,964

Provision for credit losses	—	—	—	—

Balance at the end of period	$12,935	$15,808	$13,507	$17,221

Selected Ratios:
Net loan charge-offs as a percentage of:
Average total loans during period	0.15%	0.38%	1.01%	2.14%
Total loans at end of period	0.14%	0.38%	1.02%	2.35%
Provision for credit losses	0.00%	0.00%	0.00%	0.00%
Ending Allowance for loan losses as a percentage of:
Average total loans during period	3.34%	4.28%	3.67%	4.11%
Total loans at end of period	3.16%	4.29%	3.72%	4.51%
Total nonperforming loans at end of period	163.75%	119.81%	169.54%	84.33%
        Saehan continuously monitors the quality of its loans held in portfolio and maintains an allowance for loan losses which Management believes is sufficient to absorb losses inherent in the loans held in its portfolio. At June 30, 2013, the allowance for loan losses was $12.9 million, which represented 3.16% of loans held in its portfolio. The allowance for loan losses decreased $572,000 to $12.9 million at June 30, 2013 from $13.5 million at December 31, 2012 and decreased $3.7 million to $13.5 million at December 31, 2012 from $17.2 million at December 31, 2011. The decreases are due primarily to decreases in classified loans between periods. Saehan had net charge-offs of $572,000 for the first six months of 2013 compared to $1.4 million for the same period in 2012, and $3.7 million for the year ended December 31, 2012 compared to $9.0 million for 2011.

        Management is committed to maintaining the allowance for loan losses at a level that is considered to be commensurate with estimated and known risks in the portfolio. Although the adequacy of the allowance is reviewed quarterly, management performs an ongoing assessment of the risks inherent in the portfolio. Real estate is the principal collateral for Saehan's loans. As of June 30, 2013, management believed the allowance to be adequate based on its assessment of the estimated and known risks in the portfolio. However, no assurance can be given that economic conditions which adversely affect our service areas or other circumstances will not be reflected in increased provisions or credit losses in the future.

        The following table provides a breakdown of the allowance for loan losses by category as of the dates indicated:

Allocation of Allowance for Loan Losses

	As of June 30,				As of December 31,
	2013		2012		2012		2011
	Amount	% of Loans in Category to Total Loans	Amount	% of Loans in Category to Total Loans	Amount	% of Loans in Category to Total Loans	Amount	% of Loans in Category to Total Loans
	(Dollars in Thousands)
Commercial	$2,289	10.75%	$4,077	17.70%	$3,124	14.51%	$6,450	21.56%
Commercial real estate	10,563	88.67%	11,500	81.17%	10,297	84.65%	10,381	76.57%
Consumer
Equity	38	0.11%	84	0.21%	14	0.17%	47	0.42%
Auto	—	0.00%	—	0.01%	—	0.00%	1	0.07%
Personal	45	0.47%	147	0.91%	72	0.67%	342	1.38%

Total allowance for loan losses	$12,935	100.00%	$15,808	100.00%	$13,507	100.00%	$17,221	100.00%

Total loans	409,524		368,317		363,391		381,704

Deposits

        Deposits are Saehan's primary source of funds. Total deposits as of June 30, 2013 were $464.6 million, compared to $518.8 million and $488.5 million as of December 31, 2012 and 2011, respectively. Total average deposits decreased $30.4 million, or 6.0%, to $477.8 million at June 30, 2013 from $508.2 million at June 30, 2012. The decrease of average deposits is primarily a result of a $60.3 million reduction in brokered deposits. Brokered deposits of $50.0 million and $10.3 million were redeemed in March 2013 and April 2013, respectively. As of June 30, 2013, Saehan had $29.8 million of brokered funds on deposits. For the year ended December 31, 2012, total average deposits increased $32.0 million, or 6.6%, to $518.2 million from $486.2 million for the year ended December 31, 2011.

        The following tables summarize the distribution of average daily deposits and the average daily rates paid for the periods indicated:

	For the Six Months Ended June 30,				For the Years Ended December 31,
	2013		2012		2012		2011
	Average Balance	Average Rate(1)	Average Balance	Average Rate(1)	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in Thousands)
Demand, noninterest-bearing	$156,739	0.00%	$139,329	0.00%	$147,184	0.00%	$133,812	0.00%
NOW and Money Market accounts	168,064	0.65%	155,601	0.83%	163,518	0.74%	131,541	0.89%
Savings deposits	6,106	0.10%	6,597	0.09%	6,700	0.10%	6,396	0.09%
Time certificates of deposit in denomination of $100,000 or more	106,513	2.38%	137,742	2.65%	139,504	2.62%	144,641	3.14%
Other time certificates of deposit	40,351	1.12%	68,907	1.36%	61,297	1.28%	69,854	1.68%

Total deposits	$477,773	0.85%	$508,176	1.15%	$518,203	1.09%	$486,244	1.42%

(1)
Annualized

        As indicated in the above chart, average non-interest bearing deposits increased $17.4 million, or 12.5%, from $139.3 million at June 30, 2012 to $156.7 million at June 30, 2013. Average NOW and money market deposits also increased $12.5 million, or 8.0%, to $168.1 million at June 30, 2013 from $155.6 million at June 30, 2012.

        For the year ended December 31, 2012, average non-interest-bearing deposits increased 10.0% or $13.4 million, to a balance of $147.2 million. At the same time, average NOW and money market deposits increased $32.0 million, or 24.3%, to $163.5 million at December 31, 2012 from $131.5 million at December 31, 2011. Total average time deposits decreased $13.7 million, or 6.4%, from a $214.5 million at December 31, 2011 to $200.8 million at December 31, 2012. The significant increase in average non-interest-bearing and NOW and money market deposits primarily was due to Saehan's emphasis on the growth of core deposits.

        The following table sets forth the scheduled maturities of Saehan's time deposits in denominations of $100,000 or greater as of the dates indicated:

Maturities of Time Deposits of $100,000 or More

	June 30, 2013	December 31, 2012
	(Dollars in Thousands)
Six months or less	$16,233	$95,436
Over six months through twelve months	71,028	10,309
Over twelve months	5,920	31,179

Total	$93,181	$136,924

LEGAL MATTERS

        The validity of the Wilshire common stock to be issued in connection with the merger will be passed upon for Wilshire by Hunton & Williams LLP. Certain U.S. federal income tax consequences relating to the merger may also be passed upon for Wilshire by Hunton & Williams LLP and for Saehan by Katten Muchin Rosenman LLP.

EXPERTS

Wilshire

        The consolidated financial statements of Wilshire Bancorp, Inc. as of December 31, 2012, and for the year then ended incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The 2011 consolidated financial statements (before the effects of the adjustments to retrospectively apply the adoption of ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (ASU 2011-05)) (not separately presented) incorporated in this proxy statement/prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. The retrospective adjustments to the 2011 consolidated financial statements have been audited by Crowe Horwath LLP. The 2011 consolidated financial statements incorporated in this proxy statement/prospectus by reference have been so incorporated in reliance upon the reports of Deloitte & Touche LLP and Crowe Horwath LLP, given upon their authority as experts in accounting and auditing.

Saehan

        The consolidated financial statements of Saehan Bancorp as of December 31, 2012 and 2011 and for each of the years then ended included in this proxy statement/prospectus have been so included in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATTERS

        No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

SHAREHOLDER PROPOSALS

        If a shareholder of Wilshire intends to present a shareholder proposal at Wilshire's 2014 annual meeting, the proposal must have been received by Wilshire's secretary no later than December 20, 2013 to be eligible for inclusion in Wilshire's proxy statement and form of proxy for that meeting. Such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, Wilshire's articles of incorporation and bylaws and California law.

        If a shareholder of Wilshire intends to nominate a person for election as a director of Wilshire, notice of such nomination shall be delivered to the Secretary of Wilshire not less than 60 nor more than 90 days prior to the date of the annual meeting. However, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. The notice shall contain the information required by Wilshire's Bylaws.

 WHERE YOU CAN FIND MORE INFORMATION

Wilshire

        Wilshire has filed with the SEC a registration statement under the Securities Act that registers the distribution to Saehan shareholders of the shares of Wilshire common stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Wilshire in addition to being a proxy statement for Saehan shareholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Wilshire and Wilshire common stock.

        You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Wilshire, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Wilshire with the SEC are also available at Wilshire's website at http://www.wilshirebank.com. The web addresses of the SEC and Wilshire are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

        The SEC allows Wilshire to incorporate by reference information in this proxy statement/prospectus. This means that Wilshire can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that Wilshire previously filed with the SEC. They contain important information about the companies and their financial condition.

Wilshire SEC Filings (SEC File No. 001-50923; CIK No. 0001285224)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2012, filed on March 14, 2013
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2013, filed on May 1, 2013 Quarter ended June 30, 2013, filed on August 2, 2013
Current Reports on Form 8-K or 8-K/A

Filed on March 28, 2013, June 3, 2013, June 5, 2013, June 13, 2013, July 1, 2013, July 15, 2013, August 5, 2013, September 10, 2013, September 11, 2013, September 27, 2013 and October 1, 2013 (other than those portions of the documents not deemed to be filed)

Definitive Proxy Statement on Schedule 14A	Filed on April 19, 2013

The description of Wilshire common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions

Registration Statement on Form 8-A filed on August 31, 2004, and any amendment or report filed subsequent thereto for the purpose of updating such description.

        In addition, Wilshire also incorporates by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Saehan special meeting. All documents that Wilshire files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this proxy statement/prospectus is a part and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this proxy statement/prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless expressly incorporated into this proxy statement/prospectus, information furnished under Items 2.02 and 7.01 on a Current Report on Form 8-K, and the exhibits furnished pursuant thereto, shall not be incorporated by reference into this proxy statement/prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this proxy statement/prospectus, except as so modified or superseded.

        Wilshire has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Wilshire, as well as all pro forma financial information, and Saehan has supplied all information relating to Saehan.

        Documents incorporated by reference are available from Wilshire without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the company at the following addresses:

Wilshire Bancorp, Inc.
3200 Wilshire Blvd.
Los Angeles, California 90010
Attention: Secretary
Telephone: (213) 387-3200

        Saehan shareholders requesting documents must do so by October 29, 2013 to receive them before the special meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents from Wilshire, Wilshire will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

Saehan

        Saehan does not have a class of securities registered under Section 12 of the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and accordingly does not file documents and reports with the SEC. The historical consolidated financial statements of Saehan have been filed with the SEC by Wilshire and are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

        If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Saehan common stock, please contact:

Saehan Bancorp
3580 Wilshire Blvd., Suite 600
Los Angeles, California 90010
Attention: Secretary
Telephone: (213) 388-5550

Annex A

        AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and between

WILSHIRE BANCORP, INC.,

WS MERGER ACQUISITION CORP.

and

SAEHAN BANCORP

Dated as of July 15, 2013

A-i

A-ii

INDEX OF DEFINED TERMS

Term	Section
Acceptable Confidentiality Agreement	Section 8.1
Accounting Firms	Section 3.1(e)(i)
Acquisition Proposal	Section 5.4(a)
affiliate	Section 8.1
After Consultation	Section 8.1
Agreement	Preamble
Agreement and Plan of Merger	Section 1.2
Aggregate Consideration	Section 2.1(d)
Applicable Legal Requirements	Section 8.1
Bank Merger	Preamble
Bank Merger Act	Section 3.1(d)(iii)
Bank Merger Agreement	Preamble
Benefit Plans	Section 3.1(l)(i)
BHC Act	Section 3.1(a)
Book Entry Shares	Section 2.1(b)
Business Day	Section 8.1
Calculation Date	Section 2.1(f)
Call Report Instructions	Section 3.1(e)(iii)
Call Reports	Section 3.1(e)(iii)
Cash Designated Shares	Section 2.2(e)(ii)(C)
Cash Election Shares	Section 2.2(b)
Cash Percentage	Section 2.2(b)
Certificate	Section 2.1(b)
CGCL	Section 1.1(a)
Closing	Section 1.3(a)
Closing Date	Section 1.3(a)
Code	Preamble
Confidentiality Agreement	Section 5.2(b)
Constituent Corporations	Section 8.1
CRA	Section 3.1(aa)
Customer Information	Section 3.1(t)
Deferred Tax Asset	Section 3.1(j)(xv)
Derivative Contract	Section 3.1(u)
Determination Date	Section 8.1
DFI	Section 3.1(d)(iii)
Director Support Agreements	Preamble
Dissenters' Rights Statute	Section 2.1(e)
Dissenting Shareholder	Section 2.1(e)
Dodd-Frank Act	Section 3.1(dd)
DPC shares	Section 3.1(b)(i)
Effective Time	Section 1.2
EGTRRA	Section 8.1
Election Deadline	Section 2.2(b)
Election Statement	Section 2.2(a)
Environmental Laws	Section 8.1
ERISA	Section 3.1(l)(i)
ERISA Affiliate	Section 8.1
Exchange Act	Section 3.2(b)(iii)
Exchange Agent	Section 2.3(a)

A-iii

Term	Section
Exchange Fund	Section 2.3(a)
FDIA	Section 3.1(m)
FDIC	Section 3.1(d)(iii)
Federal Reserve	Section 3.1(d)(iii)
Financial Statements	Section3.1(e)(i)
Form S-4	Section 5.1(a)
Funding Arrangements	Section 3.1(l)(i)
GAAP	Section 3.1(e)
Governmental Entity	Section 8.1
Hazardous Material	Section 8.1
Indemnified Liabilities	Section 5.8(a)
Indemnified Parties	Section 5.8(a)
Injunction	Section 6.1(e)
IRS	Section 3.1(j)(xiv)
Knowledge	Section 8.1
Liens	Section 3.1(r)
Loans	Section 8.1
material	Section 8.1
Material Adverse Effect	Section 8.1
Merger	Preamble
Merger Consideration	Section 2.1(b)
Mixed Cash Shares	Section 2.2(b)
Mixed Election Shares	Section 2.2(b)
Mixed Stock Shares	Section 2.2(b)
NASDAQ	Section 8.1
Newco	Preamble
No Election Shares	Section 2.2(b)
Nonqualified Deferred Compensation Plan	Section 3.1(l)(xv)
Non-Target Party	Section 5.1(d)(i)
Notes	Section 3.1(c)(i)
Option Holder Agreements	Section 2.1(c)
OREO	Section 3.1(v)(i)
Parties & Party	Preamble
Payment	Section 2.1(e)
Permitted Liens	Section 8.1
Per Share Cash Consideration	Section 2.1(b)
Per Share Stock Consideration	Section 2.1(b)
Person	Section 8.1
Principal Shareholders	Section 8.1
Principal Shareholder Support Agreements	Preamble
Privacy Agreement	Section 3.1(t)
Privacy Policy	Section 3.1(t)
Properties	Section 8.1
Proposed Dissenting Shares	Section 2.1(e)
Proxy Statement/Prospectus	Section 5.1(a)
RAP	Section 3.1(e)(i)
Record Date	Section 2.2(a)
Required Saehan Vote	Section 3.1(d)(i)
Requisite Regulatory Approvals	Section 3.1(d)(iii)
Saehan	Preamble
Saehan 2004 Plan	Section 3.1(b)(i)

A-iv

Term	Section
Saehan 2006 Plan	Section 3.1(b)(i)
Saehan Bank	Preamble
Saehan Benefit Plans	Section 3.1(l)(i)
Saehan Board	Preamble
Saehan Board Recommendation	Section 3.1(d)(i)
Saehan Change in Recommendation	Section 5.1(c)
Saehan Charter	Section 8.1
Saehan Common Stock	Section 3.1(b)(i)
Saehan Contracts	Section 3.1(k)(i)
Saehan Intellectual Property	Section 3.1(t)
Saehan Merger Costs	Section 8.1
Saehan Operative Documents	Section 3.1(c)(i)
Saehan Permits	Section 3.1(g)(i)
Saehan Preferred Stock	Section 3.1(b)(i)
Saehan Stock Option	Section 8.1
Saehan Stock Plans	Section 3.1(b)(i)
Saehan Stockholders Meeting	Section 5.1(b)
Saehan Support Agreements	Preamble
Saehan Termination Fee	Section 7.2(c)
Saehan Trust Agreement	Section 3.1(c)(i)
Saehan Trusts	Section 8.1
Saehan's Current Premium	Section 5.10(b)
SEC	Section 8.1
Securities Act	Section 3.1(b)(iii)
SOX Act	Section 3.1(g)(ii)
Stock Designated Shares	Section 2.2(e)(i)(C)
Stock Election Shares	Section 2.2(b)
Stock Percentage	Section 2.2(b)
Subsidiary	Section 8.1
Superior Proposal	Section 8.1
Surviving Bank	Preamble
Surviving Corporation	Section 1.1
Surviving Corporation Bylaws	Section 1.5
Surviving Corporation Charter	Section 1.5
Target Offer	Section 5.1(d)
Target Party	Section 5.1(d)
tax return	Section 3.1(j)(xix)
Total Cash Amount	Section 2.1(d)
Total Stock Amount	Section 2.1(d)
Total Stock Consideration	Section 2.1(d)
Violation	Section 3.1(d)(ii)
Voting Debt	Section 8.1
Wilshire	Preamble
Wilshire Average Closing Price	Section 2.1(d)
Wilshire Bank	Preamble
Wilshire Board	Preamble
Wilshire Charter	Section 8.1
Wilshire Common Stock	Section 3.2(b)(i)
Wilshire Permits	Section 3.2(h)(i)
Wilshire SEC Documents	Section 3.2(c)(i)

A-v

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of July 15, 2013 (this "Agreement"), is entered into between WILSHIRE BANCORP, INC., a California corporation ("Wilshire"), WS MERGER ACQUISITION CORP., a California corporation and wholly owned subsidiary of Wilshire ("Newco"), and SAEHAN BANCORP, a California corporation ("Saehan"). Wilshire, Newco and Saehan are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

        WHEREAS, the board of directors of Saehan (the "Saehan Board") has adopted resolutions approving and declaring advisable this Agreement and recommending to the stockholders of Saehan that they adopt this Agreement;

        WHEREAS, the Saehan Board has determined that it is in the long-term best interests of Saehan and its stockholders that Saehan be merged with and into Newco, with Newco surviving the Merger (the "Merger"), upon the terms and conditions of this Agreement;

        WHEREAS, the board of directors of Newco (the "Newco Board") has adopted resolutions approving and declaring advisable this Agreement and recommending to its sole stockholder that it adopt this Agreement;

        WHEREAS, the Newco Board has determined that the Merger is in the long-term best interests of Newco and its sole stockholder;

        WHEREAS, the board of directors of Wilshire (the "Wilshire Board") has adopted resolutions approving and declaring advisable this Agreement and the Merger;

        WHEREAS, the Wilshire Board has determined that the transactions contemplated by this Agreement are in the long-term best interests of Wilshire and its stockholders;

        WHEREAS, Wilshire, Newco and Saehan desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation of the Merger, all as expressly hereafter set forth herein;

        WHEREAS, in connection with the execution and delivery of this Agreement by the Parties, the Principal Shareholders have entered into Voting and Support Agreements (the "Principal Shareholder Support Agreements"), each dated as of the date hereof and substantially in the form attached hereto as Exhibit C, with Wilshire and Newco;

        WHEREAS, in connection with the execution and delivery of this Agreement by the Parties, the directors of Saehan have entered into Voting and Non-Competition Agreements (the "Director Support Agreements", and together with the Principal Shareholder Support Agreements, the "Saehan Support Agreements") with Wilshire and Saehan, dated as of the date hereof and substantially in the form attached hereto as Exhibit B, with Wilshire, Newco and Saehan;

        WHEREAS, for federal and, if applicable, state and local income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Parties intend, by executing this Agreement, that this Agreement shall be treated as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g) for federal and applicable state income tax purposes; and

        WHEREAS, the boards of directors of Wilshire's direct wholly owned subsidiary, Wilshire State Bank, a California state chartered bank ("Wilshire Bank"), and Saehan's direct wholly owned subsidiary, Saehan Bank, a California state chartered bank ("Saehan Bank"), have approved the Agreement of Bank Merger, by and between Wilshire Bank and Saehan Bank in substantially the form attached to this Agreement as Exhibit A (the "Bank Merger Agreement"), providing for the merger of Saehan Bank with and into Wilshire Bank (the "Bank Merger"), with Wilshire Bank surviving the merger (the

"Surviving Bank") and recommended to their respective sole stockholders (Saehan and Wilshire, respectively) that they approve the Bank Merger Agreement, such Bank Merger to be consummated concurrently with or as soon as reasonably practicable after the Effective Time.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, subject to the conditions set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1.    Merger.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the California General Corporation Law, as amended (the "CGCL"), at the Effective Time, Saehan shall be merged with and into Newco pursuant to the Merger, the separate corporate existence of Saehan shall cease and Newco shall continue its corporate existence under the laws of the State of California as the surviving corporation in the Merger (the "Surviving Corporation").

          (b)   Subject to the prior written consent of Saehan and the proviso in Section 7.3, Wilshire and Newco may at any time change the method of effecting the Merger; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the tax consequences of the Merger to shareholders of Saehan or the tax treatment of the Parties pursuant to this Agreement or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

        Section 1.2.    Effective Time of the Merger.     Immediately following the Closing, Newco and Saehan shall cause the Merger to be consummated by filing a copy of an Agreement and Plan of Merger and the appropriate Officers' Certificates (collectively, the "Agreement and Plan of Merger") with the Secretary of State of the State of California, in such forms as required by, and executed in accordance with, the relevant provisions of the CGCL. The Merger shall become effective upon (a) such filing of the Agreement and Plan of Merger with the Secretary of State of the State of California, or (b) such later date and time as Newco and Saehan shall agree and specify in the Agreement and Plan of Merger (the "Effective Time").

        Section 1.3.    Closing and Deliveries.

          (a)    Closing.    The closing of the transactions contemplated by this Agreement (the "Closing"), at which the Parties shall exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Article VI of this Agreement have been satisfied or waived or whether any condition, event or state of facts exists that would permit a Party to terminate this Agreement, shall take place on a date mutually agreeable to the Parties, which shall be the last Business Day of the month in which the latter of the following occurs: (i) the receipt of all necessary regulatory approvals (including the expiration or termination of any mandatory waiting periods) or (ii) the receipt of the Required Saehan Vote, unless extended by mutual agreement of the Parties ("Closing Date"). If no such condition, event or state of facts then exists enabling a Party, or if no Party elects to exercise any right it may have, to terminate this Agreement, then and thereupon the Parties shall execute such documents and instruments as may be necessary or appropriate to consummate the transactions contemplated by this Agreement. The Closing shall be held at the offices of Hunton & Williams LLP located at 550 South Hope Street, Suite 2000, Los Angeles, CA 90071, at 10:00 a.m., local time, on the Closing Date, unless another place or time is agreed to in writing by the Parties.

          (b)    Closing Deliveries.

              (i)  At the Closing, Saehan shall execute and acknowledge, or cause to be executed and acknowledged (as appropriate) and deliver to Wilshire and Newco, such documents and certificates necessary or appropriate to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Wilshire's and Newco's obligations to consummate the Merger and the other transactions hereunder):

              (A)  True, correct and complete copies of the articles of incorporation of Saehan and Saehan Bank, and all amendments thereto, each duly certified as of a recent date by the California Secretary of State or the DFI, as appropriate;

              (B)  A certificate issued by the California Secretary of State or the DFI, as appropriate, as of a recent date reflecting the existence and good standing of Saehan and Saehan Bank under the laws of the State of California;

              (C)  A certificate, dated as of a recent date, issued by the FDIC, duly certifying that the deposits of Saehan Bank are insured by the FDIC pursuant to the FDIA;

              (D)  A certificate, dated as of the Closing Date, duly executed by the Secretary of Saehan, acting solely in his or her capacity as an officer of Saehan, pursuant to which Saehan shall certify (i) the due adoption by the Saehan Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and any other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the stockholders of Saehan authorizing the transactions contemplated by this Agreement; (iii) the incumbency and true signatures of those officers of Saehan duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and any other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Saehan; and (iv) that the copy of the bylaws of Saehan attached to such certificate is true and correct and such bylaws have not been amended except as reflected in such copy;

              (E)  A certificate, dated as of the Closing Date, duly executed by the Secretary of Saehan Bank, acting solely in his or her capacity as an officer of Saehan Bank, pursuant to which Saehan Bank shall certify (i) the due adoption by the Saehan Bank board of directors of corporate resolutions attached to such certificate authorizing the execution and delivery of the Bank Merger Agreement and any other agreements and documents contemplated thereby, and the taking of all actions contemplated thereby; (ii) the due adoption by the sole stockholder of Saehan Bank authorizing the transactions contemplated by the Bank Merger Agreement; (iii) the incumbency and true signatures of those officers of Saehan Bank duly authorized to act on its behalf in connection with the transactions contemplated by the Bank Merger Agreement and to execute and deliver the Bank Merger Agreement and any other agreements and documents contemplated thereby and the taking of all actions contemplated thereby on behalf of Saehan Bank; and (iv) that the copy of the bylaws of Saehan Bank attached to such certificate is true and correct and such bylaws have not been amended except as reflected in such copy;

              (F)  The certificate specified in Section 6.2(c) hereof;

              (G)  All consents and approvals, including landlord consents, required to be obtained by Saehan and/or Saehan Bank from third parties to consummate the transactions contemplated by this Agreement, including those set forth on Disclosure Schedule 3.1(d)(ii); and

              (H)  All other documents required to be delivered to Wilshire or Newco by Saehan under the provisions of this Agreement and all other documents, certificates and instruments as are reasonably requested by Wilshire, Newco or its counsel.

             (ii)  At the Closing, Wilshire and Newco, as appropriate, shall execute and acknowledge (where appropriate) and deliver to Saehan, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Saehan's obligations to consummate the Merger and the other transactions hereunder):

              (A)  True, correct and complete copies of the articles of incorporation of Wilshire, Newco and Wilshire Bank, and all amendments thereto, each duly certified as of a recent date by the California Secretary of State or the DFI, as appropriate;

              (B)  A certificate issued by the California Secretary of State or the DFI, as appropriate, as of a recent date reflecting the existence and good standing of Wilshire, Wilshire Bank and Newco under the laws of the State of California;

              (C)  A certificate, dated as of a recent date, issued by the FDIC that the deposits of Wilshire Bank are insured by the FDIC pursuant to the FDIA;

              (D)  A certificate, dated as of the Closing Date, executed by the Secretary of Newco, acting solely in his or her capacity as an officer of Newco, pursuant to which Newco shall certify (i) the due adoption by the Newco Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the sole stockholder of Newco of resolutions authorizing the transactions contemplated by this Agreement; (iii) the incumbency and true signatures of those officers of Newco duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby on behalf of Newco; and (iv) that the copy of the bylaws of Newco attached to such certificate is true and correct and such bylaws have not been amended except as reflected in such copy;

              (E)  A certificate, dated as of the Closing Date, executed by the Secretary of Wilshire, acting solely in his or her capacity as an officer of Wilshire, pursuant to which Wilshire shall certify (i) the due adoption by the Wilshire Board of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; and (ii) the incumbency and true signatures of those officers of Wilshire duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby, and the taking of all actions contemplated hereby and thereby on behalf of Wilshire;

              (F)  A certificate, dated as of the Closing Date, duly executed by the Secretary of Wilshire Bank, acting solely in his or her capacity as an officer of Wilshire Bank, pursuant to which Wilshire Bank shall certify (i) the due adoption by the Wilshire Bank board of directors of corporate resolutions attached to such certificate authorizing the execution and delivery of the Bank Merger Agreement and any other agreements and documents contemplated thereby, and the taking of all actions contemplated thereby; (ii) the due adoption by the sole stockholder of Wilshire Bank authorizing the transactions contemplated by the Bank Merger Agreement; (iii) the incumbency and true signatures of those officers of Wilshire Bank duly authorized to act on its behalf in connection with the transactions contemplated by the Bank Merger Agreement and to execute and deliver the Bank Merger Agreement and any other agreements and documents contemplated thereby and the taking of all actions contemplated thereby on behalf of Wilshire Bank; and (iv) that the copy of bylaws of Wilshire Bank attached to such certificate is true and correct and such bylaws have not been amended except as reflected in such copy;

              (G)  The certificate specified in Section 6.3(c) hereof; and

              (H)  All other documents required to be delivered to Saehan by Wilshire or Newco under the provisions of this Agreement and all other documents, certificates and instruments as are reasonably requested by Saehan or its counsel.

        Section 1.4.    Effects of the Merger.     The Merger shall have the effects set forth in the applicable provisions of the CGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of Saehan shall vest in Newco and all debts, liabilities and duties of Saehan shall become the debts, liabilities and duties of Newco.

        Section 1.5.    Articles of Incorporation and Bylaws.     The articles of incorporation of Newco in effect immediately prior to the Effective Time shall, at the Effective Time, be the articles of incorporation of the surviving corporation in the Merger (the "Surviving Corporation Charter"), until further amended as provided in the Surviving Corporation Charter or by the CGCL. The bylaws of Newco in effect immediately prior to the Effective Time shall be the bylaws of the surviving corporation in the Merger (the "Surviving Corporation Bylaws"), until further amended as provided in the Surviving Corporation Bylaws or by the CGCL.

        Section 1.6.    Directors & Officers.

          (a)    Directors.    The directors of Newco immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Charter, the Surviving Corporation Bylaws and the CGCL.

          (b)    Officers.    The officers of Newco immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Charter, the Surviving Corporation Bylaws, and the CGCL.

        Section 1.7.    Bank Merger.     Concurrently with or as soon as reasonably practicable after the date hereof, the Parties shall cause Wilshire Bank and Saehan Bank, respectively, to enter into the Bank Merger Agreement, providing for the Bank Merger in accordance with Applicable Legal Requirements and the terms of the Bank Merger Agreement concurrently with or as soon as reasonably practicable after the Effective Time.

        Section 1.8.    Tax Treatment of Merger and Agreement.     The Parties intend for the Merger to be a reorganization within the meaning of Section 368(a) of the Code and the Parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES

        Section 2.1.    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Newco, Saehan or the holder of any of the following securities:

          (a)    Cancellation of Stock Owned by the Parties.    All shares of Saehan Common Stock that are issued and outstanding immediately prior to the Effective Time and are owned by Saehan or Wilshire (other than, for the avoidance of doubt, any DPC shares or shares for which Saehan is the holder of record for the benefit of another Person) shall be cancelled and shall cease to exist and no stock of Wilshire or other additional consideration shall be delivered in exchange therefor.

          (b)    Conversion of Saehan Common Stock.    Each share of Saehan Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(a) and shares held by Dissenting Shareholders), whether represented by a certificate (each a "Certificate") or whether non-certificated and represented by book entry ("Book Entry Shares"), shall be converted into the right to receive, at the election of the holder thereof as provided in and subject to the provisions of Section 2.2(b) either (i) 0.06080 duly authorized, validly issued, fully paid and nonassessable shares of Wilshire Common Stock (the "Per Share Stock Consideration"), or (ii) $0.4247 in cash (the "Per Share Cash Consideration"), or (iii) a unit consisting of Wilshire Common Stock and cash in the amount set forth in Section 2.2(b) (such unit, together with the Per Share Stock Consideration and Per Share Cash Consideration and any cash in lieu of fractional shares as specified in Section 2.3(e), the "Merger Consideration"). None of such shares of Saehan Common Stock shall remain outstanding and all of such shares automatically shall be cancelled and cease to exist, and each stock certificate previously representing any such shares thereafter shall represent solely the right to receive the Merger Consideration to which such Person is entitled pursuant to this Section 2.1(b) and the right pursuant to Section 2.3(e) to receive payment of cash in lieu of the issuance of fractional shares, without interest, if applicable, upon the surrender of such stock certificates in accordance with Section 2.3.

          (c)    Stock Options.    On or prior to the Closing Date, each holder of Saehan Stock Options shall have entered into an Option Holder Agreement in the form of Exhibit D attached to this Agreement (the "Option Holder Agreements") providing for the termination of such holder's Saehan Stock Options. Each holder of such terminated Saehan Stock Options shall be entitled to receive an amount in cash equal to (i) for holders of in-the-money Saehan Stock Options, in lieu of each share of Saehan Common Stock that would otherwise have been issuable upon exercise thereof, (A) the weighted average sales price per share for Saehan Common Stock on the OTC Bulletin Board on the Closing Date (or, in the event fewer than 100,000 shares of Saehan Common Stock traded on the OTC Bulletin Board on the Closing Date, the Per Share Cash Consideration), less (B) the exercise price per share with respect to the corresponding Saehan Stock Option in question, and (ii) for holders of out-of-the-money Saehan Stock Options, $500 per holder of out-of-the-money Saehan Stock Options); provided, however, that, at any time between the date of this Agreement and the Closing Date, Wilshire in its sole discretion may elect to assume (or substitute a Wilshire stock option or options for) any Saehan Stock Options not currently subject to such Option Holder Agreements in accordance with Sections 8(g) and 16 of the Saehan stock option plans, and the treatment of such options shall, without further action on the part of any holder or any Party hereto, be accordingly changed for purposes of this Section 2.1(c). Any payments pursuant to this Section 2.1(c) shall take place only after the satisfaction or fulfillment or waiver of the conditions of Closing contained in Articles VI. The Surviving Corporation shall collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to such options and shall comply with all payroll reporting requirements with respect thereto.

          (d)   For purposes of this Agreement:

    "Aggregate Consideration" means the sum of (x) the Total Stock Consideration and (y) the Total Cash Amount.

    "Wilshire Average Closing Price" means the volume weighted average price of the Wilshire Common Stock on the NASDAQ Global Select Market (based on "regular way" trading) for the twenty (20) trading days prior to the date of this Agreement.

    "Total Cash Amount" means $50,369,522.

    "Total Stock Amount" means 7,210,815 shares of Wilshire Common Stock.

    "Total Stock Consideration" means the product obtained by multiplying (x) the Total Stock Amount by (y) the Wilshire Average Closing Price.

          (e)    Dissenters' Rights.    Notwithstanding anything to the contrary herein, any holder of Saehan Common Stock who is entitled to demand and who has properly exercised a demand for dissenters' rights pursuant to Section 1300 et seq. of the CGCL (the "Dissenters' Rights Statute"), and who shall not have failed to perfect, effectively withdrawn or lost such stockholder's right to dissent under the Dissenters' Rights Statute (each, a "Dissenting Shareholder," and collectively, the "Dissenting Shareholders"), shall be entitled to receive and be paid the fair market value (the "Payment") of the "dissenting shares" (as such term is defined in the Dissenters' Rights Statute) in accordance with the Dissenters' Rights Statute. After the amount of the Payment has been agreed upon or finally determined pursuant to the Dissenters' Rights Statute, any Dissenting Shareholder entitled to the Payment pursuant to the Dissenters' Rights Statute will be entitled to receive such Payment, and the "dissenting shares" will thereupon be cancelled. If any Dissenting Shareholder shall have failed to perfect, effectively withdrawn or lost the right to dissent under the Dissenters' Rights Statute with respect to any shares of Saehan Common Stock, such shares shall thereupon each be treated as though such share had been converted into the Merger Consideration. To the extent that a holder of Proposed Dissenting Shares fails to perfect such holder's dissenters' rights under the Dissenters' Rights Statute, such Proposed Dissenting Shares shall be treated as withdrawn dissenting shares under this Agreement. Each holder of dissenting shares who becomes entitled to payment for his or her Saehan Common Stock pursuant to the provisions of the Dissenters' Rights Statute shall receive payment for such perfected dissenting shares from Wilshire in accordance with the Dissenters' Rights Statute. Saehan shall give Wilshire (i) prompt notice of any notice or demand for appraisal or payment for shares of Saehan Common Stock received by Saehan and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand or notices. Saehan shall not, without the prior written consent of Wilshire, make any payment with respect to, or settle, offer for settle or otherwise negotiate any such demands. "Proposed Dissenting Shares" means shares of Saehan Common Stock whose holders provide notice of dissent to Saehan prior to the Saehan Shareholder Meeting and do not vote in favor of the Merger, in each case in accordance with the Dissenters' Rights Statute.

        Section 2.2.    Election and Proration Procedures.

          (a)   Wilshire shall cause an election statement permitting each holder of a share of Saehan Common Stock the ability to elect consideration pursuant to Section 2.2(b) and subject to 2.2(e) (the "Election Statement") to be mailed with the Proxy Statement/Prospectus on the date of mailing of the Proxy Statement/Prospectus to each holder of record of Saehan Common Stock (the "Record Date").

          (b)   Each Election Statement shall permit the holder to elect to receive (i) the Per Share Stock Consideration in respect of all of such holder's Saehan Common Stock ("Stock Election Shares"); (ii) the Per Share Cash Consideration in respect of all of such holder's Saehan Common Stock ("Cash Election Shares"); or (iii) the Per Share Stock Consideration in respect of that portion of such holder's Saehan Common Stock equal to the Stock Percentage, rounded to the nearest whole share (the "Mixed Stock Shares"), and the Per Share Cash Consideration in respect of that portion of such holder's Saehan Common Stock equal to the Cash Percentage, rounded to the nearest whole share (the "Mixed Cash Shares," and together with the Mixed Stock Shares, the "Mixed Election Shares"). If a holder makes no election with respect to such holder's shares of Saehan Common Stock, or if there are any shares of Saehan Common Stock with respect to which the Exchange Agent has not otherwise received an effective, properly completed Election Statement on or before 5:00 p.m., Pacific Time, on the date prior to the Determination Date (or such other time and date as Wilshire and Saehan may mutually agree) (the "Election Deadline"), such shares shall be deemed to be "No Election Shares."

    "Cash Percentage" shall mean the amount obtained by dividing the Total Cash Amount by the Aggregate Consideration, expressed as a percentage.

    "Stock Percentage" shall mean the amount equal to one (1) minus the Cash Percentage, expressed as a percentage.

          (c)   Wilshire shall make available one or more Election Statements as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of Saehan Common Stock between the Election Statement Record Date and the close of business on the Business Day prior to the Election Deadline, and Saehan shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

          (d)   Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Statement by the Election Deadline, and such election is not revoked or changed prior to the Election Deadline. Any Election Statement may be revoked or changed by the person submitting such Election Statement at or prior to the Election Deadline. Subject to the terms of this Agreement and of the Election Statement, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Statements, and any good faith decisions of Wilshire regarding such matters shall be binding and conclusive. Neither Wilshire nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Statement. To the extent the holder of Proposed Dissenting Shares submits an Election Statement, such holder's election shall have no effect, the Exchange Agent will disregard such Election Statement, and the Proposed Dissenting Shares shall be converted in accordance with Section 2.1(e).

          (e)   Within ten (10) Business Days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Wilshire shall cause the Exchange Agent to effect the allocation among the holders of Saehan Common Stock of rights to receive Wilshire Common Stock or cash in the Merger in accordance with the Election Statements as follows:

              (i)  Cash Election Shares, Proposed Dissenting Shares and Mixed Cash Shares More Than Total Cash Amount.    If the aggregate cash amount that would be paid upon the conversion in the Merger of the Cash Election Shares, Proposed Dissenting Shares and the Mixed Cash Shares is greater than the Total Cash Amount, then:

              (A)  all Mixed Stock Shares, Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration;

              (B)  all Proposed Dissenting Shares shall be deemed, for the purposes of this Section 2.2(e)(i), to be converted into the right to receive the Per Share Cash Consideration;

              (C)  the Exchange Agent shall then select from among the Cash Election Shares, by a pro rata selection process, a sufficient number of shares ("Stock Designated Shares") such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration; and

              (D)  the Cash Election Shares that are not Stock Designated Shares and all Mixed Cash Shares will be converted into the right to receive the Per Share Cash Consideration.

             (ii)  Cash Election Shares, Proposed Dissenting Shares and Mixed Cash Shares Less Than Total Cash Amount.    If the aggregate cash amount that would be paid upon conversion in the Merger of the Cash Election Shares, Proposed Dissenting Shares and the Mixed Cash Shares is less than the Total Cash Amount, then:

              (A)  all Cash Election Shares and Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Consideration;

              (B)  all Proposed Dissenting Shares shall be deemed, for the purposes of this Section 2.2(e)(ii), to be converted into the right to receive the Per Share Cash Consideration;

              (C)  the Exchange Agent shall then select first from among the No Election Shares and then (if necessary) from among the Stock Election Shares, by a pro rata selection process, a sufficient number of shares ("Cash Designated Shares") such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration; and

              (D)  the Stock Election Shares and the No Election Shares that are not Cash Designated Shares and all Mixed Stock Shares shall be converted into the right to receive the Per Share Stock Consideration.

            (iii)  Cash Election Shares, Proposed Dissenting Shares and Mixed Cash Shares Equal to Total Cash Amount.    If the aggregate cash amount that would be paid upon conversion in the Merger of the Cash Election Shares, Proposed Dissenting Shares and the Mixed Cash Shares is equal or nearly equal (as determined by the Exchange Agent) to the Total Cash Amount, then subparagraphs (i) and (ii) above shall not apply, and all Cash Election Shares and Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Consideration, and all Stock Election Shares, Mixed Stock Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and all Proposed Dissenting Shares shall be converted in accordance with Section 2.1(e).

          (f)    The pro rata selection process to be used by the Exchange Agent shall consist of such equitable proration processes consistent with the foregoing and as shall be determined in good faith by Wilshire and reasonably satisfactory to Saehan.

        Section 2.3.    Exchange of Certificates.

          (a)    Delivery of Merger Consideration.    At or prior to the Effective Time, Wilshire shall (a) authorize an exchange agent, which person shall be a bank or trust company selected by Wilshire and reasonably acceptable to Saehan (the "Exchange Agent"), pursuant to an agreement (the "Exchange Agent Agreement") entered into at least ten (10) Business Days prior to the

  Effective Time, to deliver an aggregate number of shares of Wilshire Common Stock that is equal to the Total Stock Amount and an amount in cash which is equal to the Total Cash Amount and (b) deposit, or cause to be deposited with, the Exchange Agent, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.3(e) (the "Exchange Fund").

          (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of Saehan Common Stock whose shares were converted at the Effective Time into the Merger Consideration pursuant to Section 2.1(b): (i) a letter of transmittal (which shall specify that, with respect to Certificates, delivery shall be effected and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and such letter of transmittal to the Exchange Agent, and which shall be in such form and have such other provisions as Wilshire and Saehan may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Book Entry Shares, as applicable, in exchange for the Merger Consideration into which such Saehan Common Stock has been so converted. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal or submission of a letter of transmittal in respect of Book Entry Shares, as applicable, duly executed, and such other documents as the Exchange Agent may reasonably require, the holder of such Saehan Common Stock shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the Saehan Common Stock surrendered pursuant to the provisions of this Article II (after taking into account all shares of Saehan Common Stock then held by such holder), and the Certificate and Book Entry Shares so surrendered forthwith shall be cancelled. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making and submission to the Exchange Agent of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may determine in its sole discretion is necessary as indemnity against any claim that may be made against it with respect to the loss, theft or destruction of such Certificate, the Exchange Agent shall deliver, in exchange for such lost, stolen or destroyed Certificate, the consideration provided for in this Agreement. In the event of a transfer of ownership of Saehan Common Stock which is not registered in the transfer records of Saehan, the Merger Consideration may be issued to a transferee if a duly executed letter of transmittal accompanied, in the case of Saehan Common Stock in certificated form, by the relevant Certificate representing such Saehan Common Stock, is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

          (c)    Distributions with Respect to Unexchanged Shares.    No dividends or other distributions declared or paid with respect to Wilshire Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book Entry Shares with respect to the shares of Wilshire Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder of unsurrendered Certificate or Book Entry Shares pursuant to Section 2.3(e), until the holder of such Certificate or Book Entry Shares shall have complied with the exchange procedures set forth in Section 2.3(b). Subject to the effect of Applicable Legal Requirements, following the surrender of any such Certificate or Book Entry Shares, there shall be paid to the holder of whole shares of Wilshire Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of any cash payable with respect to a fractional share of Wilshire Common Stock to which such holder is entitled pursuant to Section 2.3(e), if applicable, and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Wilshire Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Wilshire Common Stock.

          (d)    No Further Ownership Rights.    The Merger Consideration issued upon conversion of shares of Saehan Common Stock in accordance with the terms hereof (in each case, including any cash paid pursuant to Section 2.3(c) or 2.3(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Saehan Common Stock, and, at the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Saehan Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or letter of transmittal in respect of Book Entry Shares, as applicable, is presented to the Surviving Corporation for any reason, the Saehan Common Stock represented thereby or referred to therein shall be cancelled and exchanged as provided in this Article II.

          (e)    No Fractional Shares.    No certificates or scrip representing fractional shares of Wilshire Common Stock shall be issued upon the surrender for exchange of Saehan Common Stock, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation. In lieu thereof, upon surrender of the applicable Saehan Common Stock by submission of a letter of transmittal to the Exchange Agent accompanied by the applicable Certificates, the Exchange Agent shall pay each holder of such Saehan Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all shares of Saehan Common Stock held at the Effective Time by such holder) would otherwise be entitled by (ii) the Wilshire Average Closing Price.

          (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the former stockholders of Saehan for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Saehan Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration to which they might be entitled, any cash in lieu of fractional shares of Wilshire Common Stock and any dividends or distributions with respect to Wilshire Common Stock.

          (g)    No Liability.    To the fullest extent permitted by Applicable Legal Requirements, none of Wilshire, Saehan or the Surviving Corporation shall be liable to any former holder of shares of Saehan Common Stock for shares of Wilshire Common Stock, or dividends or distributions with respect thereto or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h)    Withholding.    Each of the Exchange Agent, the Surviving Corporation and Wilshire shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Saehan Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of Saehan Common Stock in respect of which such deduction and withholding was made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        Section 3.1.    Representations and Warranties of Saehan.     Except as set forth in the correspondingly identified subsection of the disclosure schedules delivered by Saehan to Wilshire and Newco concurrently herewith, Saehan represents and warrants to Wilshire and Newco as follows:

          (a)    Organization, Standing and Power.    Saehan is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Each of Saehan and its Subsidiaries is a corporation, trust or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Saehan. The copies of the Saehan Charter and the bylaws of Saehan and the articles of incorporation and bylaws of Saehan Bank, which have been previously furnished to Wilshire, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

          (b)    Capital Structure.

              (i)  The authorized capital stock of Saehan consists of 600,000,000 shares of common stock, no par value per share (the "Saehan Common Stock"), and 10,000,000 shares of preferred stock, no par value per share (the "Saehan Preferred Stock"). As of the close of business on July 12, 2013, (A) 237,197,874 shares of Saehan Common Stock were issued and outstanding, 208,122 shares of Saehan Common Stock were reserved for issuance upon exercise of outstanding stock options issued under the 2004 Stock Option Plan (the "Saehan 2004 Plan") and 429,680 shares of Saehan Common Stock were reserved for issuance upon exercise of outstanding stock options under the 2006 Stock Option Plan (the "Saehan 2006 Plan" and together with the Saehan 2004 Plan, the "Saehan Stock Plans"), and no shares of Saehan Common Stock were held by Subsidiaries of Saehan (exclusive of any shares acquired in respect of debts previously contracted (any such shares being referred to herein as "DPC shares")) and (B) no shares of Saehan Preferred Stock were issued and outstanding. All outstanding shares of Saehan Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and the issuance of such shares was not subject to any preemptive or similar rights.

             (ii)  Set forth in Disclosure Schedule 3.1(b)(ii) is a true, correct and complete list of all outstanding bonds, debentures, notes, trust preferred securities or other similar obligations that Saehan or any of its Subsidiaries has issued. Except as set forth in Disclosure Schedule 3.1(b)(ii) , no Voting Debt of Saehan or any Saehan Subsidiary is issued or outstanding. All outstanding bonds, debentures, notes, trust preferred securities or other similar obligations of Saehan or any of its Subsidiaries were issued in compliance with all Applicable Legal Requirements. Except as set forth in Disclosure Schedule 3.1(b)(ii), no Saehan Subsidiary has issued securities held by any entity other than Saehan or a Saehan Subsidiary.

            (iii)  Except for (A) this Agreement, (B) the Saehan Stock Options, which represented, as of July 12, 2013, the right to acquire up to an aggregate of 637,802 shares of Saehan Common Stock, and (C) agreements entered into and securities and other instruments issued after the date of this Agreement to the extent permitted by Section 4.1, there are no options, warrants, calls, rights, commitments or agreements of any character to which Saehan or any Subsidiary of Saehan is a party or by which it or any such Subsidiary is bound obligating Saehan or any

    Subsidiary of Saehan to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of Saehan or of any Subsidiary of Saehan or obligating Saehan or any Subsidiary of Saehan to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Saehan or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of Saehan or any of its Subsidiaries or (B) pursuant to which Saehan or any of its Subsidiaries is or could be required to register shares of Saehan Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act").

            (iv)  Since December 31, 2011, Saehan has not (A) issued any shares of capital stock, stock appreciation rights or securities exercisable or exchangeable for or convertible into shares of capital stock of Saehan or any of its Subsidiaries, other than pursuant to and as required by the terms of the Saehan Stock Plan and any employee stock options and other awards issued under the Saehan Stock Plan prior to the date hereof); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Saehan Subsidiaries, any shares of capital stock of Saehan or any of its Subsidiaries (other than the acquisition of DPC shares in the ordinary course of business consistent with past practice); or (C) declared, set aside, made or paid to the stockholders of Saehan dividends or other distributions on the outstanding shares of capital stock of Saehan.

             (v)  Set forth in Disclosure Schedule 3.1(b)(v) is a true, correct and complete list of all equity securities that Saehan or any of its Subsidiaries owns, controls or holds for its own account, and neither Saehan nor any of its Subsidiaries owns more than 4.9% of a class of voting securities of, or otherwise controls, any Person other than Saehan Bank, in the case of Saehan.

            (vi)  Neither Saehan nor any of its Subsidiaries owns, controls or holds for its own account any capital stock or voting securities (including derivative securities) of Wilshire or any of its Subsidiaries.

          (c)    Organization and Qualification of the Saehan Trust.    With respect to the Saehan Trust:

              (i)  The Saehan Trust has issued and sold preferred securities and common securities under an Amended and Restated Declaration of Trust (each a "Saehan Trust Agreement"), and Saehan has issued to the Saehan Trust, Floating Rate Junior Subordinated Notes ("Notes"), under an Indenture (the Saehan Trust's Indenture and Saehan Trust Agreement are collectively referred to as the "Saehan Operative Documents"). Disclosure Schedule 3.1(c)(i) sets forth, with respect to the Saehan Trust, the (i) date of its Saehan Trust Agreement and Indenture, (ii) aggregate liquidation value of its preferred securities, (ii) aggregate liquidation value of its common securities, (iii) aggregate amount of Notes that have been issued to the Saehan Trust by Saehan, (iv) the rate paid on its preferred securities, the common securities and the Notes, (v) date after which Saehan may redeem its Notes at par, and (vi) maturity date of its Notes.

             (ii)  The Saehan Trust has been duly created and is validly existing in good standing as a statutory trust under the laws of the State of Delaware with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Saehan Operative Documents. The Saehan Trust is not a party to or otherwise bound by any material agreement other than the Saehan Operative Documents and a Placement Agreement of even date with the relevant Saehan Trust Agreement. The Saehan Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

            (iii)  The preferred securities and the common securities issued by the Saehan Trust have been duly authorized by the Saehan Trust Agreement, have been validly issued and represent undivided beneficial interests in the assets of the Saehan Trust. None of the preferred securities or the common securities is subject to preemptive or other similar rights. All of the outstanding common securities issued by the Saehan Trust are directly owned by Saehan free and clear of any pledge, security interest, claim, lien or other encumbrance, and have been issued in compliance with applicable federal and state securities laws. The common securities issued by the Saehan Trust satisfy the eligibility requirements of Rule 144A(d)(3) issued under the Securities Act. Neither Saehan nor the Saehan Trust is an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act of 1940, as amended, without regard to section 3(c) of that act. The Notes are not held of record by stockholders of Saehan or Saehan Bank.

            (iv)  The sole assets of the Saehan Trust are its Notes, any interest paid on such Notes to the extent not distributed, proceeds of such Notes, or any of the foregoing.

             (v)  All of the proceeds from the sale of the preferred securities issued by the Saehan Trust have been invested in its Notes. All of the proceeds from the sale of the common securities issued by the Saehan Trust have been invested in the Notes. All Notes are and have been held by the Saehan Trust since their initial issuance.

            (vi)  The Saehan Trust was not formed to, and is not authorized to, conduct any trade or business and the Saehan Trust has not conducted any trade or business since it was formed. The Saehan Trust exists for the exclusive purposes of (i) issuing and selling its preferred securities and common securities, (ii) using the proceeds from the sale of its preferred securities and common securities to acquire its Notes, and (iii) engaging only in activities necessary, advisable or incidental thereto. The Saehan Trust was formed to facilitate direct investment in the assets of that Saehan Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in the Saehan Trust with diverse interests in the assets of that Saehan Trust.

           (vii)  Except as set forth on Disclosure Schedule 3.1(c)(vii), Saehan has made timely payments of all installments of principal and interest on, and performed all of its other obligations under, the Notes. Except as set forth on Disclosure Schedule 3.1(c)(vii), Saehan has not exercised its right to defer interest payments on any of the Notes. Except as set forth on Disclosure Schedule 3.1(c)(vii), Saehan has not been advised by the Federal Reserve or the Federal Reserve Bank of San Francisco to defer interest payments on any of the Notes, nor does Saehan have knowledge of any basis for the same.

          (viii)  The Saehan Trust's income consists solely of payments made by Saehan with respect to its Notes, and such payments are not derived from the active conduct of a financial business by the Saehan Trust. Both Saehan's obligation to make those payments and the amounts thereof are set forth in the Notes. Neither Saehan's obligation to make those payments nor the amounts payable by Saehan is dependent on income or profits of Saehan or any Affiliate of Saehan (although Saehan's ability to do so is so dependent).

            (ix)  Saehan has not issued any class of capital shares either pari passu or senior to the Notes. All Notes are either pari passu or senior to Saehan's trade accounts payable arising in the ordinary course of business.

             (x)  Saehan and the Saehan Trust have created a debtor-creditor relationship between Saehan, as debtor, and the Saehan Trust, as a creditor, and Saehan and the Saehan Trust have treated the Notes as indebtedness for all tax purposes.

            (xi)  Each Saehan Operative Document entered into by Saehan or any of its Subsidiaries is in full force and effect and constitutes the valid, binding and legally enforceable obligation of Saehan or one of its Subsidiaries, and to the knowledge of Saehan, the other parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing).

          (d)    Authority.

              (i)  Saehan has all requisite corporate power and authority to execute and deliver this Agreement and subject, in the case of the consummation of the Merger, to the adoption of the principal terms of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Saehan Common Stock entitled to vote thereon (the "Required Saehan Vote"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Saehan and the consummation by Saehan of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Saehan subject, in the case of the consummation of the Merger, to receipt of the Required Saehan Vote. The Saehan Board has unanimously adopted resolutions as of the date of this Agreement, (x) approving and declaring advisable this Agreement, (y) resolving to submit this Agreement to the stockholders of Saehan, and (z) recommending to the stockholders of Saehan that they vote at the Saehan Stockholders Meeting to adopt this Agreement (the "Saehan Board Recommendation"). This Agreement has been duly executed and delivered by Saehan and constitutes a valid and binding obligation of Saehan, enforceable against Saehan in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equitable principles, forthright negotiation, commercial reasonableness, good faith and fair dealing.

             (ii)  The execution and delivery by Saehan of this Agreement does not, and the consummation by Saehan of the transactions contemplated hereby shall not, (A) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Saehan Charter or the bylaws of Saehan or the articles of incorporation or bylaws of any Subsidiary of Saehan, or (B) except as set forth in Disclosure Schedule 3.1(d)(ii) and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to therein or in clause (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Saehan Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any Applicable Legal Requirements applicable to Saehan or any Subsidiary of Saehan or their respective properties or assets.

            (iii)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (acting in any capacity) is required by or with respect to Saehan or any Subsidiary of Saehan in connection with the execution and delivery of this Agreement by Saehan or the consummation by Saehan of the transactions contemplated hereby, except for (A) the filing of appropriate applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act and the Bank Merger Act of 1960, as amended (the "Bank Merger Act"), and approval of the same,

    (B) the filing of an appropriate application with the Federal Deposit Insurance Corporation (the "FDIC") and approval of the same, (C) the filing of an appropriate application with the California Department of Financial Institutions (the "DFI") and approval of the same, (the approvals required by the immediately preceding clauses (A), (B), and (C) are referred to herein collectively as the "Requisite Regulatory Approvals"), and (D) the filing of the Agreement and Plan of Merger with the Secretary of State of the State of California.

          (e)    Financial Statements; Regulatory Reports; Undisclosed Liabilities; Absence of Change.

              (i)  Saehan has previously furnished Wilshire and Newco with copies of (a) the statements of consolidated financial condition of Saehan as of December 31, 2010, 2011 and 2012, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 2010, 2011 and 2012, in each case accompanied by the audit report of KPMG, LLP for the year ended December 31, 2010, and Crowe Horwath, LLP for the years ended December 31, 2011 and 2012 (the "Accounting Firms"), independent public accountants with respect to Saehan, (b) the notes related thereto, and (c) the unaudited statements of consolidated financial condition of Saehan as of March 31, 2013 and the related unaudited consolidated statement of income for the quarter ended March 31, 2013 (collectively, the "Financial Statements"). The books and records of Saehan have been, and are being, maintained in accordance with generally accepted accounting principles ("GAAP") and/or with regulatory accounting principles ("RAP"), as applicable, and any other applicable legal and accounting requirements, and reflect only actual transactions.

             (ii)  Except as and to the extent reflected, disclosed or reserved against in the Financial Statements (including the notes thereto), neither Saehan nor any of its Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, material to the consolidated financial condition of Saehan which were required to be so disclosed under GAAP. Since December 31, 2012, neither Saehan nor any of its Subsidiaries has incurred any liabilities except in the ordinary course of business, other than as specifically contemplated by this Agreement.

            (iii)  Saehan has furnished Wilshire and Newco with true and complete copies of the Reports of Condition and Income of Saehan Bank as of December 31, 2010, 2011 and 2012 and as of March 31, 2013 (the "Call Reports"). The Call Reports fairly present, in all material respects, the financial position of Saehan Bank and the results of its operations as of the date and for the period indicated in that Call Report in conformity with the then-applicable instructions to the Reports of Condition and Income as promulgated by the Federal Financial Institutions Examination Council (the "Call Report Instructions"). The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of the business except as expressly specified therein. Saehan Bank has calculated its allowance for loan losses in accordance with RAP as applied to banking institutions and in accordance with all applicable rules and regulations. To Saehan's knowledge, the allowance for loan losses account for Saehan Bank is and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of Saehan Bank.

            (iv)  Neither Saehan nor any Subsidiary of Saehan is, or since December 31, 2009 has been, required to file any form, report, registration statement or other document with the SEC.

             (v)  Since December 31, 2009, Saehan and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed by them under any Applicable Legal

    Requirements with the Federal Reserve, the FDIC, the DFI and with any other applicable Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports, registrations and statements (including the financial statements, exhibits and schedules therein) complied in all material respects with the applicable statutes, rules, regulations and orders enforced or promulgated by the Governmental Entity with which they were filed.

            (vi)  Except as disclosed on Disclosure Schedule 3.1(e)(vii), Saehan and its Subsidiaries have, since December 31, 2012, conducted their business only in the ordinary course and have not:

              (A)  Incurred any obligation or liability, whether absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken, federal funds purchased and Federal Home Loan Bank, Federal Reserve Bank and correspondent bank borrowings and current liabilities for trade or business obligations, none of which, individually or in the aggregate, resulted in a Material Adverse Effect;

              (B)  Declared or made any payment of dividends or other distribution to its stockholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

              (C)  Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof;

              (D)  Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person);

              (E)  Mortgaged, pledged or subjected to Lien or restriction any of its property, business or assets, tangible or intangible, except for Permitted Liens;

              (F)  Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim outside the ordinary course of business;

              (G)  Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss to property which, individually or in the aggregate, would constitute a Material Adverse Effect;

              (H)  Made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of their directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by Saehan or its Subsidiaries for the benefit of its directors, employees or former employees, except (i) periodic increases consistent with past practices, or (ii) as specifically permitted by this Agreement;

              (I)   Made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

              (J)   Instituted, had instituted against them, settled or agreed to settle any litigation, action or proceeding before any court or Governmental body relating to their property other than routine collection suits instituted by them to collect amounts owed or suits in which the amount in controversy is less than $100,000;

              (K)  Suffered any change, event or condition that, individually or in the aggregate, has caused or may result in a Material Adverse Effect or any material adverse change in earnings or costs or relations with its employees (exclusive of the termination of any employees in accordance with their existing policies and procedures), agents, depositors, loan customers, correspondent banks or suppliers;

              (L)  Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment which is required to be disclosed in Disclosure Schedule 3.1(k) hereto;

              (M) Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP; or

              (N)  Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections (A) through (M) above.

          (f)    Information Supplied.    Saehan shall, upon request, furnish to Wilshire all information concerning itself, the Saehan Subsidiaries, directors, officers and shareholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement/Prospectus, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Wilshire or its subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. None of the information supplied or to be supplied by Saehan in writing expressly for inclusion or incorporation by reference in (i) the Form S-4 shall, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus shall, at the date of mailing to stockholders and at the times of the Saehan Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Saehan becomes aware that any information furnished by it would cause any of the statements in the Form S-4 or the Proxy statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, Saehan will promptly inform Wilshire thereof.

          (g)    Compliance with Applicable Legal and Reporting Requirements.

              (i)  Saehan and its Subsidiaries hold all permits, authorizations, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Saehan and its Subsidiaries, taken as a whole (the "Saehan Permits"), the Saehan Permits are in full force and effect and Saehan and its Subsidiaries are in compliance with the terms of the Saehan Permits.

             (ii)  Since December 31, 2009, Saehan and each of its Subsidiaries has conducted its business in compliance in all material respects with all Applicable Legal Requirements (including the Sarbanes-Oxley Act of 2002 (the "SOX Act"), the USA PATRIOT Act of 2001, any other applicable anti-money laundering statute, rule or regulation or any rule or regulation issued by the U.S. Department of the Treasury's Office of Foreign Assets Control, and the privacy and customer information requirements contained in Applicable Legal Requirements) or to the employees conducting such businesses. To the knowledge of Saehan, no investigation by any Governmental Entity with respect to Saehan or any of its Subsidiaries is pending or threatened nor is there any unresolved violation, criticism or exception by any regulatory authority with respect to any report or statement relating to any examinations of Saehan or its Subsidiaries.

          (h)    Accounting and Internal Controls.

              (i)  The records, systems, controls, data and information of Saehan and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Saehan or its Subsidiaries (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control which would not, individually or in the aggregate, reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following clause.

             (ii)  Saehan has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of it and its Subsidiaries' financial reporting and the preparation of their respective financial statements for external purposes in accordance with GAAP, Management of Saehan has disclosed, based on its most recent evaluation prior to the date hereof, to Saehan's auditors and the audit committee of the Saehan Board (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Saehan's or any Subsidiary's ability to record, process, summarize and report financial data and have identified for Saehan's auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Saehan's or its Subsidiaries' internal controls, and all of such items in (1) and (2) are described in Disclosure Schedule 3.1(h)(ii).

            (iii)  Since March 31, 2009, neither Saehan nor any of its Subsidiaries or, to the knowledge of Saehan, any director, officer, employee, auditor, accountant or representative of Saehan or any of its Subsidiaries has received or has otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Saehan or any of its Subsidiaries or their internal control over financial reporting, including any complaint, allegation, assertion or claim that Saehan or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

          (i)    Legal Proceedings.    Except as set forth in Disclosure Schedule 3.1(i), there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Saehan, threatened, against or, other than routine collection matters instituted by Saehan Bank, affecting Saehan or any Subsidiary of Saehan, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator issued and in effect against

  Saehan or any Subsidiary of Saehan. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Saehan, threatened against Saehan that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Saehan pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

          (j)    Taxes.    Except as set forth in Disclosure Schedule 3.1(j):

              (i)  Each of Saehan and the Saehan Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all tax returns required to be filed by it, and all such filed tax returns were true, correct and complete in all material respects. All taxes of Saehan and the Saehan Subsidiaries (whether or not shown on any tax return) have been timely paid except for taxes that are both being contested in good faith and adequately reserved against and included as an identifiable tax liability (in accordance with GAAP) on the Financial Statements. Saehan has no liability for taxes in excess of the amount reserved or provided for in the Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods). There are no liens for taxes (other than taxes not yet due and payable) upon any of the assets of Saehan and the Saehan Subsidiaries. Saehan and each Saehan Subsidiary are in compliance with the requirements of FIN 48, and their tax accrual work papers explain and support all amounts provided and positions taken by Saehan and each Saehan Subsidiary with respect to FIN 48.

             (ii)  No written or, to the knowledge of Saehan, unwritten notice of any deficiency with respect to taxes that has been proposed, asserted or assessed against Saehan or any of the Saehan Subsidiaries and has not previously been paid has been received by Saehan or any Saehan Subsidiary.

            (iii)  There are no disputes pending with respect to, or claims or assessments asserted in writing for, any amount of taxes upon Saehan, nor has Saehan given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any tax return for any period.

            (iv)  To the knowledge of Saehan, no tax return of Saehan or any Saehan Subsidiary is under audit or examination by any Governmental Entity. No written or, to the knowledge of Saehan, unwritten notice of such an audit or examination by any Governmental Entity has been received by Saehan or any Saehan Subsidiary. Any assessments for taxes due with respect to any completed and settled examinations or any concluded litigation have been fully paid.

             (v)  Neither Saehan nor any Saehan Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock under Section 355 of the Code (i) within the two-year period ending prior to the date of this Agreement; or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

            (vi)  Neither Saehan nor any Saehan Subsidiary has: (A) been a member of group filing a consolidated federal income tax return or a consolidated, combined, or unitary state income tax return except any such income tax return where only Saehan and any Saehan Subsidiary were members; or (B) any liability for any tax under Treasury Regulations Section 1.1502-6 or any similar provision of any other tax law (except for taxes of the affiliated group of which Saehan is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of any other tax law), as a transferee or successor, by contract or otherwise.

           (vii)  Neither Saehan nor any Saehan Subsidiary has taken or agreed to take (or failed to take or agree to take) any action or knows of any facts or circumstances that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (viii)  Neither Saehan nor any Saehan Subsidiary has been a party to any "listed transaction" as such term is defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section § 1.6011-4(b)(2). Saehan and each Saehan Subsidiary have properly reported all "reportable transactions" as defined in Code § 6707A(c)(1) and Treasury Regulations Section 1.6011-4(b) on its United States federal income tax returns.

            (ix)  Saehan and the Saehan Subsidiaries have withheld (or shall withhold) from payments to or on behalf of its employees, independent contractors, creditors, stockholders or other third parties, and have timely paid (or shall timely pay) to the appropriate Governmental Entity, all amounts required to be withheld from such persons in accordance with applicable tax law; provided, however, that the foregoing withholding representation shall apply only with respect to payments made before the Closing Date and that the foregoing timely payment representation shall apply only with respect to payments which, to be timely, must be made to the appropriate Governmental Entity before the Closing Date.

             (x)  Disclosure Schedule 3.1(j)(x) lists all federal, state, local, and foreign income tax returns (including any such tax returns where the tax is calculated based on net or gross income) filed with respect to Saehan or any Saehan Subsidiary for taxable periods ended on or after December 31, 2007, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. True and complete copies of the federal and state income tax returns of Saehan and each Saehan Subsidiary, as filed with the IRS or the applicable state tax authority for all taxable years ending after December 31, 2007 have been delivered or otherwise made available to Wilshire. There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes.

            (xi)  Except as disclosed in Disclosure Schedule 3.1(j)(xi), neither Saehan nor any Saehan Subsidiary is a party to or bound by any tax sharing agreement, tax indemnity obligation or agreement or arrangement with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any Governmental Entity).

           (xii)  Neither Saehan nor any Saehan Subsidiary is required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or before the Closing Date; (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or before the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (D) installment sale or open transaction disposition made on or before the Closing Date; (E) prepaid amount received on or before the Closing Date, or (F) election under Section 108(i) of the Code.

          (xiii)  Neither Saehan nor any Saehan Subsidiary has been a United States real property holding corporation within the meaning of the Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

          (xiv)  No claim has been made within the last three (3) years by an authority in a jurisdiction where Saehan or any Saehan Subsidiary does not file tax returns that Saehan or any Saehan Subsidiary may be subject to taxation by that jurisdiction.

            (xv)  Disclosure Schedule 3.1(j)(xv) lists and contains an accurate and complete description as to any United States federal and state net operating and capital loss carryforwards for Saehan and any Saehan Subsidiary (including any limitations of such net operating or capital loss carryforwards under Code Sections 382, 383 or 384 or the Treasury Regulations), if any, as of December 31, 2012, and the expiration dates thereof. Without limiting the generality of the foregoing, the audited consolidated statement of financial condition of Saehan at December 31, 2012 included in the Financial Statements reflects a net deferred tax asset with a gross balance of $26.8 million and a full valuation allowance against such gross balance (the "Deferred Tax Asset"); such entries are true, accurate and correct as of such date and have been prepared by Saehan in accordance with GAAP applied on a consistent basis.

          (xvi)  Within the past 3 years, the IRS has not challenged the interest deduction on any of Saehan's or Saehan Subsidiary's debt on the basis that such debt constitutes equity for federal income tax purposes.

         (xvii)  Neither Saehan nor any Saehan Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Code § 162(m) (or any similar or corresponding provision of state tax law).

        (xviii)  Saehan and each Saehan Subsidiary have disclosed on their federal income tax returns and state income tax returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code or any similar provision under state tax law.

          (xix)  For purposes of this Section 3.1(j) and Section 4.1(k): (A) the term "tax" or "taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, duties, customs, fees, impositions or other similar government charges, including income, estimated income, business, occupation, franchise, real property, payroll, alternative or add-on minimum, social security (or similar), unemployment, personal property, sales, transfer, stamp, use, escheat, employment-related, commercial rent or withholding, net worth, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty, utility, environmental, value-added, recapture, unclaimed property or other taxes, including any interest, penalties, finds and additions (to the extent applicable) thereto, whether disputed or not; and (B) the term "tax return" shall mean Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

          (k)    Certain Agreements.

              (i)  Disclosure Schedule 3.1(k) sets forth an accurate and complete description of the following leases, subleases, licenses, contracts and agreements to which Saehan or any of its Subsidiaries is a party or by which any of them is bound: (a) any agreement that obligates or may obligate Saehan or any of its Subsidiaries in the aggregate for an amount in excess of $100,000 in any calendar year (as determined on an annualized basis with respect to multi-year contracts) or related contracts of a similar nature that in the aggregate obligate or may obligate Saehan or any of its Subsidiaries for an amount in excess of $100,000 in any calendar year (as determined on an annualized basis with respect to multi-year contracts); (b) any non-competition agreement or any other agreement or obligation which limits in any material respect (i) the ability of Saehan or any of its Subsidiaries to manage or operate any business or solicit any current, former or potential customers, borrowers or lessees that shall, in either case, be binding on Wilshire or its Affiliates (including Saehan) after Closing, or (ii) the manner in which, or the localities in which, any portion of the business of any of them or, following consummation of the transactions contemplated by this Agreement, Wilshire's or its Affiliates' (including Saehan's) businesses, is or would be conducted; (c) any agreement providing for the indemnification by Saehan or any of its Subsidiaries of any Person, other than customary agreements relating to the indemnification of directors, officers and employees of Saehan or indemnification pursuant to routine agreements entered into in the ordinary course (such as office equipment leases and the like); (d) any joint venture, strategic alliance or partnership agreement or other similar agreement; (e) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Saehan or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business (other than in connection with securitization or financing transactions or contracts entered into in the ordinary course of business that require that the particular transactions that are the subject thereof to be conducted with the counterparty or counterparties to the contract); (f) any contract or agreement providing for any payments that are conditioned, in whole or in part, on, or requiring the consent, notice or approval of or to any Person upon, a change of control of Saehan or any of its Subsidiaries; (g) any employment agreement or any agreement or arrangement that contains any material severance pay or post-employment liabilities to any current or former employee of Saehan or any of its Subsidiaries; (h) any agreement regarding any agent bank or other similar relationships with respect to lines of business; (i) any agreement that contains a "most favored nation" clause, which clause provides for the automatic adjustment of terms and/or conditions of an agreement, including but not limited to, pricing and rates, in order to provide parties with equal agreement rights, advantages or protections as those of subsequent agreements; (j) any lease for real property or a material amount of personal property; and (k) any contract or other agreement not made in the ordinary course of business which is material to Saehan taken as a whole (the agreements, contracts and obligations of the type described in clauses (a) through (k) being referred to herein as the "Saehan Contracts"). Saehan has made available to Wilshire and Newco true and correct copies of all Saehan Contracts. For the purposes of this Agreement, the Saehan Contracts shall be deemed not to include loans made by, repurchase agreements made by, bankers acceptances of or deposits by Saehan or any of its Subsidiaries, in each case in the ordinary course of business consistent with past practices, but shall include unfunded loan commitments and letters of credit issued by Saehan or any of its Subsidiaries. Except as set forth in Disclosure Schedule 3.1(k)(i), there are no provisions in any Saehan Contract relating to the incurring of indebtedness for borrowed money (other than Federal Home Loan Bank indebtedness, repurchase agreements, deposits (brokered or otherwise) entered into in the ordinary course of business) by Saehan or its Subsidiaries (including sale and leaseback transactions and including capitalized lease transactions and other similar financing transactions), including any such Saehan Contract which contains provisions which restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted or any securitization agreements to which Saehan or its Subsidiaries is a party, that provide any restrictions on, or that require that any financial payment (other than payment of outstanding principal and accrued principal) be made in the event of, the repayment of the outstanding indebtedness thereunder prior to its term.

             (ii)  All of the Saehan Contracts are legal, valid and binding obligations of Saehan or a Subsidiary of Saehan and, to the knowledge of Saehan, each other party thereto, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity) and are in full force and effect. Except as described in Disclosure Schedule 3.1(k)(ii), all rent and other payments by Saehan under the Saehan Contracts are current, there are no existing violations or defaults by Saehan or a

    Subsidiary of Saehan and, to Saehan's knowledge, there are no violations or defaults on the part of any other party to the Contracts and no termination, condition or other event has occurred which (with or without notice, lapse of time and/or the happening or occurrence of any other event) would constitute a default or material breach under the Saehan Contracts, other than defaults or material breaches that have been cured in the ordinary course of business.

          (l)    Benefit Plans.

              (i)  With respect to each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any stock purchase, stock option, severance, employment, change-in-control, educational assistance, adoption assistance, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not (all the foregoing being herein called "Benefit Plans"), under which any employee, director, independent contractor or former employee, director or independent contractor of Saehan or any of its Subsidiaries, or any spouse or dependent of any such employee or director, has any present or future right to benefits, and which is (or was prior to its termination) sponsored, maintained or contributed to by Saehan or any of its Subsidiaries or under which Saehan or any of its Subsidiaries has any present or future liability (the "Saehan Benefit Plans"), Saehan has provided Wilshire a true, correct and complete copy of (A) such Saehan Benefit Plan and all related amendments thereto, (B) each trust agreement, summaries, employee booklets or handbooks, annuity contracts, insurance policies or any other funding instruments ("Funding Arrangements") relating to such Saehan Benefit Plan and all related amendments thereto, (C) the most recent summary plan description for each Saehan Benefit Plan for which a summary plan description is required by ERISA, for Benefit Plans not subject to ERISA or that are unwritten, any relevant summaries, (D) the most recent annual report (Form 5500) filed with the IRS and, where applicable, the related audited financial statements thereof, (E) any contracts with independent contractors (including actuaries, investment managers, etc.) that relate to any Saehan Benefit Plan, and (F) the most recent determination letter (or equivalent) issued by the IRS with respect to any Saehan Benefit Plan qualified under Section 401(a) of the Code. There are no unwritten amendments to any Saehan Benefit Plan.

             (ii)  Each Saehan Benefit Plan that is represented to be qualified under Code Section 401(a) either has a favorable determination letter that covers all existing amendments up to and including EGTRRA or is an adoption of a prototype or volume submitter plan for which a favorable opinion letter has been issued up to and including EGTRRA, on which Saehan is entitled to reliance equivalent to a determination letter, and, in either case, Saehan has no obligation to adopt any amendments for which the remedial amendment period under Code Section 401(b) has expired, and Saehan is not aware of any circumstances likely to result in revocation of any such favorable determination or inability to rely on any opinion letter. Each Saehan Benefit Plan has been operated in compliance, in all material respects, with applicable law or in accordance with its terms and any related trust is exempt from federal income tax under Section 501(a) of the Code and, except as disclosed on Disclosure Schedule 3.1(l)(ii), all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Saehan Benefit Plan have been timely and completely filed or distributed.

            (iii)  No Saehan Benefit Plan is subject to Title IV of ERISA or is a defined benefit plan within the meaning of Section 3(35) of ERISA or, without limitation, either a multiple employer plan (including plans sponsored by an employee leasing or professional employer organization), or "multi-employer plan" (as either such term is defined in the Code or ERISA) and neither Saehan nor any ERISA Affiliate of Saehan has at any time during the last six (6) years, sponsored, maintained, contributed to or been obligated to contribute to any plan subject to Title IV of ERISA. No Saehan Benefit Plan is subject to the funding standards of Code Section 412 or 436 of the Code or Section 302 of ERISA.

            (iv)  All contributions (including, without limitations, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due and payable on or before the Closing Date have been timely paid to or made with respect to each Saehan Benefit Plan and, to the extent not presently payable, appropriate reserves have been established for the payment and properly accrued in accordance with customary accounting practices.

             (v)  All obligations required to be performed by Saehan of any Subsidiary of Saehan under any Saehan Benefit Plan have been performed by them in all material respects and they are not in default under or in violation of any material provision of any Saehan Benefit Plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code), breaches of fiduciary duty or any other breaches or violations of any law applicable to the Saehan Benefit Plans that would directly or indirectly subject Wilshire or Saehan to any taxes, penalties or other liabilities, including any liability arising through indemnification.

            (vi)  Except as disclosed in Disclosure Schedule 3.1(l)(vi), no Saehan Benefit Plan is invested in or provides the opportunity for the purchase of any employer security or employer real property (within the meaning of Section 407(d) of ERISA), other than the Saehan Stock Plans. No Saehan Stock Plan provides for the grant, sale, issuance or opportunity to invest in any stock of Saehan other than Saehan Common Stock.

           (vii)  With respect to each Saehan Stock Plan, Saehan has provided Wilshire a true, correct and complete copy of each form of award agreement, including amendments, under which the grant, sale or issuance of Saehan Common Stock, or the payment of cash based on the value of Saehan Common Stock have been granted, and a schedule showing the name of each grantee, the date of grant and all other material terms of each grant. No stock option or other right to acquire Saehan Common Stock or other equity of Saehan, or the payment of cash based on the value of Saehan Common Stock (A) has an exercise price that was less than the fair market value of the underlying equity as of the date such stock option or right was granted, as determined by Saehan in good faith and in compliance with the relevant IRS guidance in effect on the date of grant (including, IRS Notice 2005-1 and Section 1.409A-1(b)(5)(iv) of the Treasury regulations), (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right, or (C) has been granted after December 31, 2004, with respect to any class of stock of Saehan that is not "service recipient stock" (within the meaning of applicable regulations under Section 409A).

          (viii)  There are no pending claims, lawsuits or actions relating to any Saehan Benefit Plan (other than ordinary course claims for benefits) and, to the knowledge of Saehan none are threatened. Except as disclosed on Disclosure Schedule 3.1(l)(viii), neither the Merger, nor subsequent events where consequences result solely as a result of both the occurrence of the subsequent event and the occurrence of the Merger, shall accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of Saehan.

            (ix)  Except as required by the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or comparable State law, neither Saehan nor any

    Subsidiary of Saehan has any liability to provide post-retirement health or life benefits to any employee or former employee. No written or oral representations have been made to any employee or former employee of Saehan or any Saehan Subsidiary promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such individual, their dependents, or any beneficiaries for any period of time beyond the end of the current plan year or beyond termination of employment, except as required by law and at no expense to Saehan.

             (x)  Except as set forth in Disclosure Schedule 3.1(l)(x), no Saehan Benefit Plan, Saehan Stock Plan or other contract or arrangement exists that could result in the payment to any present or former employee or director of Saehan or any Subsidiary of Saehan of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Saehan or any Subsidiary of Saehan as a result of the transactions contemplated by this Agreement. Unless specifically disclosed on such schedule, no such payment will be nondeductible or subject to excise tax under Code Section 4999 or 280G, nor will Wilshire be required to "gross up" or otherwise compensate any Person because of the limits contained in such Code sections.

            (xi)  Except as set forth in Disclosure Schedule 3.1(l)(xi), there are no surrender charges, penalties, or other costs or fees that would be imposed by any Person against Saehan, any Saehan Benefit Plan, or any other Person, including without limitation, any Saehan Benefit Plan participant or beneficiary as a result of the consummation of the transactions contemplated by this Agreement with respect to any insurance, annuity or investment contracts or other similar investment held by any Saehan Benefit Plan.

           (xii)  Each Saehan Benefit Plan which is a "group health plan" (as defined in the Code and ERISA) has been operated in compliance, in all material respects, with Part 6 of Subtitle B of Title 1 of ERISA and Sections 4980B and 4980D of the Code and any analogous state law. No failure has occurred that would subject Wilshire or any of its Subsidiaries to tax under Code § 4980B or 4980D. Each such plan is in compliance, in all material respects, with, and the operation of each such plan will not result in the incurrence of any material penalty to Saehan or the Surviving Corporation under, the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, to the extent applicable.

          (xiii)  Except as described in Disclosure Schedule 3.1(l)(xiii), Saehan is insured by one or more insurance company(ies) for all health, dental, vision, life disability or similar claims relating to any Saehan Benefit Plan and Saehan does not self-insure against such claims.

          (xiv)  Saehan may, at any time, amend or terminate any Saehan Benefit Plan that it sponsors or maintains and may withdraw from any Saehan Benefit Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination.

           (xv)  Each Saehan Benefit Plan that is a "nonqualified deferred compensation plan" within the meaning of Code § 409A(d)(1) (a "Nonqualified Deferred Compensation Plan") subject to Code § 409A has (i) been maintained and operated since January 1, 2005 (or, if later, from its inception) in good faith compliance with Section 409A of the Code and all applicable IRS regulations promulgated thereunder and, as to any such plan in existence prior to January 1, 2005, has not been "materially modified" (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004, or has been amended in a manner that conforms with the requirements of Section 409A of the Code, and (ii) since January 1, 2009, been in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder. No additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in any such Saehan Benefit Plan or other contract, plan, program, agreement, or arrangement. Neither Saehan nor any Subsidiary is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

          (m)    Bank Subsidiary.    Saehan owns all of the outstanding shares of capital stock of Saehan Bank, free and clear of any claim, lien or encumbrance. All of the shares of capital stock of Saehan Bank have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. Saehan Bank is an "insured bank" as defined in the Federal Deposit Insurance Act (the "FDIA") and applicable regulations thereunder. Saehan Bank is a California-state chartered member bank whose primary federal bank regulator is the FDIC. Saehan has no other Subsidiaries.

          (n)    Agreements with Regulators.    Except as set forth in Disclosure Schedule 3.1(n), neither Saehan nor any Subsidiary of Saehan is a party or subject to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter currently in effect, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts the conduct of its business, imposes any requirements or procedures or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has Saehan been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions. Saehan and its Subsidiaries are in compliance with all of the foregoing so listed in Disclosure Schedule 3.1(n) . There are no formal or informal investigations, known to Saehan, relating to any regulatory matters pending before any Governmental Entity with respect to Saehan or any of its Subsidiaries. Neither of Saehan nor any of its executive officers or, to the knowledge of Saehan, any of its directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws which would be required to be disclosed in any regulatory filing, and no such disciplinary proceeding or order is pending, nor, to the knowledge of Saehan, threatened.

          (o)    Dissenting Shareholders.    Saehan has no knowledge of any plan or intention on the part of any stockholder to exercise appraisal or dissenter rights in the manner provided by the Dissenters' Rights Statute.

          (p)    Takeover Statutes.    There are no anti-takeover, control share, fair price, business combination, moratorium or other similar statutes, charters provisions or bylaws applicable to this Agreement, the Merger, the Bank Merger or the other transactions contemplated hereby.

          (q)    Vote Required.    The Required Saehan Vote is the only vote of the holders of any class or series of Saehan capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

          (r)    Properties.    Saehan or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest balance sheet included in the Financial Statements as being owned by Saehan or one of its Subsidiaries or acquired after the date thereof which are material to Saehan's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever ("Liens"), except for

  Permitted Liens, and (ii) is the lessee of all leasehold estates reflected in the latest balance sheet included in the Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Saehan's knowledge, the lessor.

          (s)    Condition of Assets.    Except as set forth on Disclosure Schedule 3.1(s), all tangible assets, including furniture, fixtures and equipment, used by Saehan are in operating condition, ordinary wear and tear excepted, and conform with all material ordinances, regulations, zoning and other laws, whether federal, state or local. Saehan owns or leases all of the assets and leases all Properties necessary to carry on its business in the manner in which it is presently conducted. The premises or equipment of Saehan is not in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost. Neither Saehan nor its Subsidiaries owns any Properties (other than OREO).

          (t)    Intellectual Property.    Saehan and its Subsidiaries own or have a valid license to use all patents, inventions, trade secrets, domains, copyrights, trademarks, service marks and trade names (including any rights, registrations or applications for registration of any of the foregoing) (collectively, the "Saehan Intellectual Property") necessary to carry on their business substantially as currently conducted. Each item of Saehan Intellectual Property that is material to Saehan or its Subsidiaries is set forth on Disclosure Schedule 3.1(t). Neither Saehan nor any such Subsidiary has received any notice of infringement of or conflict with and there are no infringements of or conflicts with, the rights of others with respect to the use of any Saehan Intellectual Property which would materially impact Saehan. Saehan and its Subsidiaries each have a privacy policy (a "Privacy Policy") regarding the collection and use of personally-identifiable information ("Customer Information") or does not collect Customer Information and have written agreements with each third party with which it shares any Customer Information requiring that such information be kept confidential and used only as permitted by Saehan or the customer ("Privacy Agreement"), copies of which have been provided or have been made available to Wilshire. Neither Saehan nor its Subsidiaries has collected any Customer Information in an unlawful manner or is in violation of its Privacy Policy; nor has any of them used any of the Customer Information in an unlawful manner or in a manner that in any way violates its Privacy Policy, a Privacy Agreement or the privacy rights of its customers or third parties. Saehan and its Subsidiaries have each posted its Privacy Policy in a clear and conspicuous location on its web site (if any) and regularly distributes copies to its customers. Saehan and its Subsidiaries each have adequate security measures in place to protect the Customer Information it receives from illegal or unauthorized use by its personnel or third parties or use by its personnel or third parties in a manner violative of the rights of privacy of its customers.

          (u)    Derivatives.    Set forth on Disclosure Schedule 3.1(u) is a list of all swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions (each, a "Derivative Contract"), whether entered into for Saehan's own account, or for the account of one or more of its Subsidiaries or their respective customers, were entered into (i) in accordance with prudent business practices and all Applicable Legal Requirements and (ii) with counterparties which Saehan believes to be financially responsible. Each Derivative Contract of Saehan or any of its Subsidiaries constitutes the valid and legally binding obligation of Saehan or one or more of its Subsidiaries, as the case may be, that is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing), and is in full force and effect. Neither Saehan nor its Subsidiaries, nor to the knowledge of Saehan any other party thereto, is in breach of any of its obligations under any Derivative Contract of Saehan or one of its Subsidiaries. The financial position of Saehan and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Contract has been reflected in the books and records of Saehan and such Subsidiaries in accordance with GAAP applied on a consistent basis.

          (v)    Loan Portfolio.

              (i)  Except as set forth on Disclosure Schedule 3.1(v)(i), neither Saehan nor any of its Subsidiaries is a party to any written or oral (A) Loans under the terms of which the obligor was, as of March 31, 2013, 90 days or more delinquent in payment of principal or interest or, to the knowledge of Saehan, in default of any other provision, or (B) Loans with any director, executive officer or 5% or greater stockholder of Saehan or any of its Subsidiaries, or to the knowledge of Saehan, any affiliate of any of the foregoing. Set forth in Disclosure Schedule 3.1(v)(i) is a true, correct and complete list of (A) all of the Loans of Saehan and its Subsidiaries that, as of March 31, 2013, were classified by Saehan as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (B) by category of Loan (i.e., commercial real estate, commercial and industrial, consumer, other), all of the other Loans of Saehan and its Subsidiaries that, as of March 31, 2013, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category, and (C) each asset of Saehan or any of its Subsidiaries that, as of March 31, 2013, was classified as "Other Real Estate Owned" ("OREO") and the book value thereof; it being understood and agreed that the Loans referenced in clauses (A) and (B) of this sentence include any Loans so classified by Saehan or by any Governmental Entity. Saehan shall provide to Wilshire, on a monthly basis, (1) a schedule of Loans of Saehan and its Subsidiaries that become classified in the manner described in the previous sentence, or any Loan of Saehan and its Subsidiaries the classification of which is changed to a lower classification or to OREO, and (2) a schedule of Loans of Saehan and its Subsidiaries in which the obligor is delinquent in payment by 30 days or more, in each case after the date of this Agreement.

             (ii)  Each Loan of Saehan and its Subsidiaries (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent carried on the books and records of Saehan and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restriction, claims, liens or encumbrances, as applicable, which have been perfected and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing.

            (iii)  Each outstanding Loan of Saehan and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Saehan and its Subsidiaries except for documented exceptions (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all Applicable Legal Requirements.

            (iv)  Except as set forth in Disclosure Schedule 3.1(v)(iv), none of the agreements pursuant to which Saehan or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

             (v)  There are no outstanding Loans made by Saehan or any of its Subsidiaries to any "executive officer" or other "insider" (as each such term is defined in Regulation O promulgated by the Federal Reserve) of Saehan or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

          (w)    Insurance.    Set forth in Disclosure Schedule 3.1(w) is a true, correct and complete list of all insurance policies maintained by Saehan and its Subsidiaries. All such insurance policies and bonds are in full force and effect and neither Saehan nor any of its Subsidiaries is in default under any such policy or bond. Except as set forth in Disclosure Schedule 3.1(w), as of the date hereof, there are no claims in excess of $50,000 under any of such insurance policies or bonds, which claims are pending or as to which coverage has been denied or disputed by the underwriters of such insurance policies or bonds.

          (x)    Transactions with Affiliates.    Except as set forth in Disclosure Schedule 3.1(x), there are no agreements, contracts, plans, arrangements or other transactions between Saehan or any of its Subsidiaries, on the one hand, and any (i) officer or director of Saehan or any of its Subsidiaries, (ii) record or beneficial owner of 5% or more of the voting securities of Saehan, (iii) affiliate or family member of any such officer, director or record or beneficial owner or (iv) any other affiliate of Saehan, on the other hand, except those of a type available to employees of Saehan generally. Except as set forth in Disclosure Schedule 3.1(x), there are no "covered transactions," including any Loans engaged in by Saehan, with any "affiliate" (as such terms are defined in Section 23A of the Federal Reserve Act and Regulation W promulgated thereunder) other than those covered transactions which were engaged in and continue to be in compliance with Section 23A and Regulation W.

          (y)    Absence of Certain Business Practices.    Neither Saehan nor any of its officers, employees or agents, nor any other Person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of Saehan (or assist Saehan in connection with any actual or proposed transaction) that violates any Applicable Legal Requirement to Saehan.

          (z)    Environmental Compliance.    Except as set forth on Disclosure Schedule 3.1(z):

              (i)  Saehan and its respective Properties are in material compliance with all Environmental Laws. Saehan is not aware of, nor has Saehan received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of Saehan with all Environmental Laws.

             (ii)  Saehan has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

            (iii)  No Hazardous Materials exist on, about or within any of the Properties, nor to Saehan's knowledge have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that Saehan makes and intends to make of the Properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

            (iv)  There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to Saehan's knowledge threatened against Saehan relating in any way to any Environmental Law. Saehan has no liability for remedial action under any Environmental Law. Saehan has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has Saehan received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

          (aa)    Community Reinvestment Act.    Except as set forth on Disclosure Schedule 3.1(aa), each of Saehan and Saehan Bank is in compliance with the Community Reinvestment Act (the "CRA") and all regulations promulgated thereunder, and Saehan Bank has supplied Wilshire with copies of its current CRA Statement, all letters and written comments received by Saehan Bank since January 1, 2007 pertaining thereto and any responses by Saehan Bank to such comments. Saehan Bank has a rating of "satisfactory" as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the FDIC or any other Governmental Entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Saehan Bank under the CRA.

          (bb)    Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act.    Except as set forth on Disclosure Schedule 3.1(bb), Saehan Bank is in substantial compliance with the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, and the Equal Credit Opportunity Act and all regulations promulgated thereunder. Since December 31, 2010, Saehan Bank has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, and Saehan Bank has no notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to Saehan Bank's compliance with such acts.

          (cc)    Usury Laws and Other Consumer Compliance Laws.    Except as set forth on Disclosure Schedule 3.1(cc), all outstanding loans of Saehan Bank have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the California usury statutes as they are currently interpreted, Regulation Z issued by the Federal Reserve, the Federal Consumer Credit Protection Act and all statutes and regulations governing the operation of banks chartered under the laws of the State of California. Each loan on the books of Saehan Bank was made in the ordinary course of business.

          (dd)    Unfair, Deceptive or Abusive Acts or Practices.    Saehan Bank has not engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau, as such terms are used in Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), to the extent such rules apply to Saehan Bank. There are no allegations, claims or disputes to which Saehan Bank is a party that allege, or to the knowledge of Saehan Bank, no person has threatened or threatens to allege, that Saehan Bank has engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau.

          (ee)    Consumer Complaints.    Saehan has made available to Wilshire copies of all unresolved consumer complaints as of March 31, 2013 and any complaints received thereafter, as well as any reports to the senior management, the board of directors or audit committee of Saehan or Saehan Bank of plans for remediation of such complaints, trends in its compliant data and analysis of such complaints.

          (ff)    Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act.    Saehan Bank is in substantial compliance with the Bank Secrecy Act of 1979, as amended, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, codified at Title III of the U.S.A. Patriot Act of 2001 otherwise known as the U.S.A. Patriot Act and all regulations promulgated thereunder, and Saehan Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Saehan Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the IRS.

          (gg)    Books and Records.    The minute books, stock certificate books and stock transfer ledgers of Saehan have been kept in the ordinary course of business and are complete and correct in all material respects. The transactions entered therein represent bona fide transactions, and there have been no material transactions involving the business of Saehan that properly should have been set forth therein and that have not been accurately so set forth.

          (hh)    Employee Relationships.    Saehan has complied in all material respects with all applicable material laws relating to its relationships with its employees, and Saehan believes that the relationships between Saehan and its employees are good. To the knowledge of Saehan, no senior executive officer or manager of any material operations of Saehan or any group of employees of Saehan has or have any present plans to terminate their employment with Saehan.

          (ii)    Brokers or Finders.    No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except B. Riley & Co., and, if the Merger is not consummated, Saehan agrees to indemnify Wilshire and to hold Wilshire harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Saehan or its affiliates.

          (jj)    Opinion of Financial Advisor of Saehan.    Saehan has received the oral opinion of its financial advisor, B. Riley & Co., LLC, subsequently confirmed in writing on the date hereof to the effect that, subject to the limitations and qualifications expressed therein, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Saehan Common Stock.

          (kk)    Completion of Transaction.    Saehan has no knowledge of any fact or circumstances relating to or affecting Saehan that it reasonably believes would prevent Saehan from fulfilling its material obligations under this Agreement and completing the transactions contemplated hereby or thereby or that would, without the incurrence of undue expense or time, prevent Saehan from obtaining all necessary regulatory approvals from any Governmental Entity or Regulatory Agency of the transactions contemplated by this Agreement.

        Section 3.2.    Representations and Warranties of Wilshire.     Except as set forth in the correspondingly identified subsection of the disclosure schedules delivered by Wilshire to Saehan concurrently herewith, Wilshire and Newco, jointly and severally, represent and warrant to Saehan as follows:

          (a)    Organization, Standing and Power.    Wilshire is a bank holding company registered under the BHC Act. Wilshire and Newco are each corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on their respective business as now being conducted, and each is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Wilshire.

          (b)    Authority.

              (i)  Wilshire and Newco have all requisite corporate power and authority to execute and deliver this Agreement and the affirmative vote of to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Wilshire and Newco and the consummation by Wilshire and Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Wilshire and Newco. The Wilshire Board and Newco Board have each unanimously adopted resolutions, dated as of the date of this Agreement, (w) approving, and declaring advisable and in the best interests of their stockholders, this Agreement and the Merger. This Agreement has been duly executed on behalf of Wilshire and Newco by the Chairman of the Board, President or Vice President and Secretary or Assistant Secretary of Wilshire and Newco, as applicable, has been duly delivered by Wilshire and Newco and constitutes a valid and binding obligation of Wilshire and Newco, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equitable principles, forthright negotiation, commercial reasonableness, good faith and fair dealing.

             (ii)  The execution and delivery by Wilshire of this Agreement does not, and the consummation by Wilshire and Newco of the transactions contemplated hereby shall not, (A) result in any Violation pursuant to any provision of the Wilshire Charter or the bylaws of Wilshire or the articles of incorporation or bylaws of Newco, or any Subsidiary of Wilshire, or (B) except as set forth in Disclosure Schedule 3.2(b)(ii) and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to therein or in clause (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise or license, or any Applicable Legal Requirements applicable to Wilshire or any Subsidiary of Wilshire or their respective properties or assets.

            (iii)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (acting in any capacity) is required by or with respect to Wilshire or any Subsidiary of Wilshire in connection with the execution and delivery of this Agreement by Wilshire and Newco or the consummation by Wilshire and Newco of the transactions contemplated hereby, the failure to make or obtain which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Wilshire, except for (A) the Requisite Regulatory Approvals, (B) the filing with the SEC of (1) the Form S-4, and (2) such reports under Sections 12, 13(a), 13(d) and 16(a) of and Regulation 14A (including Schedule 14A) and Rule 14f-1 under the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders, authorizations and approvals as may be required in connection therewith, and (C) the Agreement and Plan of Merger with the Secretary of State of the State of California.

          (c)    SEC Documents.    Wilshire has timely filed all reports, schedules, registration statements and other documents required under Applicable Legal Requirements to be filed by it with the SEC since December 31, 2010 (the "Wilshire SEC Documents"). Wilshire has delivered or made available to Saehan true, correct and complete copies of all Wilshire SEC Documents. As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Wilshire SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the SOX Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Wilshire SEC Documents, and none of the Wilshire SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of Wilshire included in the Wilshire SEC Documents complied, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of Wilshire and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies as of the dates and for the periods shown, subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulations S-X of the SEC (but only if, in the case of interim financial statements included in Wilshire SEC Documents since Wilshire's most recent Annual Report on Form 10-K, such notes would not differ materially from the notes to the financial statements included in such Annual Report) and (ii) normal, recurring year-end adjustments (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

          (d)    Information Supplied.    None of the information supplied or to be included by Wilshire by reference in the Form S-4 shall at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement/Prospectus shall not, at the date of mailing to stockholders and at the time of the Saehan Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact respecting Wilshire required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Wilshire becomes aware that any information furnished by it would cause any of the statements in the Form S-4 or the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, Wilshire will promptly inform Saehan thereof. The representations and warranties in this subsection (d) shall not apply to statements in or omissions from the Form S-4 or any amendment thereto or the Proxy Statement/Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Wilshire by Saehan in writing, in each case expressly for use therein.

          (e)    Bank Subsidiary.    Wilshire owns all of the outstanding shares of capital stock of Wilshire Bank, free and clear of any claim, lien or encumbrance. All of the shares of capital stock of Wilshire Bank have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. Wilshire Bank is an "insured bank" as defined in the FDIA and applicable regulations thereunder. Wilshire Bank is a California-state chartered nonmember bank whose primary federal bank regulator is the FDIC.

          (f)    Brokers or Finders.    No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Macquarie Capital (USA) Inc., and, if the Merger is not consummated, Wilshire agrees to indemnify Saehan and to hold Saehan harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Saehan or its affiliates.

          (g)   Neither Wilshire nor any Wilshire Subsidiary has taken or agreed to take (or failed to take or agree to take) any action or knows of any facts or circumstances that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (h)    Compliance with Applicable Legal and Reporting Requirements.

              (i)  Wilshire and its Subsidiaries hold all permits, authorizations, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Wilshire and its Subsidiaries, taken as a whole (the "Wilshire Permits"), the Wilshire Permits are in full force and effect and Wilshire and its Subsidiaries are in compliance with the terms of the Wilshire Permits.

             (ii)  Since December 31, 2009, Wilshire and each of its Subsidiaries has conducted its business in compliance in all material respects with all Applicable Legal Requirements (including the SOX Act, the USA PATRIOT Act of 2001, any other applicable anti-money laundering statute, rule or regulation or any rule or regulation issued by the U.S. Department of the Treasury's Office of Foreign Assets Control, and the privacy and customer information requirements contained in Applicable Legal Requirements) or to the employees conducting such businesses. To the knowledge of Wilshire, no investigation by any Governmental Entity with respect to Wilshire or any of its Subsidiaries is pending or threatened nor is there any unresolved violation, criticism or exception by any regulatory authority with respect to any report or statement relating to any examinations of Wilshire or its Subsidiaries.

          (i)    Legal Proceedings.    No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Wilshire, threatened against Wilshire that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Wilshire pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

          (j)    Agreements with Regulators.    Except as set forth in Disclosure Schedule 3.2(j), neither Wilshire nor any Subsidiary of Wilshire is a party or subject to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter currently in effect, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts the conduct of its business, imposes any requirements or procedures or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has Wilshire been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions. Wilshire and its Subsidiaries are in compliance with all of the foregoing so listed in Disclosure Schedule 3.2(j). There are no formal or informal investigations, known to Wilshire, relating to any regulatory matters pending before any Governmental Entity with respect to Wilshire or any of its Subsidiaries. Neither of Wilshire nor any of its executive officers or, to the knowledge of Wilshire, any of its directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws which would be required to be disclosed in any regulatory filing, and no such disciplinary proceeding or order is pending, nor, to the knowledge of Wilshire, threatened.

ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 4.1.    Covenants of Saehan.     During the period from the date of this Agreement and continuing until the Effective Time, Saehan agrees as to itself and its Subsidiaries that, except as expressly permitted by this Agreement or to the extent that Wilshire and Newco shall otherwise consent in writing:

          (a)    Ordinary Course.    Saehan and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities, preserve their relationships with directors, officers, employees, customers, suppliers and others having business dealings with them and maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect as of the Effective Time. Saehan shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or its Subsidiaries' lending, investment, underwriting, risk and asset-liability management or other material banking or operating policies in any respect which is material to Saehan, except as required by Applicable Legal Requirements or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, (iv) enter into or terminate any material lease, contract or agreement, or make any change to any existing material leases, contracts or agreements, except in the ordinary course of business consistent with past practice or (v) take any action or fail to take any action, which action or failure causes a material breach of any material lease, contract or agreement.

          (b)    Dividends; Changes in Stock.    Saehan shall not, nor shall it permit any of its Subsidiaries to, or propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) for dividends by a wholly owned Subsidiary of Saehan, and (B) the declaration and payment of regular cash dividends on any currently outstanding trust preferred securities issued by any Subsidiary of Saehan in accordance with the terms of the Trust Documents entered into by such Subsidiary, (ii) split, combine, exchange, adjust or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of DPC shares in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date hereof and disclosed in Disclosure Schedule 4.1(b)).

          (c)    Issuance of Securities.    Saehan shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances by a wholly owned Subsidiary of its capital stock to its parent or to another wholly owned Subsidiary of Saehan.

          (d)    Governing Documents.    Saehan shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its articles of incorporation, bylaws or similar organizational documents, as applicable, or, except to the extent permitted by Section 4.1(e) or 4.1(f), enter into, or permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any Person other than a wholly owned Subsidiary of Saehan.

          (e)    No Acquisitions.    Saehan shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, by merging or consolidating with, by purchasing no more than a 1%

  equity interest in or no more than 10% of the assets of, by forming a partnership or joint venture with, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets not in the ordinary course of business; provided, however, that the foregoing shall not prohibit foreclosures, repossessions or other DPC acquisitions in the ordinary course of business.

          (f)    No Dispositions.    Other than sales of OREO and nonperforming assets not exceeding $2.0 million in the aggregate in each calendar month in the ordinary course of business consistent with past practice and other than sales of OREO and non-performing assets at a price that equals or exceeds the book value of such assets (net of allocated reserves), and sales of performing loans and investment securities in the ordinary course of business consistent with past practice, Saehan shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including capital stock of its Subsidiaries and indebtedness of others held by Saehan and its Subsidiaries) which are material, individually or in the aggregate, to Saehan.

          (g)    Indebtedness.    Saehan shall not, and shall not permit any of its Subsidiaries to, (i) incur, create or assume any long-term indebtedness for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long- term debt securities or warrants or rights to acquire any long-term debt securities of Saehan or any of its Subsidiaries or guarantee any long-term debt securities of others, other than (A) indebtedness of any Subsidiary of Saehan to Saehan or to another Subsidiary of Saehan, and (B) in the ordinary course of business consistent with past practice (including advances under existing lines of credit with the Federal Home Loan Bank of San Francisco or the Federal Reserve Bank Discount Window) or (ii) prepay or voluntarily repay any subordinated indebtedness or trust preferred securities.

          (h)    Loans.    Saehan shall not, and shall not permit any of its Subsidiaries to, make, commit to make, renew, extend the maturity of, or alter any of the material terms of any loan or group of loans to any borrower and its affiliates that, individually or collectively, would be in excess of $1.5 million, without submitting a complete loan write-up to the chief credit officer of Wilshire State Bank for review with a right of comment at least two (2) Business Days prior to taking such action.

          (i)    Other Actions.    Saehan shall not, and shall not permit any of its Subsidiaries to, intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement, or (unless such action is required by Applicable Legal Requirements) which would adversely affect the ability of the Parties to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(f).

          (j)    Accounting Methods.    Saehan shall not, and shall not permit any of its Subsidiaries to, make any material change its methods of accounting in effect at March 31, 2013, except as required by changes in generally accepted accounting principles as concurred in by Saehan's independent auditors or required by bank regulatory authorities.

          (k)    Tax Matters.    Saehan shall not, and shall not permit its Subsidiaries to, make or rescind any tax election, make any amendments to tax returns previously filed, or settle or compromise any tax liability or refund, without the prior written consent of Wilshire and Newco.

          (l)    Compensation and Benefit Plans.    Saehan shall not, and shall not permit any of its Subsidiaries to, (i) enter into, adopt, amend (except for such amendments as may be required by Applicable Legal Requirements) or terminate any Saehan Benefit Plan, or any agreement, arrangement, plan or policy between Saehan or a Subsidiary of Saehan and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of the date hereof, increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, provided that, Saehan, with Wilshire's prior consent, may offer retention bonuses to certain employees of Saehan in such amounts and to such employees as the parties may agree as set forth on Disclosure Schedule 4.1(l), provided further that, such retention bonuses shall not be paid to the employees until satisfactory completion of such employees' duties under the retention bonus arrangements, (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement or (iv) provide that, with respect to the right to any bonus or incentive compensation and the grant of any stock option, restricted stock, restricted stock unit or other equity-related award pursuant to the Saehan Stock Plans or otherwise granted on or after the date hereof, the vesting of any such bonus, incentive compensation, or stock option, restricted stock, restricted stock unit or other equity-related award shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by this Agreement, either alone or in combination with some other event.

          (m)    Investment Portfolio; Interest Rate Risk; Other Risk.    Saehan shall not, and shall not permit any of its Subsidiaries to, materially restructure or materially change (on a consolidated basis) its investment securities portfolio, its hedging strategy or its interest rate risk position, through purchases, sales or otherwise, or the manner in which its investment securities portfolio is classified or reported or materially increase the credit or other risk concentrations associated with its investment securities portfolio; provided, however, that the foregoing shall not restrict the purchase or sale of investment securities by Saehan or any of its Subsidiaries in the ordinary course of business consistent with past practice.

          (n)    No Liquidation.    Saehan shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

          (o)    Other Agreements.    Saehan shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.1.

        Section 4.2.    Advice of Changes; Government Filings.

          (a)   Saehan shall confer on a regular and frequent basis with Wilshire, report on its operational matters and promptly advise Wilshire orally and in writing of any change or event having, or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Saehan or the Surviving Corporation.

          (b)   Saehan shall, and shall cause Saehan Bank to, file all Call Reports with the appropriate bank regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and, to the fullest extent permitted by Applicable Legal Requirements, shall make available to Wilshire and Newco copies of all such reports promptly after the same are filed.

        Section 4.3.    No Control of Other Party's Business.     Nothing contained in this Agreement shall give Wilshire, directly or indirectly, the right to control or direct the operations of Saehan or shall give Saehan, directly or indirectly, the right to control or direct the operations of Wilshire prior to the Effective Time. Prior to the Effective Time, each of Saehan and Wilshire shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

ARTICLE V
ADDITIONAL AGREEMENTS

        Section 5.1.    Preparation of Proxy Statement/Prospectus; Stockholders Meetings.

          (a)   As promptly as reasonably practicable following the date hereof, Saehan shall prepare acceptable preliminary and definitive information relating to the proxy materials which shall constitute the proxy statement/prospectus relating to the matters to be submitted to the Saehan stockholders at the Saehan Stockholders Meeting and the solicitation of the Required Saehan Vote (such proxy statement/prospectus, and all amendments, supplements, annexes and exhibits thereto, the "Proxy Statement/Prospectus"), and Wilshire shall prepare and file with the SEC a registration statement on Form S-4 (of which the Proxy Statement/Prospectus shall be a part) in form and substance reasonably satisfactory to Saehan with respect to the issuance of Wilshire Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). Wilshire shall use reasonable best efforts to have the Form S-4 declared effective by order of the SEC as promptly as is reasonably practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated by this Agreement. Wilshire shall, as promptly as reasonably practicable after receipt thereof, provide Saehan with copies of all written comments and advise Saehan of all oral comments with respect to the Form S-4 received from the staff of the SEC. Wilshire shall use its reasonable best efforts to take all action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, and all applicable foreign and state securities and "blue sky" laws in connection with the Merger and the issuance of Wilshire Common Stock in connection with the Merger and each Party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Wilshire shall advise Saehan, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the filing of each supplement or amendment thereto, the issuance of any stop order relating thereto, the suspension of the qualification of the Wilshire Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of or supplement to the Form S-4, SEC comments thereon, whether written or oral, or SEC requests for additional information or materials. If at any time prior to the Effective Time any information relating to either of the Parties, or their respective affiliates, officers or directors, should be discovered by either Party which should be set forth in an amendment or supplement to the Form S-4 so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify and consult with the other Party hereto and, to the extent required by law, rules or regulations, shall cooperate with the other Party (including giving due consideration to the comments received from the other Party) to provide that an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Saehan and Wilshire. Saehan shall cooperate and assist Wilshire in preparing the Form S-4, including furnishing to Wilshire all information concerning Saehan that Wilshire may reasonably request in connection with preparation of such Form S-4. None of the information supplied or to be supplied by Saehan or Wilshire or any of their respective directors, officers, employees or agents for inclusion or in the Form S-4 shall, at the date the Form S-4 is declared effective, at the time the Form S-4 may be amended or supplemented, and at the time of Saehan Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to Saehan or Wilshire, as the case may be, necessary in order to make the statements therein with respect to Saehan or Wilshire, as the case may be, in light of the circumstances under which they are made not misleading.

          (b)   Saehan shall duly take all lawful action to establish a record date for, call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the date on which the Form S-4 becomes effective (the "Saehan Stockholders Meeting") for the purpose of submitting this Agreement to the holders of Saehan Common Stock for their consideration and vote and obtaining the Required Saehan Vote. Subject to Section 5.1(d), and as promptly as reasonably practicable following the date on which the Form S-4 becomes effective, the Saehan Board shall use its reasonable best efforts to solicit or cause to be solicited from the Saehan stockholders the Required Saehan Vote, and Saehan shall take all other lawful action necessary or advisable (including, subject to the Saehan Board's exercise of its fiduciary duties, postponing or adjourning the Saehan Stockholders Meeting to make any communication permitted by this Agreement or to obtain a quorum or to solicit additional proxies in favor of the adoption of this Agreement) to obtain the Required Saehan Vote. Subject to Section 5.1(d), the Proxy Statement/Prospectus shall include the Saehan Board Recommendation.

          (c)   Subject to Section 5.1(d), neither the Saehan Board nor any committee thereof shall (u) withdraw, modify, amend or qualify the Saehan Board Recommendation in a manner adverse to Wilshire (it being understood that the failure of the Saehan Board Recommendation to be unanimous shall constitute a withdrawal, modification, amendment or qualification that is adverse to Wilshire unless the failure to be unanimous is solely because a director is not present for the vote due to incapacity or because he is not reasonably available to attend a meeting), (v) adopt a resolution to withdraw, modify, amend or qualify the Saehan Board Recommendation in a manner adverse to Wilshire, (w) publicly announce its intention to withdraw, modify, amend or qualify the Saehan Board Recommendation in a manner adverse to Wilshire, (x) approve, endorse or recommend any Acquisition Proposal with respect to Saehan, (y) cause, authorize or permit Saehan or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, asset purchase or share exchange agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal, other than (1) an Acceptable Confidentiality Agreement as provided in Section 5.4(b) or (2) a definitive agreement providing for a Superior Proposal pursuant to Section 5.1(f)(i)(G), or (z) publicly propose or announce an intention to take any of the foregoing actions described in the foregoing clauses (u) through (y) (a "Saehan Change in Recommendation").

          (d)   Notwithstanding anything to the contrary contained in this Section 5.1, but subject to the provisions of this Section 5.1(d), at any time prior to receipt of the Required Saehan Vote, the Saehan Board may effect or cause Saehan to effect, a Saehan Change in Recommendation, if the Saehan Board reasonably determines in good faith, After Consultation, that the failure to make a Saehan Change in Recommendation would result in a breach of its fiduciary duties of the Saehan Board to the stockholders of Saehan under Applicable Legal Requirements. Notwithstanding the preceding sentence, the Saehan Board shall not make a Saehan Change in Recommendation, and, in the case of a Superior Proposal, terminate this Agreement in accordance with Section 7.1(d), unless: (A) after the date of this Agreement, an unsolicited, bona fide written offer to effect an Acquisition Proposal is made to Saehan (Saehan under such circumstances being referred to herein as the "Target Party," and the other Party under such circumstances being referred to herein as the "Non-Target Party") and is not withdrawn; (B) such unsolicited, bona fide, written offer was not obtained or made in violation of Section 5.4; (C) the Target Party has complied in all material respects with its obligations under Section 5.4, including its obligations to provide notice(s) to the Non-Target Party of any Acquisition Proposal and other matters requiring notice under Section 5.4; (D) at least three (3) Business Days prior to any intended meeting of the board of directors of the Target Party at which such board of directors intends to consider and determine whether to make a Change in Recommendation, the Target Party provides the Non-Target Party with a written notice specifying the date and time of such intended meeting, the reasons for convening such intended meeting, the material terms and conditions of the Acquisition Proposal that is the basis of the intended meeting at which the board of directors of the Target Party will consider a Change in Recommendation (the "Target Offer") (including a copy of any draft agreement reflecting the Target Offer, if any) and the identity of the Person making the Target Offer (it being agreed that any substantive change to the terms and conditions of the Target Offer shall require a new notice and three (3) Business Day period); (E) after receipt by the Non-Target Party of the information and notice described in clause (D), the Non-Target Party notifies the Target Party of its desire to negotiate an amendment to the terms and conditions of this Agreement and during such three (3) Business Day period, the Parties engage in good faith negotiations to amend this Agreement in such a manner that, after giving effect to such amendment(s), the Target Party's board of directors may conclude that the Target Offer does not constitute a Superior Proposal; (F) at the end of such three (3) Business Day period, the Target Party's board of directors (x) concludes, after and taking into account any amendment(s) to this Agreement proposed by the Non-Target Party during such three (3) Business Day period, that such Target Offer is a Superior Proposal, and (y) determines in good faith, After Consultation, that the failure by the board of directors of the Target Party to make a Change in Recommendation would result in a breach of its fiduciary duties to stockholders under Applicable Legal Requirements; and (G) the Target Party thereafter enters into a definitive agreement providing for such Superior Proposal and concurrently terminates this Agreement in accordance with Section 7.1(e), and pays to the Non-Target Party the Termination Fee required by Section 7.2(b).

        Section 5.2.    Access to Information.

          (a)   Upon reasonable notice, Saehan shall (and shall cause its Subsidiaries to) afford to the representatives of Wilshire and Newco, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts and records and, during such period, Saehan shall (and shall cause Subsidiaries to) make available to Wilshire and Newco (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, federal or state banking laws or the rules and regulations of self-regulatory organizations (other than reports or documents which such Party is not permitted to disclose under Applicable Legal Requirements) and (ii) all other information concerning its business, properties and personnel as Wilshire and Newco may reasonably request.

          (b)   The Parties shall hold all information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated as of June 5, 2013, among Saehan and Wilshire (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect until immediately following the Effective Time. Newco acknowledges and agrees to the terms of the Confidentiality Agreement as if it were Wilshire for purposes thereof.

          (c)   No such investigation by either Wilshire or Saehan shall affect the representations and warranties of any Party expressly made in this Agreement.

        Section 5.3.    Reasonable Best Efforts.

          (a)   Each of Saehan and Wilshire shall, and shall cause its Subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to consummate the

  Merger and the Bank Merger and make effective the other transactions contemplated herein as promptly as reasonably practicable after the date hereof. Without limiting the generality of the foregoing, each Party shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all Applicable Legal Requirements which may be imposed on such Party or its Subsidiaries with respect to the Merger and the Bank Merger and to consummate the Merger and the Bank Merger, and (ii) to obtain (and to cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained or made by such Party or any of its Subsidiaries pursuant to Applicable Legal Requirements or any contract or other obligation in connection with the Merger, the Bank Merger and the transactions contemplated by this Agreement; provided, however, that a Party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption shall result in a condition or restriction on such Party or on the Surviving Corporation having an effect of the type referred to in Section 6.1(f). In furtherance and not in limitation of the Parties' obligations under this Section 5.3, each of the Parties further agrees as follows:

              (i)  Within thirty (30) days of the execution of this Agreement, each of Saehan and Wilshire shall, and shall cause its Subsidiaries to, use all reasonable best efforts to prepare all necessary documentation and effect all necessary filings in order to obtain the Requisite Regulatory Approvals.

             (ii)  The Parties shall cooperate with each other and shall each furnish the other and the other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of any Party or its Subsidiaries to any Governmental Entity in connection with the Merger and Bank Merger. Saehan and Wilshire shall have the right to review in advance all filings made in connection with the transactions contemplated by this Agreement with any Governmental Entity (other than with regard to information reasonably considered confidential by the providing Party). In addition, Saehan and Wilshire shall each furnish to the other a final copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity (other than any part of such filings reasonably considered confidential by the providing Party).

            (iii)  Subject to Applicable Legal Requirements, Saehan and Wilshire shall permit each other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or material oral communication (or other correspondence or memoranda) between it and any Governmental Entity (except for any confidential portions thereof).

            (iv)  Saehan and Wilshire shall promptly inform each other of and supply to each other any substantive communication (or other correspondence or memoranda) received by them from, or given by them to, any Governmental Entity, in each case, regarding any of the transactions contemplated hereby.

             (v)  Saehan and Wilshire shall provide that representatives of Saehan and Wilshire shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with any Governmental Entity or other organization relating to any Requisite Regulatory Approval or otherwise relating to any transactions contemplated by this Agreement, except as may otherwise be requested or required by such Governmental Entity. In furtherance of the foregoing, Saehan and Wilshire shall provide each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event.

          (b)   Saehan will cooperate with Wilshire with respect to Wilshire's assumption of Saehan's trust preferred securities, subject to and contingent upon the occurrence of the Closing, to the extent permitted by the terms of the governing indentures and/or applicable governing documentation and subject to and contingent upon regulatory approval. Wilshire agrees to execute and deliver, or cause to be executed and delivered by or on behalf of the Surviving Corporation, at or prior to the Effective Time, supplemental indentures and other instruments required for the due assumption of Saehan's outstanding debt, guarantees, trust preferred securities and other securities to the extent required by the terms of such debt, guarantees, trust preferred securities and securities and the instruments and agreements relating thereto, including under each of the Indentures dated as of March 30, 2007.

          (c)   Each of Saehan, Newco and Wilshire and their respective boards of directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, use all reasonable best efforts to provide that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

        Section 5.4.    Acquisition Proposals.

          (a)   Saehan agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing nonpublic information) the making of any inquiry, proposal or offer with respect to any transaction contemplating a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries or any purchase or sale of 20% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of it (or of the surviving parent entity in such transaction) or of any of its Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other Party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) engage in any discussions or negotiations with or provide any nonpublic information to any Person concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, or (iii) approve, endorse or recommend (including by resolution or otherwise of the Saehan Board), or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, asset purchase, share exchange agreement, option agreement or other similar agreement (whether binding or not) related to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or propose or agree to do any of the foregoing. Saehan shall be responsible for any actions taken by officers, directors, employees, agents or representatives that are inconsistent with this Section 5.4.

          (b)   Notwithstanding Section 5.4(a), prior to obtaining the Required Saehan Vote, Saehan shall be permitted, and subject to compliance in all material respects by Wilshire with the other terms of this Section 5.4, to engage in discussions or negotiations with, and provide nonpublic information to, any Person who has submitted and not withdrawn an unsolicited, bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach of Section 5.4(a) if the Saehan Board concludes in good faith, After Consultation, that such

  Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal; provided, however, that such Party (i) first enters into an Acceptable Confidentiality Agreement, (ii) provides Wilshire at least 24 hours prior written notice before engaging in any such discussions or negotiations or providing information to such Person and (iii) thereafter keeps Wilshire promptly and fully informed on a current basis of the status of all discussions and negotiations with such Person, including by providing within 24 hours of receipt a copy of all material documentation or correspondence relating thereto, if any (including copies of all changes in any terms).

          (c)   Saehan shall notify Wilshire promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal or any inquiry, request for nonpublic information or request for discussions or negotiations that relates to or might reasonably be expected to lead to an Acquisition Proposal with respect to Saehan. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Acquisition Proposal, request or inquiry and the material terms and conditions of any expressions of interest, offers, proposals, requests or inquiries (including a copy thereof if in writing and any related documentation or correspondence, if any).

          (d)   Saehan agrees that (i) it shall and shall cause its Subsidiaries, and shall instruct and use its reasonable best efforts to cause its and their officers, directors, employees, agents, and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and shall promptly request each Person, if any, that has heretofore executed a confidentiality agreement with such Party in connection with the consideration of any Acquisition Proposal, to return or destroy all confidential information or data heretofore furnished to such Person, (ii) it shall enforce (and not release any third party from or waive) any provisions of, any confidentiality, standstill, non-solicitation or similar agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal, and (iii) it shall not take any action to render inapplicable or to exempt any Person from Section 1203 of the CGCL or any other antitakeover statute, charter provision or bylaw. Saehan agrees that it shall use its reasonable best efforts to inform its and its Subsidiaries' respective directors, executive officers, key employees, agents and representatives of the obligations undertaken in this Section 5.4.

        Section 5.5.    Stock Exchange Listing.     Wilshire shall use all reasonable best efforts to cause the shares of Wilshire Common Stock to be issued in the Merger to be authorized for listing on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

        Section 5.6.    Termination of Employee Benefit Plans and Employee Matters.     Saehan agrees that the Saehan Benefit Plans may be terminated, modified or merged into Wilshire's Benefit Plans on or after the Closing Date, as determined by Wilshire in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce any benefits already accrued thereunder. At the request of Wilshire, Saehan and its Subsidiaries agree to terminate no later than immediately before the Closing Date any Saehan Benefit Plans for which Saehan may have liability, to the extent such Saehan Benefit Plans permit termination so that Saehan will have no liability from and after the Closing Date, and Saehan will accrue any and all obligations with respect to the termination of such plans before the Closing Date. Wilshire acknowledges that any termination or modification at the direction of Wilshire will not (a) be deemed to cause the Saehan Financial Statements to have been prepared other than in accordance with GAAP, (b) constitute a breach of any provision of this Agreement by Saehan or its Subsidiaries.

        Section 5.7.    Fees and Expenses.     Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, except as otherwise provided in Section 7.2 hereof and except that (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on Party in connection with the Merger, and (b) the filing fees and printing and mailing expenses incurred in connection with filing, printing and mailing the Proxy Statement/Prospectus and the Form S-4 shall be shared equally by Wilshire and Saehan.

        Section 5.8.    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by Applicable Legal Requirements, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Saehan or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Saehan or any Subsidiary of Saehan, and pertaining to any matter existing or occurring, or any acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) ("Indemnified Liabilities") to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Saehan pursuant to the Saehan Charter and Saehan's bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Saehan and its Subsidiaries.

          (b)   For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Saehan (provided that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the premiums paid as of the date hereof by Saehan for such insurance ("Saehan's Current Premium"), and if such premiums for such insurance would at any time exceed 250% of Saehan's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 250% of Saehan's Current Premium. In lieu of the foregoing, Saehan, in consultation with, but only upon the consent of Wilshire, may obtain on or prior to the Effective Time a six-year "tail" policy or "extended discovery period" under Saehan's existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that does not exceed Saehan's Current Premium.

          (c)   The Surviving Corporation shall indemnify an Indemnified Party for all expenses, including reasonable fees and expenses of counsel, that an Indemnified Party may incur in successfully enforcing the indemnity and other obligations provided for in this Section 5.8.

          (d)   If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8.

          (e)   The provisions of this Section 5.8 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

        Section 5.9.    Public Announcements.     Except to the extent required by Applicable Legal Requirements or the requirements of any listing agreement with or rules or regulations of NASDAQ, Wilshire and Saehan shall use reasonable best efforts (a) to develop a joint communications plan, and (b) to provide that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (c) to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the Bank Merger Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent required by Applicable Legal Requirements or the requirements of any listing agreement with or rules of NASDAQ, neither Wilshire nor Saehan shall issue any press release or otherwise make any public statement or disclosure concerning the other or the other's Subsidiaries, business, financial condition or results of operations without the consent of the other, which consent shall not be unreasonably withheld or delayed.

        Section 5.10.    Tax Matters.     (a) Saehan and Wilshire each shall not, and shall not permit any of their Subsidiaries to, take or cause to be taken any action, whether before or after the Effective Time, which would reasonably be expected to disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code and (b) Saehan and Wilshire each agree to file all tax returns consistent with the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

        Section 5.11.    Untrue Representations.     Each party shall promptly notify the other party in writing if such party becomes aware of any fact or condition that makes untrue, or shows to have been untrue, any schedule or any other information furnished to the other party or any representation or warranty made in or pursuant to this Agreement or that results in such party's failure to comply with any covenant, condition or agreement contained in this Agreement.

        Section 5.12.    Litigation and Claims.     Each of Wilshire and Newco, on the one hand, or Newco and Saehan, on the other hand, shall promptly notify the other of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of the notifying Person, threatened against the notifying Person that questions or might question the validity of this Agreement or the transactions contemplated hereby, or any actions taken or to be taken by the notifying Person pursuant hereto or seeks to enjoin, materially delay or otherwise restrain the consummation of the transactions contemplated hereby or thereby. Saehan shall give Wilshire the opportunity to participate in the defense or settlement of any stockholder litigation against Saehan or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement. Saehan shall not enter into any settlement agreement in respect of any stockholder litigation against Saehan or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement without Wilshire's prior written consent (such consent not to be unreasonably withheld or delayed).

        Section 5.13.    Additional Agreements.     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each Party shall take all such necessary action, including the execution of all necessary and desirable agreements, certificates, instruments and documents.

        Section 5.14.    Saehan Support Agreements.     Simultaneously with the execution of this Agreement, each of the directors of Saehan shall enter into a Director Voting and Non-Competition Agreement.

The form of the Director Voting and Non-Competition Agreement is attached as Exhibit B hereto. In addition, simultaneously with the execution of this Agreement, each of the Principal Shareholders shall enter into a Principal Shareholder Voting and Support Agreement. The form of the Principal Shareholder Voting and Support Agreement is attached as Exhibit C hereto.

        Section 5.15.    Option Holder Agreements.     Simultaneously with the execution of this Agreement, each of the Saehan Option Holders listed on Disclosure Schedule 5.15(a) shall enter into an Option Holder Agreement, agreeing to the treatment of his or her Saehan Stock Options pursuant to Section 2.1(c). Prior to the Closing Date, each of the Saehan Option Holders listed on Disclosure Schedule 5.15(b) shall enter into an Option Holder Agreement, agreeing to the treatment of his or her Saehan Stock Options pursuant to Section 2.1(c). The form of the Option Holder Agreement is attached as Exhibit D hereto.

        Section 5.16.    Disclosure Schedules.     At least ten (10) days prior to the Closing, Saehan agrees to provide Wilshire with supplemental disclosure schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement. Any information set forth in any one section of the Saehan or Wilshire disclosure schedules shall be deemed to apply to each other applicable section or subsection of the Saehan or Wilshire disclosure schedules, respectively, if its relevance to the information called for in such section or subsection is reasonably apparent on its face notwithstanding the omission of any cross-reference to such other section.

        Section 5.17.    Merger Consideration.     The Wilshire Common Stock to be issued by Wilshire to the stockholders of Saehan pursuant to this Agreement shall, on the issuance and delivery to such stockholders pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable. The Wilshire Common Stock to be issued to the stockholders of the Saehan pursuant to this Agreement are and shall be free of any preemptive rights of the stockholders of Wilshire or any other person, firm or entity. The Wilshire Common Stock to be issued to the stockholders of Saehan pursuant to this Agreement shall not be subject to any restrictions on transfer arising under the Securities Act, except for Wilshire Common Stock issued to any stockholders of Saehan who may be deemed to be an "affiliate" (under the Exchange Act) of Wilshire after the Effective Time.

ARTICLE VI
CONDITIONS PRECEDENT

        Section 6.1.    Conditions to Each Party's Obligation To Effect the Merger.     The respective obligation of each Party to effect the Merger shall be subject to the satisfaction of the following conditions at or prior to the Closing and the continued satisfaction thereof through the Effective Time:

          (a)    Stockholder Approval.    Saehan shall have obtained the Required Saehan Vote.

          (b)    Stock Exchange Listing.    The shares of Wilshire Common Stock to be issued in the Merger shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

          (c)    Other Approvals.    Other than the filings provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations, filings or registrations with, and all expirations and terminations of waiting periods required from, any Governmental Entity which are necessary to obtain the Requisite Regulatory Approvals shall have been obtained, been made, occurred or been filed, and all such authorizations, consents, orders, approvals, declarations, filings or registrations shall be in full force and effect.

          (d)    Form S-4.    The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e)    No Injunctions or Restraints; Illegality.    No restraining order, injunction, writ, decree or other order issued by any court of competent jurisdiction preventing, enjoining or restraining the consummation of the Merger, the Bank Merger, or any of the transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect (an "Injunction") and no action brought by a Governmental Entity with respect to such an Injunction shall be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, in effect or enforced by any Governmental Entity which makes the consummation of the Merger illegal.

        Section 6.2.    Conditions to Obligation of Wilshire and Newco.     The obligation of Wilshire and Newco to effect the Merger is subject to the satisfaction of the following conditions unless waived by Wilshire:

          (a)    Representations and Warranties.    The representations and warranties of Saehan (i) set forth in Sections 3.1(a), 3.1(b), 3.1(d)(i) and 3.1(p) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, (ii) set forth in this Agreement (other than the representations and warranties that are the subject of clause (i)) shall be true and correct in all material respects (without giving effect to any "materiality," "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date or unless any such inaccuracy, together with all other inaccuracies, has not had and would not reasonably be expected to have a Material Adverse Effect on Saehan).

          (b)    Performance of Obligations.    Saehan shall have performed and complied with, in all material respects (other than with respect to Section 4.1(b), (c), (e), (f), (g) and (k), which shall have been performed in all respects), all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Wilshire shall have received a certificate signed on behalf of Saehan by the chief executive officer and by the chief financial officer of Saehan to such effect.

          (c)    Officers' Certificate.    Saehan shall have provided Wilshire with a certificate duly executed by the chief executive officer and the chief financial officer of Saehan certifying that the conditions set forth in Sections 6.2(a), (b), (g) and (k) have been satisfied.

          (d)    Tax Opinion.    Wilshire shall have received the opinion of Hunton & Williams LLP, counsel to Wilshire, dated the Closing Date, to the effect that the Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Wilshire shall be entitled to rely upon customary assumptions and representations provided by Wilshire and Saehan.

          (e)    Absence of Burdensome Conditions.    No Requisite Regulatory Approval shall have been granted subject to any condition or conditions which, and there shall not have been any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or Bank Merger by any Governmental Entity of competent jurisdiction which, in connection with the grant of a Requisite Regulatory Approval or otherwise, (i) requires any of the Parties, including the Surviving Corporation, to pay any amounts (other than customary filing fees), or divest any banking office, line of business or operations, or (ii) imposes any condition, requirement or restriction upon the Surviving Corporation or its Subsidiaries, that, in the case of clause (i) or (ii), would, individually or in the aggregate, reasonably be expected to impose a materially burdensome condition on Saehan, Wilshire or the Surviving Corporation, as applicable, or otherwise would materially alter the economics of the Merger for Wilshire.

          (f)    Material Adverse Effect.    Since the date of this Agreement, there shall have occurred no changes, events, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Saehan.

          (g)    Delivery of Closing Documents.    Wilshire shall have received all documents required to be received from Saehan and/or Saehan Bank on or prior to the Closing Date as set forth in Section 1.3(b) hereof, all in form and substance reasonably satisfactory to Wilshire.

          (h)    Delivery of Saehan Support Agreements.    Simultaneously with the execution of this Agreement, Wilshire shall have received from the persons listed on Confidential Schedule 6.2(h), as applicable, (a) the Principal Shareholder Support Agreement in the form of Exhibit C attached hereto for all of the shares for which they have the power to vote, and (b) a Director Support Agreement in the form of Exhibit B attached hereto.

          (i)    Delivery of Option Holder Agreements.    Simultaneously with the execution of this Agreement, holders of outstanding Saehan Stock Options as of the date of this Agreement and listed on Disclosure Schedule 5.15(a) shall have executed and delivered to Wilshire and Newco Option Holder Agreements in the form of Exhibit D attached hereto. Prior to the Closing Date, holders of outstanding Saehan Stock Options as of the date of this Agreement and listed on Disclosure Schedule 5.15(b) shall have executed and delivered to Wilshire and Newco Option Holder Agreements in the form of Exhibit D attached hereto

          (j)    Dissenting Shareholders.    Holders of not more than five percent (5%) of the outstanding shares of Saehan Stock having demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders under applicable provisions of CGCL.

        Section 6.3.    Conditions to Obligation of Saehan.     The obligation of Saehan to effect the Merger is subject to the satisfaction of the following conditions unless waived by Saehan:

          (a)    Representations and Warranties.    The representations and warranties of Wilshire (i) set forth in Sections 3.2(a) and 3.2(b)(i) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (ii) set forth in this Agreement (other than the representations and warranties that are the subject of clause (i)) shall be true and correct in all material respects (without giving effect to any "materiality," "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date or unless any such inaccuracy, together with all other inaccuracies, has not had and would not reasonably be expected to have a Material Adverse Effect on Wilshire).

          (b)    Performance of Obligations.    Wilshire shall have performed and complied with, in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Saehan shall have received a certificate signed on behalf of Wilshire by the chief executive officer and by the chief financial officer of Wilshire to such effect.

          (c)    Officers' Certificate.    Wilshire shall have provided Saehan with a certificate duly executed by the chief executive officer and the chief financial officer of Wilshire certifying that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d)    Tax Opinion.    Saehan shall have received the opinion of Katten, Muchin Rosenmann, LLP, counsel to Saehan, dated the Closing Date, to the effect that the Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Saehan shall be entitled to rely upon customary assumptions and representations provided by Wilshire and Saehan.

          (e)    Delivery of Closing Documents.    Saehan shall have received all documents required to be received from Wilshire or Newco on or prior to the Closing Date as set forth in Section 1.3(c) hereof, all in form and substance reasonably satisfactory to Saehan.

ARTICLE VII
TERMINATION AND AMENDMENT

        Section 7.1.    Termination.     This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating Party or Parties, whether before or after receipt of the Required Saehan Vote:

          (a)   by mutual consent of Wilshire and Saehan in a written instrument;

          (b)   by either Wilshire or Saehan, upon written notice to the other, if (i) a Governmental Entity from which a Requisite Regulatory Approval is required has denied approval of the Merger or the Bank Merger and such denial has become final and non-appealable or (ii) any Governmental Entity shall have issued an order, writ, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, writ, decree, ruling or other action has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Person whose failure to comply with Section 5.3 or any other provision of this Agreement primarily shall have resulted in, or materially contributed to, such action;

          (c)   by either Wilshire or Saehan, upon written notice to the other, if the Merger shall not have been consummated on or before March 31, 2014; provided, however, that (i) such date may be extended one or more times, but not to a date any later than April 30, 2014, by notice from either Party delivered to the other Party on or before March 31, 2014, or the later date to which such date has then been most recently extended as provided herein, if the only condition to the Closing that has not been satisfied or is not capable of being satisfied as of the date such notice is delivered is receipt of any Requisite Regulatory Approval and the satisfaction of such condition remains reasonably possible and (ii) the right to terminate this Agreement under this Section 7.1(c) shall not be available to any Person whose failure to comply with any provision of this Agreement shall have resulted in, or principally caused, the failure of the Effective Time to occur on or before such date;

          (d)   by Wilshire, upon written notice to Saehan, if (i) the Saehan Board effects a Change in Recommendation or fails to include the Saehan Board Recommendation in the Proxy Statement/Prospectus, (ii) Saehan enters into a definitive agreement providing for a Superior Proposal, (iii) within 48 hours (or such longer period of time that the Saehan Board determines in good faith is reasonably necessary to comply with its fiduciary duties) of a written request by Wilshire for the Saehan Board to reaffirm the Saehan Board Recommendation following the date any Acquisition Proposal or any material change thereto is first publicly announced, published or sent to Saehan's stockholders, Saehan fails to issue a press release that reaffirms, unanimously and without qualification, the Saehan Recommendation (provided that such request such only be made once with respect to such Acquisition Proposal absent further material changes thereto), (iv) a tender offer or exchange offer (whether or not conditional) relating to shares of Saehan's capital stock shall have been commenced and the Saehan Board (or any committee thereof) fails to recommend against such tender offer or exchange offer within 10 Business Days after the commencement of such tender offer or exchange offer (including, for these purposes, by taking no position with respect to the acceptance by the Saehan's stockholders of any such tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer), or (v) Saehan intentionally or materially breaches Section 5.1(c), Section 5.1(d) or Section 5.4;

          (e)   by Saehan, upon written notice to Wilshire, if (i) Saehan enters into a definitive agreement providing for a Superior Proposal not in violation of Section 5.1 or Section 5.4, and (ii) concurrently with such termination, Saehan pays the Saehan Termination Fee to Wilshire by wire transfer of immediately available funds;

          (f)    by Wilshire, upon written notice to Saehan, if any application for Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity from which a Requisite Regulatory Approval is required or if any such application is approved with commitments, conditions or understandings, whether contained in an approval letter or otherwise, which, imposes a materially burdensome condition on Saehan, Wilshire or the Surviving Corporation, as applicable, or would other materially alter the economics of the Merger for Wilshire.

          (g)   by either Wilshire or Saehan, upon written notice to the other, if there shall have been a breach by the other of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of such other, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the condition set forth in Sections 6.2(a) or 6.2(b), or 6.3(a) or 6.3(b), as the case may be, and which breach has not been cured within 30 days following written notice thereof to the breaching Party or, by its nature, cannot be cured within such time period;

          (h)   by either Wilshire or Saehan, upon written notice to the other, if a vote shall have been taken at the duly convened Saehan Stockholders Meeting and the Required Saehan Vote shall not have been obtained;

          (i)    by Wilshire, upon written notice to Saehan, if, since the date of this Agreement, there shall have occurred a Material Adverse Effect with respect to Saehan; or

          (j)    by Saehan, upon written notice to Wilshire, if, since the date of this Agreement, there shall have occurred a Material Adverse Effect with respect to Wilshire.

        Section 7.2.    Effect of Termination.

          (a)   In the event of termination of this Agreement by either Saehan or Wilshire as provided in Section 7.1, this Agreement shall, to the fullest extent permitted by Applicable Legal Requirements, forthwith become void and of no effect and there shall be no liability or obligation on the part of Wilshire, Newco or Saehan or their respective officers or directors, except with respect to Sections 3.1(ii), 3.2(f), 5.2(b) and 5.7, this Section 7.2 and Article VIII, which shall survive such termination and except that no Party shall be relieved or released from any liabilities or damages arising out of its own fraud or willful and material breach of this Agreement.

          (b)   Saehan shall pay Wilshire, by wire transfer of immediately available funds, the sum of $4,219,000 (the "Saehan Termination Fee") if this Agreement is terminated as follows:

              (i)  if Wilshire shall terminate this Agreement pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 7.1(d), in which case, Saehan shall pay the Saehan Termination Fee to Wilshire within three Business Days of Saehan's receipt of written notice of such termination;

             (ii)  if Saehan shall terminate this Agreement pursuant to Section 7.1(e), then Saehan shall pay the Saehan Termination Fee concurrently with such termination;

            (iii)  if (A) either Party shall terminate this Agreement pursuant to Section 7.1(c) or Wilshire shall terminate this Agreement pursuant to Section 7.1(g), (B) at any time after the date of this Agreement and at or before such termination, Saehan shall have received an

    Acquisition Proposal, and (C) within eighteen (18) months of the date of such termination of this Agreement, Saehan or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any Acquisition Proposal (provided that for purposes of this clause (iii) only, the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.4(a), except that the reference to "20% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "50% or more" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving Saehan), then Saehan shall pay Wilshire the Termination Fee upon the date of such execution or consummation; and

            (iv)  if (A) either Party shall terminate this Agreement pursuant to Section 7.1(h) because the Required Saehan Vote shall not have been obtained, (B) at any time after the date of this Agreement and at or before the date of the Saehan Stockholders Meeting, an Acquisition Proposal with respect to Saehan shall have been publicly announced, and (C) within eighteen (18) months of the date of such termination of this Agreement, Saehan or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Saehan shall pay the Saehan Termination Fee upon the date of such execution or consummation.

          (c)   Saehan, Newco and Wilshire acknowledge that the agreements contained in Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. The amounts payable by Saehan pursuant to Section 7.2(b) constitute liquidated damages and not a penalty and shall be the sole monetary remedy of Wilshire and Newco, in the event of termination of this Agreement by such Party under such applicable section giving rise to the payment of such Saehan Termination Fee. If Saehan fails to pay when due any amounts required to be paid by it pursuant to Section 7.2(b) and in order to obtain such payment, Wilshire or Newco commences an action, suit or proceeding, then in addition to the amount of such judgment, then Saehan shall pay to Wilshire and Newco an amount equal to the fees, costs and expenses (including reasonable attorneys' fees, costs and expenses) incurred by them in connection with such action, suit or proceeding, together with interest on all unpaid amounts from the date such amounts were required to be paid under this Agreement at the prime lending rate prevailing at such time, as published in the Wall Street Journal, plus 3%. Under no circumstances shall Saehan be obligated to actually pay more than one (1) Saehan Termination Fee pursuant to this Section 7.2(b).

        Section 7.3.    Amendment.     This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time, but, after any such approval, no amendment shall be made which by law requires further approval by stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        Section 7.4.    Extension; Waiver.     At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any breaches in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of a Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

 ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1.    Definitions.     Except as otherwise provided herein, the terms set forth in this Agreement shall have the meanings given to such terms in the applicable sections of this Agreement and the capitalized terms set forth below shall have the following meanings:

        "Acceptable Confidentiality Agreement" shall mean a confidentiality agreement having confidentiality and standstill provisions that are no less favorable to Saehan, than the terms and provisions of the Confidentiality Agreement.

        "Acquisition Proposal" except as otherwise expressly provided in Section 7.2(b)(iii), shall mean any inquiry, proposal or offer with respect to any transaction contemplating a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries or any purchase or sale of 20% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of the total voting power of it (or of the surviving parent entity in such transaction) or of any of its Subsidiaries.

        "affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

        "After Consultation" shall mean, with respect to the Saehan Board, after consultation with a financial advisor of nationally recognized reputation to Saehan and with outside legal counsel to Saehan; provided, however, that if such consultation relates solely to determinations of the Saehan Board regarding interpretations and other matters of Applicable Legal Requirements, "After Consultation" means, in such context, after consultation by the Saehan Board solely with such applicable outside legal counsel (and not also with such financial advisor).

        "Applicable Legal Requirements" shall mean any federal, state, foreign, or local law, statute, ordinance, rule, order, regulation, writ, injunction, directive, judgment, administrative interpretation, treaty, decree, administrative, judicial or arbitration decision and any other executive, legislative, regulatory or administrative proclamation or other requirement of any Governmental Entity applicable, in the case of any Person, to such Person or its properties, assets, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of such Person). For the avoidance of doubt, "Applicable Legal Requirements" shall include any rules, regulations or listing requirements of any stock exchange on which shares of a Person's common stock are listed or included for trading.

        "Business Day" means any day, other than Saturday, Sunday or a federal or state holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Time.

        "Constituent Corporations" shall mean each of Newco and Saehan.

        "Determination Date" shall mean the 5th Business Day immediately prior to the Closing Date.

        "EGTRRA" shall mean the Economic Growth and Tax Relief Reconciliation Act of 2001.

        "Environmental Laws" means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

        "ERISA Affiliate" shall mean, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

        "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or industry self-regulatory organization.

        "Hazardous Material" means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, crude oil or any fraction thereof or any petroleum product, but does not include normal quantities of any chemical used in the ordinary course of business as office or cleaning supplies.

        "IRS" shall mean the United States Internal Revenue Service.

        "Knowledge" means, (i) with respect to Wilshire or Newco, the actual knowledge upon due inquiry of any officer or the general counsel of Wilshire or Newco, (ii) with respect to either of Wilshire or Newco, the actual knowledge without inquiry of any member of its board of directors, (iii) with respect to Saehan, the actual knowledge upon due inquiry of any officer or the general counsel of Saehan, or (iv) with respect to Saehan, the actual knowledge without inquiry of any member of its board of directors.

        "Loans" shall mean loans, extensions of credit (including guaranties), commitments to extend credit and other similar assets, including leases intended as financing arrangements, in each case required to be reflected in the financial statements of a Person or its Subsidiaries pursuant to applicable regulatory or accounting principles, including generally accepted accounting principles.

        "material" shall mean, with respect to any event, change, fact or state of facts, violation or effect involving a Person, an event, change, fact or state of facts, violation or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such Person and its Subsidiaries taken as a whole or the ability of any of the Parties to complete the Merger and the other transactions provided for in this Agreement;

        "Material Adverse Effect" shall mean, with respect to any Person, any material adverse effect on, or any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has had a material adverse effect on, the business, condition (financial or otherwise), properties, assets, liabilities or results of operations of such Person and its Subsidiaries, taken as a whole, on the ability of such Person to perform its obligations hereunder or under the Bank Merger Agreement on a timely basis, or on the ability of such Person to consummate the Merger or the Bank Merger as contemplated hereby, including a reduction in the stockholders' equity of such Person, determined in accordance with GAAP, of 20% measured from March 31, 2013; provided, however, that none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be a "Material Adverse Effect": Any change or event occurring after the date of this Agreement that is caused by or results from (A) changes in prevailing interest rates, currency exchange rates, credit or capital markets conditions, or other financial, economic, monetary or political conditions in the United States or elsewhere, (B) changes in United States or foreign securities markets, including changes in price levels or trading volumes, unless such change has a materially disproportionate adverse effect on such Person relative to similarly situated California state chartered banks operating in Los Angeles, California, (C) changes or events affecting the financial services industry generally, unless such changes or events have a materially disproportionate adverse effect on such Person relative to similarly situated California state chartered banks operating in Los Angeles, California, (D) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, (E) actions or omissions of Wilshire or Saehan taken with the prior written consent of the other or required hereunder, (F) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located, unless such change has a materially disproportionate adverse effect on such Person relative to similarly situated California state chartered banks, (G) the announcement of this Agreement, the Bank Merger Agreement, the Merger, the Bank Merger and the other transactions contemplated by this Agreement or the Bank Merger Agreement, including any stockholder litigation relating to the Merger and the other transactions contemplated by this Agreement, (H) a decline in the price of the Saehan Common Stock or the Wilshire Common Stock on any established exchange (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (A)-(G) of this definition), or (I) any failure by the Person to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (A)-(H) of this definition).

        "NASDAQ" shall mean the NASDAQ Global Select Market or The NASDAQ Stock Market, Inc., as applicable.

        "Permitted Liens" with respect to any Person, shall mean (i) liens for current taxes and assessments not yet delinquent or as to which such Person is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both if the payment of which adequate reserves for the payment of such taxes and assessments have been established on the books of such Persons in accordance with generally accepted accounting principles and regulatory accounting principles; (ii) liens of landlords, carriers, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with customary and prudent practices for similarly situated financial institutions for sums not yet past due, to the extent reflected on such Person's books, or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves for the payment of such liens have been established on the books of such Person in accordance with generally accepted accounting principles and regulatory accounting principles, or the defense of which has been accepted by a title insurer, bonding company, other surety or other Person; (iii) any recorded lien (other than for funded indebtedness) relating to any leased premises that shall not have a Material Adverse Effect on such Person and which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) liens encumbering the interest of the landlord under any real property lease the existence of which does not result in a default by landlord under such real property lease or materially interfere with the use of the related leased premises in the manner it is currently operated; (vi) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions or other social security obligations, public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (vii) liens on assets of Subsidiaries of such Person which are banks incurred in the ordinary course of their banking business, including liens on risk assets given to secure deposits and other liabilities of such Subsidiaries arising in the ordinary course of business (including those given to secure borrowings, advances, or discount window availability from any private or governmental banking entity or any clearinghouse); and (viii) pledges of securities to secure fed funds borrowings from other banks.

        "Person" shall mean any individual, corporation, partnership, limited liability company, limited partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, person (as defined in Section 13(d)(3) of the Exchange Act), Governmental Entity or other entity.

        "Principal Shareholders" shall mean Dahaam-Net Co., Ltd., William Park, Don Rhee, The Rhee Family Trust, Don Rhee & Bok Kyung Rhee Jt Ten, Active USA, Inc, Abacus Capital Group, Il Young Kim Penison Trust, Imedra #841 Family Limited Partnership, Dong Soo Han MD, Inc., DS Han Family Partnership, Dong S Han et al PTR, Hanpark Investments LLC, and Maple Drive Investments LLC.

        "Properties" means all real property leased or owned by Saehan or any Subsidiary of Saehan, either currently or in the past (as the context requires).

        "Saehan Charter" shall mean the Articles of Incorporation of Saehan as filed with the Secretary of State of the State of California on August 28, 1997, as amended by Certificate of Amendment filed on February 5, 2010 and April 18, 2013.

        "Saehan Stock Option" shall mean each outstanding option issued pursuant to the Saehan Stock Plans, or a predecessor plan, to purchase shares of Saehan Common Stock (including, with respect to each option holder, the terms of the Option Holder Agreement which such option holder has executed and delivered in accordance with Section 5.15 hereof.

        "Saehan Trust" shall mean Saehan Capital Trust I.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Subsidiary" shall mean, when used with respect to any Party, any corporation, business trust or other organization, whether incorporated or unincorporated, (i) of which such Party or any other Subsidiary of such Party is a general partner (excluding partnerships, the general partnership interests of which held by such Party or any Subsidiary of such Party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which that have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries.

        "Superior Proposal" shall mean an unsolicited, bona fide written Acquisition Proposal which the Saehan Board concludes in good faith, After Consultation, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the stockholders of Saehan, from a financial point of view, than the transactions contemplated by this Agreement, (ii) in the case of any Acquisition Proposal contemplating cash consideration, is not subject to any financing contingencies (and if financing is required, then such financing would, upon execution of a definitive agreement providing for such Superior Proposal, be fully committed to the third party making such Acquisition Proposal), and (iii) reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed without unreasonable delay in relation to what is customary for a transaction of the nature so proposed; provided that, for purposes of this definition of "Superior Proposal," the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.4(a), except that the reference to "20% or more" in the definition of

"Acquisition Proposal" shall be deemed to be a reference to "100%" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving Wilshire or Saehan, as the case may be.

        "Voting Debt" shall mean all bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote.

        "Wilshire Charter" shall mean the Restated Articles of Incorporation of Wilshire as filed with the Secretary of State of the State of California on August 27, 2004, as amended by the Certificate of Amendment to Articles of Incorporation as filed with the Secretary of State of the State of California on May 31, 2011, and as amended by the Certificate of Incorporation of Articles of Incorporation as filed with the Secretary of State of the State of California on May 30, 2012.

        Section 8.2.    Nonsurvival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

        Section 8.3.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

(a)	if to Wilshire, to
Wilshire Bancorp, Inc.
3200 Wilshire Blvd.
Los Angeles, California
	Attention:	Steven S. Koh, Chairman of the Board
	Facsimile:	(213) 427-6584
with a copy (which shall not constitute notice) to
Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
	Attention:	Peter G. Weinstock
T. Allen McConnell
	Facsimile:	(214) 740-7182
and
(b)	if to Saehan, to
Saehan Bancorp
3580 Wilshire Blvd., Suite 600
Los Angeles, California 90010
	Attention:	Il Young Kim, Chairman of the Board
	Facsimile:	(323) 662-7817

with a copy (which shall not constitute notice) to
King, Holmes, Paterno & Berliner
1900 Avenue of the Stars, 25th Floor
Los Angeles, California 90067
Attention:	Keith T. Holmes
Facsimile:	(310) 282-8903

        Section 8.4.    Interpretation.     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" or "furnished" in this Agreement shall mean that the information referred to has been made available if requested by the Party to whom such information is to be made available or access has been provided to (and print capabilities enabled on) a virtual data room containing such information. The phrases "herein," "hereof," "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to "stockholder" or "stockholders," such terms shall be interchangeable with "shareholder" or "shareholders" as it relates to the Parties or is applicable under California law. Each Party has been represented and advised by independent counsel of its choice in connection with the execution of this Agreement and has cooperated in the drafting and preparation of this Agreement and the documents delivered in connection herewith. Accordingly, any Applicable Legal Requirement that would require interpretation of this Agreement or any document delivered in connection herewith, including any ambiguous, vague or conflicting term herein or therein, against the drafter should not apply and is expressly waived.

        Section 8.5.    Counterparts.     This Agreement may be executed in counterparts (which counterparts may be delivered by facsimile or other commonly used electronic means), each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

        Section 8.6.    Entire Agreement; No Third Party Beneficiaries.     This Agreement (including the exhibits and schedules to this Agreement, the Confidentiality Agreement and the Bank Merger Agreement) constitutes the entire agreement of the Parties and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been relied upon or made by any of the Parties. Except as provided in Section 5.8 , this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any breaches in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any employee benefit plan of Saehan, Wilshire or any of their respective Subsidiaries or any other benefit plan, program, agreement or arrangement maintained or sponsored by either of them, (ii) alter or limit the ability of Saehan, Wilshire, the Surviving Corporation or any of their respective Subsidiaries to amend, modify or terminate any employee benefit plan maintained by any of them, (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with Saehan, Wilshire or the Surviving Corporation or any of their Subsidiaries, or constitute or create an employment agreement with or for any individual, or (iv) alter or limit the ability of Saehan, Wilshire or the Surviving Corporation or any of their Subsidiaries to make necessary or appropriate changes to their respective businesses in response to changed circumstances, unforeseen events or the like. The disclosure in any correspondingly identified subsection of the disclosure schedules delivered by Saehan or Wilshire, as applicable, shall qualify (i) the corresponding subsection of this Agreement and (ii) the other Sections or subsections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections or subsections.

        Section 8.7.    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the Parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

        Section 8.8.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall, to the fullest extent permitted by Applicable Legal Requirements, be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

        Section 8.9.    Governing Law; Submission to Jurisdiction.

          (a)   This Agreement and the transactions contemplated herein, and all disputes between the Parties under or related to this Agreement or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflict of laws principles thereof.

          (b)   Each of the Parties (i) irrevocably submits itself to the personal jurisdiction of all state and federal courts sitting in the State of California, including to the jurisdiction of all courts to which an appeal may be taken from such courts, in any action, suit or proceeding arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance, (ii) agrees that all claims in respect of any such action, suit or proceeding must be brought, heard and determined exclusively in the State of California, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (iv) agrees not to bring any action, suit or proceeding against the other Party or its Affiliates arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance in any other courts and (v) waives any defense of inconvenient forum to the maintenance of any action, suit or proceeding so brought. Each of the Parties agrees to waive any bond, surety or other security that might be required of any other Party with respect to any such action, suit or proceeding, including any appeal thereof.

          (c)   Each of the Parties agrees that service of any process, summons, notice or document in accordance with Section 8.3 shall be effective service of process for any action, suit or proceeding brought against it by the other Party in connection with Section 8.9(b), provided that nothing contained herein shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law.

        Section 8.10.    Enforcement.     The Parties agree that irreparable injury, for which damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief, without the necessity of proving actual monetary loss or posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 8.10, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 8.11.    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

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        IN WITNESS WHEREOF, Wilshire and Saehan have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

WILSHIRE BANCORP, INC.		SAEHAN BANCORP
By:	/s/ STEVEN KOH	By:	/s/ IL YOUNG KIM
Name:	Steven Koh	Name:	Il Young Kim
Title:	Chairman of the Board	Title:	Chairman of the Board
By:	/s/ LISA PAI	By:	/s/ DANIEL KIM
Name:	Lisa Pai	Name:	Daniel Kim
Title:	Secretary	Title:	Secretary of the Board
WS MERGER ACQUISITION CORP.
By:	/s/ STEVEN KOH
Name:	Steven Koh
Title:	Chairman of the Board
By:	/s/ LISA PAI
Name:	Lisa Pai
Title:	Secretary

EXHIBIT A

AGREEMENT OF BANK MERGER

        THIS AGREEMENT OF BANK MERGER, dated as of July 15, 2013 (this "Bank Merger Agreement"), is entered into between Wilshire State Bank ("Wilshire Bank"), a California state-chartered bank and a wholly owned subsidiary of Wilshire Bancorp, Inc., a California corporation ("Wilshire"), and Saehan Bank, a California state-chartered bank and a wholly owned subsidiary of Saehan Bancorp, a California corporation ("Saehan"). Wilshire Bank and Saehan Bank are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

        WHEREAS, Wilshire, WS Merger Acquisition Corp., a wholly-owned subsidiary of Wilshire ("Newco") and Saehan entered into an Agreement and Plan of Merger, dated as of July 15, 2013 (the "Agreement"), providing, among other things, for the merger of Saehan with and into Newco (the "Merger"), with Newco as the surviving corporation in the Merger; and

        WHEREAS, in connection with the Merger, Wilshire and Saehan desire to merge Saehan Bank with and into Wilshire Bank (the "Bank Merger") concurrently with or as soon as reasonably practicable after the consummation of the Merger upon the terms and subject to the conditions set forth in this Bank Merger Agreement and the Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Bank Merger Agreement and the Agreement, subject to the conditions set forth in this Bank Merger Agreement and the Agreement, and intending to be legally bound hereby, the Parties agree as follows:

        1.    Effective Time.     Upon the terms and subject to the conditions set forth in this Bank Merger Agreement and the Agreement, concurrently with or as soon as reasonably practicable after the consummation of the Merger, Wilshire Bank and Saehan Bank shall cause the Bank Merger to be consummated by filing a copy of this Bank Merger Agreement, certified by the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law (the "CGCL"), with the Commissioner of the Department of Business Oversight of the State of California pursuant to Section 4887 of the California Financial Code (the "CFC"). The Bank Merger shall become effective upon the time and date of such filing (the "Effective Time").

        2.    The Merger.    Wilshire Bank shall be the surviving bank in the Bank Merger (the "Surviving Bank"). At the Effective Time, Saehan Bank shall be merged with and into Wilshire Bank and the separate existence of Saehan Bank shall cease. The Bank Merger shall be governed by, and shall have the effects set forth in, the CGCL and the CFC.

        3.    Effects of the Merger.

          (a)   At the Effective Time, the Surviving Bank shall succeed, without other transfer, to all the rights and properties, and shall be subject to all the debts and liabilities, of Saehan Bank, and the separate existence of Wilshire Bank, with all its purposes, objects, rights, powers, privileges, liabilities, obligations and franchises, shall continue unaffected and unimpaired by the Bank Merger.

          (b)   The articles of incorporation (as amended effective as of the Effective Time to reflect the new name of the Surviving Bank) and the bylaws of Wilshire Bank, as in effect as of the Effective Time, shall be the Articles of Incorporation and bylaws of the Surviving Bank, until thereafter altered, amended or repealed in accordance with their terms and applicable law.

          (c)   The shares of Saehan Bank common stock, no par value per share ("Saehan Bank Common Stock") and the shares of Wilshire Bank common stock, no par value per share ("Wilshire Bank Common Stock") shall be treated as follows at the Effective Time: (i) each share

A-A-1

  of Saehan Bank Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled without consideration and cease to be an issued and outstanding share of Saehan Bank Common Stock; and (ii) each share of Wilshire Bank Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

        4.    Directors and Officers of the Surviving Bank.    The directors and officers of Wilshire Bank shall be the directors and officers of Surviving Bank immediately on and after the Effective Time.

        5.    Procurement of Approvals.    This Bank Merger Agreement shall be subject to the approval of Wilshire, as the sole stockholder of Wilshire Bank, and Saehan, as the sole stockholder of Saehan Bank, at meetings to be called and held or by consent in lieu thereof in accordance with the applicable provisions of law and their respective organizational documents. Wilshire Bank and Saehan Bank shall use their commercially reasonable best efforts to proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by applicable law or otherwise necessary for the consummation of the Bank Merger on the terms provided herein, including, without limitation, the preparation and submission of such applications or other filings for approval of the Bank Merger as may be required by applicable laws and regulations.

        6.    Conditions Precedent.    The obligations of the Parties under this Bank Merger Agreement shall be subject to: (a) the approvals of this Bank Merger Agreement by Wilshire, as the sole stockholder of Wilshire Bank, and Saehan, as the sole stockholder of Saehan Bank, at meetings duly called and held or by consent or consents in lieu thereof, in each case without any exercise of such dissenters' rights as may be applicable; (b) receipt of approval of the Bank Merger from all governmental and banking authorities whose approval is required by applicable laws and regulations; and (c) the consummation of the Merger pursuant to the Agreement at or before the Effective Time.

        7.    General Provisions.

          (a)    Termination and Agreement.    The obligations of the Parties to effect the Bank Merger shall be subject to all the terms and conditions contained in the Agreement. This Bank Merger Agreement shall terminate, without any further action of either Party, notwithstanding stockholder approval, in the event that the Agreement shall be terminated as provided therein prior to the Effective Time.

          (b)    Amendment.    This Bank Merger Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the Parties at any time prior to the Effective Time.

          (c)    Successors and Assigns.    This Bank Merger Agreement shall be binding upon and enforceable by the Parties and their respective successors and permitted assigns, but this Bank Merger Agreement may not be assigned by either Party, by operation of law or otherwise, without the prior written consent of the other Party.

          (d)    Governing Law.    This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to choice of law principles thereof).

          (e)    Counterparts.    This Bank Merger Agreement may be executed in counterparts (which counterparts may be delivered by facsimile or other commonly used electronic means), each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

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        IN WITNESS WHEREOF, Wilshire Bank and Saehan Bank have caused this Bank Merger Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

WILSHIRE STATE BANK	SAEHAN BANK
By:	By:
Name:	Name:
Title:	Title:
By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT B

VOTING AND NON-COMPETITION AGREEMENT

        This VOTING AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 15th day of July, 2013, by and between WILSHIRE BANCORP, INC., a California corporation and registered bank holding company ("Wilshire"), SAEHAN BANCORP, a California corporation and registered bank holding company ("Saehan") and                    , a director ("Director") of Saehan.

WITNESSETH:

        WHEREAS, Wilshire, WS Merger Acquisition Corp., a newly formed, wholly owned subsidiary of Wilshire ("Newco") and Saehan have entered into that certain Agreement and Plan of Merger and Reorganization, dated as of July 15, 2013, (the "Merger Agreement"), pursuant to which Saehan will be merged with and into Newco, with Newco surviving (the "Merger"). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Merger Agreement; and

        WHEREAS, Director understands and acknowledges that Director's execution and delivery of this Agreement is a material inducement to Wilshire and Saehan to enter into the Merger Agreement and a condition to Wilshire's obligation to consummate the transactions contemplated thereby.

        NOW, THEREFORE, in consideration of the Merger and the premises and mutual covenants contained herein and intending to be legally bound hereby, Wilshire, Saehan and Director agree as follows:

        1.    DIRECTOR SUPPORT.    DIRECTOR AGREES TO USE HIS REASONABLE EFFORTS TO SUPPORT AND REFRAIN FROM HARMING THE GOODWILL OF WILSHIRE AND ITS SUBSIDIARIES ("WILSHIRE SUBSIDIARIES") AND SAEHAN AND ITS SUBSIDIARIES ("SAEHAN SUBSIDIARIES"), AND THEIR RESPECTIVE CUSTOMER AND CLIENT RELATIONSHIPS. DIRECTOR FURTHER AGREES TO SUPPORT THE BUSINESS AND BANKING REPUTATION OF WILSHIRE, INCLUDING ITS SUBSIDIARIES, AND NOT TO DISPARAGE OR OTHERWISE MALIGN SUCH BUSINESS OR BANKING REPUTATION.

        2.    DIRECTOR COVENANTS.

          (a)   Director agrees that for a period of two (2) years from the date of this Agreement, Director shall not, directly or indirectly, individually or as an employee, partner, officer, director, promoter or shareholder or in any other capacity whatsoever, except in the performance of customary legal, accounting or investment or investment management services as performed at the time of execution of the Agreement or of a similar nature:

    (i)
    solicit the banking business of any current customers of Saehan or the Saehan Subsidiaries; or

    (ii)
    (A) acquire, charter, operate or enter into any franchise or other management agreement with any "Financial Institution," as defined below, in which Director shall be involved in activities competitive with Wilshire or the Wilshire Subsidiaries, or Saehan or the Saehan Subsidiaries, in each case as in existence as of the date hereof (B) serve as an officer, director, employee, agent, promoter, or consultant to any Financial Institution (whether in existence or in organization) in connection with activities that are competitive with Wilshire or any Wilshire Subsidiaries, or Saehan or the Saehan Subsidiaries, in each case as in existence as of the date hereof, or (C) establish or operate a branch or other office of a Financial Institution, provided that the restrictions in clauses (A) though (C) above shall apply only to any Financial Institution located within a 10-mile radius of any branch

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      of Wilshire State Bank or Saehan Bank, in each case as in existence as of the date hereof ("Covered Financial Institution"). For purposes of this Agreement, "Financial Institution" means a "depository institution" as that term is defined in 12 C.F.R. Section 348.2 and any parent or subsidiary thereof.

          (b)   Director further agrees that Director shall not:

    (i)
    prior to the Effective Date of the Merger, recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the preceding twelve (12) months was, an employee of Saehan or any Saehan Subsidiary; and

    (ii)
    after the Effective Date of the Merger and until the second anniversary of this Agreement, recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is an employee of Wilshire or any Wilshire Subsidiary at the time and who was an employee of Saehan within the preceding twelve (12) months.

          (c)   If any court of competent jurisdiction should determine that any term or terms of this covenant are too broad with respect to time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law.

          (d)   Director agrees that (i) this Agreement is entered into in connection with the conveyance to Wilshire of the goodwill of the business of Saehan and the Saehan Subsidiaries; (ii) Director is receiving valuable consideration in this Agreement and in the Merger pursuant to the Merger Agreement; (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure that Wilshire receives the goodwill of Saehan and the Saehan Subsidiaries; and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

          (e)   Notwithstanding the foregoing, nothing in this Agreement shall require the Director to (i) divest any passive investment in any Covered Financial Institution existing as of the Effective Date of this Agreement, (ii) refrain from becoming a shareholder of no more than 4.9% of any class of equity security or debt security or other ownership interest of any Covered Financial Institution, or (iii) resign from any board position held at any Covered Financial Institution as of the Effective Date of this Agreement. In the event that the Director holds a passive investment, becomes a shareholder or serves on a board of a Covered Financial Institution as outlined in this paragraph 2(e), such Director will still be subject to the duties outlined in paragraphs 2(a) and 2(b) above.

          Section 8.12. (f)    Director agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Director contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Director of its obligations under this Agreement.

          Section 8.13. (g)    Director agrees to permit Wilshire and/or Saehan to publish and disclose in any proxy statement or securities filing, Director's identity and ownership of shares of Saehan's or Wilshire's common stock and the nature of Director's commitments, arrangements and understandings under this Agreement.

          Section 8.14. (h)    From time to time, at the request of Wilshire and without further consideration, Director shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

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        3.    RELEASE.

          (a)   Director acknowledges that he has no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against Saehan, except as expressly provided herein. For and in consideration of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Director, for himself and on behalf of his heirs and assigns (the "Director Releasing Parties"), releases, acquits and forever discharges Saehan and its Subsidiaries, predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has, known or unknown, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that Saehan and its Subsidiaries shall not be released from any obligations or liabilities to Director in connection with any deposits, accounts, fees, accrued benefits or other written contractual obligations of Saehan to Director as set forth on Schedule 1 attached hereto or any potential claim for indemnification under Saehan's articles of incorporation or bylaws (in each case as in existence on the date hereof) for any matters arising in connection with the Director's service as a director or officer of Saehan or any Saehan Subsidiary relating to acts, circumstances, actions or omissions arising on or prior to the date hereof to the extent such claims have not been asserted or are not known to Director.

          (b)   Director expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code—and any similar federal law or law of any other jurisdiction—and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the California Civil Code states as follows:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

  Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Director expressly acknowledges that the release above is intended to include in its effect, without limitation, any and all claims which Director does not know or suspect to exist in his favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of such claims.

          (c)   It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by Saehan and the Saehan Subsidiaries. Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Agreement and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Agreement is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that Director may have or be entitled to against Saehan and its Subsidiaries, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than obligations or liabilities to Director in connection with any deposits, accounts, fees, accrued benefits or other written contractual obligations of Saehan and its Subsidiaries to Director as set forth on Schedule 2 attached hereto.

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        4.    TERMINATION.    SUBJECT TO THE SECOND SENTENCE OF SECTION 5, THIS AGREEMENT SHALL TERMINATE FOLLOWING THE END OF THE NONCOMPETE PERIOD DESCRIBED IN SECTION 2(A) ABOVE, EXCEPT FOR LIABILITIES OR CLAIMS THAT SHALL HAVE ARISEN OR ACCRUED ON OR BEFORE SUCH TERMINATION.

        5.    EFFECTIVE DATE.    THIS AGREEMENT SHALL BECOME EFFECTIVE ON THE DATE OF EXECUTION OF THIS AGREEMENT. IF THE MERGER AGREEMENT IS TERMINATED IN ACCORDANCE WITH ITS TERMS, THEN THIS AGREEMENT SHALL BECOME NULL AND VOID AS OF THE DATE OF THE TERMINATION OF THE MERGER AGREEMENT AND SHALL BE OF NO FURTHER FORCE AND EFFECT.

        6.    SPECIFIC PERFORMANCE/INJUNCTIVE RELIEF.    DIRECTOR ACKNOWLEDGES THAT PERFORMANCE OF THE TERMS OF THIS AGREEMENT CONSTITUTE VALUABLE, SPECIAL AND UNIQUE PROPERTY OF WILSHIRE CRITICAL TO THE BUSINESS OF WILSHIRE AND WILSHIRE BANK AND THAT ANY BREACH OF THIS AGREEMENT BY DIRECTOR WILL GIVE RISE TO IRREPARABLE INJURY THAT IS NOT COMPENSABLE WITH MONEY DAMAGES. ACCORDINGLY, DIRECTOR AGREES THAT WILSHIRE SHALL BE ENTITLED TO OBTAIN SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF AGAINST THE BREACH OR THREATENED BREACH OF THIS AGREEMENT BY DIRECTOR. WILSHIRE AND DIRECTOR HEREBY ACKNOWLEDGE AND AGREE THAT WILSHIRE AND SAEHAN WILL BE IRREPARABLY DAMAGED IF THE PROVISIONS OF THIS AGREEMENT ARE NOT SPECIFICALLY ENFORCED. DIRECTOR FURTHER AGREES TO WAIVE ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND OR OTHER SECURITY OR THE PROOF OF ACTUAL DAMAGES IN CONNECTION WITH SUCH REMEDIES. SUCH REMEDIES SHALL NOT BE EXCLUSIVE AND SHALL BE IN ADDITION TO ANY OTHER REMEDY THAT WILSHIRE MAY HAVE AT LAW OR IN EQUITY.

        7.    EXTENSION OF TERM OF RESTRICTIVE COVENANT.    IF DIRECTOR VIOLATES ANY RESTRICTIVE COVENANT CONTAINED IN SECTION 2, OR IF ANY ACTION TO ENFORCE A RESTRICTIVE COVENANT CONTAINED IN SECTION 2 IS PENDING IN A COURT OF COMPETENT JURISDICTION, THEN THE TERM OF SUCH RESTRICTIVE COVENANT WILL BE EXTENDED BY ADDING TO IT THE NUMBER OF DAYS THAT DIRECTOR'S VIOLATION CONTINUES AND THE NUMBER OF DAYS DURING WHICH SUCH COURT ACTION IS PENDING. IF THERE ARE BOTH A VIOLATION AND A PENDING COURT ACTION, THEN THE NUMBER OF DAYS THAT EACH CONTINUES WILL BE ADDED TO THE TERM OF SUCH RESTRICTIVE COVENANTS, BUT DAYS ON WHICH BOTH CONTINUE WILL BE COUNTED ONLY ONCE.

        8.    Voting Agreement.    From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the "Support Period"), Director agrees that at any shareholder meeting of Saehan to approve the Merger or any related transaction, or any adjournment or postponement thereof, the Director shall be present (in person or by proxy) and shall vote (or cause to be voted) all of his or her voting shares of capital stock of Saehan entitled to vote at such meeting, including all voting shares listed on Attachment A (together, "Owned Shares"): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement that would impair the ability of Wilshire to complete the Merger, the ability of Saehan to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement; provided, that the foregoing applies solely to Director in his or her capacity as a shareholder and nothing in this Agreement shall prevent Director from discharging his or her fiduciary duties with respect to his or her role on the board of directors of

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Saehan. Director covenants and agrees that, except for this Agreement, he or she (a) has not entered into, and shall not enter during the Support Period any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement.

        9.    Transfer Restrictions Prior to Merger.    The Director will not, during the Support Period, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a "Transfer"); provided that, Director may Transfer Owned Shares (i) for estate planning or philanthropic purposes, (ii) by operation of law, by will or pursuant to the laws of descent and distribution, provided that in the case of any action covered by clause (i) or (ii) the transferree shall agree in writing to be bound by the provisions of Sections 8 and 9 of this Agreement.

        10.    Director Representations and Warranties.    Director hereby represents and warrants to Wilshire as follows:

          (a)   Director has full legal right and capacity to execute and deliver this Agreement, to perform Director's obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by Director and the execution, delivery and performance of this Agreement by Director and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Director and no other actions or proceedings on the part of Director are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   The execution and delivery of this Agreement by Director does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Director to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Director or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Director or pursuant to which any of its or its affiliates' respective properties or assets are bound or (iv) violate any other agreement to which Director or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

          (d)   On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Director in the manner reflected thereon, include all of the shares of Saehan Common Stock owned of record or beneficially by Director, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Director to perform Director's obligations hereunder. As of the date hereof Director has, and at the Saehan Shareholder Meeting or any other shareholder meeting of Saehan in connection with the Merger Agreement and the transactions contemplated thereby, Director

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  (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

          (e)   Director understands and acknowledges that each of Wilshire and Saehan is entering into the Merger Agreement in reliance upon Director's execution, delivery and performance of this Agreement.

        11.    Resignation from Saehan Board.    Each Director hereby tenders his or her resignation from the Board of Directors of Saehan subject to and effective upon the Effective Time.

        12.    INJUNCTIVE RELIEF.    WILSHIRE AND DIRECTOR HEREBY ACKNOWLEDGE AND AGREE THAT WILSHIRE AND SAEHAN WILL BE IRREPARABLY DAMAGED IF THIS AGREEMENT IS NOT SPECIFICALLY ENFORCED. ACCORDINGLY, WILSHIRE AND SAEHAN ARE ENTITLED TO INJUNCTIVE RELIEF RESTRAINING ANY VIOLATION OF THIS AGREEMENT BY DIRECTOR (WITHOUT ANY BOND OR OTHER SECURITY BEING REQUIRED), OR ANY OTHER APPROPRIATE DECREE OF SPECIFIC PERFORMANCE. SUCH REMEDIES ARE NOT TO BE EXCLUSIVE AND ARE IN ADDITION TO ANY OTHER REMEDY THAT WILSHIRE OR SAEHAN MAY HAVE AT LAW OR IN EQUITY.

        13.    ASSIGNABILITY.    THIS AGREEMENT SHALL NOT BE ASSIGNED BY ANY PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY.

        14.    PARTIES BOUND.    THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

        15.    APPLICABLE LAW CHOICE OF VENUE.    THIS AGREEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF CALIFORNIA, AND THE SUBSTANTIVE LAWS OF CALIFORNIA SHALL GOVERN THE VALIDITY, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT. THE PARTIES CONSENT TO THE VENUE AND JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF CALIFORNIA, IN ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION (BOTH SUBJECT MATTER AND PERSONAL) OF ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVE (1) ANY OBJECTION ANY PARTY MIGHT NOW OR HEREAFTER HAVE TO THE VENUE IN ANY SUCH COURT, AND (2) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        16.    LEGAL CONSTRUCTION.    IF ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS AGREEMENT SHALL FOR ANY REASON BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, ANY PROVISION SHALL BE FULLY SEVERABLE, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF, AND THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED AS IF SUCH INVALID, ILLEGAL OR UNENFORCEABLE PROVISION HAD NEVER BEEN CONTAINED HEREIN, AND THE REMAINING PROVISIONS OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL NOT BE AFFECTED BY THE ILLEGAL, INVALID OR UNENFORCEABLE PROVISION OR BY ITS SEVERANCE FROM THIS AGREEMENT. FURTHERMORE, IN LIEU OF SUCH ILLEGAL, INVALID OR UNENFORCEABLE PROVISION, THERE SHALL BE ADDED AUTOMATICALLY AS A PART OF THIS AGREEMENT, A PROVISION AS SIMILAR IN TERMS TO SUCH ILLEGAL, INVALID OR UNENFORCEABLE PROVISION AS MAY BE POSSIBLE AND BE VALID AND ENFORCEABLE.

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        17.    NOTICE.    UNLESS OTHERWISE PROVIDED HEREIN, ANY AND ALL PAYMENTS, NOTICES, REQUESTS, INSTRUCTIONS AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED TO BE GIVEN UNDER THIS AGREEMENT AFTER THE DATE HEREOF BY ANY PARTY HERETO TO ANY OTHER PARTY MAY BE DELIVERED PERSONALLY OR BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE OR SENT BY MAIL OR (EXCEPT IN THE CASE OF PAYMENTS) BY TELEX OR FACSIMILE TRANSMISSION, AT THE RESPECTIVE ADDRESSES OR TRANSMISSION NUMBERS SET FORTH BELOW AND SHALL BE EFFECTIVE (A) IN THE CASE OF PERSONAL DELIVERY, TELEX OR FACSIMILE TRANSMISSION, WHEN RECEIVED; (B) IN THE CASE OF MAIL, UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES POSTAL SERVICE, FIRST CLASS CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED; AND (C) IN THE CASE OF NATIONALLY-RECOGNIZED OVERNIGHT COURIER SERVICE, ONE (1) BUSINESS DAY AFTER DELIVERY TO SUCH COURIER SERVICE TOGETHER WITH ALL APPROPRIATE FEES OR CHARGES AND INSTRUCTIONS FOR SUCH OVERNIGHT DELIVERY. THE PARTIES MAY CHANGE THEIR RESPECTIVE ADDRESSES AND TRANSMISSION NUMBERS BY WRITTEN NOTICE TO ALL OTHER PARTIES, SENT AS PROVIDED IN THIS SECTION 16. ALL COMMUNICATIONS MUST BE IN WRITING AND ADDRESSED TO THE DIRECTOR AT THE ADDRESS ON THE SIGNATURE PAGE BELOW AND TO THE OTHER PARTIES HERETO AS FOLLOWS:

    IF TO SAEHAN:

      Saehan Bancorp
      3580 Wilshire Blvd., Suite 600
      Los Angeles, California 90010
      Telecopy No. [                    ]
      Attention: Il Young Kim
                         Chairman of the Board

    IF TO WILSHIRE:

      Wilshire Bancorp, Inc.

      3200 Wilshire Boulevard
      Los Angeles, California 90010
      Telecopy No. (213) 427-6683
      Attention: Mr. J.W. Yoo
                         President and Chief Executive Officer

        18.    NO DELAY, WAIVER, ETC.    NO DELAY ON THE PART OF THE PARTIES HERETO IN EXERCISING ANY POWER OR RIGHT HEREUNDER SHALL OPERATE AS A WAIVER THEREOF; NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY POWER OR RIGHT HEREUNDER PRECLUDE OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER POWER OR RIGHT.

        19.    ENTIRE AGREEMENT.    THIS AGREEMENT IS IRREVOCABLE. THE RECITALS ARE INCORPORATED AS PART OF THIS AGREEMENT. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND CONTAINS THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT MAY NOT BE AMENDED, SUPPLEMENTED OR MODIFIED, AND NO PROVISIONS HEREOF MAY BE MODIFIED OR WAIVED, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY EACH PARTY HERETO. NO WAIVER OF ANY PROVISIONS HEREOF BY EITHER PARTY SHALL BE DEEMED A CONTINUING WAIVER OF ANY PROVISION HEREOF BY SUCH PARTY.

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        20.    HEADINGS.    THE DESCRIPTIVE HEADINGS OF THE SEVERAL SECTIONS OF THIS AGREEMENT ARE INSERTED FOR CONVENIENCE ONLY AND DO NOT CONSTITUTE A PART OF THIS AGREEMENT.

        21.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

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[Signature Page to Director Support Agreement]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DIRECTOR:

Address:

WILSHIRE:	WILSHIRE BANCORP, INC.
By:
J.W. Yoo, President and Chief Executive Officer
SAEHAN:	SAEHAN BANCORP
By:
Il Young Kim Chairman of the Board

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Attachment A

LISTING OF OWNED SHARES

Director Name	No. of Shares of Saehan Bancorp Common Stock (Director has sole voting and dispositive power unless otherwise indicated)	Any voting restrictions, liens, claims, security interests or encumbrances on shares owned per Section 10(d)

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Schedule 1

A-B-11

Schedule 2

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 EXHIBIT C

VOTING AND SUPPORT AGREEMENT

        This VOTING AND SUPPORT AGREEMENT ("Agreement") is made and entered into by and between WILSHIRE BANCORP, INC., a California corporation ("Wilshire"), and                              ("Shareholder"). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

R E C I T A L S:

        WHEREAS, Wilshire, WS Merger Acquisition Corp., a newly formed subsidiary of Wilshire ("Newco"), and Saehan Bancorp, a California corporation ("Saehan"), are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Saehan with and into Newco, with Newco as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner of the number of shares of Saehan Common Stock set forth on Attachment A hereto; and

        WHEREAS, as an inducement and a condition to Wilshire entering into and consummating the Merger Agreement, Wilshire has required that Shareholder enter into this Agreement so as to make more likely the approval of the Merger by the requisite vote of Saehan's shareholders and to promote stability between Wilshire and its substantial shareholders following consummation of the Merger;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

        Section 1.01    Agreement to Vote in Favor of Merger.    Shareholder hereby agrees that from the date hereof until the earlier of (i) the occurrence of the effective time of the Merger (the "Effective Time") and (ii) the termination of the Merger Agreement in accordance with its terms (the "Support Period") at any shareholder meeting of Saehan to approve the Merger or any related transaction, or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all of its voting shares of capital stock of Saehan entitled to vote at such meeting, including all voting shares listed on Attachment A (together, "Owned Shares"): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement that would impair the ability of Wilshire to complete the Merger, the ability of Saehan to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement.

        Section 1.02    Transfer Restrictions prior to Merger.    Shareholder agrees that it will not, during the Support Period, except in respect of the Merger and receiving the Merger Consideration: (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other

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arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a "Transfer"), or (ii) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable. Notwithstanding the foregoing, Shareholder may transfer Owned Shares (i) by operation of law, by will or pursuant to the laws of descent and distribution, or (ii) to a transferee which, prior to the transfer, shall agree in writing to be bound by the provisions of this Agreement as fully as the undersigned

        Section 1.03    Inconsistent Agreements.    Shareholder hereby covenants and agrees that, except for or in a manner consistent with this Agreement, it (a) has not entered into, and shall not enter during the Support Period any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares.

ARTICLE II

REPRESENTATIONS, WARRANTIES & COVENANTS

        Section 2.01    Shareholder Representations and Warranties.    Shareholder hereby represents and warrants to Wilshire as follows:

          (a)   Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by Shareholder and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   Assuming due execution and delivery by Wilshire, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

          (d)   The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder or pursuant to which any of its or its affiliates' respective properties or assets are bound or (iv) violate any other agreement to which Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

          (e)   On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the shares of Saehan Common Stock owned of record or beneficially by Shareholder, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect

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  in any respect the ability of Shareholder to perform Shareholder's obligations hereunder. As of the date hereof Shareholder has, and at the Saehan Shareholder Meeting or any other shareholder meeting of Saehan in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

          (f)    Shareholder understands and acknowledges that each of Wilshire and Saehan is entering into the Merger Agreement in reliance upon Shareholder's execution, delivery and performance of this Agreement.

        Section 2.02    Wilshire Representations and Warranties.    Wilshire hereby represents and warrants to Shareholder as follows:

          (a)   Wilshire has full legal right and capacity to execute and deliver this Agreement, to perform Wilshire's obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by Wilshire and the execution, delivery and performance of this Agreement by Wilshire and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Wilshire and no other actions or proceedings on the part of Wilshire are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   Assuming due execution and delivery of this Agreement by Shareholder, this Agreement constitutes the valid and binding agreement of Wilshire, enforceable against Wilshire in accordance with its terms.

        Section 2.03    Shareholder Covenants.    Shareholder hereby covenants and agrees with Wilshire as follows:

          (a)   Shareholder agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under this Agreement.

          (b)   Shareholder agrees to permit Wilshire and/or Saehan to publish and disclose in any proxy statement or securities filing, Shareholder's identity and ownership of shares of Saehan's or Wilshire's common stock and the nature of Shareholder's commitments, arrangements and understandings under this Agreement.

          (c)   From time to time, at the request of Wilshire and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE III

TERMINATION

        Section 3.01    Termination of Agreement.    This Agreement shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms; and (ii) the Effective Time of the Merger.

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        Section 3.02    Effect of Termination.    In the event of termination of this Agreement pursuant to Section 3.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any willful breach of this Agreement occurring prior to such termination.

ARTICLE IV

MISCELLANEOUS

        Section 4.01    Expenses.    Except as otherwise may be agreed in writing or otherwise set forth in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

        Section 4.02    Entire Agreement; Assignment.    This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement is binding on the parties hereto and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except a otherwise provided herein. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        Section 4.03    Notices.    All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by email or facsimile, to the subject Shareholder at the address set forth on the signature page below, or such other address as may be designated in writing hereafter, in the same manner, by such person, and to Wilshire to the following address:

if to Wilshire, to:
Wilshire Bancorp, Inc. 3200 Wilshire Blvd. Los Angeles, California
Attention:	Steven S. Koh, Chairman of the Board
Facsimile:	(213) 427-6584
with a copy (which shall not constitute notice) to:
Hunton & Williams LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202
Attention:	Peter G. Weinstock
T. Allen McConnell
Facsimile:	(214) 740-7182

        Section 4.04    Amendments; Waivers.    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Wilshire and Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 4.05    Assignment.    No party to this Agreement may assign any of its rights or obligations under this Agreement, without the prior written consent of the other party hereto; provided that Wilshire may assign its rights and obligations under this Agreement to a Subsidiary of Wilshire, so long

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as Wilshire remains liable for its obligations, and, provided, further, that this Agreement is assignable by Shareholder in connection with any transfer permitted by Section 1.02 hereof.

        Section 4.06    Governing Law; Venue.    This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of California. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 4.07    WAIVER OF JURY TRIAL.    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.07.

        Section 4.08    Specific Performance.    Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Wilshire would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Wilshire may be entitled (including monetary damages), Wilshire shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agrees that neither Wilshire nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.08, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        Section 4.09    Counterparts.    This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

        Section 4.10    Severability.    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or

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unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        Section 4.11    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Wilshire any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to Shareholder.

[Signature Pages to Follow]

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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting and Support Agreement as of the          day of July 2013.

WILSHIRE BANCORP, INC.
By:
	Name:	Steven S. Koh
	Title:	Chairman of the Board
SHAREHOLDER
By:
Name:
Title:

Address:

[Signature Page to Voting and Support Agreement]

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Attachment A

LISTING OF OWNED SHARES

Shareholder Name	No. of Shares of Saehan Bancorp Common Stock (Shareholder has sole voting and dispositive power unless otherwise indicated)	Any voting restrictions, liens, claims, security interests or encumbrances on shares owned per Section 2.01

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EXHIBIT D

OPTION HOLDER AGREEMENT

July     , 2013

Wilshire Bancorp, Inc.
3200 Wilshire Blvd.
Los Angeles, California 90010

Saehan Bancorp
3580 Wilshire Blvd., Suite 600
Los Angeles, California 90010

        Reference is hereby made to that certain Agreement and Plan of Merger and Reorganization, dated as of July 15, 2013 ("Merger Agreement"), by and between Wilshire Bancorp, Inc. ("Wilshire"), WS Merger Acquisition Corp., a newly formed wholly-owned subsidiary of Wilshire ("Newco"), and Saehan Bancorp ("Saehan"), pursuant to which among other things, subject to the terms and conditions stated therein, (a) Saehan will be merged with and into Newco, with Newco surviving the merger, and (b) the shareholders of Saehan common stock, no par value per share ("Saehan Common Stock"), are to receive the merger consideration described therein in connection with the merger of Saehan into Newco. Terms with their initial letter capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement.

        I have previously been granted options to acquire shares of Saehan Common Stock, pursuant to one or more stock option agreements (the "Option Agreements") between Saehan and me. With respect to the number of shares of Saehan Common Stock that I have unexercised options to purchase (the "Covered Options"), I acknowledge and agree that upon consummation of the merger described above (the "Effective Time"), my Covered Options shall be terminated with no further action necessary on my part and, in consideration therefor, I shall receive,: in lieu of each share of Saehan Common Stock that would otherwise have been issuable upon exercise of my Covered Options, an amount in cash equal to (a) the weighted average sales price per share for Saehan Common Stock on the OTC Bulletin Board on the Closing Date (or, in the event fewer than 100,000 shares of Saehan Common Stock traded on the OTC Bulletin Board on the Closing Date, the Per Share Cash Consideration as stated in the Merger Agreement), less (b) the exercise price per share with respect to the corresponding Saehan Stock Option in question (the "Per Option Termination Consideration"). I acknowledge that the consideration to be received by me pursuant to this letter agreement is adequate consideration for my agreement to the terms and conditions of this letter agreement, including, without limitation, the release set forth below.

        I hereby agree not to exercise any of my Covered Options before the Effective Time. I further agree (a) to accept the Per Option Termination Consideration for each Covered Option in full satisfaction of all my rights under the Covered Options, and (b) that, without limitation, subject to receipt of the Per Option Termination Consideration for each Covered Option, such Covered Options will be cancelled and will terminate at the Effective Time.

        Anything provided to the contrary in this Agreement or the Option Agreements notwithstanding, I acknowledge and agree that at any time prior to the Effective Time, Wilshire may determine to assume the Covered Options in which event the Covered Options will be converted into options to purchase the common stock of Wilshire on the same vesting and exercise terms as the Covered Options, provided that the number of shares of Wilshire common stock purchasable pursuant to the Covered Options and the exercise price of the Covered Options will be adjusted as provided in Section 2.1(c) of the Agreement. In such event I will receive options to purchase the common stock of Wilshire in lieu of the Per Option Termination Consideration.

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        Upon receipt of the Per Option Termination Consideration for each Covered Option, I hereby release Wilshire, Saehan, and their respective subsidiaries, boards of directors, agents, attorneys, stockholders, successors and assigns from any and all obligations to me relating to the Covered Options. I further agree to take such additional actions and deliver such additional documents and certificates as may be reasonably requested by Wilshire or Saehan to effect the transactions described in this Agreement.

        In the event the Merger Agreement is terminated by Wilshire, Saehan or Newco in accordance with its terms, this letter agreement shall automatically terminate and none of the parties hereto shall have any further liability or obligation to the other(s) with respect to the subject matter hereof in connection with the Covered Options.

        I understand and agree that the consideration to be received by me pursuant to this letter agreement will be subject to applicable federal withholding obligations and reporting.

Very truly yours,

Agreed and Acknowledged:
WILSHIRE BANCORP, INC.
By:	Steven S. Koh, Chairman of the Board

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Annex B

July 15, 2013 Board of Directors Saehan Bancorp 3580 Wilshire Blvd., Suite 600 Los Angeles, CA 90010

Members of the Board of Directors:

        We understand that Saehan Bancorp ("Saehan" or the "Company") and Wilshire Bancorp Inc. ("Wilshire") plan to enter into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for, among other things, the acquisition by Wilshire of 100% of Saehan's common stock (the "Transaction") for approximately $0.42 per share in approximately 50% cash and 50% stock (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have requested our opinion (the "Opinion") with respect to the fairness, from a financial point of view, of the Consideration to be received by the Company's stockholders in connection with the Transaction.

        In arriving at the Opinion set forth below, we have, among other things:

  •
  Reviewed the financial terms of the latest drafts provided to us as of July 15, 2013 of the Merger Agreement.

  •
  Reviewed certain publicly available information, which we believe to be relevant, concerning the business, financial condition, and operations of Saehan.

  •
  Reviewed certain information internal to Saehan concerning its business, financial condition, and operations, prepared and furnished to us by the management of the Company.

  •
  Reviewed Saehan's financial forecast furnished to us by the management of the Company.

  •
  Reviewed certain internal financial analyses, estimates and forecasts, prepared and furnished to us by the management of Saehan.

  •
  Reviewed the Company's annual audited and quarterly unaudited financial statements through June 2013.

  •
  Held discussions with members of senior management of Saehan concerning their evaluations of the Transaction and the business, operating and regulatory environment, financial condition, prospects, and strategic objectives of the Company, as well as such other matters as we deemed necessary or appropriate for purposes of rendering this opinion.

  •
  Reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed to be generally comparable to the Company.

  •
  Reviewed the publicly available financial terms of certain other business combinations that we deemed to be relevant in industries similar to those in which the Company participates and the consideration received for such companies that we believe to be generally relevant.

  •
  Performed a discounted cash flow analysis of the Company utilizing pro forma financial information prepared by and furnished to us by the management of Saehan.

  •
  Reviewed and analyzed premiums paid in business combinations involving publicly traded companies that B. Riley deemed to be generally comparable to Saehan with respect to size and industry.

  •
  Performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this Opinion.

        In preparing this Opinion, at your direction, we have relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information available from public sources and all other information provided to us or otherwise discussed with or reviewed by us. We have assumed, at your direction and with your consent, that the financial and other projections prepared by Saehan's management and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent management's best estimates and judgments as of the date of their preparation. We have assumed at your direction no responsibility for and express no opinion as to such analyses or forecasts or the assumptions on which they are based. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of Saehan since the respective dates of the last financial statements made available to us. We have further relied, with your consent, upon the assurances of the management of Saehan that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

        In connection with rendering our Opinion, we performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the analyses summarized herein, we believe that our analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Opinion.

        We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Saehan including those which may arise from the Transaction, nor have we evaluated the solvency of Saehan or Wilshire under any state or federal laws. We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which either the Company is a party or may be subject and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

        We also have assumed, with your consent, that the final executed forms of the Merger Agreement will not differ in any material respects from the latest drafts provided to us, and the consummation of the Transaction will be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Saehan or the contemplated benefits of the Transaction. In addition, events occurring after the date hereof could materially affect the assumptions used in preparing this opinion, however, we do not have any obligation to reaffirm this opinion. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of Saehan and its legal, tax and regulatory advisors with respect to such matters.

        Our Opinion is limited to the fairness, from a financial point of view, to Saehan's shareholders of the Consideration to be received in the Transaction, and we express no opinion as to the fairness of the Transaction to the holders of any other class of securities, creditors or other constituencies of Saehan or as to the underlying decision by Saehan to engage in the Transaction. Our Opinion does not address any other aspect or implication of the Transaction, the Merger Agreement, or any other agreement or understanding entered into in connection with the Transaction or otherwise. We also express no opinion as to the fairness of the amount or nature of the compensation to any of Saehan's officers, directors or employees, or any class of such persons, relative to the Consideration. We express no opinion as to the prices or trading ranges at which Saehan common stock will trade at any time before consummation of the Transaction. Furthermore, we are not expressing any opinion as to the impact of the Transaction on the solvency or viability of Saehan, or the ability of Saehan to pay its obligations when they become due before consummation of the Transaction.

        Our Opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our Opinion based on circumstances or events occurring after the date hereof.

        This Opinion is provided to the Board of Directors of Saehan solely in connection with and for the purposes of its evaluation of the Transaction. It does not address the Company's underlying business decision to effect the Transaction and it is not a recommendation as to any action the Board of Directors should take with respect to the Transaction or any aspect thereof. It is further understood that this opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without our prior written consent.

        This Opinion has been approved by B. Riley's fairness opinion committee in accordance with established procedures. B. Riley is acting as exclusive financial advisor to the Special Committee of the Board of Directors of Saehan in connection with the Transaction and is accordingly entitled to a success fee upon closing of the Transaction. B. Riley is providing this Opinion at no separate or additional consideration; Saehan has agreed to indemnify B. Riley against certain liabilities associated with the issuance of this Opinion. We have previously been engaged by the Company to provide certain investment banking and other services on matters unrelated to this transaction, for which we have received (or expect to receive) customary fees.

        In the ordinary course of our and our affiliates' businesses, we and our affiliates may actively trade or hold the securities of Saehan or Wilshire and its affiliates for our or their own account or for others and, accordingly, we may at any time hold a long or short position in such securities.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration is fair to Saehan's shareholders from a financial point of view.

Very truly yours,

B. Riley & Co., LLC

Annex C

July 15, 2013

PERSONAL AND CONFIDENTIAL

Board of Directors
Wilshire Bancorp, Inc.
3200 Wilshire Boulevard
Suite 1400
Los Angeles, CA 90010

Members of the Board of Directors:

        We understand that Wilshire Bancorp, Inc., a California corporation (the "Company"), and Newco, a California corporation and wholly owned subsidiary of the Company ("Newco"), propose to enter into an Agreement and Plan of Merger, dated as of July 15, 2013 (the "Definitive Agreement"), with Saehan Bancorp, Inc. a California corporation ("SAEB"). The Definitive Agreement will provide for the merger (the "Merger") of SAEB with and into Newco, pursuant to which each outstanding share of common stock of SAEB, with certain exceptions, will be converted into the right to receive either (i) 0.06080x duly authorized, validly issued, fully paid and nonassessable shares of Company Common Stock, or (ii) $0.4247 in cash, or (iii) a unit consisting of Company Common Stock and cash in the amount as set forth in the Definitive Agreement. The total consideration paid by the Company in the Merger is referred to herein as the "Merger Consideration". With certain exceptions, the total stock consideration will not exceed 7,210,815 shares of Company Common Stock. We understand that at or following the Merger, the Company will be the sole shareholder of Wilshire State Bank, which is the survivor of the bank merger. The terms and conditions of the Merger are more fully set forth in the Definitive Agreement and terms used herein and not defined shall have the meanings ascribed to them in the Definitive Agreement.

        You have asked us whether, in our opinion, as of the date hereof, the Merger Consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company.

        In connection with rendering our opinion, we have, among other things:

  (i)
  Reviewed a draft of the Definitive Agreement dated July 15, 2013, which we have assumed is in substantially final form and will not vary in any respect material to our analysis;

  (ii)
  Reviewed certain publicly available business and financial information relating to SAEB, the Company and their respective subsidiaries that we deemed to be relevant;

  (iii)
  Reviewed certain non-public internal financial statements and other non-public financial and operating data relating to SAEB, the Company and their respective subsidiaries that were

 Macquarie Capital (USA) Inc. is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital (USA) Inc.

    prepared and provided to us by the management of SAEB and/or the Company and their respective other advisors;

  (iv)
  Reviewed financial projections provided to us by SAEB and/or the Company and discussed with management of SAEB and/or the Company;

  (v)
  Discussed the past and current operations, financial projections, current financial condition and prospects of SAEB and the Company with the respective management teams of SAEB and the Company;

  (vi)
  Reviewed the financial terms of certain publicly available transactions in the industry in which SAEB and the Company operate that we deemed relevant;

  (vii)
  Performed such other analyses and examinations, made such inquiries, and considered such other factors that we deemed appropriate; and

  (viii)
  Without limiting the generality of the foregoing, we have, upon the Company's direction, relied exclusively upon the Company's and its tax advisor's valuation and adjustment of SAEB's deferred tax asset.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking responsibility for independently verifying, the accuracy and completeness of the information reviewed by us or reviewed for us, as well as the due authorization, execution and enforceability of the Definitive Agreement. With respect to the financial projections which were furnished to or discussed with us, we have assumed that such financial projections have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of SAEB or the Company, as applicable. We express no view as to any such financial projections or the assumptions on which they are based.

        For purposes of rendering our opinion, we have assumed, with your consent, that the representations and warranties of each party contained in the Definitive Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Definitive Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have assumed, with your consent, that the draft of the Definitive Agreement dated July 15, 2013 is in substantially final form and that the final execution version of the Definitive Agreement will not vary from this draft in any respect material to our analysis. We have further assumed, with your consent, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on SAEB, the Company or the consummation of the Merger.

        We have not made, nor assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of SAEB, the Company or any of their respective subsidiaries, nor have we been furnished with any such appraisals. In addition, we have not evaluated the solvency or fair value of SAEB, the Company or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than whether, as of the date hereof, the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company. We do not express any view on, and our opinion does not address (i) the advisability of any other transaction that the Company may be considering at the present time or the effect of any such transaction on the Company's current or future financial condition or results of operations or (ii) any other term or aspect of the Definitive Agreement or the Merger, or any agreement or instrument contemplated by the Definitive Agreement or entered into or amended in connection with the Merger. In addition, we do not express any view on, and our opinion does not address, the fairness of the Merger to the holders of any class of securities of the Company or SAEB, creditors of the Company or SAEB or other constituencies of the Company or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or SAEB, or class of such persons, in connection with the Merger, whether relative to the Merger Consideration or otherwise. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company or any other party to the Merger, nor does it address the underlying business decision of the Company, or any other party to the Merger, to engage in the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company, any other party to the Merger, their respective affiliates and their respective advisors with respect to legal, regulatory, accounting and tax matters.

        We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive fees for our services in connection with the Merger, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of business, Macquarie Capital (USA) Inc. or its affiliates may actively trade in the debt and equity securities, or options on securities, of the Company or any other company that may be involved in the Merger, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates may have in the past provided, may be currently providing and in the future may provide, financial advisory services to the Company, SAEB or their respective affiliates, for which we or such affiliates have received, and would expect to receive, compensation. Specifically, in the past two years, we have served as a Financial Advisor to the Company on a bulk loan sale and as an underwriter.

        It is understood that this opinion is addressed to, and is for the sole use and benefit of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Definitive Agreement and, may not, in whole or in part, be quoted, referred to, disclosed to any third party or used for any other purpose, in each case, without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of the Company or SAEB as to how such stockholder should act in connection with the Merger. This opinion has been approved and authorized for issuance by a fairness opinion review committee of Macquarie Capital (USA) Inc.

        [Signature Page Follows]

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company.

Very truly yours,
/s/ Macquarie Capital (USA) Inc.

Annex D

CALIFORNIA CORPORATIONS CODE
CHAPTER 13: DISSENTERS' RIGHTS

        1300.    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

        (b)   As used in this chapter, "dissenting shares" means shares to which all of the following apply:

          (1)   That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

          (2)   That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3)   That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4)   That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c)   As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

        1301.    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b)   Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

        (c)   The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

        1302.    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

        1303.    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

        1304.    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b)   Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c)   On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

        1305.    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b)   If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c)   Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d)   Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e)   The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

        1306.    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

        1307.    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

        1308.    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

        1309.    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a)   The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b)   The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c)   The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

          (d)   The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

        1310.    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

        1311.    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

        1312.    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

        1313.    A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

Annex E

SAEHAN BANCORP AND SUBSIDIARY
Los Angeles, California

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
As of June 30, 2013 and December 31, 2012
and
for the six-month periods ended June 30, 2013 and 2012

SAEHAN BANCORP AND SUBSIDIARY

Unaudited Consolidated Statements of Financial Condition

June 30, 2013 and December 31, 2012

	6/30/2013	12/31/2012
Assets
Cash and due from banks	$47,458,926	$160,617,277
Federal funds sold	14,245,000	6,400,000

Cash and cash equivalents	61,703,926	167,017,277
Interest-earning time deposits with other financial institutions	35,766,737	36,710,891
Securities available for sale, at fair value	38,274,463	35,796,508
Loans receivable, net of allowance for loan losses	394,739,033	347,909,807
Loans held for sale, at the lower of cost or fair value	1,955,162	1,980,248
Loan servicing asset	1,924,697	1,799,526
Accrued interest receivable	1,132,385	977,336
Federal Home Loan Bank stock	2,669,700	3,347,100
Premises and equipment, net	2,016,973	1,921,592
Other real estate owned	5,848,580	2,898,502
Other assets	2,739,686	2,161,537

Total assets	$548,771,342	$602,520,324

Liabilities and Shareholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$162,493,581	$148,229,304
Interest bearing:
Savings	14,416,653	15,680,396
Money market and super Negotiable Order of Withdrawal (NOW)	161,447,306	184,035,753
Time deposits of $100,000 or more	93,180,532	136,923,783
Other time deposits	33,018,459	33,916,369

Total deposits	464,556,531	518,785,605
Accrued interest payable	2,034,402	1,860,148
Junior subordinated debenture	20,619,000	20,619,000
Accounts payable	2,370,009	2,275,521
Other liabilities	1,227,544	508,189

Total liabilities	490,807,486	544,048,463

Commitments and contingencies
Shareholders' equity:
Preferred stock no par value. Authorized 10,000,000 shares; none issured and outstanding
Common stock, no par value. Authorized 600,000,000 shares; issued and outstanding 237,197,874 shares	142,617,047	142,617,047
Additional paid-in capital	2,663,926	2,652,946
Retained earnings (deficits)	(86,409,545)	(86,866,539)
Accumulated other comprehensive income (loss), net of tax	(907,572)	68,407

Total shareholders' equity	57,963,856	58,471,861

Total liabilities and shareholders' equity	$548,771,342	$602,520,324

See accompanying notes to unaudited consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

Unaudited Consolidated Statements of Operations

Six months ended June 30, 2013 and 2012

	2013	2012
Interest income:
Interest and fees on loans	$9,774,874	$10,250,070
Interest on federal funds sold	30,690	50,828
Interest on balances with other financial institutions	286,763	270,670
Interest on securities available for sale	254,865	305,485

Total interest income	10,347,192	10,877,053

Interest expense:
Interest on deposits	2,031,220	2,933,425
Interest on other borrowed funds	274,955	343,257

Total interest expense	2,306,175	3,276,682

Net interest income before provision for credit losses	8,041,017	7,600,371
Provision for credit losses	—	—

Net interest income after provision for credit losses	8,041,017	7,600,371

Noninterest income:
Service charges on deposits	949,750	818,877
Net gain on sale of loans	1,042,816	670,770
Letter of credit related fees	207,982	138,264
Loan servicing income	322,324	373,090
Remittance fee income	142,657	118,545
Net gain on sale of securities	3,124	789,663
Net gain on sale of other real estate owned	3,946	—
Other income	273,134	547,241

Total noninterest income	2,945,733	3,456,450

Noninterest expenses:
Salaries and employee benefits	5,444,650	4,659,220
Occupancy and equipment	1,960,678	1,591,158
Professional services	595,371	1,391,291
Data processing fees	390,738	415,653
Directors' compensation	120,243	115,363
Business development expenses	244,495	235,638
Supplies and communication	234,619	262,140
FDIC assessment	556,014	639,174
OREO expenses	105,023	229,537
Net loss on sale of other real estate owned	—	419,905
Other operating expenses	874,725	1,244,336

Total noninterest expenses	10,526,556	11,203,415

Income (loss) before provision for income taxes	460,194	(146,594)
Provision for income taxes	3,200	3,200

Net income (loss)	$456,994	$(149,794)

Earnings (losses) per common share:
Basic	$0.002	$(0.001)
Diluted	0.002	(0.001)
Weighted average shares outstanding:
Basic	237,197,874	237,197,874
Diluted	237,220,491	237,221,149

See accompanying notes to unaudited consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

Unaudited Consolidated Statements of Comprehensive Income (Loss)

Six months ended June 30, 2013 and 2012

	2013	2012
Net income (loss)	$456,994	$(149,794)
Other comprehensive income (loss)
Change in net unrealized gain (loss) on securities:
Net unrealized holding gains (losses) arising during the period	(960,082)	60,006
Reclassification adjustment for net securities gains realized in net income	(3,124)	(789,663)
Tax effect	—	375,112

Net of tax	(963,206)	(354,545)
Change in unrealized gain (loss) on interest only strip:
Unrealized holding gains (losses) arising during the period	(12,773)	24,545
Tax effect	—	(9,818)

Net of tax	(12,773)	14,727

Total other comprehensive income (loss), net of tax	(975,979)	(339,818)

Comprehensive income (loss)	(518,985)	(489,612)

See accompanying notes to unaudited consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

Unaudited Consolidated Statements of Changes in Shareholders' Equity

Six Months ended June 30, 2013 and 2012

	Shares outstanding	Common stock	Additional paid-in capital	Retained earnings (deficits)	Accumulated other comprehensive income (loss)	Total shareholders' equity
Balance at January 1, 2013	237,197,874	$142,617,047	$2,652,946	$(86,866,539)	$68,407	$58,471,861
Share-based compensation expense	—	—	10,980	—	—	10,980
Net income	—	—	—	456,994	—	456,994
Other comprehensive income (loss)	—	—	—	—	(975,979)	(975,979)

Balance at June 30, 2013	237,197,874	$142,617,047	$2,663,926	$(86,409,545)	$(907,572)	$57,963,856

Balance at January 1, 2012	237,197,874	$142,615,905	$2,595,084	$(87,040,742)	$383,077	$58,553,324
Share-based compensation expense	—	—	24,800	—	—	24,800
Net loss	—	—	—	(149,794)		(149,794)
Other comprehensive income (loss)	—	—	—	—	(339,818)	(339,818)
Other adjustment	—	1,142	—	—		1,142

Balance at June 30, 2012	237,197,874	$142,617,047	$2,619,884	$(87,190,536)	$43,259	$58,089,654

See accompanying notes to unaudited consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

Unaudited Consolidated Statements of Cash Flows

Six Months Ended June 30, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income (loss)	$456,994	$(149,794)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	444,546	607,020
Amortization of discount/premium on securities available for sale, net	13,014	5,219
Share-based compensation expense	10,980	24,800
Net gain on sale of securities available for sale	(3,124)	(789,663)
Loss (gain) on disposition of premises and equipment	(459)	232
Net gain on sale of loans	(1,042,816)	(670,770)
Net loss (gain) on sale of other real estate owned	(3,946)	419,905
Origination of loans held for sale	(9,387,702)	(13,978,665)
Proceeds from sales of loans held for sale	10,442,832	16,950,180
(Increase) decrease in accrued interest receivable	(155,049)	281,399
(Increase) in loan servicing asset	(125,171)	(49,166)
(Increase) decrease in other assets	(578,149)	403,829
Increase (decrease) in accrued interest payable	174,253	176,087
Increase (decrease) in other liabilities	813,843	(618,326)

Net cash and cash equivalents provided by operating activities	1,060,046	2,612,287

Cash flows from investing activities:
Net (increase) decrease in loans receivable	(52,677,806)	10,525,844
Purchases of securities available for sale	(12,683,265)	(25,928,734)
Proceeds from sale, matured, or called securities available for sale	9,232,214	21,758,445
Purchase of CDs with other financial institutions	—	(2,000,000)
Proceeds from matured CDs with other financial institutions	944,154	—
Proceeds from sale of other real estate owned	2,902,448	4,540,239
Proceeds from sale of Federal Home Loan Bank stock	677,400	407,300
Purchases of premises and equipment	(539,468)	(443,198)

Net cash and cash equivalents (used in) provided by investing activities	(52,144,323)	8,859,896

Cash flows from financing activities:
Net increase (decrease) in deposits	(54,229,074)	32,995,012

Net cash and cash equivalents (used in) provided by financing activities	(54,229,074)	32,995,012

Net increase (decrease) in cash and cash equivalents	(105,313,351)	44,467,195
Cash and cash equivalents, beginning of period	167,017,277	151,043,081

Cash and cash equivalents, end of perido	$61,703,926	$195,510,276

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,131,921	$3,100,595
Income taxes	3,690	3,200
Noncash financing activities:
Transfer of loans to other real estate owned	$5,848,580	$1,526,469

See accompanying notes to unaudited consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION

        The accompany unaudited consolidated financial statements include the accounts of Saehan Bancorp and its wholly owned subsidiary, Saehan Bank, together referred to as ("the Company"). Intercompany transactions and balances are eliminated in consolidation. The unaudited consolidated financial statements have been prepared in accordance with the Securities and Exchange Commission ("SEC") rules and regulations for interim financial reporting and therefore do not necessarily include all information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The information provided by these unaudited interim consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the Company's consolidated statements of financial condition as of June 30, 2013 and December 31, 2012, statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for the six months ended June 30, 2013 and June 30, 2012. Operating results for interim periods are not necessarily indicative of operating results for an entire fiscal year.

        The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report for the year ended December 31, 2012 presented elsewhere in this Form S-4 Registration Statement. The accounting policies used in the preparation of these unaudited interim consolidated financial statements were consistent with those used in the preparation of the consolidated financial statements for the year ended December 31, 2012. Some items in the prior period financial statements were reclassified to conform to the current presentation. The reclassifications had no effect on prior period net income (loss) or shareholders' equity.

NOTE 2—SECURITIES

        The following table summarizes the amortized cost and fair value of securities available for sale at June 30, 2013 and December 31, 2012 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss).

	Gross Amortized Cost	Gross unrealized Gain	Unrealized Loss	Fair Value
June 30, 2013
U.S. Treasury	$1,152,471	$183	$—	$1,152,654
U.S. government-sponsored entities and agencies	27,989,798	110	(412,828)	27,577,080
Mortgage-backed securities: residential	9,885,612	37,082	(457,965)	9,464,729
FNMA preferred stock (perpetual)	3,500	76,500	—	80,000

Total	$39,031,381	$113,875	$(870,793)	$38,274,463

December 31, 2012
U.S. Treasury	$1,151,892	$—	$(460)	$1,151,432
U.S. government-sponsored entities and agencies	30,985,153	146,897	(4,710)	31,127,340
Mortgage-backed securities: residential	3,449,675	49,013	(9,952)	3,488,736
FNMA preferred stock (perpetual)	3,500	25,500	—	29,000

Total	$35,590,220	$221,410	$(15,122)	$35,796,508

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SECURITIES (Continued)

        The proceeds from sales and calls of securities and the associated gains are listed below:

	For six-months ended June 30,
	2013	2012
Gross realized gains on sale of investment securities	$3,124	$789,663
Gross realized losses on sale of investment securities	—	—

Net realized gains on sales of investment securities	$3,124	$789,663

Proceeds from sales of investment securities	$8,996,438	$21,758,445

        The amortized cost and fair value of debt securities are shown by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
June 30, 2013
Due within one year	$1,587,152	$1,612,118
Due after one year through five years	28,364,388	27,974,737
Due after five years through ten years	2,000,000	1,940,300
Due after ten years	7,076,341	6,667,308
FNMA preferred stock (perpetual)	3,500	80,000

Total	$39,031,381	$38,274,463

        At June 30, 2013 and December 31, 2012, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders' equity.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SECURITIES (Continued)

        The following table summarizes securities with unrealized losses at June 30, 2013 and December 31, 2012, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less than 12 months		12 months or more		Total
	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value
June 20, 2013
U.S. government-sponsored entities and agencies	$(412,828)	$26,576,970	$—	$—	$(412,828)	$26,576,970
Mortgage-backed securities: residential	(457,965)	8,843,304	—	—	(457,965)	8,843,304

Total	$(870,793)	$35,420,274	$—	$—	$(870,793)	$35,420,274

December 31, 2012
U.S. Treasury	$(460)	$1,151,432	$—	$—	$(460)	$1,151,432
U.S. government-sponsored entities and agencies	(4,710)	2,995,290	—	—	(4,710)	2,995,290
Mortgage-backed securities: residential	(9,952)	2,691,413	—	—	(9,952)	2,691,413

Total	$(15,122)	$6,838,135	$—	$—	$(15,122)	$6,838,135

        All individual securities that have been in a continuous unrealized loss position for less than 12 month at June 30, 2013 and December 31, 2012 had investment grade ratings upon purchase. The issuers of these securities have not, to the Company's knowledge, established any cause for default on these securities. The various rating agencies have reaffirmed these securities' long-term investment grade status at June 30, 2013. These securities have fluctuated in value as the result of changes market interest rates. ASC 320 requires an entity to assess whether it has the intent to sell the debt security or will more likely than not be required to sell the debt security before its anticipated recovery. The Company does not intend to sell these securities and management does not believe that the Company will be required to sell the investments before recovery of their amortized cost bases. As a result, no other than temporary impairment charges have been recorded for the six months ended June 30, 2013 and 2012.

        As of June 30, 2013 and December 31, 2012, the Company held Fannie Mae preferred stock with carrying value of $80,000 and $29,000, respectively.

        At June 30, 2013 and December 31, 2012, the Company had not pledged any securities to secure advances from the FHLB.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—LOANS

        Loans at period end were as follows:

	06/30/2013	12/31/2012
Commercial	$44,030,810	$52,710,388
Commercial real estate	363,108,399	307,625,526
Consumer
Equity loans	460,559	626,203
Auto	—	3,478
Personal	1,924,203	2,425,182

Subtotal	409,523,971	363,390,777
Less: Net deferred loan fees	(1,850,306)	(1,974,310)
Allowance for loan losses	(12,934,632)	(13,506,660)

Loans, net	$394,739,033	$347,909,807

        The following table presents the activity in the allowance for loan losses by portfolio segment for the six-month period ending June 30, 2013 and 2012:

			Consumer
	Commercial	Commercial Real Estate	Equity Loans	Auto	Personal	Total
June 30, 2013
Allowance for loan lossses
Beginning balance	$3,124,432	$10,296,454	$13,974	$—	$71,800	$13,506,660
Loans charged off	(846,441)	(751,885)	—	—	—	(1,598,326)
Recoveries	813,792	211,890	—	616	—	1,026,298
Provision for credit losses	(802,827)	806,786	23,823	(616)	(27,166)	—

Total ending allowance balance	$2,288,956	$10,563,245	$37,797	$—	$44,634	$12,934,632

			Consumer
	Commercial	Commercial Real Estate	Equity Loans	Auto	Personal	Total
June 30, 2012
Allowance for loan lossses
Beginning balance	$6,450,292	$10,380,784	$46,834	$1,416	$342,167	$17,221,493
Loans charged off	(1,400,410)	(1,052,889)	(95,435)	(3,494)	—	(2,552,228)
Recoveries	885,204	225,140	—	28,721	—	1,139,065
Provision for credit losses	(1,857,529)	1,946,648	132,214	(26,643)	(194,690)	—

Total ending allowance balance	$4,077,557	$11,499,683	$83,613	$—	$147,477	$15,808,330

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—LOANS (Continued)

        The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of June 30, 2013 and December 31, 2012:

			Consumer
	Commercial	Commercial Real Estate	Equity Loans	Auto	Personal	Total
June 30, 2013
Allowance for loan losses:
Ending allowance balance attributable to loans
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	2,291,905	10,560,295	37,798	—	44,634	12,934,632

Total ending allowance balance	$2,291,905	$10,560,295	$37,798	$—	44,634	$12,934,632

Loans:
Loans individually evaluated for impairment	$1,151,863	$6,535,738	$166,961	$—	$—	$7,854,562
Loans collectively evaluated for impairment	42,878,947	356,572,661	293,598	—	1,924,203	401,669,409

Total ending loan balance	$44,030,810	$363,108,399	$460,559	$—	$1,924,203	$409,523,971

			Consumer
	Commercial	Commercial Real Estate	Equity Loans	Auto	Personal	Total
December 31, 2012
Allowance for loan losses:						—
Ending allowance balance attributable to loans						—
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	3,124,432	10,296,453	13,975	—	71,800	13,506,660

Total ending allowance balance	$3,124,432	$10,296,453	$13,975	$—	$71,800	$13,506,660

Loans:
Loans individually evaluated for impairment	$1,151,863	$6,135,414	$183,762	$—	$—	$7,471,039
Loans collectively evaluated for impairment	51,588,525	301,490,112	442,441	3,478	2,425,182	355,919,738

Total ending loan balance	$52,740,388	$307,625,526	$626,203	$3,478	$2,425,182	$363,390,777

        The following table presents information related to impaired loans by class of loans as of and for the six months ended June 30, 2013 and as of and for the year ended December 31, 2012. For the

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—LOANS (Continued)

following tables, the unpaid principal balance approximates the recorded investment as accrued interest receivable, and net deferred loan origination fees and costs are not deemed material.

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocation	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
6/30/2013
With No Related Allowance:
Commercial	$1,151,863	$1,151,863	$—	$1,326,545	$—	$—
Commercial real estate	6,535,738	6,535,738	—	6,922,393	48,998	48,998
Consumer
Equity loans	166,961	166,961	—	183,353	—	—
Personal	—	—	—	19,853	—	—

Subtotal	7,854,562	7,854,562	—	8,452,144	48,998	48,998
With an Allowance Recorded:
Commercial	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Consumer
Equity loans	—	—	—	—	—	—
Personal	—	—	—	—	—	—

Subtotal	—	—	—	—	—	—

Total	$7,854,562	$7,854,562	$—	$8,452,144	$48,998	$48,998

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocation	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
12/31/2012
With No Related Allowance:
Commercial	$1,151,863	$1,151,863	$—	$1,218,616	$—	$—
Commercial real estate	6,135,414	6,135,414	—	9,927,182	199,888	199,888
Consumer
Equity loans	183,762	183,762	—	243,592	—	—
Personal	—	—	—	63,058	—	—

Subtotal	7,471,039	7,471,039	—	11,452,448	199,888	199,888
With an Allowance Recorded:
Commercial	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Consumer				—	—	—
Equity loans	—	—	—	—	—	—
Personal	—	—	—	—	—	—

Subtotal	—	—	—	—	—	—

Total	$7,471,039	$7,471,039	$—	$11,452,448	$199,888	$199,888

        Nonaccrual loans and loans past due 90 days or more still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—LOANS (Continued)

        The following tables present the recorded investment in nonaccrual loans by class as of June 30, 2013 and December 31, 2012:

Commercial	$2,320,097	$1,154,140
Commercial real estate	3,310,897	3,994,540
Consumer
Equity loans	166,961	183,761

Balance, end of year	$5,797,955	$5,332,441

        There were no loans past due 90 days or more still on accrual as of June 30, 2013. There was one commercial real estate loan with an unpaid principal balance of $494,000 past due 90 days or more still on accrual as of December 31, 2012.

        The following tables present the aging of the recorded investment in past due loans as of June 30, 2013 and December 31, 2012 by class of loans:

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Not 90 Days or More Past Due But are on Nonaccrual	Loans Not Past Due	Total
June 30, 2013
Commercial	$71,473	$48,194	$1,151,863	$1,271,530	$1,168,234	$41,591,046	$44,030,810
Commercial real estate	272,917	225,683	2,056,814	2,555,414	1,923,716	358,629,269	363,108,399
Consumer
Equity loans	—	—	—	—	166,961	293,598	460,559
Personal	—	—	—	—	—	1,924,203	1,924,203

Total	$344,390	$273,877	$3,208,677	$3,826,944	$3,258,911	$402,438,116	$409,523,971

December 31, 2012
Commercial	$753,662	$106,541	$1,648,140	$2,508,343	$—	$50,202,045	$52,710,388
Commercial real estate	742,775	1,018,336	1,579,672	3,340,783	2,414,868	301,869,875	307,625,526
Consumer
Equity loans	—	—	—	—	183,761	442,442	626,203
Auto	—	—	—	—	—	3,478	3,478
Personal Loans	—	—	—	—	—	2,425,182	2,425,182

Total	$1,496,437	$1,124,877	$3,227,812	$5,849,126	$2,598,629	$354,943,022	$363,390,777

Troubled Debt Restructurings

        A restructured loan is considered a troubled debt restructuring (TDR) when the Company, for economic or legal reasons related to a borrower's financial difficulties, grants a concession to the borrower in modifying or renewing a loan that the institution would not otherwise consider. Whatever the form of concession granted in a TDR, the Company's objective is to make the best of a difficult situation. The Company offers a variety of concessions to borrowers with generally the following: rate modification, term modification, interest only modification, payment modification. Most TDRs are identified as nonaccrual and the Company's policy is that loans placed on nonaccrual status will typically remain on nonaccrual status until all principal and interest payments are brought current and the prospect for future payment performance in accordance with the loan agreement appear relatively

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NOTE 3—LOANS (Continued)

certain. The Company's policy generally refers to six months of payment performance as sufficient to warrant a return to accrual status.

        The Company has not allocated any allowance for loan losses to customers whose loan terms have been modified in troubled debt restructurings as of June 30, 2013 and December 31, 2012. The Company does not have additional commitments to customers with outstanding loans that are classified as troubled debt restructurings as of June 30, 2013 or December 31, 2012.

        The following table presents loans by class modified as troubled debt restructurings that occurred during the six-month period ending June 30, 2013 and the year ending December 31, 2012:

	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
6/30/2013
Troubled Debt Restructurings:
Commercial real estate	—	$—	$—

Total	—	$—	$—

	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
12/31/2012
Troubled Debt Restructurings:
Commercial real estate	2	$648,671	$170,533

Total	2	$648,671	$170,533

        The TDRs described above did not increase the allowance for loan losses or result in charge-offs during the six months ended June 30, 2013 or 2012. There were no loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the six months ending June 30, 2013 or 2012.

        A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms. The allowance for loan losses for the troubled debt restructurings described above as of June 30, 2013 was $0 and the charge offs for the six months ended June 30, 2013 was $156,370.84.

        The terms of certain other loans were modified during the six months ended June 30, 2013 and during the year ended December 31, 2012 that did not meet the definition of a troubled debt restructuring. These loans have a total recorded investment of $18,672,177 as of June 30, 2013 and $3,948,480 as of December 31, 2012. The modification of these loans involved either a modification of the terms of a loan to borrowers who were not experiencing financial difficulties or a delay in a payment that was considered to be insignificant.

        In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—LOANS (Continued)

foreseeable future without the modification. This evaluation is performed under the Company's internal underwriting policy.

        The Company did not modify any loans that were past due during the six month period ending June 30, 2013 or during the year ended December 31, 2012.

Credit Quality Indicators:

        All loans are risk rated based on analysis of the current state of the borrower's credit quality. This analysis of credit quality includes a review of all sources of repayment, the borrower's current financial and liquidity status and all other relevant information. The Company utilizes a risk rating system, where a higher grade represents a higher level of credit risk. The five grade risk rating system can be generally classified by the following categories: Pass, Special Mention, Substandard, Doubtful and Loss. The risk ratings reflect the relative strength of the sources of repayment.

        Pass loans are generally considered to have sufficient sources of repayment in order to repay the loan in full in accordance with all terms and conditions. These borrowers may have some credit risk that requires monitoring, but full repayment is expected. Special Mention loans are considered to have potential weaknesses that warrant close and continuous monitoring by management. Special Mention loans exhibit an increasing degree of risk based on weakening credit strength and/or repayment sources and if not checked or corrected may adversely affect the Company's credit position. Substandard loans are considered to have well-defined weaknesses that jeopardize the full and timely repayment of the loan. Substandard loans have a distinct possibility of loss if the deficiencies are not corrected. Additionally, when management has assessed a potential for loss but a distinct possibility of loss is not recognizable, the loan is still classified as Substandard. Doubtful loans have all the weaknesses inherent in Substandard loans, but with the added characteristic that the weaknesses make collection in full of the obligations highly questionable or improbable. Loss loans are considered to be uncollectible and of such little value that they are no longer considered bankable assets. These internal risk ratings are reviewed continuously and adjusted due to changes in borrower status and likelihood of loan repayment.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—LOANS (Continued)

        Based on the most recent analysis performed, the risk category of loans by class of loans was as follows:

	Pass	Special Mention	Substandard	Doubtful	Total
June 30, 2013
Commercial	$26,578,652	$5,497,563	$11,954,595	$—	$44,030,810
Commercial real estate	305,544,982	29,569,456	27,993,961	—	363,108,399
Consumer
Equity loans	95,106	—	365,453	—	460,559
Personal	1,566,598	301,041	56,564	—	1,924,203

Total	$333,785,338	$35,368,060	$40,370,573	$—	$409,523,971

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2012
Commercial	$35,490,202	$7,277,010	$9,943,176	$—	$52,710,388
Commercial real estate	244,909,498	32,166,339	30,549,689	—	307,625,526
Consumer					—
Equity loans	442,442	—	183,761	—	626,203
Auto	3,478	—	—	—	3,478
Personal	1,884,719	327,531	212,932	—	2,425,182

Total	$282,730,339	$39,770,880	$40,889,558	$—	$363,390,777

NOTE 4—OTHER REAL ESTATE OWNED

        Activity in the valuation allowance for other real estate owned was as follows for the six months ended June 30, 2013 and 2012:

	2013	2012
Beginning of year	$229,681	$584,707
Additions charged to expense	—	—
Direct write-downs and amounts removed upon sale	(201,077)	(584,707)

As of June 30	$28,604	$—

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—OTHER REAL ESTATE OWNED (Continued)

        Expenses related to foreclosed assets include:

	For six-months ended as of June 30
	2013	2012
Net loss (gain) on sales	$(3,946)	$419,905
Provision for unrealized losses	—	—
Operating expenses, net of rental income	105,023	229,537

	$101,077	$649,442

NOTE 5—FAIR VALUE

        Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1—Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2—Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3—Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

        The Company used the following methods and significant assumptions to estimate fair value:

        Investment Securities:    The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2).

        Loans Held for Sale, at Fair Value:    The fair value of loans held for sale is determined using quoted prices for similar assets, adjusted for specific attributes of that loan or other observable market data, such as outstanding commitments from third party investors (Level 2).

        Impaired Loans:    At the time a loan is considered impaired, it is valued at the lower of cost or fair value. Impaired loans carried at fair value generally receive specific allocations of the allowance for loan losses. For collateral dependent loans, fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower's financial statements, or aging reports, adjusted or discounted based on management's historical knowledge, changes in market conditions from the time of

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—FAIR VALUE (Continued)

the valuation, and management's expertise and knowledge of the client and client's business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

        No impaired loans were measured for impairment using the fair value of the loan collateral at June 30, 2013 or December 31, 2012, resulting in no additional provision for credit losses for the six months ended June 30, 2013 or for the year ended December 31, 2012.

        Other Real Estate Owned:    Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

        Appraisals for both collateral-dependent impaired loans and other real estate owned are performed by third party appraisers arranged by its Appraisal Manager, who is a third party consultant. The Company conducts an annual review of the Appraisal function and directly reviews the third party appraiser performance and presents this to the Board of Directors on an annual basis. The annual review of the appraisal function, with the board review, provides for identifying, monitoring, and managing the risks associated with using a third party arrangement for valuation services including compliance, legal, reputational, and operational risks. The Company also performs reviews of all appraisal reports and uses the review findings to monitor and evaluate the competency and ongoing performance of appraisers and persons who perform evaluations.

        At June 30, 2013, other real estate owned measured at fair value less costs to sell had a net carrying amount of $297,066, made up of the outstanding balance of $325,670, less a valuation allowance of $28,604, resulting in a write-down of $201,078 for the six months ended June 30, 2013. At December 31, 2012, other real estate owned measured at fair value less costs to sell had a net carrying amount of $464,355, made up of the outstanding balance of $694,036, less a valuation allowance of $229,681, resulting in a write-down of $124,431 for the year ended December 31, 2012.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—FAIR VALUE (Continued)

        Assets measured at fair value on a recurring basis, including financial assets for which the Company has elected the fair value option, are summarized below:

	Fair Value Measurements at June 30, 2013 Using
	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Financial Assets
Securities available for sale
U.S. Treasury	$1,152,654	$—	$—	$1,152,654
U.S. government-sponsored entities and agencies	—	27,577,080	—	$27,577,080
Mortgage-backed securities: Residential	—	9,464,729	—	9,464,729
FNMA preferred stock	80,000	—	—	80,000

Total investment securities	$1,232,654	$37,041,809	$—	$38,274,463

	Fair Value Measurements at December 31, 2012 Using
	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Financial Assets
Securities available for sale
U.S. Treasury	$1,151,432	$—	$—	$1,151,432
U.S. government-sponsored entities and agencies	—	31,127,340	—	$31,127,340
Mortgage-backed securities: Residential	—	3,488,736	—	3,488,736
FNMA preferred stock	29,000	—	—	29,000

Total investment securities	$1,180,432	$34,616,076	$—	$35,796,508

        There were no transfers between Level 1 and Level 2 for the six-month period ending June 30, 2013 or for the year ending December 31, 2012.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—FAIR VALUE (Continued)

        Assets measured at fair value on a non-recurring basis are summarized below:

	Fair Value Measurements at June 30, 2013 Using:
	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Financial Assets
Other real estate owned:
Commercial real estate	$—	$—	$297,066	$297,066

	Fair Value Measurements at December 31, 2012 Using:
	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Financial Assets
Other real estate owned:
Commercial real estate	$—	$—	$464,355	$464,355

        The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis:

Commercial real estate	$297,066	Sales comparison approach	Adjustment for differences between the comparable sales	(65)% - (20)% (36.4)%
December 31, 2012
Other real estate owned:
Commercial real estate	$464,355	Sales comparison approach	Adjustment for differences between the comparable sales	(30)% - 0% (6.6)%

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—FAIR VALUE (Continued)

        The carrying amounts and estimated fair values of financial instruments, at June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash, due from banks, federal funds sold and interest earning time deposits with other financial institutions	$97,470,663	$97,470,663	$203,728,168	$203,728,168
Securities available-for-sale	38,274,463	38,274,463	35,796,508	35,796,508
Federal Home Loan Bank Stock	2,669,700	N/A	3,347,100	N/A
Loans held for sale	1,955,162	2,100,013	1,980,248	2,295,282
Loans, net	394,739,033	407,770,966	347,909,807	347,240,156
Accrued interest receivable	1,132,385	1,132,385	977,336	977,336
Fiancial liabilities
Deposits	$464,556,531	$464,586,077	$518,785,605	$519,289,984
Junior subordinated debentures	20,619,000	20,619,000	20,619,000	20,619,000
Accrued interest payable	2,034,402	2,034,402	1,860,148	1,860,148

        The methods and assumptions, not previously presented, used to estimate fair values are described as follows:

(a)   Cash and Cash Equivalents

        The carrying amounts of cash on hand and non-interest due from bank accounts, federal funds sold and interest earning time deposits with other financial institutions approximate fair values.

(b)   FHLB Stock

        It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

(c)   Loans

        Fair values of loans, excluding loans held for sale, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Impaired loans are valued at the lower of cost or fair value as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

(d)   Loans Held for Sale

        The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—FAIR VALUE (Continued)

(e)   Deposits

        The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount). The carrying amounts of variable rate fixed term money market accounts and time deposits approximate their fair values at the reporting date. Fair values for fixed rate time deposits are estimated using a discounted cash flows calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities on time deposits.

(f)    Other Borrowings

        The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements.

        The fair values of the Company's Subordinated Debentures are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements.

(g)   Accrued Interest Receivable and Payable

        The carrying amounts of accrued interest approximate fair value.

(h)   Off-balance Sheet Instruments

        Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties credit standing. The fair value of commitments is not material.

NOTE 6—DEPOSITS

        Time deposits and individual retirement accounts ("IRAs") of $100 thousand or more were $93,180,532 and $136,923,783 at June 30, 2013 and December 31, 2012, respectively.

        Scheduled maturities of time deposits for the next five years were as follows:

Remaining period in 2013	$36,688,786
2014	84,182,099
2015	4,269,514
2016	1,058,592

$126,198,991

        As of June 30, 2013 and December 31, 2012, brokered deposits were $29,807,000 and $90,100,000, respectively.

NOTE 7—REGULATORY MATTERS

        Regulatory Order:    The Bancorp and the Bank are subject to extensive federal and state supervision and regulation by certain regulatory agencies. In connection with such supervision and their recent examinations, the regulatory agencies require that certain deficiencies in the Company's policies,

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—REGULATORY MATTERS (Continued)

procedures, or activities be corrected in the future. If such matters are not corrected in the future or significant progress is not made on such matters, then the Bancorp and/or the Bank may face additional regulatory action that may have an impact on the operations of the Bancorp and the Bank.

        On June 5, 2013 Saehan Bancorp entered into a Memorandum of Understanding (the "FRB MOU") with the Federal Reserve. The FRB MOU replaced a prior written agreement dated January 21, 2010 between Saehan Bancorp and the Federal Reserve. Pursuant to the FRB MOU, Saehan Bancorp has agreed (i) that its board of directors will take all appropriate steps to utilize its financial and managerial resources to assist Saehan Bank in functioning in a safe and sound manner; (ii) that its board of directors will take all necessary steps to ensure full compliance with any separate enforcement action issued against Saehan Bank; (iii) not to receive dividends or any other form of payment or distribution representing a reduction of capital from Saehan Bank without the prior written approval of the Federal Reserve; (iv) not to declare or pay any dividends, make any distribution representing interest, principal or other sums on subordinated debentures or trust preferred securities or make any other capital distributions without the prior written approval of the Federal Reserve; (v) it will not incur, renew, increase or guarantee any debt without the prior written approval of the Federal Reserve; (vi) it will not issue any trust preferred securities without the prior written approval of the Federal Reserve; (vii) not to purchase, redeem or otherwise acquire any of its stock without the prior written approval of the Federal Reserve; (viii) comply with applicable notice provisions of Section 32 of the Federal Deposit Insurance Act and Subpart H of Regulation Y of the regulations of the Federal Reserve in appointing any new director or senior executive officer or changing the responsibilities of any senior executive officer; (ix) to obtain prior written approval from the Federal Reserve and concurrence from the FDIC before making any indemnification and severance payments and entering into any agreements, such as employment contracts, to make indemnification and severance payments to institution-affiliated parties; and (x) to submit quarterly progress reports to the Federal Reserve detailing the status of compliance by Saehan Bancorp with each provision of the FRB MOU.

        Saehan Bank entered into a Memorandum of Understanding dated March 12, 2013 (the "Bank MOU") with the FDIC and the California Department of Business Oversight (formerly, the Department of Financial Institutions)("DBO"). The Bank MOU replaced a Consent Order entered into by Saehan Bank with the FDIC and the DBO dated January 25, 2011. The Bank MOU requires, among other things, that Saehan Bank: (i) have and retain qualified management and members of the Bank's board of directors acceptable to the FDIC and DBO; (ii) notify the FDIC and the DBO prior to adding any individual as a senior executive officer of the Bank or a director; (iii) update the Classified Assets Reduction Plan at least quarterly; (iv) develop, revise, adopt and implement written policies and procedures to address the credit administration and credit risk management weaknesses noted in the Bank's Report of Examination within 45 days; (v) maintain an acceptable methodology for determining, documenting and recording the allowance for loan losses at an appropriate level; (vi) maintain a minimum Tier 1 leverage capital ratio of not less than 10.0% during the life of the Bank MOU; (vii) not declare or pay any cash dividends, or make any other distribution to its shareholders, without the prior written approval of the FDIC Regional Director and DBO Commissioner; (viii) submit a realistic three-year plan to the FDIC Regional Director and the DBO Commissioner; (ix) not establish any new branches or offices or engage in any new lines of business without the prior written consent of the FDIC Regional Director and the DBO Commissioner; (x) provide quarterly progress reports to the FDIC and the DBO detailing the form and manner of any actions to secure compliance with the Bank MOU.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—REGULATORY MATTERS (Continued)

        Saehan Bancorp is currently in compliance with the terms of the FRB MOU and Saehan Bank is currently in compliance with the terms of the Bank MOU, and management believes that these MOUs will have no material impact on the operating results or financial condition of Saehan Bancorp or Saehan Bank and that continued compliance with the MOUs will not constrain the business of Saehan Bancorp or Saehan Bank. Any material failure to comply with the provisions of the FRB MOU or the Bank MOU could result in further enforcement actions by certain regulatory agencies.

NOTE 8—EARNINGS (LOSS) PER COMMON SHARE

        The factors used in the earnings (loss) per common share computation follow:

	Fox six-months ended June 30,
	2013	2012
Basic
Net income (loss)	$456,994	$(146,794)

Weighted average common shares outstanding	237,197,874	237,197,874

Basic earnings (loss) per common share	$0.002	$(0.001)

	Fox six-months ended June 30,
	2013	2012
Diluted
Net income (loss)	$456,994	$(146,794)

Weighted average common shares outstanding for basic earnings per common share	237,197,874	237,197,874
Add: Dilutive effects of assumed exercises of stock options	22,617	23,275

Average shares and dilutive potential common shares	237,220,491	237,221,149

Diluted earnings (loss) per common share	$0.002	$(0.001)

        Stock options for 399,191 and 244,148 shares of common stock were not considered in computing diluted earnings (loss) per common share for the six-month period as of June 30, 2013 and 2012 because they were antidilutive.

NOTE 9—SUBSEQUENT EVENTS

        On July 15, 2013, Saehan Bancorp ("Saehan") and Wilshire Bancorp, Inc. ("Wilshire") agreed to a strategic business combination in which Saehan will merge with and into WS Merger Acquisition Corp., a wholly-owned subsidiary of Wilshire ("Newco"), with Newco surviving the merger. Immediately following the completion of the merger, Saehan Bank, a California state chartered bank and wholly owned subsidiary of Saehan ("Saehan Bank") will merge with and into Wilshire State Bank, a California state chartered bank and wholly owned subsidiary of Wilshire ("Wilshire Bank"), with Wilshire Bank continuing as the surviving bank (the "bank merger"). In the merger, all of the issued and outstanding shares of Saehan common stock will be converted into, in the aggregate, (1) 7,210,815 shares of Wilshire common stock and (2) $50,369,522 in cash. Each share of Saehan common stock will

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9—SUBSEQUENT EVENTS (Continued)

be converted into either (x) $0.4247 in cash, (y) 0.06080 shares of Wilshire common stock, or (z) a unit consisting of a mix of $0.21235 in cash and 0.03040 shares of Wilshire common stock. Saehan shareholders may elect to receive either all cash, all stock or a unit consisting of a mix of cash and stock, in an amount equal to such holder's pro rata share of the total merger consideration. However, because the total amount of cash and stock to be issued by Wilshire is fixed, a Saehan shareholder may receive a combination of cash and stock that differs from such holder's election if too many Saehan shareholders elect one form of consideration over the other. The merger is expected to be completed during the fourth quarter of 2013, subject to approval by the Saehan Bancorp shareholders and banking regulators and the satisfaction of other conditions in the merger agreement. If the merger agreement is terminated under certain circumstances, Saehan may be required to pay Wilshire a termination fee of $4,219,000.

        The merger will be accounted for as an acquisition by Wilshire using the acquisition method of accounting. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Saehan as of the effective time of the merger will be recorded at their respective fair values and added to those of Wilshire. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of Wilshire issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of Saehan.

        In connection with the proposed merger of Saehan Bancorp with and into Wilshire Bancorp, Inc., Saehan Bancorp incurred, subsequent to June 30, 2013, certain expenses not part of its normal operations, consisting primarily of professional fees for legal, accounting, and investment advisory services. Through August 15, 2013, these expenses have amounted to $134,000.

Annex F

SAEHAN BANCORP AND SUBSIDIARY
Los Angeles, California

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

 INDEPENDENT AUDITOR'S REPORT

Board of Directors
Saehan Bancorp and Subsidiary
Los Angeles, California

Report on the Financial Statements

        We have audited the accompanying consolidated financial statements of Saehan Bancorp and Subsidiary, which comprise the consolidated statements of financial condition as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for the years then ended, and the related notes to consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Saehan Bancorp and Subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP

Sherman Oaks, California
April 24, 2013

SAEHAN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

December 31, 2012 and 2011

	2012	2011
ASSETS
Cash and due from banks	$160,617,277	$80,478,081
Federal funds	6,400,000	70,565,000

Cash and cash equivalents	167,017,277	151,043,081
Interest earning deposits with other financial institutions	36,710,891	20,010,599
Securities available for sale, at fair value (Note 2)	35,796,508	23,150,799
Loans receivable, net of allowance for loan losses:
$13,506,660 in 2012;$17,221,493 in 2011 (Note 3)	347,909,807	362,885,635
Loans held for sale, at the lower of cost or fair value	1,980,248	2,837,155
Loan servicing asset (Note 6)	1,799,526	1,410,603
Accrued interest receivable	977,336	1,262,965
Federal Home Loan Bank stock	3,347,100	4,297,200
Premises and equipment, net (Note 7)	1,921,592	2,385,728
Other real estate owned (OREO) (Note 4)	2,898,502	5,609,321
Other assets	2,161,537	1,676,795

Total assets	$602,520,324	$576,569,881

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits (Note 8):
Noninterest-bearing demand	$148,229,304	$137,226,005
Interest bearing:
Savings	15,680,396	18,202,934
Money market and super Negotiable Order of Withdrawal (NOW)	184,035,753	142,262,192
Time deposits of $100,000 or more	136,923,783	134,552,575
Other time deposits	33,916,369	56,283,072

Total deposits	518,785,605	488,526,778
Accrued interest payable	1,860,148	1,531,249
Other borrowed funds (Note 9)	—	5,000,000
Junior subordinated debenture (Note 10)	20,619,000	20,619,000
Accounts payable	2,275,521	1,018,122
Other liabilities	508,189	1,321,408

Total liabilities	544,048,463	518,016,557

Commitments and contingencies (Note 16)
Shareholders' equity (Notes 13 and 16):
Preferred stock no par value. Authorized 10,000,000 shares; none issued and outstanding
Common stock, no par value. Authorized 600,000,000 shares; issued and outstanding 237,197,874 shares at December 31, 2012 and 2011.	142,617,047	142,615,905
Additional paid-in capital	2,652,946	2,595,084
Retained earnings (deficits)	(86,866,539)	(87,040,742)
Accumulated other comprehensive income, net of tax	68,407	383,077

Total shareholders' equity	58,471,861	58,553,324

Total liabilities and shareholders' equity	$602,520,324	$576,569,881

See accompanying notes to consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2012 and 2011

	2012	2011
Interest income
Interest and fees on loans	$20,129,215	$23,951,404
Interest on federal funds sold	88,190	125,419
Interest on balances with other financial institutions	580,955	297,882
Interest on securities available for sale	526,410	796,863

Total interest income	21,324,770	25,171,568

Interest expense
Interest on deposits	5,673,971	6,891,534
Interest on other borrowed funds	588,249	1,435,586

Total interest expense	6,262,220	8,327,120

Net interest income before provision for credit losses	15,062,550	16,844,448

Provision for credit losses (Note 3)	—	—
Net interest income after provision for credit losses	15,062,550	16,844,448

Noninterest income
Service charges on deposits	1,723,427	1,915,753
Net gains on sales of loans	2,254,010	2,832,329
Letter of credit related fees	274,727	462,382
Loan servicing income	694,194	692,935
Remittance fee income	250,667	259,574
Net gain on sale of securities	885,986	2,806
Net gains (losses) on sales of OREO	(685,308)	958,578
Other income	1,469,919	427,854

Total noninterest income	6,867,622	7,552,211

Noninterest expenses
Salaries and employee benefits (Notes 11 and 14)	9,814,000	8,716,045
Occupancy and equipment (Note 7)	3,937,851	4,547,271
Professional services	1,804,874	2,360,923
Data processing fees	857,099	839,172
Directors' compensation	226,694	200,947
Business development expenses	539,667	510,006
Supplies and communication	510,230	495,725
FDIC assessment	1,316,215	1,548,666
OREO expenses	213,117	571,243
Provision for OREO valuation allowance	125,297	884,707
Other operating expenses	2,407,734	1,924,524

Total noninterest expenses	21,752,778	22,599,229

Income before provision (benefit) for income taxes	177,394	1,797,430

Provision (benefit) for income taxes (Note 12)	3,191	(109,485)

Net income	$174,203	$1,906,915

Earnings per common share (Note 17):
Basic	$0.00	$0.01
Diluted	$0.00	$0.01
Weighted average common shares outstanding:
Basic	237,197,874	201,353,490
Diluted	237,255,333	201,411,164

See accompanying notes to consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years ended December 31, 2012 and 2011

	2012	2011
Net income	$174,203	$1,906,915
Other comprehensive income (loss):
Change in net unrealized gain on securities:
Net unrealized holding gains arising during the year	182,617	522,400
Reclassification adjustment for net securities gains realized in net income	(885,986)	(2,806)
Tax effect	374,363	(204,505)

Net of tax	(329,006)	315,089
Change in unrealized gain (loss) on interest only strip:
Unrealized holding gains (losses) arising during the year	23,893	(299,095)
Tax effect	(9,557)	119,638

Net of tax	14,336	(179,457)

Total other comprehensive income (loss), net of tax	(314,670)	135,632

Comprehensive income (loss)	$(140,467)	$2,042,547

See accompanying notes to consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

Years ended December 31, 2012 and 2011

	Shares Outstanding	Common Stock	Additional Paid-In Capital	Retained Earnings (Deficits)	Accumulated Other Comprehensive Income, Net of Tax	Total Shareholders' Equity
Balance at December 31, 2010	189,097,874	$130,847,607	$2,539,178	$(88,947,657)	$247,445	$44,686,573
Issuance of common stocks	48,100,000	11,768,298	—	—	—	11,768,298
Share-based compensation expense	—	—	55,906	—	—	55,906
Net income	—	—	—	1,906,915	—	1,906,915
Other comprehensive income	—	—	—	—	135,632	135,632

Balance at December 31, 2011	237,197,874	142,615,905	2,595,084	(87,040,742)	383,077	58,553,324
Share-based compensation expense	—	—	57,862	—	—	57,862
Net income	—	—	—	174,203	—	174,203
Other comprehensive income (loss)	—	—	—	—	(314,670)	(314,670)
Other adjustment	—	1,142	—	—	—	1,142

Balance at December 31, 2012	237,197,874	$142,617,047	$2,652,946	$(86,866,539)	$68,407	$58,471,861

See accompanying notes to consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities
Net income	$174,203	$1,906,915
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	1,096,377	1,439,482
(Net accretion) amortization of discount/premium on securities available for sale, net	13,753	6,033
Share-based compensation expense	57,862	55,906
Net securities gains	(885,986)	(2,806)
Net losses on disposition of premises and equipment	891	7,177
Net gains on sales of loans	(2,254,010)	(2,832,329)
Net (gains) losses on sales of OREO	685,308	(958,578)
Provision for OREO valuation allowance	125,297	884,707
Origination of loans held for sale	(31,835,644)	(15,757,895)
Proceeds from loan sales	34,946,561	31,590,157
Decrease in accrued interest receivable	285,629	155,826
Increase in loan servicing asset	(388,923)	(533,312)
Decrease (increase) in other assets	(484,743)	908,148
Increase (decrease) in accrued interest payable	328,899	(27,779)
Increase in other liabilities	939,274	472,777

Net cash and cash equivalents provided by operating activities	2,804,748	17,314,429
Cash flows from investing activities
Net decrease in loans receivable	13,246,830	62,281,940
Purchases of securities available for sale	(52,282,755)	(3,334,382)
Proceeds from sales, maturities, or calls of securities available for sale	39,805,908	27,066,763
Purchase of CDs with other financial institutions	(16,700,292)	(2,000,179)
Proceeds from sales of OREO	3,523,962	13,527,032
Proceeds from sales of Federal Home Loan Bank stock	950,100	832,500
Purchases of premise and equipment	(633,132)	(634,361)

Net cash and cash equivalents (used in) provided by investing activities	(12,089,379)	97,739,313
Cash flows from financing activities
Net increase (decrease) in deposits	30,258,827	(3,481,533)
Repayment of other borrowed funds	(5,000,000)	(24,701,585)
Proceeds from issuance of common stock	—	11,768,298

Net cash and cash equivalents provided by (used in) financing activities	25,258,827	(16,414,820)

Net increase in cash and cash equivalents	15,974,196	98,638,922
Cash and cash equivalents, beginning of year	151,043,081	52,404,159

Cash and cash equivalents, end of year	$167,017,277	$151,043,081

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$5,933,321	$8,354,899
Income taxes	26,881	—
Noncash financing activities:
Transfer of loans to other real estate owned	$1,728,998	$10,047,924
Loans provided in the sale of other real estate owned	—	5,740,000

See accompanying notes to consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012 and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Nature of Operations and Principles of Consolidation:    The consolidated financial statements include the Saehan Bancorp and its wholly owned subsidiary, Saehan Bank, together referred to as "the Company." Intercompany transactions and balances are eliminated in consolidation.

        The Company provides financial services through its offices in Southern California. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are commercial mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate and general economic conditions in the area.

        Subsequent Events:    The Company has evaluated events for recognition and disclosure through April 24, 2013, which is the date the financial statements were available for be issued.

        Use of Estimates:    To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, loan servicing rights, other real estate owned, deferred tax assets, and fair values of financial instruments are particularly subject to change.

        Cash Flows:    Cash and cash equivalents include cash, deposits with other financial institutions with maturities less than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest earning deposits in other financial institutions, and federal funds purchased and short-term borrowings, with original maturities of less than 90 days.

        Interest Earning Deposits in Other Financial Institutions:    Interest earning deposits in other financial institutions mature in one to three years and are carried at cost.

        Securities:    Debt securities not classified as held to maturity or trading are classified as available for sale. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss), net of tax.

        Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

        Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the consolidated statements of operations and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income (loss). The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

        Loans:    Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level yield method without anticipating prepayments.

        Interest on loans is credited to income as earned and is accrued only if deemed collectible. Generally, loans for all loan segments are placed on non-accrual status if principal or interest payments become 90 days past due, management deems the collectability of the principal and/or interest to be in question, and or the loan has matured for 90 days or more, as well as when required by regulatory requirements. Loans for all loan segments to a customer whose financial condition has deteriorated are considered for non-accrual status whether or not the loan is 90 days or more past due. The only general exception is for loans that are both well secured and are in the process of collection. A nonaccrual loan may be restored back to accrual status when principal and interest is current or when it becomes well secured and in the process of collection. "Well Secured" means loans that are secured by liens on real or personal property where the realizable value is sufficient to discharge the debt, including accrued interest in full or loans secured by a government guarantee. "Process of collection" means loans that, through the appropriate collection efforts, are reasonably expected to result in the repayment of the loan in full within 90 days. Interest income on other nonaccrual loans is recognized only to the extent interest payments are received.

        A loan may be returned to accrual status when: i) its principal and interest is current and the Company expects repayment of the remaining contractual principal and interest and when one of the following events occurs: a) the loan has been formally restructured and qualifies for accrual status; b) the loan was acquired at a discount from an unaffiliated third party and meets the criteria for amortization; or c) the borrower has resumed paying the regularly scheduled payments of interest and principal on a loan that is past due and in non-accrual status, even though the loan has not been brought fully current, and the following two criteria have been met: 1) all principal and interest amounts contractually due are reasonably assured of repayment within a reasonable period, and 2) there is a sustained period of repayment performance (generally six months for commercial loans and three months for consumer loans) by the borrower in accordance with the contractual term, ii) when it otherwise becomes well secured and in the process of collection.

        Loans Held-for-Sale and Loan Servicing Assets:    Loans designated as held for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Loan fees and costs are

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

deferred and recognized as a component of gain or loss on sale of loans when the loans are sold. Net unrealized losses are recognized through a valuation allowance established by charges to operations.

        Certain Small Business Administration (SBA) loans that may be sold prior to maturity are designated as held for sale at origination and are recorded at the lower of cost or market, determined on an aggregate basis. A valuation allowance is established if the market value of such loans is lower than their cost, and operations are charged or credited for valuation adjustments. A portion of the gain on sale of SBA loans is recognized as other noninterest income at the time of the sale.

        Upon sale of such loans, the Bank receives a fee for servicing the loans. The loan servicing asset is recorded based on the present value of the contractually specified servicing fee, net of servicing cost, over the estimated life of the loan, using a discount rate of 1% above the main note rate, with an average discount rate of 4.79%, and an average constant prepayment rate of 6.29% in 2011. During 2012, the discount rate was 1% above the main note rate, with an average discount rate of 4.88% and an average constant prepayment rate of 3.75%. The loan servicing asset is amortized in proportion to and over the period of estimated servicing income. The Bank has capitalized $775,644 and $871,729 of servicing assets and amortized $293,394 and $279,184 during the years ended December 31, 2012 and 2011, respectively. Management periodically evaluates the servicing assets for impairment. Impairment, if it occurs, is recognized in a valuation allowance in the period of impairment. No impairment existed at December 31, 2012 and 2011.

        An interest only strip is recorded based on the present value of the excess of future interest income, over the contractually specified servicing fee, calculated using the same assumptions as noted above. Interest only strip receivables are accounted for as available for sale securities and are recorded at fair value, with unrealized gains or losses recorded as an adjustment in accumulated other comprehensive income (loss) in shareholders' equity.

        Concentration of Credit Risk:    Saehan Bank's primary market area for its lending activities is in the geographic areas where its branches and loan production offices (LPO) are maintained. The Bank's real estate loan portfolio (85% of total loan portfolio) is divided into four general markets: California, Washington, New York/New Jersey, and all other states. Of the total real estate loan portfolio, the California market represents the biggest credit market concentration (73% of the total real estate loan) followed by Washington (9%), All Other States (9%), and New York/New Jersey (9%). Within the California real estate market, most of the exposure is from customers located within Los Angeles County (76% of the California real estate concentration). Therefore, the Bank's exposure to credit risk is significantly affected by changes in the economy in the Los Angeles County area. Within the Commercial Real Estate (CRE) loan portfolio, the largest industry concentrations are retail building (27%), hotel/motel (19%), Multifamily (16%), and Mixed Use Property (8%). Within the commercial and industrial loan portfolio, the largest industry concentrations are wholesalers (29% of commercial and industrial loan portfolio) and retail trade (12%).

        Allowance for Loan Losses:    Management establishes the allowance for loan losses through a provision charged to expense. Management charges-off loans against the allowance when the collectability of the loan is unlikely. Management performs periodic and systematic detailed reviews of the loan portfolio to identify trends and to assess the overall collectability of the loan portfolio. The allowance is an amount that management believes will be adequate to absorb probable losses on

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

existing loans that may become uncollectible based on evaluations of the collectability of loans and prior loan loss experience. Management believes the accounting estimate related to the allowance for loan losses is a "critical accounting estimate" because: changes in it can materially affect the provision for loan losses and net income, it requires management to predict borrowers' likelihood or capacity to repay, and it requires management to distinguish between losses incurred as of a balance sheet date and losses expected to be incurred in the future.

        Accordingly, this is a highly subjective process and requires significant judgment since it is often difficult to determine when specific loss events may actually occur. Management utilizes a migration analysis of historical losses and recoveries for the prior eight quarters as the most recent four quarters have been assigned a 60% weighted average while the older four quarters have been assigned a 40% weighted average. Management also evaluates individual loans for impairment and if a portion of a loan is impaired, management charges-off the impaired amount or allocates a specific reserve for that loan. In addition, management's evaluation includes an assessment of the following factors: 1) changes in lending policies and procedures, including underwriting standards and collections, charge-offs, and recovery practices, 2) changes in the national and local economic and business conditions and developments, including the condition of various market segments, 3) changes in the nature and volume of the portfolio, 4) changes in the experience, ability, and depth of lending management and staff, 5) changes in the trend of the volume and severity of delinquent loans and trends in the volume of non-accrual loans, troubled debt restructurings, charge-offs and recoveries, and volume and severity of classified assets, 6) changes in the quality of the loan review system and the degree of oversight by the institution's Board of Directors, 7) the existence and effect of any concentrations of credit, and changes in the level of such concentration, 8) the effects of transfer risk on international lending activities, etc., and 9) the effect of external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in the Company's current portfolio.

  •
  Commercial loans include small to medium size businesses to provide working capital or meet other financing needs of business enterprises. Commercial loans are dependent on the strength of the industries of the related borrowers and the success of their businesses. Commercial loans are secured by accounts receivable, inventory, equipment or other business assets. At the time of origination, financial information is obtained from the borrower to evaluate ability to repay the loans and periodically obtained during the life of the loan.

  •
  Commercial real estate and construction loans are dependent on the industries tied to these loans as well as the local commercial real estate market. At the time of origination, appraisals are obtained and an evaluation of the project's cash flows is performed to assess the borrower's ability to repay the loan. The loans are secured by the real estate and updated information is obtained to evaluate the borrower's ability to continue to service the loan.

  •
  Equity loans are affected by the local residential real estate market and the local economy. At the time of origination, the Company evaluates the borrower's repayment ability through a review of credit scores and debt to income ratios. Appraisals are obtained to support the loan amount.

  •
  Personal loans are dependent on local economies. Personal loans are generally secured by consumer assets, but may be unsecured. At the time of origination, the Company evaluates the

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    borrower's repayment ability through a review of credit scores and an evaluation of debt to income ratios. Auto loans are dependent on local economies as they are secured by automobiles. At the time of origination, the Company evaluates the borrower's repayment ability through a review of credit scores and an evaluation of debt to income ratios.

        A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Commercial and commercial real estate loans $50,000 and over are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

        Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan's effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

        Other Real Estate Owned:    Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

        Premises and Equipment:    Premises and equipment are stated at cost less accumulated depreciation. Furniture, fixtures and equipment are depreciated using the straight line method with useful lives ranging from three to five years. Leasehold improvements are depreciated on the straight-line method over the shorter of their useful lives or the lease term, ranging from 5 to 10 years. Computer software is amortized on the straight-line method over the estimated life, ranging from 1 to 3 years.

        Federal Home Loan Bank (FHLB) Stock:    The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

        Loan Commitments and Related Financial Instruments:    Financial instruments include off balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss,

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

        Stock-Based Compensation:    Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company's common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

        Income Taxes:    Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between financial and income tax reporting of the allowance for loan losses and accumulated depreciation. The deferred income tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

        A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

        The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

        Employee Benefit Plans:    The Company has a 401(k) plan for the benefit of its employees. The Company did not match any employee contributions for 2012 or 2011.

        Earnings Per Common Share:    Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. All outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities for this calculation. Diluted earnings per common share include the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

        Comprehensive Income (Loss):    Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale and interest only strips which are also recognized as separate components of shareholders' equity.

        Loss Contingencies:    Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the consolidated financial statements.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Restrictions on Cash:    Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements.

        Dividend Restriction:    Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

        Fair Value of Financial Instruments:    Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

        Operating Segments:    Through its ten branch network, the Company provides a broad range of financial services to individuals and companies located primarily in Southern California. These services include demand, time and savings deposits, loans and international banking, and other services. While the Company's chief decision makers monitor the revenue streams of the Company's various products and services, operations are managed and financial performance is evaluated on a companywide basis. Accordingly, the Company considers all of its operations to be aggregated in one reportable operating segment.

        Reclassifications:    Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders' equity.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 2—SECURITIES

        The following table summarizes the amortized cost and fair value of securities available for sale at December 31, 2012 and 2011 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss).

	Gross Amortized Cost	Gross Unrealized Gain	Unrealized Loss	Fair Value
2012
U.S. Treasury	$1,151,892	$—	$(460)	$1,151,432
U.S. government-sponsored entities and agencies	30,985,153	146,897	(4,710)	31,127,340
Mortgage-backed securities:
Residential	3,449,675	49,013	(9,952)	3,488,736
FNMA preferred stock	3,500	25,500	—	29,000

Total	$35,590,220	$221,410	$(15,122)	$35,796,508

2011
U.S. government-sponsored entities and agencies	$12,478,837	$525,488	$—	$13,004,325
Mortgage-backed securities:
Residential	9,758,805	381,046	(13,277)	10,126,574
FNMA preferred stock	3,500	16,400	—	19,900

Total	$22,241,142	$922,934	$(13,277)	$23,150,799

        The proceeds from sales and calls of securities and the associated gains are listed below:

	2012	2011
Gross realized gains on sales of investment securities	$885,986	$2,806
Gross realized losses on sales of investment securities	—	—

Net realized gains on sales of investment securities	$885,986	$2,806

Proceeds from sales of investment securities	$36,916,559	$26,345,694

        The amortized cost and fair value of debt securities are shown by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 2—SECURITIES (Continued)

obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

	Amortized Cost	Fair Value
December 31, 2012
Due within one year	$1,151,892	$1,151,432
Due after one year through five years	25,985,153	26,115,980
Due after five years through ten years	5,000,000	5,011,360
Mortgage-backed securities: residential	3,449,675	3,488,736
FNMA preferred stock	3,500	29,000

Total	$35,590,220	$35,796,508

        At year-end 2012 and 2011, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders' equity.

        The following table summarizes securities with unrealized losses at December 31, 2012 and 2011, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less than 12 months		12 months or more		Total
	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair value
2012
U.S. Treasury	$(460)	$1,151,432	$—	$—	$(460)	$1,151,432
U.S. government-sponsored entities and federal agency	(4,710)	2,995,290	—	—	(4,710)	2,995,290
Mortgage-backed securities: residential	(9,952)	2,691,413	—	—	(9,952)	2,691,413

Total	$(15,122)	$6,838,135	$—	$—	$(15,122)	$6,838,135

2011
Mortgage-backed securities: residential	$(13,277)	$3,314,113	$—	$—	$(13,277)	$3,314,113

Total	$(13,277)	$3,314,113	$—	$—	$(13,277)	$3,314,113

        All individual securities that have been in a continuous unrealized loss position for less than 12 months at December 31, 2012 and 2011 had investment grade ratings upon purchase. The issuers of these securities have not, to the Company's knowledge, established any cause for default on these securities. The various rating agencies have reaffirmed these securities' long-term investment grade status at December 31, 2012. These securities have fluctuated in value as the result of changes in market interest rates. ASC 320 requires an entity to assess whether it has the intent to sell the debt security or will more likely than not be required to sell the debt security before its anticipated recovery. The Company does not intend to sell these securities and management does not believe that the Company will be required to sell the investments before recovery of their amortized cost bases. As a

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 2—SECURITIES (Continued)

result, no other than temporary impairment charges have been recorded for the years ended December 31, 2012 and 2011.

        As of December 31, 2012 and 2011, the Company held Fannie Mae preferred stock with carrying value of $29,000 and $19,900, respectively.

        At December 31, 2012 and 2011, the Company had not pledged any securities to secure advances from the FHLB.

NOTE 3—LOANS

        Loans at year end were as follows:

	2012	2011
Commercial	$52,710,388	$82,279,304
Commercial real estate	307,625,526	292,261,431
Consumer
Equity loans	626,203	1,613,424
Auto	3,478	278,852
Personal	2,425,182	5,271,061

Subtotal	363,390,777	381,704,072
Less: Net deferred loans fees	(1,974,310)	(1,596,944)
Allowance for loan losses	(13,506,660)	(17,221,493)

Loans, net	$347,909,807	$362,885,635

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 3—LOANS (Continued)

        The following tables presents the activity in the allowance for loan losses by portfolio segment for the year ended December 31, 2012 and 2011:

			Consumer
		Commercial Real Estate
	Commercial		Equity Loans	Auto	Personal	Total
December 31, 2012
Allowance for loan losses:
Beginning balance	$6,450,292	$10,380,784	$46,834	$1,416	$342,167	$17,221,493
Loans charged-off	(1,244,072)	(4,413,210)	(95,435)	(3,536)	—	(5,756,253)
Recoveries	1,478,851	524,973	—	37,596	—	2,041,420
Provision for loan losses	(3,560,639)	3,803,907	62,575	(35,476)	(270,367)	—

Total ending allowance balance	$3,124,432	$10,296,454	$13,974	$—	$71,800	$13,506,660

			Consumer
		Commercial Real Estate
	Commercial		Equity Loans	Auto	Personal	Total
December 31, 2011
Allowance for loan losses:
Beginning balance	$8,773,554	$16,597,544	$633,655	$54,461	$125,510	$26,184,724
Loans charged-off	(5,965,443)	(7,991,759)	(163,325)	(20,684)	(191,000)	(14,332,211)
Recoveries	1,633,879	3,671,309	—	43,792	20,000	5,368,980
Provision for loan losses	2,008,302	(1,896,310)	(423,496)	(76,153)	387,657	—

Total ending allowance balance	$6,450,292	$10,380,784	$46,834	$1,416	$342,167	$17,221,493

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 3—LOANS (Continued)

        The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2012 and 2011:

			Consumer
	Commercial	Commercial Real Estate	Equity Loans	Auto	Personal	Total
2012
Allowance for loan losses:
Ending allowance balance attributable to loans
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	3,124,432	10,296,454	13,975	—	71,800	13,506,660

Total ending allowance balance	$3,124,432	$10,296,454	$13,975	$—	$71,800	$13,506,660

Loans:
Loans individually evaluated for impairment	$1,151,863	$6,135,414	$183,762	$—	$—	$7,471,039
Loans collectively evaluated for impairment	51,558,525	301,490,112	442,441	3,478	2,425,182	355,919,738

Total ending loan balance	$52,710,388	$307,625,526	$626,203	$3,478	$2,425,182	$363,390,777

			Consumer
		Commercial Real Estate
	Commercial		Equity Loans	Auto	Personal	Total
2011
Allowance for loan losses:
Ending allowance balance attributable to loans
Individually evaluated for impairment	$—	$402,990	$—	$—	$—	$402,990
Collectively evaluated for impairment	6,450,292	9,977,794	46,834	1,416	342,167	16,818,503

Total ending allowance balance	$6,450,292	$10,380,784	$46,834	$1,416	$342,167	$17,221,493

Loans:
Loans individually evaluated for impairment	$1,022,580	$18,676,128	$325,157	$—	$109,264	$20,133,129
Loans collectively evaluated for impairment	81,256,724	273,585,303	1,288,267	278,852	5,161,797	361,570,943

Total ending loan balance	$82,279,304	$292,261,431	$1,613,424	$278,852	$5,271,061	$381,704,072

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 3—LOANS (Continued)

        The following tables present information related to impaired loans by class of loans as of and for the year ended December 31, 2012 and 2011. For the following tables, the unpaid principal balance approximates the recorded investment as accrued interest receivable, and net deferred loan origination fees and costs are not deemed material.

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocation	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
2012
With No Related Allowance:
Commercial	$1,151,863	$1,151,863	$—	$1,218,616	$—	$—
Commercial real estate	6,135,414	6,135,414		9,927,182	199,888	199,888
Consumer
Equity loans	183,762	183,762	—	243,592		—
Auto	—	—	—	—	—	—
Personal	—	—	—	63,058	—	—

Subtotal	7,471,039	7,471,039	—	11,452,448	199,888	199,888
With Related Allowance:
Commercial	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Consumer
Equity loans	—	—	—	—	—	—
Auto	—	—	—	—	—	—
Personal	—	—	—	—	—	—

Subtotal	—	—	—	—	—	—

Total	$7,471,039	$7,471,039	$—	$11,452,448	$199,888	$199,888

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 3—LOANS (Continued)

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocation	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
2011
With No Related Allowance:
Commercial	$1,022,580	$1,022,580	$—	$1,067,618	$11,294	$11,294
Commercial real estate
Construction	1,650,000	—	—	—	—	—
Other	19,682,606	16,610,149	—	10,422,959	62,471	62,471
Consumer
Equity loans	364,591	325,157	—	65,031	—	—
Auto	—	—	—	—	—	—
Personal	109,264	109,264	—	38,200	—	—

Subtotal	22,829,041	18,067,150	—	11,593,808	73,765	73,765
With Related Allowance:
Commercial	—	—	—	880,072	4,142	4,142
Commercial real estate
Construction	—	—	—	520,000	—	—
Other	2,065,979	2,065,979	402,990	17,091,469	151,148	151,148
Consumer
Equity loans	—	—	—	—	—	—
Auto	—	—	—	—	—	—
Personal	—	—	—	161,740	—	—

Subtotal	2,065,979	2,065,979	402,990	18,653,281	155,290	155,290

Total	$24,895,020	$20,133,129	$402,990	$30,247,089	$229,055	$229,055

        Nonaccrual loans and loans past due 90 days or more still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

        The following tables present the recorded investment in nonaccrual loans by class as of December 31, 2012 and 2011:

	Nonaccrual
	2012	2011
Commercial	$1,154,140	$1,022,580
Commercial real estate	3,994,540	15,784,263
Consumer
Equity loans	—	325,157
Auto	183,761	4,787
Personal	—	109,264

Balance, end of year	$5,332,441	$17,246,051

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 3—LOANS (Continued)

        There was one loan with an unpaid principal balance of $494,000 past due 90 days or more and still on accrual as of December 31, 2012. There were no loans past due 90 days or more still on accrual as of December 31, 2011.

        The following tables present the aging of the recorded investment in past due loans as of December 31, 2012 and 2011 by class of loans:

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days or More Past Due	Total Past Due	Loans Not Past Due	Total
December 31, 2012
Commercial	$753,662	$106,541	$1,648,140	$2,508,343	$50,202,045	$52,710,388
Commercial real estate	742,775	1,018,336	1,579,672	3,340,783	304,284,743	307,625,526
Consumer
Equity loans	—	—	—	—	626,203	626,203
Auto	—	—	—	—	3,478	3,478
Personal	—	—	—	—	2,425,182	2,425,182

Total	$1,496,437	$1,124,877	$3,227,812	$5,849,126	$357,541,651	$363,390,777

December 31, 2011
Commercial	$140,959	$360,235	$—	$501,194	$81,778,110	$82,279,304
Commercial real estate	1,663,203	784,266	7,296,548	9,744,017	282,517,414	292,261,431
Consumer
Equity loans	—	—	325,157	325,157	1,288,267	1,613,424
Auto	14,517	2,664	4,121	21,302	257,550	278,852
Personal	109,264	—	—	109,264	5,161,797	5,271,061

Total	$1,927,943	$1,147,165	$7,625,826	$10,700,934	$371,003,138	$381,704,072

        Troubled Debt Restructurings:    A restructured loan is considered a troubled debt restructuring (TDR) when the Company, for economic or legal reasons related to a borrower's financial difficulties, grants a concession to the borrower in modifying or renewing a loan that the institution would not otherwise consider. Whatever the form of concession granted in a TDR, the Company's objective is to make the best of a difficult situation. The Company offers a variety of concessions to borrowers with generally the following: rate modification, term modification, interest only modification, payment modification. Most TDRs are identified as nonaccrual and the Company's policy is that loans placed on nonaccrual status will typically remain on nonaccrual status until all principal and interest payments are brought current and the prospect for future payment performance in accordance with the loan agreement appear relatively certain. The Company's policy generally refers to six months of payment performance as sufficient to warrant a return to accrual status.

        The Company has allocated $0 and $67,246 of allowance allocations to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2012 and 2011. The

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 3—LOANS (Continued)

Company does not have additional commitments to customers with outstanding loans that are classified as troubled debt restructuring.

        The following tables present loans by class modified as troubled debt restructurings that occurred during the year ending December 31, 2012 and 2011:

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
2012
Troubled Debt Restructurings:
Commercial real estate	2	$648,671	$170,533

Total	2	$648,671	$170,533

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
2011
Troubled Debt Restructurings:
Commercial real estate	3	$881,459	$606,850

Total	3	$881,459	$606,850

        The TDRs described above did not increase the allowance for loan losses or result in charge-offs during the year ended December 31, 2012 or 2011.There were no loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the year ending December 31, 2012 or 2011.

        A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms. The allowance for loan losses for the troubled debt restructurings described above as of December 31, 2012 was $0 and the charge offs for the year ended December 31, 2012 was $1,449,074.

        The terms of certain other loans were modified during the year ending December 31, 2012 and 2011 that did not meet the definition of a troubled debt restructuring. These loans have a total recorded investment as of December 31, 2012 and 2011 of $3,948,480 and $12,101,364, respectively. The modification of these loans involved either a modification of the terms of a loan to borrowers who were not experiencing financial difficulties or a delay in a payment that was considered to be insignificant.

        In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company's internal underwriting policy.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 3—LOANS (Continued)

        The Company did not modify any loans that were past due during the year ending December 31, 2012 or 2011.

        Credit Quality Indicators:    All loans are risk rated based on analysis of the current state of the borrower's credit quality. This analysis of credit quality includes a review of all sources of repayment, the borrower's current financial and liquidity status and all other relevant information. The Company utilizes a risk rating system, where a higher grade represents a higher level of credit risk. The five grade risk rating system can be generally classified by the following categories: Pass, Special Mention, Substandard, Doubtful and Loss. The risk ratings reflect the relative strength of the sources of repayment.

        Pass loans are generally considered to have sufficient sources of repayment in order to repay the loan in full in accordance with all terms and conditions. These borrowers may have some credit risk that requires monitoring, but full repayment is expected. Special Mention loans are considered to have potential weaknesses that warrant close and continuous monitoring by management. Special Mention loans exhibit an increasing degree of risk based on weakening credit strength and/or repayment sources and if not checked or corrected may adversely affect the Company's credit position. Substandard loans are considered to have well-defined weaknesses that jeopardize the full and timely repayment of the loan. Substandard loans have a distinct possibility of loss if the deficiencies are not corrected. Additionally, when management has assessed a potential for loss but a distinct possibility of loss is not recognizable, the loan is still classified as Substandard. Doubtful loans have all the weaknesses inherent in Substandard loans, but with the added characteristic that the weaknesses make collection in full of the obligations highly questionable or improbable. Loss loans are considered to be uncollectible and of such little value that they are no longer considered bankable assets. These internal risk ratings are reviewed continuously and adjusted due to changes in borrower status and likelihood of loan repayment.

        Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2012
Commercial	$35,490,202	$7,277,010	$9,943,176	$—	$52,710,388
Commercial real estate	244,909,498	32,166,339	30,549,689	—	307,625,526
Consumer
Equity loans	442,442	—	183,761	—	626,203
Auto	3,478	—	—	—	3,478
Personal	1,884,719	327,531	212,932	—	2,425,182

Total	$282,730,339	$39,770,880	$40,889,558	$—	$363,390,777

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 3—LOANS (Continued)

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2011
Commercial	$60,351,079	$14,093,848	$7,834,377	$—	$82,279,304
Commercial real estate	209,256,377	47,418,421	34,886,430	700,203	292,261,431
Consumer
Equity loans	818,067	—	795,357	—	1,613,424
Auto	261,493	5,633	11,726	—	278,852
Personal	4,782,680	379,117	109,264	—	5,271,061

Total	$275,469,696	$61,897,019	$43,637,154	$700,203	$381,704,072

NOTE 4—OTHER REAL ESTATE OWNED

        Activity in the valuation allowance for other real estate owned was as follows:

	2012	2011
Beginning of year	$584,707	$2,416,580
Additions charged to expense	125,297	884,707
Direct write-downs and amounts removed upon sale	(480,323)	(2,716,580)

End of year	$229,681	$584,707

        Expenses related to foreclosed assets include:

	2012	2011
Net loss (gain) on sales	$685,308	$(958,578)
Provision for unrealized losses	125,297	884,707
Operating expenses, net of rental income	213,117	571,243

	$1,023,722	$497,372

NOTE 5—FAIR VALUE

        Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 5—FAIR VALUE (Continued)

transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1	—	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2	—
Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3	—	Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

        The Company used the following methods and significant assumptions to estimate fair value:

        Investment Securities:    The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2).

        Loans Held for Sale, at Fair Value:    The fair value of loans held for sale is determined using quoted prices for similar assets, adjusted for specific attributes of that loan or other observable market data, such as outstanding commitments from third party investors (Level 2).

        Impaired Loans:    At the time a loan is considered impaired, it is valued at the lower of cost or fair value. Impaired loans carried at fair value generally receive specific allocations of the allowance for loan losses. For collateral dependent loans, fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower's financial statements, or aging reports, adjusted or discounted based on management's historical knowledge, changes in market conditions from the time of the valuation, and management's expertise and knowledge of the client and client's business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

        No impaired loans were measured for impairment using the fair value of the loan collateral at December 31, 2012. Impaired loans, which are measured for impairment using the fair value of the loan collateral, had a carrying amount of $2,065,979, less $402,990 specific allowance allocations at December 31, 2011, resulting in an additional provision for loan losses of $402,990 for the year ended December 31, 2011.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 5—FAIR VALUE (Continued)

        Other Real Estate Owned:    Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

        Appraisals for both collateral-dependent impaired loans and other real estate owned are performed by third party appraisers arranged by its Appraisal Manager, who is a third party consultant. The Company conducts an annual review of the Appraisal function and directly reviews the third party appraiser performance and presents this to the Board of Directors on an annual basis. The annual review of the appraisal function, with the board review, provides for identifying, monitoring, and managing the risks associated with using a third party arrangement for valuation services including compliance, legal, reputational, and operational risks. The Company also performs reviews of all appraisal reports and uses the review findings to monitor and evaluate the competency and ongoing performance of appraisers and persons who perform evaluations.

        At December 31, 2012, other real estate owned measured at fair value less costs to sell had a net carrying amount of $464,355, made up of the outstanding balance of $694,036, less a valuation allowance of $229,681, resulting in a write-down of $124,431 for the year ended December 31, 2012. At December 31, 2011, other real estate owned measured at fair value less costs to sell, had a net carrying amount of $2,334,666, which is made up of the outstanding balance of $2,919,373 less a valuation allowance of $584,707 at December 31, 2011, resulting in a write-down of $584,707 for the year ended December 31, 2011.

        Assets measured at fair value on a recurring basis, including financial assets for which the Company has elected the fair value option, are summarized below:

	Fair Value Measurements at December 31, 2012 Using:
	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Financial Assets
Securities available for sale
U.S. Treasury	$1,151,432	$—	$—	$1,151,432
U.S. government-sponsored entities and agencies	—	31,127,340	—	31,127,340
Mortgage-backed securities:
Residential	—	3,488,736	—	3,488,736
FNMA preferred stock	29,000	—	—	29,000

Total investment securities	$1,180,432	$34,616,076	$—	$35,796,508

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 5—FAIR VALUE (Continued)

	Fair Value Measurements at December 31, 2011 Using:
	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Financial Assets
Securities available for sale
U.S. government-sponsored entities and agencies	$—	$13,004,325	$—	$13,004,325
Mortgage-backed securities:
Residential	—	10,126,574	—	10,126,574
FNMA preferred stock	19,900	—	—	—

Total investment securities	$19,900	$23,130,899	$—	$23,150,799

        There were no transfers between Level 1 and Level 2 during 2012 or 2011.

        Assets measured at fair value on a non-recurring basis are summarized below:

	Fair Value Measurements at December 31, 2012 Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Financial Assets
Other real estate owned
Commercial real estate	$—	$—	$464,355	$464,355

	Fair Value Measurements at December 31, 2011 Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Financial Assets
Impaired loans
Commercial real estate	$—	$—	$1,662,989	$1,662,989
Other real estate owned
Commercial real estate	—	—	2,334,666	2,334,666

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 5—FAIR VALUE (Continued)

        The following table presents quantitative information about Level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2012:

	Fair Value	Valuation Technique	Unobservable Input	Range/ Weighted Average
Other real estate owned
Commercial real estate	$464,355	Sales comparison approach	Adjustment for differences between comparable sales	(30)% - 0% (6.6)%

        The carrying amounts and estimated fair values of financial instruments, at December 31, 2012 and December 31, 2011 are as follows:

	2012		2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash, due from banks, federal funds sold and interest earning deposits with other financial institutions	$203,728,168	$203,728,168	$171,053,680	$171,053,680
Securities available-for-sale	35,796,508	35,796,508	23,150,799	23,150,799
Federal Home Loan Bank Stock	3,347,100	N/A	4,297,200	N/A
Loans held for sale	1,980,248	2,295,282	2,837,155	2,907,453
Loans, net	347,909,807	347,240,156	362,885,635	361,285,175
Accrued interest receivable	977,336	977,336	1,262,965	1,262,965
Financial liabilities
Deposits	$518,785,605	$519,289,984	$488,526,778	$492,253,890
Other borrowed funds	—	—	5,000,000	5,171,108
Junior subordinated debentures	20,619,000	20,619,000	20,619,000	20,619,000
Accrued interest payable	1,860,148	1,860,148	1,531,249	1,531,249

        The methods and assumptions, not previously presented, used to estimate fair values are described as follows:

(a)   Cash and Cash Equivalents

        The carrying amounts of cash on hand and non-interest due from bank accounts, federal funds sold and interest earning deposits with other financial institutions approximate fair values.

(b)   FHLB Stock

        It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 5—FAIR VALUE (Continued)

(c)   Loans

        Fair values of loans, excluding loans held for sale, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Impaired loans are valued at the lower of cost or fair value as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

(d)   Loans Held for Sale

        The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors.

(e)   Deposits

        The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount). The carrying amounts of variable rate fixed term money market accounts and time deposits approximate their fair values at the reporting date. Fair values for fixed rate time deposits are estimated using a discounted cash flows calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities on time deposits.

(f)    Other Borrowings

        The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements.

        The fair values of the Company's Subordinated Debentures are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements.

(g)   Accrued Interest Receivable and Payable

        The carrying amounts of accrued interest approximate fair value.

(h)   Off-balance Sheet Instruments

        Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties credit standing. The fair value of commitments is not material.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 6—LOAN SERVICING ASSET

        Activity for loan servicing asset:

	2012	2011
Loan servicing rights:
Beginning of year	$1,410,603	$877,291
Additions	775,644	871,729
Disposals	(93,327)	(59,233)
Amortized to expense	(293,394)	(279,184)

End of year	$1,799,526	$1,410,603

NOTE 7—PREMISES AND EQUIPMENT, NET

        Year-end premises and equipment as of December 31 were as follows:

	2012	2011
Leasehold improvements	$5,494,032	$6,116,600
Furniture, fixtures and equipment	5,110,763	4,954,027
Computer software	1,310,986	1,433,171

Total cost	11,915,781	12,503,798
Less accumulated depreciation	(9,994,189)	(10,118,070)

Premise and equipment, net	$1,921,592	$2,385,728

        Depreciation and amortization expense was $1,096,377 and $1,439,482 for 2012 and 2011.

        Operating Leases:    The Company leases certain branch properties and equipment under operating leases. Rent expense was $2,395,920 and $2,595,276, for 2012 and 2011. Rent commitments, before considering renewal options that generally are present, were as follows at December 31:

2013	$2,235,273
2014	2,178,960
2015	1,319,793
2016	1,084,194
2017	871,220
Thereafter	467,873

$8,157,313

NOTE 8—DEPOSITS

        Time deposits and individual retirement accounts ("IRAs") of $100 thousand or more were $136,923,783 and $134,552,575 at year end 2012 and 2011.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 8—DEPOSITS (Continued)

        Scheduled maturities of time deposits for the next five years were as follows:

2013	$139,042,890
2014	31,779,017
2015	18,245

$170,840,152

        The Company is currently restricted from accepting additional brokered deposits as a funding source. As of December 31, 2012 and 2011, brokered deposits were $90,100,000 and $90,125,000, respectively.

NOTE 9—OTHER BORROWED FUNDS

        At December 31, 2011, advances from the Federal Home Loan Bank (FHLB) were as follows:

	2011
	Amount	Weighted Average Interest Rate
Year of Maturity
2012, fixed rate	$5,000,000	5.09

Total	$5,000,000	5.09%

        At December 31, 2012 the Company had no outstanding FHLB advances. The advance outstanding at December 31, 2011 was collateralized by $5,000,000 of first mortgage loans under a blanket lien arrangement at year-end 2011. Based on available first mortgage loan collateral and the Company's holdings of FHLB stock, the Company is eligible to borrow up to a total of $66,320,720 at year end 2012.

NOTE 10—JUNIOR SUBORDINATED DEBENTURES

        In March 2007, the Company issued a junior subordinated note bearing interest at the three month London Inter Bank Offered Rate (LIBOR) plus 1.62% totaling $20,619,000. The note has a floating rate, which resets quarterly. Under the terms and transactions, the note will mature in March 2037 and is redeemable, in whole or in part, without penalty, at the option of the Bancorp after June 30, 2012.

        The Company's investment in the common trust securities of the issuer trusts of $619,000 at December 31, 2012 and December 31, 2011 is included in other assets. Although the securities issued by the trusts are not included as a component of shareholders' equity in the consolidated statements of financial condition, the securities are treated as capital for regulatory purposes. The trust preferred security debt issuances are includable in Tier I capital up to a maximum of 25% of Tier 1 capital on an aggregate basis. Any amount that exceeds 25% qualifies as Tier 2 capital. At December 31, 2012, $19.5 million of the trusts' securities qualified as Tier 1 capital.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 10—JUNIOR SUBORDINATED DEBENTURES (Continued)

        In November 2008, the Bancorp committed to the Federal Reserve Bank of San Francisco (the FRB) that no interest payments on the junior subordinated debentures would be made without the prior written consent of the FRB. In addition, the limitations imposed by the FRB prohibited the Bank from providing a dividend to the Bancorp without the prior written consent of the FRB. Therefore, in order to preserve its capital position, Bancorp's board of directors has deferred quarterly interest payments on its outstanding junior subordinated debentures until further notice, beginning with the interest payment that was due on June 30, 2009. No dividend was declared during 2012 and 2011. See Note 15, Regulatory Capital Matters, for further discussion.

        For the years ended December 31, 2012 and 2011, interest expense on the junior subordinated debentures totaled $424,145 and $390,764, respectively, and weighted average interest rates were 1.98% and 2.02%, respectively. Accrued interest payable was $1,570,009 and $1,145,864 as of December 31, 2012 and 2011.

NOTE 11—401(k) BENEFIT PLAN

        A 401(k) benefit plan allows employee contributions up to 15% of their compensation. The Company did not match any of the employees' contributions for 2012 or 2011.

NOTE 12—INCOME TAXES

        Income tax expense (benefit) was as follows for tax years ended December 31:

	2012	2011
Federal	$—	$—
State	3,191	(109,485)

Total	3,191	(109,485)
Deferred income tax expense (benefit):
Federal	27,108	905,702
State	(497,723)	(603,854)
Change in valuation allowance	470,615	(301,848)

Total	—	—

Provision (benefit) for income taxes	$3,191	$(109,485)

        As of December 31, 2012 and 2011, the Company maintained a valuation allowance of $26.8 million and $26.1 million, respectively, on the net deferred tax assets, after considering all available evidence related to the amount of the net deferred tax asset that is more likely than not to be

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 12—INCOME TAXES (Continued)

realized. The change in the valuation allowance of $0.5 million in 2012 and ($0.3) million in 2011 is netted and recorded in the provision (benefit) for income taxes.

	2012	2011
Deferred income tax assets:
Allowance for loan losses	$5,895,601	$7,786,104
Accumulated depreciation	1,095,593	1,132,448
State taxes	3,231	2,577
Share-based compensation expense	85,724	85,584
Net operating loss carry forwards	18,618,570	17,168,024
Other	1,283,564	1,208,153

Total deferred income tax assets	26,982,283	27,382,890
Deferred income tax liabilities:
Net unrealized gain on available-for-sale securities and interest only strip	(97,197)	(382,686)
Market-to-market accounting for loans receivable, net of allowance for loan losses	(60,508)	(931,730)

Total deferred income tax liabilities	(157,705)	(1,314,416)
Valuation allowance	(26,824,578)	(26,068,474)

Net deferred income tax assets	$—	$—

        In assessing the realization of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon factors such as the scheduled reversal of temporary differences and projected future taxable income, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences. Despite the valuation allowance, the deferred tax assets remain available to offset future taxable income. The valuation allowance may be reversed to income in future years to the extent that the related deferred tax assets are realized or the valuation allowance is otherwise no longer required.

        The principal reasons for the difference in the effective tax rate and the federal statutory rate are as follows for the years ended December 31:

	2012	2011
Federal income tax at statutory tax rate	34%	34%
Net state income tax	(279)	(26)
Change in valuation allowance	265	(17)
Other	(18)	3

	2%	(6)%

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 12—INCOME TAXES (Continued)

        Section 382 of the Internal Revenue Code imposes restrictions on the use of a Company's net operating loss carryforwards, as well as recognized built-in losses and other tax carryforwards, after an "ownership change" occurs. A Section 382 "ownership change" occurs if one or more shareholders of groups of shareholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. We believe that such an ownership change has occurred as a result of an underwritten private offering of common stock on March 9, 2010. As a result of Section 382 limitations, the Company's pre-transaction net operating loss carryforwards for federal and state tax purposes were limited. The Company reduced the deferred tax asset for net operating loss carryforwards for federal and state tax purposes by $5.9 million and $52.8 million, respectively in 2010. During the year ended December 31, 2011, the Company raised additional capital from investors. Management has determined that the 2011 capital raise transaction did not result in an "ownership change" under Section 382 of the Internal Revenue Code.

        As of December 31, 2012, after the consideration of the reduction to pre-transaction net operating loss carryforwards due to the Section 382 limitation, the Company had net operating loss carryforwards of $44.4 million and $51.7 million for federal and state income tax purposes, respectively, which will begin to expire in 2029 for federal tax purposes and in 2028 for state tax purposes, if unused.

Unrecognized Tax Benefits

        A reconciliation of the beginning and ending amount of unrecognized tax benefits due to uncertain tax positions is as follows:

	2012	2011
Balance at January 1	$—	$129,525
Additions based on tax positions related to the current year	—	—
Additions for tax positions of prior years	—	—
Reductions for tax positions of prior years	—	—
Reductions due to the statute of limitations	—	(129,525)
Settlements	—	—

Balance at December 31	$—	$—

        At December 31, 2012, the Company has no material uncertain tax positions or unrecognized tax benefits, which if recognized, would affect the effective tax rate. The Company does not expect the amount of unrecognized tax benefits to change significantly within the next twelve months. The Company did not record any interest and penalties in the consolidated statements of operations for the years ended December 31, 2012 and 2011.

        The Company is subject to U.S. federal income tax and state income tax in the state of California and the state of New York. The Company is currently under an Internal Revenue Service examination for the tax years ended December 31, 2008 and December 31, 2009. The Company believes the outcome of such examination will not have a material adverse impact on the Company's consolidated financial condition or results of operations. The Company is no longer subject to examination by federal taxing authorities for tax years prior to 2008 and is no longer subject to examination by state taxing authorities for tax years prior to 2008.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 13—RELATED-PARTY TRANSACTIONS

        Loans to principal officers, directors, and their affiliates during 2012 and 2011 were as follows:

	2012	2011
Beginning balance	$1,000,000	$—
New loans	—	1,000,000
Repayments	(800,000)	—

Ending balance	$200,000	$1,000,000

        Deposits from principal officers, directors, and their affiliates at year end 2012 and 2011 were $2,934,628 and $1,848,253, respectively.

NOTE 14—STOCK-BASED COMPENSATION

        The Company has two stock option plans, under which options to purchase shares of the Company's common stock may be granted to key employees and directors. They are the 2004 Stock Option Plan (2004 Plan), and the 2006 Stock Option Plan (2006 Plan).

        2004 Plan:    Under the 2004 Plan, the total number of option shares that can be granted are 1,349,188 shares, and the option exercise price shall not be less than the fair value of the Company's stock on the effective date of grant. Options will vest over three to five years. No options may be granted with a term of more than 10 years. As of December 31, 2012, 1,141,066 additional option shares remain available for grant under the 2004 plan.

        For the year ended December 31, 2012, the estimated weighted average fair value per share of options granted under the 2004 Plan was as follows:

2012
Estimated weighted average fair value per share of options granted	$0.16

        There were no option shares granted under the 2004 Plan for the year ended December 31, 2011.

        The estimated weighted average fair value per share of options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

2012
Weighted average assumptions:
Expected volatility	50.77%
Expected term	5.27 years
Risk-free interest rate	0.45%
Expected forfeiture rate	6.39%

        Expected volatility is determined based on the historical weekly volatility of stock prices of California Community Banks, which are listed on the National Stock Market with total assets up to $2 billion, over a period equal to expected term of the options granted. The expected term of the options represents the period of time that options granted are expected to be outstanding based primarily on the historical exercise behavior associated with previous option grants. The risk free

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 14—STOCK-BASED COMPENSATION (Continued)

interest rate is based on the U.S. Treasury yield curve at the time of grant for a period equal to the expected term of the options granted.

        The following information under the 2004 Plan is presented for the years ended December 31, 2012 and 2011:

	2012	2011
Grant date fair value of options granted	$17,201	$—
Fair value of options vested	—	—
Total intrinsic value of options exercised	—	—
Cash received from options exercised	—	—
Actual tax benefit realized from tax deductions on options exercised	—	—

        The following is a summary of the stock option activity during 2012 and 2011 under the 2004 Plan:

	2012		2011
	Number of shares	Weighted average exercise price per share	Number of shares	Weighted average exercise price per share
Options outstanding, beginning of year	98,122	$9.38	323,568	$9.48
Options granted	110,000	0.54	—	—
Options exercised	—
Options forfeited or expired	—	—	(225,446)	9.52

Options outstanding, end of year	208,122	$4.71	98,122	$9.38

Fully vested and expected to vest	98,122	9.38	98,122	9.38
Options exercisable, end of year	98,122	$9.38	98,122	$9.38

        For the years ended December 31, 2012 and 2011, compensation expense of $4,679 and $4,000, respectively, for the 2004 Plan was recognized in the consolidated statements of operations.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 14—STOCK-BASED COMPENSATION (Continued)

        As of December 31, 2012 and 2011, stock options outstanding under the 2004 Plan were as follows:

	Options Outstanding			Options Exercisable
	Number of Shares	Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Number of Shares	Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
2012
$0.01 through $0.49	10,000	$0.38	4.89	—	$—	—
$0.50 through $8.99	100,000	0.56	2.15	—	—	—
$9.00 through $10.00	98,122	9.38	1.95	98,122	9.38	1.95

	208,122	$4.71	2.18	98,122	$9.38	1.95

2011
$9.00 - $9.49	98,122	$9.38	2.95	98,122	$9.38	2.95

	98,122	$9.38	2.95	98,122	$9.38	2.95

        2006 Plan:    Under the 2006 Plan, the total number of option shares that can be granted are 584,064 shares, and the option exercise price shall not be less than the fair value of the Company's stock on the effective date of grant. Options will vest over three to five years. No options may be granted with a term of more than 10 years. As of December 31, 2012, 139,552 additional option shares remain available for grant under the 2006 Plan.

        There were no option shares granted under the 2006 Plan for the year ended December 31, 2012. For the year ended December 31, 2011, the estimated weighted average fair value per share of options granted under the 2006 Plan was as follows:

2011
Estimated weighted average fair value per share of options granted	$0.10

        The estimated weighted average fair value per share of options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

2011
Weighted average assumptions:
Expected volatility	62.04%
Expected term	2.71 years
Risk-free interest rate	0.97%
Expected forfeiture rate	3.47%

        Expected volatility is determined based on the historical weekly volatility of stock prices of California Community Banks, which are listed on the National Stock Market with total assets up to $2 billion, over a period equal to expected term of the options granted. The expected term of the options represents the period of time that options granted are expected to be outstanding based primarily on the historical exercise behavior associated with previous option grants. The risk free

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 14—STOCK-BASED COMPENSATION (Continued)

interest rate is based on the U.S. Treasury yield curve at the time of grant for a period equal to the expected term of the options granted.

        The following information under the 2006 Plan is presented for the years ended December 31, 2012 and 2011:

	2012	2011
Grant date fair value of options granted	$—	$—
Fair value of options vested	53,699	—
Total intrinsic value of options exercised	—	—
Cash received from options exercised	—	—
Actual tax benefit realized from tax deductions on options exercised	—	—

        The following is a summary of the stock option activity during 2012 and 2011 under the 2006 Plan:

	2012		2011
	Number of Shares	Weighted Average Exercise Price Per Share	Number of Shares	Weighted Average Exercise Price Per Share
Options outstanding, beginning of year	480,737	$2.48	194,251	$7.16
Options granted	—	—	350,000	0.35
Options exercised	—	—	—
Options forfeited or expired	(36,225)	9.83	(63,514)	5.05

Options outstanding, end of year	444,512	1.88	480,737	2.48

Fully vested and expected to vest	216,685	3.34	460,784	9.06

Options exercisable, end of year	216,685	$3.34	89,855	$9.06

        For the years ended December 31, 2012 and 2011, compensation expense of $53,183 and $51,906 for the 2006 Plan was recognized in the consolidated statements of operations.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 14—STOCK-BASED COMPENSATION (Continued)

        As of December 31, 2012 and 2011, stock options outstanding under the 2006 Plan were as follows:

	Options Outstanding			Options Exercisable
	Number of Shares	Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Number of Shares	Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
2012
$0.01 - $0.99	350,000	$0.35	8.38	133,333	$0.35	8.41
$1.00 - $2.99	18,600	2.13	1.74	12,600	2.15	1.71
$3.00 - $3.99	15,000	3.00	1.81	12,000	3.00	1.81
$4.00 - $9.99	10,800	6.25	1.22	8,640	6.25	1.22
$10.00 - $10.99	28,080	10.27	0.41	28,080	10.27	0.41
$11.00 - $13.00	22,032	12.37	0.32	22,032	12.37	0.32

	444,512	$1.88	6.81	216,685	$3.34	5.64

	Options Outstanding			Options Exercisable
	Number of Shares	Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Number of Shares	Weighted Average Exercise Price Per Share	Average Remaining Contractual Life (Years)
2011
$0.01 - $0.99	350,000	$0.35	9.39	—	$—	—
$1.00 - $2.99	21,000	2.15	3.08	8,400	2.15	3.08
$3.00 - $3.99	15,000	3.00	2.82	9,000	3.00	2.82
$4.00 - $6.99	21,600	6.25	2.22	12,960	6.25	2.22
$7.00 - $9.99	2,808	7.87	1.95	2,592	7.87	1.95
$10.00 - $10.99	33,696	10.27	1.41	26,955	10.27	1.41
$11.00 - $13.99	36,633	12.99	1.29	29,978	13.04	1.28

	480,737	$2.48	7.36	89,885	$9.06	1.80

NOTE 15—REGULATORY MATTERS

        Regulatory Order:    The Bancorp and the Bank are subject to extensive federal and state supervision and regulation by certain regulatory agencies. In connection with such supervision and their recent examinations, the regulatory agencies require that certain deficiencies in the Company's policies, procedures, or activities be corrected. If such matters are not corrected or significant progress is not made on such matters, then the Bancorp and/or the Bank may face additional regulatory action that may have an impact on the operations of the Bancorp and the Bank.

        On January 21, 2010, the Bancorp, the holding company for the Bank, entered into a written agreement (the "Agreement") with the Federal Reserve Bank of San Francisco (the FRB). The Agreement is designed to enhance the Company's ability to act as a source of strength to the Bank. The Agreement authorizes the Company's Board of Directors to fully utilize its resources to comply

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 15—REGULATORY MATTERS (Continued)

with the terms of a Consent Order (discussed below) issued to the Bank by its federal regulators. Pursuant to the Agreement, the Company agreed to seek the prior written approval of the FRB before undertaking any of the following activities: a) declaring or paying any dividends; b) directly or indirectly taking dividends or any other form of payment representing a reduction in capital from the Bank; c) making any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities; d) directly or indirectly, incurring, increasing, or guaranteeing any debt; and e) directly or indirectly purchasing or redeeming any shares of its stock. The Company has no plans to undertake any of these activities due to its plan to preserve capital. Within 30 days of the Agreement, the Company shall submit to the FRB a written plan designed to maintain sufficient capital at the Company on a consolidated basis and at the Bank as a separate stand-alone entity. The Agreement does not contain specific target capital ratios to be obtained or specific timelines, but requires that the plan address the Company's current and future capital requirements, the Bank's current and future capital requirements, the adequacy of the Bank's capital, taking into account its risk profile, and the source and timing of additional funds to satisfy the Company's and the Bank's future capital requirements. In addition, within 60 days of the Agreement, the Company shall submit to the FRB a written statement of the Company's planned sources and uses of cash for debt service, operating expenses, and other purposes for 2010 and subsequent years. The Company also agreed to comply with certain notice provisions set forth in the Federal Deposit Insurance Act (the FDIA) and Board of Governors Regulations in appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position. The Company will also be required to comply with certain restrictions on indemnification and severance payments pursuant to the FDIA and FDIC regulations. The Company will provide quarterly written progress reports to the FRB. The provisions of the Agreement remain effective and enforceable until stayed, modified, terminated, or suspended by the FRB.

        On January 25, 2011, the Bank entered into a Stipulation to the Issuance of a Consent Order with the Federal Deposit Insurance Corporation (the "FDIC") and the California Department of Financial Institutions (the "CDFI") pursuant to which the FDIC and CDFI issued a Consent Order (the "Order"). The Order requires, among other things, that the Bank: (i) have and retain qualified management acceptable to the FDIC and CDFI; (ii) notify the FDIC and the CDFI prior to adding any individual as a senior executive officer of the Bank or a director; (iii) maintain a minimum Tier 1 leverage capital ratio of not less than 10.0% during the life of the Order; (iv) maintain the level of capital in addition to a fully funded allowance for loan and lease losses; (v) develop, adopt and implement a written plan for the reduction and collection of classified assets and delinquent loans within 30 days from the effective date of the Order; (vi) eliminate from its books all assets classified "Loss" in the Report of Examination within 30 days from the effective date of the Order; (vii) reduce the assets classified as "Substandard" and "Doubtful" in the Report of Examination to not more than 65% of the Bank's Tier one capital plus the Allowance for Loan Losses within 180 days from the effective date of the Order; (viii) eliminate and/or correct all violations of law, as fully set forth in the Report of Examination within 30 days from the effective date of the Order; (ix) develop, adopt and implement a program to identify and monitor customer accounts, including setting forth procedures consistent with Section 353.3(a)(4)(ii) of the FDIC Rules and Regulations, 12 C.F.R. 353.3(a)(4)(ii) within 60 days from the effective date of the Order; (x) provide quarterly progress reports to the FDIC and the CDFI detailing the form and manner of any actions to secure compliance with the Order;

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 15—REGULATORY MATTERS (Continued)

(xi) provide a copy of the Order or otherwise furnish a description of the Order to its shareholder(s) in conjunction with the Bank's next shareholder communication and the notice or proxy statement preceding the Bank's next shareholder meeting; (xii) shall not establish any new branches or other offices of the Bank without the prior written consent of the FDIC and CDFI; (xiii) notify the FDIC and CDFI no less than one business day in advance of making a planned public announcement or notification regarding changes in the Bank's financial condition, executive management, or Board, and (xiv) continue to eliminate its reliance on brokered deposits. The Order was terminated and replaced with a Memorandum of Understanding on March 13, 2013. See Note 18, Subsequent Event, for further discussion.

        The Board of Directors and management are committed to addressing and resolving issues raised in the Agreement, Order and Memorandum of Understanding on a timely basis. Actions have been already been undertaken by the Board of Directors and management to resolve or make progress on the issues raised. Any material failure to comply with the provisions could result in further enforcement actions by certain regulatory agencies or placing the Bank into conservatorship or receivership. Management believes the Company and the Bank are materially in compliance with the Agreement, Order and Memorandum of Understanding.

        Regulatory Capital:    The Bancorp and the Bank are required to maintain a certain minimum level of regulatory capital as defined by the banking regulators. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off balance sheet items, as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios (as set forth in the regulation) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 2012, the Bancorp and the Bank meet all capital adequacy requirements to which they are subject. While the Bank's regulatory capital ratios otherwise meet the requirements to be well capitalized, the Bank cannot be classified as well capitalized while it remains under a consent order. As such, the Bank is considered adequately capitalized at December 31, 2012.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 15—REGULATORY MATTERS (Continued)

        The Bancorp and Bank's actual and required capital amounts (thousands) and ratios are presented below at year end.

	Actual		For Capital Adequacy Purposes		To Be In Compliance with the Order
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2012
Total capital (to risk-weighted assets)
Bancorp	$83,172	22.4%	$29,746	8.0%	$—	N/A
Bank	83,178	22.4	29,746	8.0	—	N/A
Tier I capital (to risk-weighted assets)
Bancorp	77,871	20.9	14,873	4.0	—	N/A
Bank	78,408	21.1	14,873	4.0	—	N/A
Tier I capital (to average assets)
Bancorp	77,871	12.8	24,264	4.0	—	N/A
Bank	78,408	12.9	24,239	4.0	60,598	10.0%
2011
Total capital (to risk-weighted assets)
Bancorp	$83,473	20.2%	$33,116	8.0%	$—	N/A
Bank	82,631	20.0	33,115	8.0	—	N/A
Tier 1 (core) capital (to risk-weighted assets)
Bancorp	77,560	18.7	16,558	4.0	—	N/A
Bank	77,321	18.7	16,557	4.0	—	N/A
Tier 1 (core) capital (to adjusted total assets) (leverage capital)
Bancorp	77,560	13.7	22,705	4.0	—	N/A
Bank	77,321	13.6	22,681	4.0	56,702	10.0%

NOTE 16—LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

        In the normal course of meeting the financing needs of our customers, the Company is a party to financial instruments with off balance sheet credit risk. These financial instruments include commitments to extend credit, which are legally binding loan commitments with set expiration dates. They are intended to be disbursed, subject to certain conditions, upon request of the borrower. The Company evaluates the creditworthiness of each customer. The Company requires collateral or other security to support off balance sheet financial instruments with credit risk. However, when the commitment is funded, the Company receives collateral to the extent deemed necessary. The amount of collateral obtained, if deemed necessary by the Company upon the extension of credit, is based upon management's evaluation of the credit worthiness of the borrower.

        Collateral held varies, but may include accounts receivable, inventory, personal property, equipment, and income producing commercial or residential properties.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 16—LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES (Continued)

        Commitments at December 31, 2012 and 2011 are summarized as follows:

	2012	2011
Commitments to make loans	$11,052,170	$32,525,440
Standby letters of credit	465,000	4,251,000
Commercial letters of credit	1,942,940	2,392,115

Total	$13,460,110	$39,168,555

NOTE 17—EARNINGS PER COMMON SHARE

        The factors used in the earnings per common share computation follow:

	2012	2011
Basic
Net income	$174,203	$1,906,915

Weighted average common shares outstanding	237,197,874	201,353,490

Basic earnings per common share	$0.00	$0.01

	2012	2011
Diluted
Net income	$174,203	$1,906,915

Weighted average common shares outstanding for basic earnings per common share	237,197,874	201,353,490
Add dilutive effects of assumed exercises of stock options	57,459	57,674

Average shares and dilutive potential common shares	237,255,333	201,411,164

Diluted earnings per common share	$0.00	$0.01

        Stock options for 190,385 and 191,451 shares of common stock were not considered in computing diluted earnings per common share for 2012 and 2011 because they were antidilutive.

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 18—CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

        The following presents the unconsolidated financial statements of only the parent company, Saehan Bancorp, as of and for the years ended December 31:

	2012	2011
	(Dollars in Thousands)
STATEMENTS OF FINANCIAL CONDITION
Assets:
Cash and cash equivalents	$1,565	$1,996
Investment in subsidiary bank	79,096	78,322

Total assets	$80,661	$80,318

Liabilities:
Junior subordinated debenture	$20,619	$20,619
Other liabilities	1,570	1,146

Total liabilities	22,189	21,765
Shareholders' equity	58,472	58,553

Total	$80,661	$80,318

	2012	2011
	(Dollars in Thousands)
STATEMENTS OF OPERATIONS
Interest expense	$833	$441
Other operating expense	79	84

Total expense	912	525
Undistributed earnings of subsidiary bank	1,087	2,433

Income before provision for income tax	175	1,908
Provision for income tax	1	1

Net income	$174	$1,907

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 18—CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (Continued)

	2012	2011
	(Dollars In Thousands)
STATEMENTS OF CASH FLOWS
Cash flows from operating activities:
Net income	$174	$1,907
Adjustments to reconcile net income to net cash used in operating activities:
Undistributed earnings of subsidiary bank	(1,087)	(2,433)
Share-based compensation expense	58	56
Increase in other liabilities	424	376

Net cash used in operating activities	(431)	(94)

Cash flows from investing activities:
Investments in subsidiary bank	—	(10,300)

Net cash used in investing activities	—	(10,300)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	11,768

Net cash provided by financing activities	—	11,768

Net increase (decrease) in cash and cash equivalents	(431)	1,374
Cash and cash equivalents, beginning of year	1,996	622

Cash and cash equivalents, end of year	$1,565	$1,996

NOTE 19—SUBSEQUENT EVENT

        On March 12, 2013, the Bank entered into a Memorandum of Understanding (Memorandum) with the Federal Deposit Insurance Corporation (the "FDIC") and the California Department of Financial Institutions (the "CDFI") to address certain issues concerning the condition of the Bank. The Memorandum was issued to replace a similar prior Consent Order entered into on January 25, 2011.The Memorandum requires, among other things, that the Bank: (i) have and retain qualified management and members of the Bank's Board of Directors acceptable to the FDIC and CDFI; (ii) notify the FDIC and the CDFI prior to adding any individual as a senior executive officer of the Bank or a director; (iii) update the Classified Assets reduction Plan at least quarterly; (iv) develop, revise, adopt and implement written policies and procedures to address the credit administration and credit risk management weaknesses noted in the Report of Examination within 45 days; (v) maintain an acceptable methodology for determining, documenting and recording the allowance for loan losses at an appropriate level; (vi) maintain a minimum Tier 1 leverage capital ratio of not less than 10.0% during the life of the Memorandum; (vii) not declare or pay any cash dividends, or make any other distributions to its shareholders, without the prior written approval of the Regional Director and Commissioner; (viii) submit a realistic three-year plan to the Regional Director and the Commissioner; (ix) not establish any new branches or offices or engage in any new lines of business without the prior written consent of the Regional Director and the Commissioner (x) provide quarterly progress reports

SAEHAN BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012 and 2011

NOTE 19—SUBSEQUENT EVENT (Continued)

to the FDIC and the CDFI detailing the form and manner of any actions to secure compliance with the Memorandum.

        The Board of Directors and management are committed to addressing and resolving issues raised in the Memorandum on a timely basis. Actions have been already been undertaken by the Board of Directors and management to resolve or make progress on the issues raised. Any material failure to comply with the provisions could result in further enforcement actions by certain regulatory agencies or placing the Bank into conservatorship or receivership.

        On March 13, 2013, the FDIC and CDFI terminated the Consent Order issued against the Bank by the FDIC and the CDFI pursuant to Section 8(b) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(b), and Section 1913 of the California Financial Code, on January 25, 2011. Management believes the Company and the Bank are materially in compliance with these regulatory agreements.